Exhibit 10.1

EXECUTION COPY

AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

Dated as of March 11, 2010

by and among

PREIT ASSOCIATES, L.P.,

and

PREIT-RUBIN, INC.,

as Borrower,

PREIT ASSOCIATES, L.P.,

PREIT-RUBIN, INC.,

PR GALLERY I LIMITED PARTNERSHIP,

and

KEYSTONE PHILADELPHIA PROPERTIES, L.P.,

as Gallery Borrower,

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,

as Parent,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 11.6.(c),

as Lenders,

each of

EUROHYPO AG, NEW YORK BRANCH

and

U.S. BANK NATIONAL ASSOCIATION,

as a Syndication Agent,

each of

BANK OF AMERICA, N.A.

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as a Documentation Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

WELLS FARGO SECURITIES, LLC,

as Lead Arranger and Sole Bookrunner

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- ii -

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SCHEDULE 1	Commitments
SCHEDULE 1.1.(A)	Collateral Properties
SCHEDULE 1.1.(B)	Existing Letter of Credit
SCHEDULE 1.1.(C)	List of Loan Parties
SCHEDULE 3.12(c)	Option Parcels
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Title to Properties
SCHEDULE 6.1.(g)	Indebtedness
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(x)	Non-Guarantor Subsidiaries
SCHEDULE 7.9	Properties under Development or Redevelopment

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B-1	Form of Environmental Indemnity Agreement
EXHIBIT B-2	Form of Gallery Environmental Indemnity Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHBIT F	Form of Notice of Gallery Term Loan Borrowing
EXHIBIT G	Form of Notice of Revolving Loan Borrowing
EXHIBIT H	Form of Notice of Term Loan A Borrowing
EXHIBIT I	Form of Pledge Agreement
EXHIBIT J	Form of Security Agreement
EXHIBIT K	Form of Security Instrument
EXHIBIT L	Form of Transfer Authorizer Designation
EXHIBIT M	Form of Revolving Note
EXHIBIT N	Form of Term Loan A Note
EXHIBIT O	Form of Gallery Term Loan Note
EXHIBIT P	Form of Rent Roll Certification
EXHIBIT Q	Form of Opinion
EXHIBIT R	Form of Compliance Certificate
EXHIBIT S	Form of Pricing Certificate

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THIS AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (this “Agreement”) dated as of March 11, 2010, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”) and PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PR GALLERY I LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“PR Gallery”), KEYSTONE PHILADELPHIA PROPERTIES, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 11.6.(c), each of EUROHYPO AG, NEW YORK BRANCH and U.S. BANK NATIONAL ASSOCIATION, as a Syndication Agent (each a “Syndication Agent”), each of BANK OF AMERICA, N.A. and MANUFACTURERS AND TRADERS TRUST COMPANY, as a Documentation Agent (each a “Documentation Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and WELLS FARGO SECURITIES, LLC, as sole Lead Arranger (the “Arranger”) and as sole Bookrunner.

WHEREAS, certain of the Lenders and other financial institutions have made available to the Borrower (a) a $500,000,000 revolving credit facility on the terms and conditions contained in that certain Credit Agreement dated as of November 20, 2003 (as amended and in effect immediately prior to the date hereof, the “Existing Revolving Credit Agreement”) by and among the Borrower, the Parent, such Lenders, certain other financial institutions and the Administrative Agent and (b) a $170,000,000 term loan facility on the terms and conditions contained in that certain Term Loan Agreement dated as of September 3, 2008 (as in effect immediately prior to the date hereof, the “Existing Term Loan Agreement”; together with the Existing Revolving Credit Agreement, the “Existing Agreements”), by and among the Borrower, the Parent, such Lenders, certain other financial institutions and the Administrative Agent; and

WHEREAS, each of PR Gallery and Keystone guarantied the obligations of the Borrower under the Existing Agreements pursuant to the Guaranty (as such term is defined in each of the Existing Agreements);

WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the terms of, and to consolidate the Indebtedness owing by the Borrower and the Gallery Borrower under and in connection with, the Existing Agreements to make available to the Borrower and the Gallery Borrower a credit facility in the amount $670,000,000, which will include a revolving credit facility available to the Borrower in the amount of $150,000,000, a term loan facility available to the Borrower in the amount of $436,025,000 and a term loan facility available to the Gallery Borrower in the amount of $83,975,000, all on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Agreements are amended, restated and consolidated as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“801-Gallery Subsidiary” means each of 801-Gallery Office Associates, L.P., 801-Gallery C-3 Associates, L.P., 801-Gallery Office GP, LLC, 801 Gallery C-3 GP, LLC and PR Fin Delaware, LLC.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to any Person and for any given period, (a) the EBITDA of such Person and its Wholly Owned Subsidiaries determined on a consolidated basis for such period, plus (b) rent payments made during such period by such Person and its Wholly Owned Subsidiaries in respect of ground leases minus (c) the Reserve for Replacements for all Properties owned by such Person and its Wholly Owned Subsidiaries. Adjusted EBITDA shall be (i) increased by the greater of a Person’s Ownership Share or Recourse Share of rent payments made during such period by any Consolidation Exempt Entity of such Person in respect of ground leases and (ii) decreased by the greater of a Person’s Investment Share or Recourse Share of the Reserve for Replacements for all Properties owned by the Consolidation Exempt Entities of such Person.

“Adjusted NOI” means, with respect to any Property and for a given period and without duplication, the amount equal to: (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower and the Parent) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the base rent revenues for such Property for such period.

“Administrative Agent” means Wells Fargo, as contractual representative for the Lenders under the terms of this Agreement, or any successor Administrative Agent appointed pursuant to Section 10.10.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Parent or the Borrower.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Gross Asset Value as determined from time to time in accordance with Section 8.1.(b) in effect at such time:

Level	Ratio of Total Liabilities to Gross Asset Value	Applicable Margin
1	Less than 0.550 to 1.00	4.00%
2	Equal to or greater than 0.550 to 1.00 but less than 0.650 to 1.00	4.50%
3	Equal to or greater than 0.650	4.90%

The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 7.1.(a)(iii). Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Parent delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 7.1.(a)(iii). If the Parent fails to deliver a Compliance Certificate pursuant to Section 7.1.(a)(iii), the Applicable Margin shall equal the percentage corresponding to Level 3 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 3. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.4.(c).

“Appraisal” means, with respect to any Property, an M.A.I. appraisal commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining both the “as is” market value of such Property as between a willing buyer and a willing seller under no duress and the “stabilized value” of such Property.

“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the most recent Appraisal of such Property as the same may have been reasonably adjusted by the Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Administrative Agent in determining the value of similar real estate Properties, which review shall be conducted prior to acceptance of such Appraisal by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Title Insurance Company” means any of (a) Fidelity National Title Insurance Company or any of its affiliates, (b) First American Title Insurance Company, (c) Stewart Title Guaranty Company, or (d) any other title insurance company reasonably acceptable to the Administrative Agent.

“Arranger” has the meaning given that term in the first paragraph of this Agreement.

“Assignee” has the meaning given that term in Section 11.6.(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Bankruptcy Event” means with respect to a Person, any of the events of the type described or referred to in Section 9.1.(e) or (f).

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Loan, or any portion thereof, bearing interest at a rate based on the Base Rate.

“Base Value” means, with respect to each Collateral Property (and any pad, outparcel or other portion thereof), the amount set forth in an attachment to the Base Value Agreement corresponding to such Collateral Property (or any pad, outparcel or other portion thereof) as such attachment is updated pursuant to Section 3.11.(b) in connection with any Substitution. For purposes of this definition, if a pad, outparcel or other portion of any Collateral Property is released in accordance with Section 3.12., the Base Value of such Collateral Property will be reduced by the Release Price paid in connection with the release of such pad, outparcel or other portion.

“Base Value Agreement” means that certain letter agreement dated as of the Agreement Date among the Administrative Agent, the Borrower and the Gallery Borrower providing the Base Values.

“Base Value Proportionate Share” means (a) with respect to a Collateral Property (other than the New River Valley Mall Property), the ratio (expressed as a percentage) of (i) the Base Value of such Collateral Property to (ii) the aggregate amount of the Base Values of all Collateral Properties (other than the New River Valley Mall Property) and (b) with respect to the New River Valley Mall Property, the ratio (expressed as a percentage) of (i) the Base Value of the New River Valley Mall Property to (ii) the aggregate amount of the Base Values of all Collateral Properties.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Borrower” means, subject to Section 7.16.(a) hereof, PREIT and PREIT-RUBIN, individually and collectively, and shall include their respective successors and permitted assigns, but shall not include PREIT and PREIT-RUBIN in their respective capacities as “Gallery Borrower”.

“Borrower Information” has the meaning given that term in Section 2.4.(c).

“Business Day” means (i) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (ii) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are transacted in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Event” means (a) a Disposition, (b) a Recovery Event, (c) an Equity Issuance by the Parent, the Borrower, any Loan Party or any other Subsidiary, (d) the incurrence by the Parent, the Borrower, any other Loan Party or any other Subsidiary of any Indebtedness (excluding Excluded Indebtedness or any incurrence of Indebtedness that constitutes a Refinance Event) and (e) any other event by which the Parent, the Borrower, any other Loan Party or any other Subsidiary raises capital. The contribution of Property, other than a Collateral Property, to a Consolidation Exempt Entity shall constitute a Capital Event only to the extent, and at each time, such contribution results in the Parent, the Borrower, any other Loan Party or any other Subsidiary receiving cash (including without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received). Further, the occurrence of any of the events described in the first sentence of this definition with respect to a Consolidation Exempt Entity in existence as of the Agreement Date, and the contribution of unimproved real estate to a Consolidation Exempt Entity, shall not constitute a Capital Event to the extent that the organization documents of such Consolidation Exempt Entity require that any proceeds resulting from any such event be retained by such Consolidation Exempt Entity. The incurrence of Indebtedness by a Consolidation Exempt Entity, the proceeds of which are used to finance construction of improvements on any Property owned by such Consolidation Exempt Entity, shall not constitute a Capital Event. In addition, capital contributions in the form of cash or Cash Equivalents made to a Consolidation Exempt Entity by a Person other than the Parent, the Borrower, any other Loan Party or any other Subsidiary shall not constitute a Capital Event.

“Capital Event Tax Distributions” has the meaning given that term in Section 2.8.(b)(iii).

“Capitalized Lease Obligation” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Cherry Hill Mall Property” means the Property owned by Cherry Hill Center, LLC, a Maryland limited liability company, that is known as Cherry Hill Mall and located in Cherry Hill, New Jersey.

“CIP Adjustment” means, at any time of determination, the sum of (i) 75% of Construction in Progress attributable to Properties (or portions thereof) that were Placed in Service in the fiscal quarter of the Parent most recently ended plus, (ii) 50% of Construction in Progress attributable to Properties (or portions thereof) that were Placed in Service in the fiscal quarter of the Parent prior to the immediately preceding fiscal quarter of the Parent most recently ended plus, (iii) 25% of Construction in Progress attributable to Properties (or portions thereof) that were Placed in Service two fiscal quarters of the Parent prior to the immediately preceding fiscal quarter of the Parent most recently ended. For purposes of this definition, if portions of a Property are considered to have been Placed in Service although other portions of such Property have not, the portions Placed in Service and the portions not considered Placed in Service shall each be accounted for as a separate Property.

“Collateral” means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document or Specified Derivatives Contract to which it is a party, and includes, without limitation, all “Mortgaged Property” under and as defined in any Security Instrument, all “Management Contracts” as defined in any Property Management Contract Assignment, and all other property subject to a Lien created by a Security Document.

“Collateral Property” means each of the Properties identified on Schedule 1.1(A) and any Property that is designated as a Collateral Property pursuant to Section 3.11. but excluding any such Properties that are subsequently released pursuant to Section 3.12.

“Commitment” means, as to each Lender, such Lender’s Revolving Commitment, such Lender’s Term Loan A Commitment or such Lender’s Gallery Term Loan Commitment.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 7.1.(a)(iii).

“Consolidated Affiliate” means (a) any Variable Interest Entity, or (b) with respect to a Person (the “Minority Investor”), any other Person (other than a Subsidiary or an Unconsolidated Affiliate of the Minority Investor) in whom the Minority Investor directly or indirectly holds an ownership interest which is less than a majority of the ownership interests in such Person, but by reason of the structure or contracts binding on such Person, the financial results of such Person are consolidated in accordance with GAAP with those of the Minority Investor.

“Consolidation Exempt Entities” means, with respect to any Person, such Person’s Consolidated Affiliates, Unconsolidated Affiliates and Non-Wholly Owned Subsidiaries.

“Construction in Progress” means, at any time of determination, an amount equal to the aggregate costs incurred to date with respect to Projects Under Development. For the avoidance of doubt, the aggregate costs associated with any Property (or portion thereof) that is considered to have been Placed in Service (including in accordance with the second sentence of the definition of CIP Adjustment) shall be excluded from Construction in Progress.

“Contingent Obligation” as applied to any Person, means (a) any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other payment obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto or (b) any obligation of such Person with respect to any total return swap entered into by such Person. Contingent Obligations shall include (i) any Guaranty of the Indebtedness of another (other than of such Person for liabilities arising from Nonrecourse Exceptions), (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the Indebtedness of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or otherwise supported.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Corporate Debt Yield” means, at the time of determination, the ratio (expressed as a percentage) of (a) EBITDA of the Parent and its Wholly Owned Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended for which internal consolidated financial statements for the Parent and its Wholly Owned Subsidiaries are available divided by (b) the sum of (without duplication) (i) the aggregate outstanding principal amount of all Indebtedness of the Parent and its Wholly Owned Subsidiaries plus (ii) the greater of the Parent’s Investment Share or Recourse Share of the aggregate outstanding principal amount of all Indebtedness of its Consolidation Exempt Entities, in the case of each of the foregoing clauses (i) and (ii), as of the last day of such period. For purposes of determining Corporate Debt Yield, if a Property has been acquired during the past four quarters, the amount of EBITDA attributable to such Property and to be included in the ratio shall be determined as follows: (x) if the Property was acquired more than 30 days prior to the date of determination of the ratio, the EBITDA for the Property since the date such Property was acquired by the Parent, the Borrower, any other Subsidiary, a Consolidated Affiliate or an Unconsolidated Affiliate, as the case may be, shall be appropriately annualized and (y) otherwise, the amount of EBITDA for such Property shall be the actual EBITDA attributable to the Property during the last four consecutive fiscal quarters most recently ended. Any certification by the Parent or the Borrower of EBITDA included under the immediately preceding clause (y) shall be limited to its knowledge.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the continuation of a LIBOR Loan, (c) the Conversion of a Base Rate Loan into a LIBOR Loan and (d) the issuance of a Letter of Credit.

“Default” means any of the events specified in Section 9.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent in good faith, that (a) has failed to fund (or has failed, within 3 Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund) any portion of a Loan or participations in Letter of Credit Liabilities under Section 2.3.(j) required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that, or has made a public statement to the effect that, it does not intend to comply with any of its funding obligations under this Agreement, or (d) has become or is (i) insolvent or (ii) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Commitment Percentage of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Revolving Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Deposit Account Control Agreement” means a letter agreement, in form and substance satisfactory to the Administrative Agent, executed by the holder of a Tenant Deposit Account, the Administrative Agent and the financial institution or securities intermediary (as defined in the UCC), as applicable, with which such Tenant Deposit Account is maintained, granting the Administrative Agent, for its benefit and the benefit of the Issuing Bank, each Lender and each Specified Derivatives Provider, “control” (within the meaning of such term under Article 9-104 and 8-106, as applicable, of the UCC) over such Tenant Deposit Account.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Support Document” means, (i) any Credit Support Annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement, other than a Security Document, pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in

Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Disposition” means (a) any sale, lease, assignment, transfer or other disposition by the Parent, the Borrower, any other Loan Party, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate of any Property or any interest therein or any parcel of undeveloped real property, and in each case, any Rent or other interest therein, including any contribution or other transfer of the foregoing to a Consolidation Exempt Entity but excluding leases of Property in the ordinary course of business, and (b) any sale, lease, assignment, transfer or other disposition by the Parent, the Borrower, any other Loan Party, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate of the Equity Interests in a Subsidiary, a Consolidated Affiliate or an Unconsolidated Affiliate.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person and its Wholly Owned Subsidiaries for such period plus the sum of the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person and its Wholly Owned Subsidiaries for such period, including without limitation, non-cash compensation expense recorded under Financial Accounting Standards Board Statement No. 123 (Revised 2004), Accounting for Stock Based Compensation of such Person for such period, plus (b) severance and restructuring charges of such Person and its Wholly Owned Subsidiaries for such period, plus (c) interest expense of such Person and its Wholly Owned Subsidiaries for such period, plus (d) all provisions for any federal, state or other income tax of such Person and its Wholly Owned Subsidiaries in respect of such period, plus (e) acquisition related costs of such Person and its Wholly Owned Subsidiaries expensed pursuant to Topic 805 for such period, that would otherwise have been capitalized under GAAP immediately prior to the effectiveness of Topic 805 minus (plus) (f) extraordinary gains (losses) of such Person and its Wholly Owned Subsidiaries for such period. In addition, EBITDA shall include the greater of such Person’s Ownership Share or Recourse Share of the EBITDA of the Consolidation Exempt Entities of such Person for such period.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in accordance with the provisions of Section 11.7.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or Event of Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) the Parent or the Borrower or any of their respective Affiliates or Subsidiaries, or (B) an Affiliate of a Lender or an Approved Fund that (1) if organized under the laws of the United States of America, any state thereof or the District of Columbia, does not have total assets in excess of $5,000,000,000, or if organized under the laws of any other country or a political subdivision thereof, is not organized in such a country that is a member of the Organization for Economic Co-operation and Development, does not have total assets in excess of $10,000,000,000, or does not act through a branch or agency located in the United States or (2) does not have a rating of BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another rating agency acceptable to the Administrative Agent with respect to such Affiliate of a Lender or Approved Fund’s (or if such Affiliate or Approved Fund is a Subsidiary, such Affiliate’s or Approved Fund’s Parent’s) senior unsecured long term indebtedness.

“Environmental Indemnity Agreement” means an Environmental Indemnity Agreement executed by the Borrower, the Parent and each Property Owner (other than PR Gallery and Keystone) in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers, in substantially the form of Exhibit B-1.

“Environmental Laws” means any Applicable Law relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act to the extent the same relates to Hazardous Materials; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any Applicable Law: conditioning transfer of a property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property; requiring notification or disclosure of any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in such property; imposing conditions or requirements in connection with related permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action relating to Hazardous Materials related to any property; and relating to wrongful death, personal injury, or property or other damage relating to Hazardous Materials in connection with any physical condition or use of any property.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Benefit Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Benefit Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan under Section 4042 of ERISA or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of a Lien in favor of the PBGC under Title IV of ERISA upon any member of the ERISA Group; or (j) a determination that a Benefit Plan is in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Parent, the Borrower, the other Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 9.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Exchangeable Note Indenture” means that certain Indenture dated as of May 8, 2007 by and among PREIT, as Issuer, the Parent, as Guarantor, and U.S. Bank National Association, as Trustee.

“Excluded Indebtedness” means, with respect to the Parent, the Borrower, any other Loan Party or any other Subsidiary, Secured Indebtedness incurred after the Effective Date and secured by a Lien on the Property known as 801 Market Street located in Philadelphia, Pennsylvania.

“Excluded Subsidiary” means any (a) Subsidiary (i) which holds title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary, is an owner of the Equity Interests of a Subsidiary holding title to such assets (but has no assets other than such Equity Interests and other assets of nominal value incidental thereto), or is required to be a single purpose entity in connection with any Secured Indebtedness and (ii) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (A) any document, instrument or agreement evidencing such Secured Indebtedness, (B) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or (C) any fiduciary obligation owing to the holders of an Equity Interest in such Subsidiary and imposed under Applicable Law or (b) Non-Wholly Owned Subsidiary that is prohibited from Guarantying the Indebtedness of any Person other than a Wholly Owned Subsidiary of such Non-Wholly Owned Subsidiary pursuant to (i) such Non-Wholly Owned Subsidiary’s organizational documents as a condition to the negotiated business arrangement with the holder of an Equity Interest in such Non-Wholly Owned Subsidiary or (ii) any fiduciary obligation owing to the holders of an Equity Interest in such Non-Wholly Owned Subsidiary and imposed under Applicable Law.

“Excluded Tenant Lease” means (a) with respect to any Collateral Property that is a mall, a Tenant Lease (including any Temporary Lease) for less than 25,000 square feet of the gross leasable area of such Collateral Property, (b) with respect to any Collateral Property that is not a mall, a Tenant Lease (other than a Temporary Lease) for less than 10,000 square feet of gross leasable area of such Collateral Property and a Temporary Lease for less than 25,000 square feet of gross leasable area of such Collateral Property, or (c) a Tenant Lease with a combined tenant improvement and tenant allowance budget in an amount less than $2,000,000. Notwithstanding the foregoing, a Tenant Lease (including a Temporary Lease) under which the tenant is an Affiliate of the Parent, the Borrower or any other Subsidiary shall not be an Excluded Tenant Lease.

“Existing Letters of Credit” means each of the letters of credit issued under the Existing Revolving Credit Agreement and identified on Schedule 1.1(B).

“Extension Request” has that meaning set forth in Section 2.13.

“Existing Agreements” has the meaning given that term in the first WHEREAS clause of this Agreement.

“Existing Revolving Credit Agreement” has the meaning given that term in the first WHEREAS clause of this Agreement.

“Existing Term Loan Agreement” has the meaning given that term in the first WHEREAS clause of this Agreement.

“Facility Debt Yield” means, at any time of determination, the ratio (expressed as a percentage) of (a) the aggregate NOI of the Collateral Properties (other than the New River Valley Mall Property) for the period of 4 consecutive fiscal quarters most recently ended for which internal financial statements for the Collateral Properties are available divided by (b) the sum of (i) the aggregate amount of the Revolving Commitments as of the last day of such period plus (ii) the aggregate outstanding principal amount of the Term Loans as of the last day of such period, or, if all Revolving Commitments have been terminated or reduced to zero, the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities as of the last day of such period less the amount on deposit in the Letter of Credit Collateral Account.

“Fair Market Value” means, with respect to any asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at up to $5,000,000, such determination may be made by the chief financial officer of the Parent evidenced by an officer’s certificate delivered to the Administrative Agent.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent by federal funds dealers selected by the Administrative Agent on such day on such transaction as determined by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of October 27, 2009, by and among the Borrower, Wells Fargo and the Arranger.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Parent or the Borrower hereunder or under any Loan Document or under the Fee Letter.

“FIRREA” means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended.

“Fixed Charges” means, with respect to a Person and for a given period, (a) such Person’s Interest Expense for such period, plus (b) regularly scheduled principal payments on Indebtedness of such Person and its Wholly Owned Subsidiaries made during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full, plus (c) Preferred Dividends paid by such Person and its Wholly Owned Subsidiaries during such period, plus (d) rent payments made during such period by such Person and its Subsidiaries in respect of ground leases. Fixed Charges shall include the greater of such Person’s Investment Share or Recourse Share of the amount of any of the items described in the immediately preceding clause (b) through (d) of such Person’s Consolidation Exempt Entities.

“Floating Rate Indebtedness” means any Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness to the extent that such Person has not entered into an interest rate swap agreement, interest rate “cap” or “collar” agreement or other similar Derivatives Contract with a Person not an Affiliate of such Person and which, as of the date of determination, effectively limits such interest rate exposure in respect of such Indebtedness to a rate less than or equal to 10.0% per annum.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of operating property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis. For purposes of this Agreement, Funds From Operations shall be calculated consistent with the White Paper on Funds from Operations dated April 2002 issued by National Association of Real Estate Investment Trusts, Inc., but without giving effect to any supplements, amendments or other modifications promulgated after the Agreement Date. Notwithstanding the foregoing, Funds From Operations shall exclude (i) non-cash impairment charges, (ii) acquisition related costs expensed pursuant to Topic 805 that would have otherwise been capitalized under GAAP immediately prior to the effectiveness of Topic 805, and (iii) severance and restructuring charges. For the purpose of the foregoing, sales of operating properties shall not include parcels of land, leased pads or developed building parcels sold within one year from the respective opening date thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Gallery Borrower” means, subject to Section 7.16.(b), PR Gallery, Keystone, PREIT and PREIT-RUBIN, individually and collectively, and shall include their respective successors and permitted assigns, but shall not include PREIT and PREIT-RUBIN in their respective capacities as “Borrower” or PR Gallery and Keystone in their respective capacities as a “Guarantor”.

“Gallery Environmental Indemnity Agreement” means an Environmental Indemnity Agreement executed by the Gallery Borrower and the Parent in favor of the Administrative Agent for its benefit and the benefit of the Lenders, in substantially the form of Exhibit B-2.

“Gallery Obligations” means, individually and collectively: (a)(i) the aggregate principal balance of, and all accrued and unpaid interest on, the Gallery Term Loans, (ii) all Fees owing by the Gallery Borrower under Section 3.5.(d)(y) with respect to the Gallery Term Loans, (iii) any amounts owing by the Gallery Borrower under Section 3.10.(b) with respect to the Gallery Term Loans, and (iv) amounts due in respect of Protective Advances made in respect of the Gallery Properties and Collateral related thereto; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Gallery Borrower owing to the Administrative Agent or any Lender of every kind, nature and description under or in respect of this Agreement and any of the other Loan Documents (other than the Guaranty) to which the Gallery Borrower is a party to the extent such indebtedness, obligations, and covenants relate only to the Gallery Properties. “Gallery Obligations” shall refer only to, and the Gallery Mortgage shall only secure, obligations relating to the Gallery Properties. Indebtedness, liabilities, obligations, covenants and duties of the Gallery Borrower described in the immediately preceding clauses (a) and (b) are obligations relating only to the Gallery Properties. The term “Gallery Obligations” shall not include (i) any obligations relating to other Collateral Properties, (ii) any indebtedness, liabilities, obligations, covenants and duties of any Loan Party other than the Gallery Borrower owing to the Administrative Agent or any Lender under this Agreement or any other Loan Document, (iii) any “Obligations” or (iv) any Specified Derivatives Obligations.

“Gallery Properties” means the Collateral Property owned by PR Gallery I Limited Partnership known as Gallery at Market East I and located in Philadelphia, Pennsylvania and the Collateral Property owned by Keystone Philadelphia Properties, L.P. known as Gallery at Market East II and located in Philadelphia, Pennsylvania.

“Gallery Term Loan” means a loan made by a Lender to the Gallery Borrower pursuant to Section 2.2.(a)(ii).

“Gallery Term Loan Commitment” means, as to a Lender, such Lender’s obligation to make a Gallery Term Loan pursuant to Section 2.2.(a)(ii) in an amount equal to the amount set forth for such Lender on Schedule 1 as such Lender’s Gallery Term Loan Commitment.

“Gallery Term Loan Note” has the meaning given that term in Section 2.11.(b)(ii).

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Grantor” means the Borrower and any Person that is not a Property Owner, in either case, that holds in its name a Tenant Deposit Account.

“Gross Asset Value” means, at a given time, the sum (without duplication) of (a) Operating Real Estate Value at such time, plus (b) all cash and Cash Equivalents (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), and all accounts receivable net of reserves, of the Parent and its Wholly Owned Subsidiaries at such time, plus (c) the current book value of all land held for future development owned in whole or in part by the Parent and its Wholly Owned Subsidiaries, plus (d) predevelopment costs associated with land referred to in the immediately preceding clause (c) and, subject to the immediately following sentence, refundable deposits associated with land that is not owned by the Parent and its Wholly Owned Subsidiaries, to the extent such predevelopment costs and refundable deposits are included in the Parent’s publicly filed financial statements, plus (e) the amount of Construction in Progress of the Parent and its Wholly Owned Subsidiaries, plus (f) the CIP Adjustment of the Parent and its Wholly Owned Subsidiaries plus (g) the purchase price paid by the Parent or any Wholly Owned Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for any Property acquired by the Parent or such Subsidiary during the immediately preceding four fiscal quarters of the Parent, plus (h) with respect to each Consolidation Exempt Entity of the Parent, the greater of the Parent’s Ownership Share or Recourse Share of (v) all cash and Cash Equivalents of such Consolidation Exempt Entity (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), (w) current book value of all land held for future development owned in whole or part by such Consolidation Exempt Entity and predevelopment costs associated with such land, (x) Construction in Progress of such Consolidation Exempt Entity as of the end of the Parent’s fiscal quarter most recently ended, (y) such Consolidation Exempt Entity’s Operating Real Estate Value, and (z) such Consolidation Exempt Entity’s CIP Adjustment, plus (i) the contractual purchase price of Properties of the Parent and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Liabilities. If obligations under a contract to purchase or otherwise acquire unimproved or fully developed real property are included when determining Total Liabilities and the seller under such contract does not have the right to specifically enforce such contract, then only an amount equal to the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the contract which, at such time, would be subject to forfeiture upon termination of the contract, shall be included in Gross Asset Value. If obligations under a contract to purchase or otherwise acquire real property being renovated or developed by a third party are included when determining Total Liabilities and such real property is not owned or leased by the Borrower or any of its Subsidiaries, then only the amount equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract, shall be included in Gross Asset Value. To the extent that the current book value of land held for development plus predevelopment costs included pursuant to clause (d) above exceeds 5.0% of Gross Asset Value (determined without giving effect to this sentence), such excess shall be excluded in determining Gross Asset Value.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and shall in any event include the Parent.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. and substantially in the form of Exhibit C.

“Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or held for sale in a retail shopping mall and otherwise in compliance with all Environmental Laws.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business); (b) obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all master lease obligations; (d) Capitalized Lease Obligations of such Person; (e) all reimbursement obligations of such Person under and in respect of any letters of credit or acceptances that have been presented for payment net of any cash collateral provided therefor; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person; (g) all Indebtedness of other Persons which (i) such Person has Guaranteed (other than Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions) or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and (h) the Recourse Share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of this definition preferred equity (other than Mandatorily Redeemable Stock) of a Person shall not be considered to be Indebtedness.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Intercreditor Agreement” means the intercreditor agreement entered into by the Administrative Agent and Wells Fargo, as administrative agent under the New River Valley Mall Credit Agreement.

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding capitalized interest funded from an interest reserve in a construction loan) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such

Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) the greater of such Person’s Investment Share or Recourse Share of all paid, accrued or capitalized interest expense (as limited above) for such period of Consolidation Exempt Entities of such Person.

“Interest Period” means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such LIBOR Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, three or six months as the Borrower may, in the Notice of Term Loan Borrowing, a Notice of Revolving Loan Borrowing, a Notice of Continuation or a Notice of Conversion, select. In no event shall an Interest Period of a Loan extend beyond the Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. The foregoing shall not include advances and allowances to tenants of a Person in the ordinary course of business.

“Investment Share” means, with respect to any Consolidation Exempt Entity of the Parent or any of its Subsidiaries, the ratio (expressed as a percentage) of (a) the aggregate amount of the Investment by the Parent or such Subsidiary in such Consolidation Exempt Entity to (b) the aggregate amount of all Investments by all Persons in such Consolidation Exempt Entity, subject to review of calculation of such ratio by the Administrative Agent.

“Issuing Bank” means Wells Fargo in its capacity as the issuer of Letters of Credit pursuant to Section 2.3.

“Keystone” has the meaning set forth in the introductory paragraph hereof and shall include Keystone’s successors and permitted assigns.

“L/C Commitment Amount” has the meaning given that term in Section 2.3.(a).

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained pursuant to Section 9.6. by the Administrative Agent and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of “Applicable Margin”.

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in U.S. Dollars at approximately 11:00 a.m. Central time, 2 Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Revolving Loan or a Term Loan (in each case, other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one month Interest Period determined at approximately 11:00 a.m. Central time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding any financing statement filed to give notice of the existence of an operating lease; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan or a Term Loan.

“Loan Document” means this Agreement, each Note, each Security Document, the Guaranty, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower, the Gallery Borrower, the Parent, each other Guarantor, each Grantor, each Pledgor and each other Person who pledges any Collateral to secure all or a portion of the Obligations. Schedule 1.1.(C) sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest or any Person controlling such issuer), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, or the Parent and its Subsidiaries taken as a whole, (b) the legal ability of the Borrower, the Gallery Borrower or any other Loan Party that is a Material Subsidiary to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of such Loan Documents; (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral Properties, taken as a whole.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party to such contract or other arrangement could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means one or more Subsidiaries (other than the Borrower) to which more than $25,000,000 of Gross Asset Value is directly or indirectly attributable.

“Maximum Revolving Credit Availability” means, on any date of determination, (a) the aggregate amount of the Revolving Commitments, minus (b) the aggregate amount of Capital Event Tax Distributions for which the Administrative Agent has received a certificate referred to in Section 2.8.(b)(iii) and for which the Administrative Agent has not received evidence reasonably satisfactory to the Administrative Agent that such Capital Event Tax Distributions have been made.

“Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living.

“Minimum Release Price” means, on any date of determination (a) with respect to the Release of a Collateral Property, the product derived by multiplying (i) 110% (or 120% if following such Release, there will be fewer than 10 Collateral Properties) times (ii) the Base Value Proportionate Share of such Collateral Property times (iii) an amount equal to the Revolving Commitments plus the aggregate outstanding principal amount of the Term Loans, and (b) with respect to a Release of a pad, outparcel or other portion (other than an Option Parcel) at a Collateral Property, the product derived by multiplying (i) the Minimum Release Price of such Collateral Property times (ii) the ratio, expressed as a percentage, of the Pad Value of such pad, outparcel or other portion to the Base Value of the associated Collateral Property.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Net Cash Proceeds” means, with respect to a Person, in the case of:

(a) a Disposition or Recovery Event, the aggregate amount of all cash received (including without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received) by such Person in connection with such Disposition or Recovery Event net of (i) the amount of any out-of-pocket legal fees, title and recording tax expenses, commissions and other customary fees and expenses actually incurred by or on behalf of such Person in connection therewith and paid or payable to a Person other than an Affiliate of such Person, (ii) any income taxes reasonably estimated in good faith by such Person to be payable by such Person in connection with such Disposition or Recovery Event (after taking into account any available tax credits or deductions and any tax sharing arrangements) and other taxes thereon to the extent such other taxes are actually paid by such Person, in any event, without duplication of any Capital Event Tax Distributions, (iii) any repayments by such Person of Secured Indebtedness (other than Indebtedness under any of the Loan Documents but in the case of a Collateral Property, or pad, outparcel or other portion thereof (other than an Option Parcel), net of the Release Price paid under Section 3.12.) to the extent that such Secured Indebtedness is secured by a Lien on the Property or any parcel of undeveloped real estate that is the subject of such Disposition or Recovery Event and (iv) in the case of a Recovery Event only, any amounts applied to repair or restore the Property that is the subject of such Recovery Event;

(b) an incurrence of Indebtedness (including a Refinancing of Indebtedness), the aggregate amount of all cash received by such Person from such incurrence, net of (i) in the case of a Refinancing, any repayments by such Person of the Indebtedness being Refinanced (other than Indebtedness under any of the Loan Documents but in the case of a Collateral Property, net of the Release Price paid under Section 3.12.) and (ii) the amount of any out-of-pocket legal fees, title and recording tax expenses, investment banking fees, underwriting discounts, commissions and other customary fees and expenses actually incurred by or on behalf of such Person in connection therewith and paid or payable to a Person other than an Affiliate of such Person;

(c) an Equity Issuance (other than in the case of the Parent, an Equity Issuance in connection with the Parent Stock Plans), the aggregate amount of all cash received (including without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received), directly or indirectly, by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by or on behalf of such Person in connection with such Equity Issuance and paid or payable to a Person other than an Affiliate of such Person; and

(d) any other event by which such Person raises capital, the aggregate amount of all cash received (including without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received), directly or indirectly, by such Person as a result of such event, net of investment banking fees, finders fees or brokerage commissions, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by or on behalf of such Person in connection with such event and paid or payable to a Person other than an Affiliate of such Person.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash or the Fair Market Value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by or on behalf of such Person in connection with such Equity Issuance and paid or payable to a Person other than an Affiliate of such Person.

“New River Valley Mall Credit Agreement” means that certain Term Loan Agreement dated as of January 25, 2010, by and among the Borrower and PR Financing Limited Partnership, as borrowers, the financial institutions party thereto as lenders, and Wells Fargo, as Administrative Agent.

“New River Valley Mall Liabilities” means all indebtedness, obligations, liabilities, covenants, and duties owing by the Borrower and PR Financing Limited Partnership under and in respect of the New River Valley Mall Credit Agreement and any other Loan Documents (as defined in the New River Valley Mall Credit Agreement).

“New River Valley Mall Property” means the Collateral Property owned by PR Financing Limited Partnership known as New River Valley Mall located in Christiansburg, Virginia.

“NOI” means, with respect to any Collateral Property and for a given period and without duplication, the amount equal to: (a) rents and other revenues received or accrued in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent and without giving effect to acceleration of straight line rents, allowances, and lease intangibles as required by GAAP) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of Borrower and the Parent).

“Nonrecourse Exceptions” means, with respect to Nonrecourse Indebtedness, reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney’s fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to nonrecourse liability. Nonrecourse Exceptions shall also include the contingent liability of a Person in respect of Nonrecourse Indebtedness of another Person providing for liability arising upon the occurrence of a Bankruptcy Event with respect to such other Person or the occurrence of other contingent events such as a violation of a due on sale clause or a due on finance clause or a violation of special purpose entity covenants (whether such liability arises under a Guaranty of such Nonrecourse Indebtedness enforceable only upon the occurrence of such Bankruptcy Event or such other contingent event, as an obligation to pay to the holder of such Nonrecourse Indebtedness damages resulting from the occurrence of such Bankruptcy Event or other contingent event, or otherwise); provided, however, upon the occurrence of any Bankruptcy Event or other contingent event with respect to such other Person, or once such liability shall otherwise cease to be contingent, then such liability shall no longer be considered to be Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for obligations in respect to Nonrecourse Exceptions) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person. Liability of a Person under (i) a Guaranty of Nonrecourse Exceptions or (ii) completion guarantees for Projects Under Development, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Non-Wholly Owned Subsidiary” means any Subsidiary of a Person that is not a Wholly Owned Subsidiary.

“Note” means a Revolving Note, a Term Loan A Note or a Gallery Term Loan Note.

“Notice of Continuation” means a notice in the form of Exhibit D to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s or the Gallery Borrower’s request for the Continuation of a LIBOR Loan owing by it.

“Notice of Conversion” means a notice in the form of Exhibit E to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrower’s or the Gallery Borrower’s request for the Conversion of a Loan owing by it from one Type to another Type.

“Notice of Gallery Term Loan Borrowing” means a notice in the form of Exhibit F to be delivered to the Administrative Agent evidencing the Gallery Borrower’s request for the borrowing of the Gallery Term Loans.

“Notice of Revolving Loan Borrowing” means a notice in the form of Exhibit G to be delivered to the Administrative Agent evidencing the Borrower’s request for the borrowing of the Revolving Loans.

“Notice of Term Loan A Borrowing” means a notice in the form of Exhibit H to be delivered to the Administrative Agent evidencing the Borrower’s request for the borrowing of the Term Loans A.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Revolving Loans and the Term Loans A; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties (other than the Gallery Borrower) owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement, any of the other Loan Documents, including, without limitation, the Fees, any other fees payable under any Loan Document and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. “Obligations” shall not include Specified Derivatives Obligations.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent (including each tenant in occupancy during a free rent period negotiated under the terms of its lease and space provided to and accepted by a tenant for performance by the tenant of fit-up work) pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of such Property. When determining the Occupancy Rate of a Property, a tenant will be deemed to be in occupancy provided such tenant (A) is paying rent to the extent required under the lease, (B) has taken physical possession of its leased space, and (C) if not already open for business, the Borrower reasonably anticipates that such tenant will be open for business within 90 days of the date such tenant first took possession of such space.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Operating Real Estate Value” means, as of a given date, the Adjusted NOI for all Properties of the Parent, its Subsidiaries, its Consolidated Affiliates and its Unconsolidated Affiliates for the four fiscal-quarter period most recently ended divided by 8.00%. For purposes of determining Operating Real Estate Value (a) Adjusted NOI from Properties acquired by the Parent, any Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate during the immediately preceding four fiscal quarters of the Parent or disposed of by any such Person during the immediately preceding fiscal quarter of the Parent, shall be excluded and (b) with respect to a Property owned by a Consolidation Exempt Entity, only the greater of the Parent’s Ownership Share or Recourse Share of the Adjusted NOI, as applicable, of such Property shall be used when determining Operating Real Estate Value. If the Parent, the Borrower or their Subsidiaries own Equity Interests in a Consolidated Affiliate or an Unconsolidated Affiliate which owns a Property the Adjusted NOI of which has not been excluded from determinations of Operating Real Estate Value by virtue of the immediately preceding clause (a), and such Consolidated Affiliate or Unconsolidated Affiliate then becomes a Subsidiary as a result of the acquisition by the Parent, the Borrower or their Subsidiaries of additional Equity Interests or otherwise, the Adjusted NOI for Properties owned by such Consolidated Affiliate or Unconsolidated Affiliate which has become a Subsidiary shall continue to be included in determinations of Operating Real Estate Value and not be excluded by virtue of the immediately preceding clause (a).

“Option Agreements” has the meaning given that term in Section 3.12.(c).

“Option Parcels” has the meaning given that term in Section 3.12.(c).

“Ownership Share” means, with respect to any Consolidation Exempt Entity of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Consolidation Exempt Entity or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Consolidation Exempt Entity determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Consolidation Exempt Entity, subject to review of the calculation of such Ownership Share by the Administrative Agent.

“Pad Value” means, (a) with respect to a pad, outparcel or other portion of a Collateral Property for which a Base Value exists, the Base Value for such pad, outparcel, or other portion and (b) with respect to any other pad, outparcel or other portion of a Collateral Property (other than an Option Parcel) the value of such pad, outparcel or other portion as determined in accordance with Section 3.12.(b).

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Parent Stock Plans” means the Parent’s Dividend Reinvestment and Share Purchase Plan, as amended, as described in Registration Statement Number 333-155722 filed with the Securities and Exchange Commission and the Parent’s Employee Share Purchase Plan, as amended, as described in Registration Statements Number 333-69877 and 333-70157, filed with the Securities and Exchange Commission, or pursuant to any amendment to or successor of such plans.

“Participant” has the meaning given that term in Section 11.6.(b).

“Participation” has the meaning given that term in Section 11.6.(b).

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997, by and among Pennsylvania Real Estate Investment Trust, as the general partner and the limited partners whose names are set forth therein, as amended and in effect on the Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of both clauses (i) and (ii), are not at the time required to be paid or discharged under Section 7.7.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and each Specified Derivatives Provider, (f) in the case of any Collateral encumbered by a Security Document, other Liens expressly permitted by such Security Document, (g) all liens, encumbrances and other matters disclosed in the title insurance policies delivered in connection with the Collateral Properties, and (h) Liens securing judgments so long as the judgment it secures does not give rise to an Event of Default under Section 9.1.(h).

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Placed in Service” means for each Project Under Development (or portion thereof), the time, determined in accordance with GAAP, at which the ground-up construction, redevelopment and/or expansion of such Property is considered substantially completed and such Property is held available for occupancy subject only to completion of tenant improvements but in any event shall be deemed to have occurred no later than one year from cessation of major construction activity (as distinguished from activities such as routine maintenance, punch list items and cleanup).

“Pledge Agreement” means the Pledge Agreement executed by the Pledgors in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers, and substantially in the form of Exhibit I.

“Pledgor” means each of PREIT, PR Gallery I LLC, PR Gallery II Limited Partnership, and Keystone Philadelphia Properties, LLC, and each of their respective successors and assigns.

“Post-Default Rate” means a rate per annum equal to 4.0% plus the rate applicable to Base Rate Loans under Section 2.4.(a).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Stock issued by the Parent or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Equity Interests redeemable at the option of the holder) payable to holders of such class of Equity Interests; (b) paid or payable to the Parent, the Borrower or another Subsidiary; or (c) constituting balloon, bullet or similar redemptions resulting in the redemption of Preferred Stock.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“PREIT” has the meaning set forth in the introductory paragraph hereof and shall include PREIT’s successors and permitted assigns.

“PREIT-RUBIN” has the meaning set forth in the introductory paragraph hereof and shall include PREIT-RUBIN’s successors and permitted assigns.

“PR Gallery” has the meaning set forth in the introductory paragraph hereof and shall include PR Gallery’s successors and permitted assigns.

“Principal Office” means the office of the Administrative Agent located at 733 Marquette Avenue, 10th Floor, Minneapolis, Minnesota 55402, or any other subsequent office that the Administrative Agent shall have specified by written notice to the Borrower and the Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

“Principal Officer” means each of Ronald Rubin, George Rubin, Robert McCadden, Joseph Coradino and Edward Glickman.

“Project Under Development” means a Property owned by the Parent, any Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate on which ground-up construction, redevelopment, and/or expansion has commenced. A Property undergoing ordinary course capital improvements which would qualify as recurring capital expenditures or incurring costs due to ordinary course turnover of non-anchor tenant space, shall not be considered to be a Project Under Development. A Property or portions of that Property shall no longer be considered a Project Under Development after the earlier of (i) the time it is Placed in Service, and (ii) the Borrower’s election (which election shall be irrevocable without the Administrative Agent’s consent) to no longer treat such Property (or portion thereof) as a Project Under Development.

“Property” means a parcel (or group of related parcels) of real property developed (or which is to be developed) principally for retail, office, industrial or residential multi-family use.

“Property Management Agreements” means, collectively, all agreements entered into by the Borrower or any other Loan Party pursuant to which the Borrower or such other Loan Party engages a Person to manage a Collateral Property.

“Property Management Contract Assignment” means a Property Management Contract Assignment and Subordination Agreement executed by PREIT and all of the Property Owners in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and each Specified Derivatives Provider, in form and substance satisfactory to the Administrative Agent.

“Property Owner” means any of the Parent, the Borrower or any Subsidiary that owns or leases a Collateral Property.

“Protective Advance” means all sums expended as reasonably determined by the Administrative Agent to be necessary or appropriate after the Borrower or the Gallery Borrower, as applicable, fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations or Gallery Obligations; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 10.5.

“Qualified Plan” shall mean a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Recourse Share” means, with respect to any Person, the portion (calculated as a percentage) of the total Indebtedness of another Person guaranteed by such Person, or which is otherwise recourse to such Person (other than Indebtedness consisting of Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions), subject to review of the calculation of such portion by the Administrative Agent.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property or any parcel of undeveloped real property, and in each case, any interest therein, of the Parent, the Borrower, any other Loan Party, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinance Event” means (a) the Refinancing of any Secured Indebtedness (other than Excluded Indebtedness, any of the Obligations, or any of the Gallery Obligations) of the Parent, the Borrower, any other Loan Party, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate and (b) the incurrence of any Secured Indebtedness of the Parent, the Borrower, any other Loan Party or any other Subsidiary that is secured by a Lien on a Property previously encumbered by a Lien securing Secured Indebtedness paid in full with proceeds of Revolving Loans.

“Register” has the meaning given that term in Section 11.6.(d).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date (or with respect to any Lender that becomes a party to this Agreement after the Agreement Date, any change effective after the date on which such Lender becomes a party hereto) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“REIT Taxable Income” means, with respect to a Person for any taxable year, the taxable income of such Person determined in accordance with Section 857(b)(2) of the Internal Revenue Code before deduction for dividends paid.

“Release” has the meaning given that term in Section 3.12.(a).

“Release Price” means (a) with respect to a Release of a Collateral Property (or a pad, outparcel or other portion thereof (other than an Option Parcel)) (i) an amount equal to the Minimum Release Price plus, (ii) if the Facility Debt Yield would be less than 11.00% after giving pro forma effect to any reduction in the aggregate NOI of the Collateral Properties occurring in connection with such Release and the reduction in the amount of the aggregate outstanding principal balance of the Term Loans after application of the Minimum Release Price to the repayment of the Term Loans, an amount equal to the lesser of (A) the amount that when paid and applied to the Term Loans would result in a Facility Debt Yield equal to 11.00% and (B) the amount by which the greater of (1) 100.0% of Net Cash Proceeds to be received by the Parent, the Borrower, any other Loan Party or any other Subsidiary in connection with such Release and (2) 90.0% of the gross proceeds to be received by the Parent, the Borrower, any other Loan Party or any other Subsidiary in connection with such Release, exceeds the Minimum Release Price, and (b) with respect to a Release of an Option Parcel, an amount equal to the Net Cash Proceeds received in connection with the Disposition of such Option Parcel.

“Remaining Capital Event Proceeds” has the meaning given that term in Section 2.8.(b)(iii).

“Rents” means the rents, income, receipts, revenues, issues and profits now due or that may become due or to which any Property Owner is now or hereafter may become entitled or that such Property Owner may demand or claim, arising or issuing from or out of any Tenant Lease, or from or out of any Collateral Property or any part thereof or any Collateral related thereto, including, without limiting the generality of the foregoing, minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents, security deposits and other liquidated damages following default, premiums payable by any tenant upon the exercise of a cancellation privilege provided for in any Tenant Lease and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to such Collateral Property or Collateral related thereto, together with any and all rights and claims of any kind that the Property Owner may have against any tenant under any Tenant Lease or against any subtenants or occupants of such Collateral Property.

“Requisite Lenders” means, as of any date, Lenders (which shall include the Lender then acting as Administrative Agent) holding at least 66- 2/3% of the aggregate amount of the Commitments, or, if all Commitments have been terminated or reduced to zero, Lenders holding at least 66- 2/3% of the aggregate principal amount of the outstanding Loans and Letter of Credit Liabilities; provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Commitment Percentages of the Lenders shall be redetermined, for voting purposes only, to exclude the Commitments, Loans and Letter of Credit Liabilities of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property times (ii) $0.15 times (b) the number of days in such period divided by (c) 365. The Properties included in the calculation of Reserve for Replacements shall not include those Properties or portions thereof with respect to which or to the extent that a third party (x) owns the improvements thereon, (y) is a party to a ground lease with the Parent, the Borrower or a Subsidiary with respect to the land therein and (z) is contractually obligated to make all repairs and capital improvements and replacements thereof.

“Responsible Officer” means with respect to the Parent, the Borrower, or any Subsidiary, the chief executive officer, president and/or chief financial officer of the Parent and/or the Borrower, or the corresponding officer of each such Subsidiary, or if any of the foregoing is a partnership, such officer of its general partner.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable to holders of Equity Interests solely in the form of Equity Interests of the Parent or any such Subsidiary, as the case may be; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding.

“Revolving Loan Availability” means, on any date of determination (a) the amount of the Maximum Revolving Credit Availability minus the (b) sum of (i) the aggregate outstanding principal amount of the Revolving Loans and (ii) the Letter of Credit Liabilities.

“Revolving Commitment” means, as to each Lender, such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1.(a); (b) to issue (in the case of the Lender then acting as Issuing Bank) or to participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.3.(a) and Section 2.3.(i), respectively (but in the case of the Lender acting as the Issuing Bank excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), in each case, in an amount up to, but not excluding, the amount set forth for such Lender on Schedule 1 as such Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to Section 2.14. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 11.6.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” has the meaning given that term in Section 2.11.(a).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Indebtedness” means Indebtedness that is secured in any manner by a Lien.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Agreement” means the Security Agreement executed by the Borrower and the Grantors in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers, and substantially in the form of Exhibit J.

“Security Document” means any Security Instrument, any Property Management Contract Assignment, the Pledge Agreement, the Security Agreement, and any security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Administrative Agent’s Liens for its benefit and the benefit of the Lenders and for the benefit of the Issuing Bank and the Specified Derivatives Providers, as applicable, in any of the Collateral.

“Security Instrument” means a mortgage, deed of trust, deed to secure debt, or similar security instrument executed by the Borrower or a Subsidiary of the Borrower in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and each Specified Derivatives Provider, in substantially the form attached hereto as Exhibit K.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, in each case, with respect to the Loans, between the Borrower and a Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender, that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“Stated Amount” means the amount available to be drawn by a beneficiary of a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership or other entity (other than a condominium association) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 30.0% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

“Substitution” has the meaning given that term in Section 3.11.(a).

“Tangible Net Worth” means, for any Person and as of a given date, such Person’s total consolidated stockholder’s equity (including equity attributable to any non-controlling ownership interests of PREIT consistent with the Statement of Financial Accounting Standards No. 160) plus (a) (to the extent reflected in determining stockholders’ equity of such Person) the sum of (i) increases in accumulated depreciation and amortization occurring after September 30, 2009, plus (ii) any unrealized losses recorded pursuant to Topic 815, minus (b) (to the extent reflected in determining stockholders’ equity of such Person): (i) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for patents, patent applications, copyrights, trademarks, trade names, goodwill and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis and (iii) any unrealized gains recorded pursuant to Topic 815.

“Taxes” has the meaning given that term in Section 3.10.

“Temporary Lease” means any Tenant Lease entered into for seasonal or temporary uses, carts, kiosks, directory and other advertising or marketing agreements with a term of 1 year or less that cannot be automatically extended at the option of the tenant party thereto.

“Tie-In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a title insurance policy covering a Collateral Property located in such jurisdiction which endorsement effectively ties coverage to other title insurance policies covering Collateral Properties located in such jurisdiction and/or other jurisdictions, as applicable.

“Tenant Deposit Account” means each Deposit Account (as defined in the UCC) or Securities Account (as defined in the UCC) into which Rents are deposited.

“Tenant Lease” means any lease or license agreement entered into by a Property Owner with respect to all or any portion of any Collateral Property owned or leased by such Property Owner, including any Temporary Lease or Tower Lease.

“Term Loan” means a Term Loan A or a Gallery Term Loan.

“Term Loan A Commitment” means, as to a Lender, such Lender’s obligation to make a Term Loan A pursuant to Section 2.2.(a)(i) in an amount equal to the amount set forth for such Lender on Schedule 1 as such Lender’s Term Loan A Commitment.

“Term Loan A” means a loan made by a Lender to the Borrower pursuant to Section 2.2.(a)(i).

“Term Loan A Note” has the meaning given that term in Section 2.11.(b)(i).

“Termination Date” means March 11, 2013 or such later date to which such date may be extended in accordance with Section 2.13.

“Topic 805” means Topic 805 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Topic 810” means Topic 810 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Topic 815” means Topic 815 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Total Budgeted Cost Until Stabilization” means, with respect to a Project Under Development, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Parent, the Borrower, a Subsidiary, a Consolidated Affiliate or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related site improvements, demolition costs, architecture, engineering, construction/project management and development fees, legal fees and entitlement fees; (b) a reasonable and appropriate reserve for construction interest; (c) tenant improvements; (d) leasing commissions and other leasing costs, (e) infrastructure costs and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property that is a redevelopment involving the addition of gross leasable area, the Total Budgeted Cost Until Stabilization shall include all budgeted costs for expansions of the Property associated with the additional gross leasable area and all budgeted costs for renovations and other expenditures. With respect to any Property to be developed from the ground up in more than one phase, the Total Budgeted Cost Until Stabilization shall exclude budgeted costs (other than costs relating to acquisition of land and related site improvements, demolition costs, architecture, engineering, construction/project management and development fees, legal fees and entitlement fees) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract or lease agreement has not been entered into by the Parent, the Borrower, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate, as the case may be. The calculation of Total Budgeted Cost Until Stabilization herein shall be net of (x) any amount of budgeted costs attributable to portions of any Property that have been Placed in Service and (y) the aggregate sale proceeds of a sale of a pad site within a Project under Development that are payable pursuant to a binding sale contract with a third party approved by the Administrative Agent.

“Total Liabilities” means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person (whether or not Nonrecourse Indebtedness and whether or not secured by a Lien), including without limitation, Capitalized Lease Obligations and the full stated amount of undrawn letters of credit issued for the account of such Person, but excluding (i) letters of credit secured with cash collateral, (ii) letters of credit issued solely in lieu of a non-payment performance obligation and (iii) letters of credit securing a refundable obligation under a binding contract; (b) all accounts payable (including tenant deposits accounted for as payables but excluding tenant deposits held as restricted cash and not included in the calculation of Gross Asset Value pursuant to clause (b) of the definition of such term) and accrued expenses of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation forward equity commitments and commitments to purchase properties); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on the balance sheet of such Person; (f) all Contingent Obligations and Off-Balance Sheet Obligations of such Person; (g) all liabilities of any Consolidation Exempt Entity of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; and (h) the greater of such Person’s Investment Share or Recourse Share of the Indebtedness of any Consolidation Exempt Entity of such Person, including Nonrecourse Indebtedness of such Person. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to specifically enforce the contract against such Person, otherwise and (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of the contract. For purposes of clause (c) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire real property being renovated or developed by a third party shall be equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract. For purposes of this definition, if the assets of a Subsidiary of a Person consist solely of Equity Interests in one Consolidation Exempt Entity of such Person and such Person is not otherwise obligated in respect of the Indebtedness of such Consolidation Exempt Entity, then only such Person’s Investment Share of the Indebtedness of such Consolidation Exempt Entity shall be included as Total Liabilities of such Person. For purposes of determining the Total Liabilities of the Parent and the Subsidiaries, (i) the amount of any Indebtedness assumed by the Parent or any Subsidiary at the time of an acquisition which the Parent is required under GAAP to reflect at fair value on a balance sheet, shall be equal to outstanding principal balance of such Indebtedness and not the fair value of such Indebtedness as would be reflected on the Parent’s balance sheet and (ii) liabilities recorded in connection with derivative accounting pursuant to Topic 815 and liabilities relating to intangible items recorded pursuant to Topic 805 shall be excluded.

“Tower Lease” means any Tenant Lease entered into for a wireless communication, broadcast or other transmission tower.

“Transfer Authorizer Designation” means a form substantially in the form of Exhibit L to be delivered to the Administrative Agent pursuant to Section 5.1.

“Trust Agreement” means that certain Pennsylvania Real Estate Investment Trust Agreement, as amended and restated as of December 16, 1997, among the trustees a party thereto, as amended and in effect on the Effective Date.

“Type” with respect to any Loan, or any portion of a Loan, refers to whether such Loan or portion is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person directly or indirectly holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated in accordance with GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Variable Interest Entities” means those Persons who (a) are neither Guarantors or Subsidiaries of the Parent and (b) who are consolidated with the Parent in the financial statements of the Parent solely by reason of the application of Topic 810.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Parent, the term “Wholly Owned Subsidiary” shall also include PREIT. With respect to clause (b) of the term “Excluded Subsidiary”, the term “Wholly Owned Subsidiary” shall include any Subsidiary of a Person, (a) of which such Person owns or controls, directly or indirectly through one or more other Subsidiaries, substantially all of the Equity Interests and (b) over which such Person possesses sufficient control to warrant treating such Subsidiary as if it were a Wholly Owned Subsidiary.

“Withdrawal Liability” shall mean any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2. General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, the Borrower or any Subsidiary at “fair value”, as defined therein. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include, unless otherwise indicated, all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean, unless otherwise indicated, such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time. Certifications as to the matters contained in any certificate delivered by an officer of the Parent, the Borrower or the Gallery Borrower to the Administrative Agent, the Lenders or the both the Administrative Agent and the Lenders under the terms of this Agreement or any other Loan Document are made in such officer’s capacity as an officer of the Parent, the Borrower, or the Gallery Borrower, as applicable, and not in such officer’s individual capacity.

ARTICLE II. CREDIT FACILITIES

Section 2.1. Revolving Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.19. below, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment. Each borrowing of Base Rate Loans under this subsection shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Notwithstanding the immediately preceding sentence, a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b) Requests for Revolving Loans. Not later than 11:00 a.m. Central time at least 1 Business Day prior to a borrowing of Base Rate Loans and not later than 11:00 a.m. Central time at least 3 Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Revolving Loan Borrowing. Each Notice of Revolving Loan Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Revolving Loan Borrowing shall be irrevocable once given and binding on the

Borrower. Prior to delivering a Notice of Revolving Loan Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Revolving Loan Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower, not later than 2:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Federal Funds Rate and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.2. Term Loans.

(a) Making of Term Loans.

(i) Term Loans A. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make a Term Loan A to the

Borrower on the Effective Date in a principal amount equal to the amount of such Lender’s Term Loan A Commitment. Each Base Rate Loan that is a Term Loan A shall be in an aggregate minimum amount of $500,000 and such amounts in excess thereof as the Administrative Agent and the Borrower may reasonably determine. Each LIBOR Loan that is a Term Loan A shall be in an aggregate minimum amount of $1,000,000 and such amounts in excess thereof as the Administrative Agent and the Borrower may reasonably determine. Upon funding of the Term Loans A, the Term Loan A Commitments shall terminate. Once repaid, the principal amount of any Term Loan A may not be reborrowed.

(ii) Gallery Term Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make a Gallery Term Loan to the Gallery Borrower on the Effective Date in a principal amount equal to the amount of such Lender’s Gallery Term Loan Commitment. Each Base Rate Loan that is a Gallery Term Loan shall be in an aggregate minimum amount of $500,000 and such amounts in excess thereof as the Administrative Agent and the Gallery Borrower may reasonably determine. Each LIBOR Loan that is a Gallery Term Loan shall be in an aggregate minimum amount of $1,000,000 and such amounts in excess thereof as the Administrative Agent and the Gallery Borrower may reasonably determine. Upon funding of the Gallery Term Loans, the Gallery Term Loan Commitments shall terminate. Once repaid, the principal amount of any Gallery Term Loan may not be reborrowed.

(b) Requests for Term Loans.

(i) Not later than 11:00 a.m. Central time at least 3 Business Days prior to the anticipated Effective Date, the Borrower shall deliver to the Administrative Agent the Notice of Term Loan A Borrowing. The Notice of Term Loan A Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering the Notice of Term Loan A Borrowing, the Borrower may (without specifying whether a Term Loan A will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(ii) Not later than 11:00 a.m. Central time at least 3 Business Days prior to the anticipated Effective Date, the Gallery Borrower shall deliver to the Administrative Agent the Notice of Gallery Term Loan Borrowing. The Notice of Gallery Term Loan Borrowing shall be irrevocable once given and binding on the Gallery Borrower. Prior to delivering the Notice of Gallery Term Loan Borrowing, the Gallery Borrower may (without specifying whether a Gallery Term Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Gallery Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Gallery Borrower on the date of such request or as soon as possible thereafter.

(c) Funding of Term Loans. Each Lender shall deposit an amount equal to the Term Loan A to be made by such Lender to the Borrower and an amount equal to the Gallery Term Loan to be made by such Lender to the Gallery Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the anticipated Effective Date. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower or to the Gallery Borrower, as applicable, not later than 2:00 p.m. Central time on the Effective Date, the proceeds of such amounts received by the Administrative Agent.

Section 2.3. Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.19. and the third sentence of Section 7.9., the Issuing Bank, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $30,000,000 (as such amount may be reduced from time to time in accordance with the terms hereof) (the “L/C Commitment Amount”). The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit issued hereunder.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond 30 days prior to the Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 30 days prior to the Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $10,000.

(c) Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Bank and the Administrative Agent written notice at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V. and payment of the fees then payable under Section 3.5.(c), the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Issuing Bank has received all of the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) of this Section such Lender’s Commitment Percentage of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be LIBOR Loans with an Interest Period of one month) hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the requested Revolving Loans will be made in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Agent not later than 1:00 p.m. Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.

(f) Effect of Letters of Credit on Revolving Commitments. Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) without duplication, the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Bank, Administrative Agent or any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s or Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.

(h) Amendments, Etc. The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and Requisite Lenders shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the third and the last sentences of Section 3.5.(c)).

(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d) of this Section; provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing. Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 9.1.(e) or (f) or (iv) the termination of the Revolving Commitments. Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Issuing Bank shall deliver to the Administrative Agent, each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (j).

(l) Defaulting Lenders. Upon demand by the Issuing Bank at any time while a Lender is a Defaulting Lender, the Borrower shall deliver to the Administrative Agent, for the benefit of the Issuing Bank, within one Business Day of such demand, cash collateral or other credit support satisfactory to the Issuing Bank in its sole discretion in an amount equal to such Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding.

Section 2.4. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Revolving Loan and Term Loan A made by such Lender, and the Gallery Borrower promises to pay to the Administrative Agent for the account of each Lender on the unpaid principal amount of each Gallery Term Loan, for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

(ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor (from the first day to, but excluding, the last day of such Interest Period), plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default specified in Section 9.1.(a), Section 9.1.(e) or Section 9.1.(f), or if as a result of the occurrence of any other Event of Default the Obligations and the Gallery Obligations have been accelerated pursuant to Section 9.2., (x), the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of each Revolving Loan and the Term Loan A made by such

Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Revolving Notes and Term Loan A Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law), and (y) the Gallery Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of the Gallery Term Loan made by such Lender and on any other amount payable by the Gallery Borrower hereunder or under the Gallery Term Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders, the Borrower and the Gallery Borrower for all purposes, absent manifest error.

(c) Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and the Gallery Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Parent or the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower or the Parent) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower and the Gallery Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower and the Gallery Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within 5 Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.5. Number of Interest Periods.

There may be no more than (a) 6 different Interest Periods for LIBOR Loans that are Revolving Loans, (b) 2 Interest Periods for LIBOR Loans that are Term Loans A and (c) 2 Interest Periods for LIBOR Loans that are Gallery Term Loans, in each case, outstanding at the same time with respect to the Loans.

Section 2.6. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued and unpaid interest on, the Revolving Loans and the Term Loans A on the Termination Date. The Gallery Borrower shall repay the entire outstanding principal amount of, and all accrued and unpaid interest on, the Gallery Term Loans on the Termination Date.

Section 2.7. Late Charges.

If any payment required by the Borrower under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders may, by notice to the Borrower, require that the Borrower pay a late charge for late payment, and if any payment required by the Gallery Borrower under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders, may by notice to the Gallery Borrower, require that the Gallery Borrower pay a late charge for late payment, in each case, to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4.0%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations and the Gallery Obligations hereunder occurs or is accelerated pursuant to Section 9.2., this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations or the Gallery Obligations as permitted under the terms of this Agreement.

Section 2.8. Prepayments.

(a) Optional Prepayments. Subject to Section 4.4., the Borrower may prepay any Revolving Loan or Term Loan A, in whole or part, at any time without premium or penalty, and, except for any repayment under Section 3.12., the Gallery Borrower may prepay any Gallery Term Loan, in whole or part, at any time after the Borrower has repaid the Term Loans A in full, without premium or penalty; provided, however, that if at any time both of the Gallery Properties have been released in accordance with Section 3.12. in connection with a Release and/or in accordance with Section 3.11. in connection with a Substitution, then the Gallery Borrower may prepay any Gallery Term Loan, in whole or part, at any time without premium or penalty. The Borrower or the Gallery Borrower, as applicable, shall give the Administrative Agent at least 3 Business Days prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans by the Borrower or the Gallery Borrower shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof or, if the Revolving Loans, the Term Loans A or the Gallery Term Loans are being prepaid in full at such time, the prepayment may be in such other amount of the Revolving Loans, the Term Loans A or the Gallery Term Loans, as applicable, that are then outstanding.

(b) Mandatory Prepayments.

(i) Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the Maximum Revolving Credit Availability, the Borrower shall immediately pay to the Administrative Agent for the account of the Lenders the amount of such excess. Such payment shall be applied to pay the principal outstanding on the Revolving Loans and any unpaid Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations as and when due.

(ii) Refinance Events. Within 2 Business Days of the receipt by the Parent, the Borrower, any other Loan Party or any other Subsidiary of Net Cash Proceeds from a Refinance Event, the Borrower shall pay the following amounts, in the indicated priority, by an amount equal to the lesser of (x) such amount of Net Cash Proceeds and (y) the aggregate amount of the following amounts: (A) first, all accrued, invoiced and unpaid fees and expenses due to the Administrative Agent and the Lenders pursuant to the terms of this Agreement and the other Loan Documents; (B) second, all accrued, invoiced and unpaid interest on the Loans and Reimbursement Obligations; and (C) third, the outstanding principal balance of the Revolving Loans and any unpaid Reimbursement Obligations.

(iii) Capital Events. Within 2 Business Days of the receipt by the Parent, the Borrower, any other Loan Party or any other Subsidiary of Net Cash Proceeds from a Capital Event (other than a Disposition of an Option Parcel or a Capital Event related to a Gallery Property), the Borrower shall pay the following amounts, in the indicated priority, by an amount equal to the lesser of (w) such amount of Net Cash Proceeds and (x) the aggregate amount of the following amounts: (A) first, all accrued, invoiced and unpaid fees and expenses due to the Administrative Agent and the Lenders pursuant to the terms of this Agreement and the other Loan Documents and (B) second, all accrued, invoiced and unpaid interest on the Loans and Reimbursement Obligations. Within 2 Business Days of the receipt by the Parent, the Borrower, any other Loan Party or any other Subsidiary of Net Cash Proceeds from a Capital Event related to a Gallery Property, the Gallery Borrower shall pay the following amounts, in the indicated priority, by an amount equal to the lesser of (y) such amount of Net Cash Proceeds received from such Capital Event and (z) the aggregate amount of the following amounts: (A) first, all accrued, invoiced and unpaid fees and expenses due to the Administrative Agent and the Lenders from the Gallery Borrower pursuant to the terms of this Agreement and the other Loan Documents (other than the Guaranty) and (B) second, all accrued, invoiced and unpaid interest on the Gallery Term Loans. After payments of the amounts specified in clauses (A) and (B) of the first or second sentence of this Section 8.2.(c), as applicable, and subject to the limitations of Section 8.2., the Parent, the Borrower or Gallery Borrower, as applicable, and their Subsidiaries may make Restricted Payments of the types permitted under Section 8.2.(c) (“Capital Event Tax Distributions”) to the extent necessary to avoid any liability for taxes described in such Section 8.2.(c) as a result of each such Capital Event so long as on or prior to the date any cash is received in connection with each such Capital Event, the Parent has delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Parent’s chief financial officer (x) stating that Capital Event Tax Distributions are payable in connection with such Capital Event, (y) setting forth a reasonably detailed calculation of the amount of such Capital Event Tax Distributions reasonably estimated in good faith to be payable in connection with such Capital Event and (z) setting forth the date on which such Capital Event Tax Distributions are to be made. If the amount of Net Cash Proceeds received in connection with a Capital Event (excluding any Capital Event related to the Cherry Hill Mall Property or a Gallery Property) exceeds the amount of payments required under clauses (A) and (B) of the first sentence of this Section 2.8.(b)(iii) and the amount of any related Capital Event Tax Distributions for which the Parent has complied with the provisions of this subsection (such excess being referred to as the “Remaining Capital Event Proceeds”), then the Borrower shall make the following payments:

(W) If the Facility Debt Yield is less than 11.00% or the Corporate Debt Yield is less than 10.00%, then the Borrower shall repay (1) the outstanding principal amount of the Revolving Loans and unpaid Reimbursement Obligations by an amount equal to 25.0% of the Remaining Capital Event Proceeds and (2) the outstanding principal amount of the Term Loans by an amount equal to 75.0% of the Remaining Capital Event Proceeds; provided, however, if the aggregate outstanding balance of the Revolving Loans and unpaid Reimbursement Obligations is less than 25.0% of such Remaining Capital Event Proceeds, then the Borrower shall pay the outstanding principal amount of the Term Loans by an amount equal to the portion of such 25.0% of the Remaining Capital Event Proceeds exceeding the amount required to pay down the principal of the outstanding Revolving Loans and unpaid Reimbursement Obligations to zero. Notwithstanding the foregoing, the amount payable by the Borrower under this clause (W) shall not exceed the amount that would cause the Facility Debt Yield and the Corporate Debt Yield, determined giving pro forma effect to such payments, to fall within the percentages specified in the following clause (X). The amount of Remaining Net Capital Proceeds shall be reduced by the amount payable by the Borrower under this clause (W), and the Borrower shall make the payments required under the immediately following clause (X) to the extent of the reduced amount of such Remaining Net Capital Proceeds.

(X) If the Facility Debt Yield is equal to or greater than 11.00% and the Corporate Debt Yield is equal to or greater than 10.00% and each of the Facility Debt Yield and Corporate Debt Yield will remain equal to or greater than 11.00% and 10.00%, respectively, immediately following the Capital Event giving rise to such Net Cash Proceeds, but either the Facility Debt Yield is less than 12.00% or the Corporate Debt Yield is less than 10.25%, then the Borrower shall repay (1) the outstanding principal amount of the Revolving Loans and unpaid Reimbursement Obligations by an amount equal to 75.0% of the Remaining

Capital Event Proceeds and (2) the outstanding principal amount of the Term Loans by an amount equal to 25.0% of the Remaining Capital Event Proceeds; provided, however, if the aggregate outstanding balance of the Revolving Loans and unpaid Reimbursement Obligations is less than 75.0% of such Remaining Capital Event Proceeds, then, subject to the following sentence, the Borrower shall repay the Revolving Loans and outstanding Reimbursement Obligations in full. Notwithstanding the foregoing, the amount payable by the Borrower under this clause (X) shall not exceed the amount that would cause the Facility Debt Yield and the Corporate Debt Yield, determined giving pro forma effect to such payments, to fall within the percentages specified in the following clause (Y). The amount of Remaining Net Capital Proceeds shall be reduced by the amount payable by the Borrower under this clause (X), and the Borrower shall make the payments required under the immediately following clause (Y) by the reduced amount of such Remaining Net Capital Proceeds.

(Y) If the Facility Debt Yield is equal to or greater than 12.00% and the Corporate Debt Yield is equal to or greater than 10.25% and each of the Facility Debt Yield and Corporate Debt Yield will remain equal to or greater than 12.00% and 10.25%, respectively, immediately following the Capital Event giving rise to such Remaining Capital Event Proceeds, then the Borrower shall repay the outstanding principal amount of the Revolving Loans and unpaid Reimbursement Obligations by an amount equal to 100.0% of the Remaining Capital Event Proceeds; provided, however, if the aggregate outstanding balance of the Revolving Loans and unpaid Reimbursement Obligations is less than 100.0% of such Remaining Capital Event Proceeds, then the Borrower shall repay the Revolving Loans and outstanding Reimbursement Obligations in full.

All payments of principal of the Term Loans under the immediately preceding clauses (W) and (X) made with Remaining Capital Event Proceeds shall be applied first to the principal of the Term Loans A until the outstanding principal amount of all Term Loans A has been paid in full, after which such payments shall be applied to the principal of the Gallery Term Loans. Accordingly, to the extent the immediately preceding clauses (W) and (X) require the Borrower at any time to make a payment using the Remaining Capital Event Proceeds in respect of the principal of the Term Loans and the Term Loans A have been paid in full at such time, the Borrower shall not be required to make such payment, and instead the Gallery Borrower shall be required to make a payment in respect of the principal of the Gallery Term Loans in the amount otherwise payable by the Borrower in respect of the Gallery Term Loans.

If the amount of Net Cash Proceeds received in connection with a Capital Event related to a Gallery Property exceeds the amount of payments required under clauses (A) and (B) of the second sentence of this Section 2.8.(b)(iii) and the amount of any related Capital Event Tax Distributions for which the Parent has complied with the provisions of this subsection (such excess being referred to as the “Remaining Gallery Property Capital Event Proceeds”), then the Gallery Borrower shall repay the outstanding principal amount of the Gallery Term Loans by an amount equal to 100.0% of the Remaining Gallery Property Capital Event Proceeds; provided, however, if the aggregate outstanding balance of the Gallery Term Loans is less than 100.0% of such Remaining Gallery Property Capital Event Proceeds, then the Borrower shall make the payments provided under the clauses (W), (X) and (Y) of this Section 2.8.(b)(iii), as applicable, by an amount equal to the lesser of (x) the Remaining Gallery Property Capital Event Proceeds and (y) the aggregate amount of such the amounts required to be paid in the immediately preceding clauses (W), (X) and (Y) of this Section 2.8.(b)(iii).

If the amount of Net Cash Proceeds received in connection with a Capital Event related to the Cherry Hill Mall Property exceeds the amount of payments required under the immediately preceding clauses (A) and (B) of this Section 2.8.(b)(iii) and the amount of any related Capital Event Tax Distributions for which the Parent has complied with the provisions of this subsection (such excess being referred to as the “Remaining Cherry Hill Capital Event Proceeds”), then the Borrower shall repay the outstanding principal amount of the Revolving Loans and unpaid Reimbursement Obligations by an amount equal to 100.0% of the Remaining Cherry Hill Capital Event Proceeds; provided, however, if the aggregate outstanding balance of the Revolving Loans and unpaid Reimbursement Obligations is less than 100.0% of such Remaining Cherry Hill Capital Event Proceeds, then the Borrower shall repay the Revolving Loans and unpaid Reimbursement Obligations in full.

If the amount of the estimated Capital Event Tax Distributions set forth in the certificate delivered to the Administrative Agent pursuant to this Section 2.8.(b)(iii) exceeds the amount of Capital Event Tax Distributions made, the Borrower shall make the payments provided under the clauses (W), (X) and (Y) of this Section 2.8.(b)(iii), as applicable, by an amount equal to the lesser of (x) such excess and (y) the aggregate amount of such the amounts required to be paid in clauses (W), (X) and (Y) of this Section 2.8.(b)(iii).

(iv) Breakage Costs. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section 2.8.(b) prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4. Notwithstanding the foregoing, the Borrower shall have the right to have the Administrative Agent hold the funds received for the required payment of any such LIBOR Loans in an interest bearing deposit account under the control of the Administrative Agent until the earlier of (A) the end of the applicable Interest Period and (B) the date that is 45 days after such required payment, after which the Administrative Agent shall apply the funds to the payment to such LIBOR Loans, and with respect to any such LIBOR Loans that are at that time paid prior to the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.9. Continuation.

So long as no Event of Default exists, the Borrower or the Gallery Borrower may on any Business Day, with respect to any LIBOR Loan owing by it, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan or any portion thereof. Each Continuation of LIBOR Loans that are Revolving Loans owing by the Borrower shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount, and each Continuation of LIBOR Loans that are Term Loans owing by the Borrower or Gallery Borrower, as applicable, shall be in an aggregate minimum amount of $1,000,000 and such amounts in excess thereof as the Administrative Agent and the Borrower or Gallery Borrower, as applicable, may reasonably determine. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower or Gallery Borrower, as applicable, giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. (Central time) on the third Business Day prior to the date of any such Continuation. Such notice of a Continuation shall be by telephone (confirmed immediately in writing), telecopy, electronic mail or other similar form of communication, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower or Gallery Borrower, as applicable, once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower or the Gallery Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan owing by it in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a LIBOR Loan having an Interest Period of one month; provided, however, that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any terms of this Section.

Section 2.10. Conversion.

So long as no Event of Default exists, the Borrower or the Gallery Borrower may on any Business Day, upon the Borrower’s or the Gallery Borrower’s giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Loan owing by it of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each Conversion of Base Rate Loans that are Revolving Loans owing by the Borrower into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount, and each Conversion of Base Rate Loans that are Term Loans owing by the Borrower or Gallery Borrower, as applicable, shall be in an aggregate minimum amount of $1,000,000 and such amounts in excess thereof as the Administrative Agent and the Borrower or Gallery Borrower, as applicable, may reasonably determine. Each such Notice of Conversion shall be given not later than 11:00 a.m. (Central time) one Business Day prior to the date of any proposed Conversion into Base Rate Loans and three Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing), telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower or Gallery Borrower, as applicable, once given.

Section 2.11. Notes.

(a) Revolving Notes. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note substantially in the form of Exhibit M (each a “Revolving Note”), payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

(b) Term Notes.

(i) The Term Loan A made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note substantially in the form of Exhibit N (each a “Term Loan A Note”), payable to the order of such Lender in a principal amount equal to the amount of its Term Loan A Commitment as originally in effect and otherwise duly completed.

(ii) The Gallery Term Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note substantially in the form of Exhibit O (each a “Gallery Term Loan Note”), payable to the order of such Lender in a principal amount equal to the amount of its Gallery Term Loan Commitment as originally in effect and otherwise duly completed.

(b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower and to the Gallery Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower and the Gallery Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents to which it is a party or the obligations of the Gallery Borrower under any of the Loan Documents to which it is a party and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower or the Gallery Borrower, as applicable, of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower or Gallery Borrower, as applicable, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower or the Gallery Borrower, as applicable, shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12. Expiration or Maturity Date of Letters of Credit Past Termination.

If on the date the Revolving Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Bank, an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Letter of Credit Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Letter of Credit Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 days after the expiration date of such Letter of Credit.

Section 2.13. Extension of Termination Date.

The Borrower and the Gallery Borrower shall have the right, exercisable one time, to extend the Termination Date by one year. The Borrower and the Gallery Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 90 days but not more than 180 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall forward to each Lender a copy of the Extension Request received by the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year:

(a) on the date of delivery of the Extension Request and on the date that would otherwise be the Termination Date, (i) no Default or Event of Default shall exist, and (ii) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents,

(b) on the date that would otherwise be the Termination Date, (i) the Facility Debt Yield shall equal or exceed 11.0%, and (ii) the Corporate Debt Yield shall equal or exceed 10.0%;

(c) the Borrower shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Parent certifying in his or her capacity as chief financial officer the matters referred to in the immediately preceding clauses (a)(i) and (ii) and accompanied by reasonably detailed calculations establishing satisfaction of the conditions set forth in the immediately preceding clauses (a)(iii) and (iv);

(d) the Borrower and the Gallery Borrower shall have paid the Fees payable under Section 3.5.(d); and

(e) the Borrower shall be in compliance with Section 2.15.

Subject to Section 2.8.(a), the Borrower may repay the aggregate principal amount of the Revolving Loans and Term Loans A (or the Gallery Term Loans if the Term Loans A have been paid in full) in an amount sufficient to satisfy the conditions set forth in subsection (b) of this Section 2.13.

Section 2.14. Voluntary Reduction of the Revolving Commitments.

The Borrower may terminate or reduce the amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (such notice, a “Commitment Reduction Notice”); provided, however, that if the Borrower seeks to reduce the aggregate amount of the Revolving Commitments below $50,000,000 then unless the Administrative Agent and all of the Lenders have previously agreed in writing, the Revolving Commitments shall be reduced to zero. Promptly after receipt of a Commitment Reduction Notice, the Administrative Agent shall notify each Lender of the proposed termination or Revolving Commitment reduction. The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees, on the Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4.

Section 2.15. Mandatory Reduction of Commitments.

On or before each date set forth below, the Borrower shall permanently reduce the amount of the Revolving Commitments under Section 2.14. and/or prepay (or cause to be prepaid) the Term Loans A either voluntarily or pursuant to Section 2.8.(b) (but not as a result of prepayment effected by the application of a Release Price to the principal balance of the Term Loans pursuant to Section 3.12.) so that on each date set forth below the aggregate cumulative amount of such reductions in the Revolving Commitments and such prepayments of the Term

Loans A made since the Agreement Date equals or exceeds the amount corresponding to such date.

Date	Total Reduction in Revolving Commitments and/or Prepayment of Term Loans A
March 11, 2011	$33,000,000
March 12, 2012	$66,000,000
If, pursuant to Section 2.13., the Borrower exercises its right to extend the Termination Date, the date that would otherwise be the Termination Date	$100,000,000

Section 2.16. Joint and Several Liability of the Borrower.

(a) The obligations of each Borrower hereunder and under the other Loan Documents to which either Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the Obligations, regardless of whether incurred by such Borrower or the other Borrower.

(b) Each Borrower represents and warrants to the Administrative Agent and the Lenders that each Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) Neither the Administrative Agent nor any Lender shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against the other Borrower, any Guarantor or any other Person or commence any suit or other proceeding against any other Borrower, any Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the other Borrower, any Guarantor or any other Person; or (c) to make demand of the other Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Lender which may secure any of the Obligations.

(d) It is the intent of each Borrower, the Administrative Agent and the Lenders that in any proceeding of the types described in Sections 9.1.(e) or 9.1.(f), a Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code of 1978, as amended and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of 1978, as amended, or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder shall be determined in any such proceeding are referred to as the

“Avoidance Provisions”. Accordingly, to the extent that the obligations of either Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of either Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section that would not otherwise be available to such Person under the Avoidance Provisions.

(e) To the extent that either Borrower shall be required hereunder to pay any portion of the Obligations exceeding the greater of (a) the amount of the value actually received by such Borrower and its Subsidiaries from the Loans and other Obligations and (b) the amount such Borrower would otherwise have paid if such Borrower had paid the aggregate amount of Obligations in the same proportion as such Borrower’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of both of the Borrowers on such date, then such Borrower shall be reimbursed by such other Borrower for the amount of such excess.

(f) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty whatsoever to advise either Borrower of information regarding such circumstances or risks.

Section 2.17. Joint and Several Liability of the Gallery Borrower.

(a) The obligations of each Gallery Borrower hereunder and under the other Loan Documents to which any Gallery Borrower is a party shall be joint and several, and accordingly, each Gallery Borrower confirms that it is liable for the full amount of the Gallery Obligations, regardless of whether incurred by such Gallery Borrower or any other Gallery Borrower.

(b) Each Gallery Borrower represents and warrants to the Administrative Agent and the Lenders that each of the Gallery Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) Neither the Administrative Agent nor any Lender shall be obligated or required before enforcing any Loan Document to which a Gallery Borrower is a party against such Gallery Borrower: (a) to pursue any right or remedy any of them may have against other Gallery Borrower, any Guarantor or any other Person or commence any suit or other proceeding against any other Gallery Borrower, any Guarantor or any other Person in any court or other tribunal;

(b) to make any claim in a liquidation or bankruptcy of any other Gallery Borrower, any Guarantor or any other Person; or (c) to make demand of any other Gallery Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Lender which may secure any of the Gallery Obligations.

(d) It is the intent of each Gallery Borrower, the Administrative Agent and the Lenders that in any proceeding of the types described in Sections 9.1.(e) or 9.1.(f), a Gallery Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Gallery Borrower hereunder to be avoidable or unenforceable against such Gallery Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code of 1978, as amended and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of 1978, as amended, or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Gallery Borrower hereunder shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Gallery Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Gallery Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Gallery Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Gallery Borrower hereunder, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Gallery Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Gallery Borrower or any other Person shall have any right or claim under this Section that would not otherwise be available to such Person under the Avoidance Provisions.

(e) To the extent that any Gallery Borrower shall be required hereunder to pay any portion of the Gallery Obligations exceeding the greater of (a) the amount of the value actually received by such Gallery Borrower and its Subsidiaries from the Gallery Term Loans and other Gallery Obligations and (b) the amount such Gallery Borrower would otherwise have paid if such Gallery Borrower had paid the aggregate amount of Gallery Obligations in the same proportion as such Gallery Borrower’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all of the Gallery Borrowers on such date, then such Gallery Borrower shall be reimbursed by the other Gallery Borrowers for the amount of such excess, pro rata, based on the respective net worth of such other Gallery Borrowers on such date. .

(f) Each Gallery Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Gallery Borrowers, and of all other circumstances bearing upon the risk of nonpayment of any of the Gallery Obligations and the nature, scope and extent of the risks that such Gallery Borrower assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty whatsoever to advise any Gallery Borrower of information regarding such circumstances or risks.

Section 2.18. Actions of the Borrower and the Gallery Borrower.

(a) Each Borrower hereby appoints the other Borrower to act as its agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans and the issuance of Letters of Credit). Each Borrower acknowledges and agrees that (i) one Borrower may execute such documents as such Borrower deems appropriate in its sole discretion, and with respect to any such document executed by only one Borrower, each Borrower shall be bound by and obligated by all of the terms of any such document, (ii) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to either Borrower shall be deemed to have been delivered to each Borrower and (iii) the Administrative Agent and the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by both Borrowers or either Borrower individually. Each Borrower agrees that any action taken by one Borrower without the consent of, or notice to, the other Borrower shall not release or discharge either Borrower from its obligations hereunder.

(b) Each Gallery Borrower hereby appoints PREIT to act as its agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Gallery Term Loans). Each Gallery Borrower acknowledges and agrees that (a) PREIT may execute such documents as PREIT deems appropriate in its sole discretion, and with respect to any such document executed by PREIT, each Gallery Borrower shall be bound by and obligated by all of the terms of any such document, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to PREIT shall be deemed to have been delivered to each Gallery Borrower and (c) the Administrative Agent and the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by PREIT. Each Gallery Borrower agrees that any action taken by PREIT without the consent of, or notice to, the other Gallery Borrowers shall not release or discharge such Gallery Borrower from its obligations hereunder.

Section 2.19. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, (a) no Lender shall be required to make any Revolving Loan, and the Issuing Bank shall not be required to issue a Letter of Credit, and no reduction of the Revolving Commitments pursuant to Section 2.14. shall take effect, if immediately after the making of such Revolving Loan or issuance of such Letter of Credit or such reduction of the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Maximum Revolving Credit Availability.

Section 2.20. Funds Transfer Disbursements.

(a) Generally. Each of the Borrower and the Gallery Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders pursuant to the Loan Documents as requested by an authorized representative of PREIT to any of the accounts designated in the Transfer Authorizer Designation Form. Each of the Borrower and the Gallery Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by PREIT or

(ii) made in PREIT’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by PREIT. Each of the Borrower and the Gallery Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by PREIT to effect a wire or funds transfer even if the information provided by PREIT identifies a different bank or account holder than named by PREIT. The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by PREIT. If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower and the Gallery Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower or between the Administrative Agent and the Gallery Borrower. Each of the Borrower and the Gallery Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower and the Gallery Borrower of such transfer.

(b) Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority; (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law or regulation.

(c) Limitation of Liability. None of the Administrative Agent, the Issuing Bank, or any Lender shall be liable to the Borrower, the Gallery Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s or the Gallery Borrower’s transfers, as applicable, may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, the Issuing Bank or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond the Administrative Agent’s, Issuing Bank’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, the Issuing Bank, any Lender, the Borrower or the Gallery Borrower knew or should have known the likelihood of these damages in any situation. None of the Administrative Agent, the Issuing Bank or any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

(a) Payments by Borrower and the Gallery Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower or the Gallery Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 9.5., the Borrower or the Gallery Borrower, as applicable, shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower or the Gallery Borrower, as applicable, hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing bank to the Administrative Agent from time to time, for the account of the Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b) Presumptions Regarding Payments by Borrower and Gallery Borrower. Unless the Administrative Agent shall have received notice from the Borrower or the Gallery Borrower prior to the date on which any payment is due from the Borrower or the Gallery Borrower to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower or the Gallery Borrower will not make such payment, the Administrative Agent may assume that the Borrower or Gallery Borrower, as applicable, has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower or the Gallery Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) and 2.3.(e) shall be made from the Lenders, each payment of the Fees under Section 3.5.(a) and under the first sentence of Section 3.5.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under Sections 2.14. shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making of Term Loans A under Section 2.2.(a)(i) shall be made from the applicable Lenders, pro rata according to the amounts of their respective Term Loan A Commitments, and the making of the Gallery Term Loans under Section 2.2.(a)(ii) shall be made from the applicable Lenders, pro rata according to the amounts of their respective Gallery Term Loan Commitments; (e) each payment or prepayment of principal of Term Loans A by the Borrower and of principal of the Gallery Term Loans by the Gallery Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans A or Gallery Term Loans, as applicable, held by them; (f) each payment of interest on Term Loans A by the Borrower and on the Gallery Term Loans by the Gallery Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Term Loans A or Gallery Term Loans, as applicable, then due and payable to the respective applicable Lenders; (g) the Conversion and Continuation of Revolving Loans or Term Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans or Term Loans, as applicable, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; and (h) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be pro rata in accordance with their respective Revolving Commitments. Any payment or prepayment of principal or interest made during the existence of an Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 9.5.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation or other Gallery Obligation owing by any Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender (other than any payment made in respect of Specified Derivatives Obligations) or other payments made by the Borrower, the Gallery Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 9.5., such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations or other Gallery Obligations owed to such other

Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 9.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Borrower and the Gallery Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans, other Obligations or other Gallery Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower or the Gallery Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a) Loan Fees. On the Effective Date, the Borrower agrees to pay to the Administrative Agent all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent and as have been agreed to in writing by the Borrower and any Lender.

(b) Facility Fees. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders an unused facility fee equal to the sum of the daily amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities multiplied by a per annum rate equal to 0.40%. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.

(c) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the

Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit in an amount equal to the greater of (i) one-quarter of one percent (0.25%) on the Stated Amount of such Letter of Credit and (ii) $2,500. The fee provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(d) Extension Fee. If, pursuant to Section 2.13., the Borrower and the Gallery Borrower exercise their right to extend the Termination Date, (x) the Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 0.50% of the sum of (i) the amount of such Lender’s Revolving Commitment at the time of the Administrative Agent’s receipt of the Extension Request plus (ii) the outstanding principal balance of such Lender’s Term Loan A at such time (after giving effect to any reduction in the Revolving Commitments and/or prepayment of the Term Loans A made on the date of such Extension Request) and (y) the Gallery Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 0.50% of the outstanding principal balance of such Lender’s Gallery Term Loan at such time. Such fee shall be paid to the Administrative Agent for the account of the Lenders at the time the Borrower delivers the Extension Request.

(e) Substitution Fee. In connection with the approval of a Substitution by the Requisite Lenders in accordance with Section 3.11.(b), the Borrower agrees to pay to the Administrative Agent for the account of each Lender approving such Substitution a substitution fee equal to $2,500 per each such Lender.

(f) Administrative Agent’s Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be agreed to in writing from time to time.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans, the other Obligations or the Gallery Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or the Gallery Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower or the Gallery Borrower, as applicable, shall notify the respective Lender in writing that the Borrower or the Gallery Borrower, as applicable, elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that neither the Borrower nor the Gallery Borrower pay and that the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower and the Gallery Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower and the Gallery Borrower for the use of money in connection with this Agreement is and shall be the interest described in Sections 2.4.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, loan fees, letter of credit fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and under no circumstances shall be deemed to be charges for the use of money. Unless otherwise expressly provided herein, all fees and all charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.8. Statements of Account.

The Administrative Agent will account to the Borrower and the Gallery Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower and the Gallery Borrower absent manifest error. The Agent will account to the Borrower on changes in Letters of Credit in accordance with Section 2.3.(k). The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower or the Gallery Borrower from any of their respective obligations hereunder.

Section 3.9. Defaulting Lenders.

(a) Generally. If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Loan Document, or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended while such Lender remains a Defaulting Lender; provided, however, that the foregoing shall not permit an increase in such Lender’s Commitments or an extension of the maturity date of such Lender’s Loans or other Obligations owing to such Lender (other than as contemplated by Section 2.13.), in each case, without such Lender’s consent. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), then the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. No Commitment of any Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section, performance by the Borrower and the Gallery Borrower of their respective obligations hereunder and the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies of the Borrower, the Gallery Borrower, the Administrative Agent, the Issuing Bank and the Lenders against a Defaulting Lender under this Section are in addition to any other rights and remedies the Borrower, the Gallery Borrower, the Administrative Agent, the Issuing Bank and the Lenders may have against such Defaulting Lender under this Agreement, any of the other Loan Documents, Applicable Law or otherwise.

(b) Treatment of Payments. Notwithstanding Section 3.2., until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of the Revolving Loans or Term Loans shall, unless the Requisite Lenders agree otherwise, be applied to the outstanding principal balance of the Revolving Loans and Term Loans of the applicable Lenders that are not Defaulting Lenders. Notwithstanding the terms of Section 3.3., no Defaulting Lender shall be entitled to any share in any payment obtained by any of the other Lenders on any Obligation or Gallery Obligation owing by any Loan Party. Any amount paid by the Borrower or the Gallery Borrower, whether through the exercise of any Lender’s right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments, for the account of a Defaulting Lender under this Agreement or any other Loan Document will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until such Defaulting Lender has ceased to be a Defaulting Lender in accordance with subsection (f) below, and, subject to any applicable requirements of law, such amount may be applied at such time or times as may be determined by the Administrative Agent in its sole discretion, first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, if determined by the Administrative Agent, held in such account as cash collateral for such Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding; third, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; and fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement. If such Lender is still a Defaulting Lender and any amounts remain in such account on the date that the Commitments are terminated and all Obligations of the Borrower and all Gallery Obligations of the Gallery Borrower hereunder and under the other Loan Documents are paid in full such amounts will be applied by the Administrative Agent to the making of payments from time to time in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of interest then due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; third, to the payment of Fees then due and payable to the Lenders other than Defaulting Lenders, ratably among them in accordance with the amounts of such Fees then due and payable to them; fourth, to pay principal of all Loans, Reimbursement Obligations and other Letter of Credit Liabilities then due and payable to the Lenders other than Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them; fifth, to the ratable payment of all other Obligations and other Gallery Obligations then due and payable to the Lenders other than Defaulting Lenders; and sixth, after the termination of the Commitments and payment in full of all obligations of the Borrower and the Gallery Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(c) Fees. During any period that a Lender is a Defaulting Lender, such Defaulting Lender’s Commitments and outstanding Loans shall be excluded for purposes of calculating any Fee payable to the Lenders under Sections 3.5.(b), (c) and (d) and during such period the Borrower shall not be required to pay, and such Defaulting Lender shall not be entitled to receive, any such Fees otherwise payable to such Defaulting Lender under such Sections.

(d) Borrowing Requests. While any Lender is a Defaulting Lender, the Borrower authorizes each of the Administrative Agent and the Issuing Bank (which authorization is irrevocable and coupled with an interest) to give, in such Person’s discretion, Notices of Revolving Loan Borrowing pursuant to Section 2.1. in such amounts and at such times as may be required to (i) reimburse any Reimbursement Obligation that has become due and payable or (ii) cash collateralize the Obligations of the Borrower in respect of outstanding Letters of Credit in an amount equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letters of Credit.

(e) Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Revolving Commitment and Term Loan A to an Eligible Assignee, in which case the Gallery Borrower shall be deemed to have also demanded that such Defaulting Lender assign its Gallery Term Loan to such Eligible Assignee, in each case, subject to and in accordance with the provisions of Section 11.6.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Revolving Commitment, Term Loan A and Gallery Term Loan via an assignment subject to and in accordance with the provisions of Section 11.6.(b). In connection with any assignment initiated by the Borrower or any Lender who is not a Defaulting Lender, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and, notwithstanding Section 11.6.(b), shall pay to the Administrative Agent an assignment fee in the amount of $10,000.

(f) Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing in their discretion exercised in good faith that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and make such other adjustments as the Administrative Agent may determine to be necessary to cause the interest of the Lenders in the Loans and Letter of Credit Liabilities to be on a pro rata basis in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cure by a Lender under this subsection of its status as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 3.10. Taxes.

(a) Taxes Generally. All payments by the Borrower and the Gallery Borrower of principal of, and interest on, the Loans, all other Obligations and all other Gallery Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Administrative Agent, the Issuing Bank or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent, the Issuing Bank or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any the Issuing Bank’s or any Lender’s assets, net income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower or the Gallery Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower or the Gallery Borrower, as applicable, will:

(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

(iii) pay to the Administrative Agent for its account or the account of the applicable Lender or the Issuing Bank, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent, the Issuing Bank or such Lender will equal the full amount that the Administrative Agent, the Issuing Bank or such Lender would have received had no such withholding or deduction been required.

(b) Tax Indemnification. If the Borrower or the Gallery Borrower, as applicable, fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the Issuing Bank or respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower and the Gallery Borrower shall indemnify the Administrative Agent, the Issuing Bank and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Bank or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower or the Gallery Borrower, as applicable.

(c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Internal Revenue Code. Each such Lender or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Administrative Agent. Neither the Borrower nor the Gallery Borrower shall be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Administrative Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Administrative Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from such payment to such Lender such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent. The obligation of the Lenders under this Section shall survive termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

(d) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 3.11. Substitution of a Collateral Property.

(a) Evaluation of Property. If, after the Effective Date, the Borrower desires to substitute another Property of similar or greater quality and value for a Collateral Property (other than the New River Valley Mall Property), the Borrower shall notify the Administrative Agent in writing, which notice shall specify the existing Collateral Property with respect to which the Borrower desires to effect such substitution (the “Substitution”) and shall deliver to the Administrative Agent, with respect to the Property proposed for the Substitution, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) A description of such Property, such description to include the age, location and size of such Property;

(ii) An operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, provided that, with respect to any period such Property was not owned by the Borrower or a Subsidiary, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge;

(iii) A current rent roll in substantially the form attached hereto as Exhibit P and a one-year occupancy history of such Property each certified by a representative of the Borrower to be true and correct, provided that, with respect to any period such Property was not owned by the Borrower or a Subsidiary, the occupancy history shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge;

(iv) Such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

(v) Budgets with respect to any capital expenditures to be made with respect to such Property within the next twelve months; and

(vi) Such other information the Administrative Agent may reasonably request in order to evaluate the Property which information is readily available to the Borrower or can be obtained by the Borrower without unreasonable expense.

(b) Approval by Administrative Agent and Lenders; Appraisals. Upon receipt of all of the items in the immediately preceding subsection (a), the Administrative Agent shall order an Appraisal of such Property in order to determine the Appraised Value thereof. If, after receipt and review of all of the above items (other than the Appraisal), the Administrative Agent is prepared to proceed with acceptance of such Property, the Administrative Agent will so notify the Borrower and each Lender within 10 Business Days after receipt of all of the items in the immediately preceding subsection (a) (other than the Appraisal) and will submit all such items to the Lenders. After obtaining the Appraisal of such Property, the Administrative Agent will promptly submit the Appraisal and the Appraised Value to the Lenders, for approval by the Requisite Lenders. Each Lender shall notify the Administrative Agent whether it approves of the designation of such Property as a substitute for an existing Collateral Property within 30 Business Days of the submission by the Administrative Agent of the Appraisal and the Appraised Value for such Property, and if a Lender fails to so notify the Administrative Agent within 30 Business Days, such Lender shall be deemed to have conclusively approved of such Property as a substitute. Upon (i) approval of such Property by the Requisite Lenders, (ii) execution and delivery of all of the documents that would have been required pursuant to Section 5.1.(a)(xviii)(A) through (I) and (K) through (W) and Sections 5.1.(xix) and (xxii) had such Property been a Collateral Property on the Effective Date, (iii) if any Tenant Deposit Accounts into which the Rents of such Property are deposited are not held by the Property Owner of such Property, delivery of a supplement to the Security Agreement, executed by each Person that holds any such Tenant Deposit Accounts, (iv) if such Property is located in a Tie-In Jurisdiction and a “tie-in” endorsement is available, delivery of endorsements to all other existing title insurance policies issued to the Administrative Agent with respect to all other Collateral Properties located in that Tie-In Jurisdiction and/or other Tie-In Jurisdictions, as applicable, reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the aggregate amount of the Appraised Values of all such Collateral Properties subject to such “tie-in” endorsement (including the Property to become a Collateral Property but excluding the value of any personal property located at such Property) but in no event in an amount in excess of the aggregate amount of the Revolving Commitments and the outstanding principal balance of the Term Loans; and (v) payment of the fee set forth in Section 3.5.(e), such Property shall be designated as a Collateral Property, and the Administrative Agent shall release the existing Collateral Property and related Collateral for which such new Collateral Property has been provided in substitution from all Liens created by the Security Documents applicable thereto. The Administrative Agent, in consultation with the Borrower, shall establish a value for such Property, not less than the Appraised Value, to be provided on the schedule attached to the Base Value Agreement as the “Base Value” of such Property and shall update such schedule accordingly. The Security Instrument encumbering any such Property that is provided as a substitute for a Gallery Property shall secure all Obligations and all Gallery Obligations.

Section 3.12. Release of a Property.

(a) Release of a Collateral Property. From time to time upon not less than 30 Business Days’ prior written notice to the Administrative Agent, the Borrower (or in the case of the Gallery Properties, the Gallery Borrower) may request that a Collateral Property, or any pad, outparcel or other portion thereof (other than an Option Parcel), and related Collateral be released from all Liens created by the Security Documents applicable thereto, which release (the “Release”) shall be effected by the Administrative Agent if the following conditions are satisfied or waived as of the date of such Release:

(i) no Default or Event of Default exists or would exist immediately after giving effect to such Release, except in the case of the Release of a Gallery Property;

(ii) after giving pro forma effect to such Release (including the repayment of any Obligations or Gallery Obligations to be made in connection with such Release), the Facility Debt Yield will be equal to or greater than the Facility Debt Yield prior to giving pro forma effect to such Release;

(iii) the Parent shall have delivered to the Administrative Agent a certificate from the chief financial officer of the Parent certifying the matters referred to in the immediately preceding clauses (i) and (ii) and providing reasonably detailed calculations establishing satisfaction of the condition set forth in the immediately preceding clause (ii);

(iv) the Borrower or the Gallery Borrower, as applicable, shall have delivered to the Administrative Agent all documents and instruments reasonably requested by the Administrative Agent in connection with such Release including, without limitation, the following:

(A) all documents being requested by the Borrower or the Gallery Borrower, as applicable, to effect such Release, including releases of applicable Security Documents; and

(B) if the Release Price is not being paid with available cash of the Borrower or the Gallery Borrower, as applicable, a certificate of a Responsible Officer of the Borrower or the Gallery Borrower, as applicable, certifying that the Release is required in connection with a Disposition or in connection with the Borrower or its applicable Subsidiary or with the Gallery Borrower or its applicable Subsidiary obtaining Indebtedness that will be secured by such Collateral Property; and

(C) in the case of a Release of any pad, outparcel or other portion of a Collateral Property (other than an Option Parcel) (1) all necessary zoning and subdivision approvals and cross-easement agreements required for the separate ownership of such pad, outparcel or other portion and an updated survey of the relevant Collateral Property and the pad, outparcel or other portion thereof, (2) such amendments or modifications to the Loan Documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require to reflect the release of the pad, outparcel or other portion (including, without limitation, an amendment to the Security Instrument encumbering the relevant Collateral Property and the Collateral related thereto) substituting a revised legal description reflecting the release of the pad, outparcel or other portion thereof, (3) evidence that (a) the relevant Collateral Property remaining encumbered by the Lien of the Security Instrument encumbering such Collateral Property and the other Collateral related thereto shall constitute a separate tax lot for tax and assessment purposes by no later than the earliest date permitted under Applicable Law, (b) the release of such pad, outparcel or portion thereof does not adversely affect ingress or egress to or from the Collateral Property, and (c) the documents with respect to such release (other than cross-easement agreements, if any) do not impose any obligations or otherwise burden the Collateral Property in any way; and

(v) in the case of:

(A) a Release of any Collateral Property other than a Gallery Property or any pad, outparcel or other portion thereof (other than an Option Parcel), the Borrower shall have paid (1) all accrued and unpaid expenses owing to the Administrative Agent as of the date of such Release, (2) all accrued Fees owing as of the date of such Release, (3) all accrued interest owing on the Loans and the Reimbursement Obligations as of the date of such Release, and (4) the applicable Release Price which shall be applied first, to payment of the outstanding principal balance of the Term Loans A until paid in full, and then to the payment of the outstanding principal balance of the Gallery Term Loans; and

(B) a Release of a Gallery Property or any pad, outparcel or other portion thereof, (1) the Borrower or the Gallery Borrower, as applicable, shall have paid all accrued and unpaid expenses owing by the Borrower or the Gallery Borrower to the Administrative Agent as of the date of such Release, (2) the Borrower or the Gallery Borrower, as applicable, shall have paid all accrued Fees owing by the Borrower or the Gallery Borrower as of the date of such Release, (3) the Gallery Borrower, shall have paid all interest owing on the Gallery Loans as of the date of such Release, and (4) the Gallery Borrower shall have paid the applicable Release Price which shall be applied to payment of the outstanding principal balance of the Gallery Term Loans; and

Notwithstanding the foregoing, if the condition set forth in the immediately preceding clause (ii) cannot be satisfied at the time of such requested Release, satisfaction of such condition may be waived by the Administrative Agent in its sole discretion so long as after giving pro forma effect to such Release the Facility Debt Yield will be equal to or greater than 11.00% and otherwise by the Requisite Lenders so long as after giving pro forma effect to such Release the Facility Debt Yield will be equal to or greater than 10.0%. In no event shall a Collateral Property be released if after giving pro forma effect to such Release the Facility Debt Yield would be less than 10.0%.

(b) Determination of the Pad Value. If the Borrower requests the Release of a pad, outparcel or other portion (other than an Option Parcel) of a Collateral Property for which a Base

Value does not exist, the Pad Value shall be an amount that is determined by the Administrative Agent in its reasonable discretion unless the Borrower objects to such determination in accordance with this Section 3.12.(c). The Administrative Agent shall notify the Borrower in writing of its determination of the amount that shall be the Pad Value (the “Determination Notice”) within 10 Business Days after receipt by the Administrative Agent from the Borrower of all information requested by the Administrative Agent to determine such Pad Value. If the Borrower disagrees with the Administrative Agent’s determination of the Pad Value, the Borrower shall, within 3 Business Days after receipt of the Determination Notice, request in writing that the Administrative Agent obtain an Appraisal of such pad or outparcel at the Borrower’s expense, in which case the Pad Value of such pad or outparcel shall be the Appraised Value of such pad or outparcel.

(c) Release of Option Parcels. The relevant Property Owner may dispose of portions of the Collateral Properties (each an “Option Parcel”) subject to the options to purchase (each an “Option Agreement”) described on Schedule 3.12.(c) and the other Collateral related thereto (and the Administrative Agent shall release any such Option Parcel from the Lien of any applicable Security Instrument) provided (i) the Property Owner obtains and delivers to the Administrative Agent all necessary zoning and subdivision approvals and cross-easement agreements required for the separate ownership of such Option Parcel and an updated survey of the relevant Collateral Property and the Option Parcel, (ii) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such amendments or modifications to the Loan Documents as the Administrative Agent may reasonably require to reflect the release of the Option Parcel (including, without limitation, an amendment to the Security Instrument encumbering the relevant Collateral Property and the Collateral related thereto) substituting a revised legal description reflecting the release of the Option Parcel, (iii) the Property Owner shall have delivered to the Administrative Agent evidence that (A) the relevant Collateral Property remaining encumbered by the Lien of the Security Instrument encumbering such Collateral Property and the other Collateral related thereto shall constitute a separate tax lot for tax and assessment purposes by no later than the earliest date permitted under Applicable Law, (B) the release of such Option Parcel does not adversely affect ingress or egress to or from the Collateral Property, and (C) the documents with respect to such release (other than cross-easement agreements, if any) do not impose any obligations or otherwise burden the Collateral Property in any way, and (iv) the Property Owner pays the applicable Release Price to the Administrative Agent, which in the case of the Release of any Option Parcel at a Collateral Property other than a Gallery Property shall be applied to first to payment of the outstanding principal balance of the Term Loans A until paid in full and then to the payment of the outstanding principal balance of the Gallery Term Loans.

Section 3.13. Redetermination of Appraised Value; Appraisals.

(a) The Appraised Value of each Collateral Property (based on a new Appraisal obtained by the Administrative Agent) shall be redetermined under each of the following circumstances:

(i) At any time while a Default or an Event of Default exists, the Administrative Agent may redetermine the Appraised Value of any Collateral Property at the Borrower’s expense; or

(ii) if under FIRREA or any other Applicable Law, a Lender is required to obtain an Appraisal of any Collateral Property in addition to any other Appraisal previously obtained with respect to such Collateral Property pursuant to this Agreement, the Administrative Agent shall have the right to cause such an Appraisal to be obtained at the Borrower’s cost and expense.

(b) During the period between March 11, 2011 and March 11, 2012, the Administrative Agent shall obtain an Appraisal for each of the Collateral Properties, at the Borrower’s cost and expense.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a) Capital Adequacy. If any Lender reasonably determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitment or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within 30 calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (excluding Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower and the Gallery Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay immediately to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time such additional amounts as shall be reasonably determined by the Issuing Bank or such Lender to be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e) Notification and Determination of Additional Costs. Each of the Administrative Agent, the Issuing Bank, and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank, or such Lender, as the case may be, to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank, or any Lender to give such notice shall not release the

Borrower from any of its obligations hereunder. The Administrative Agent, the Issuing Bank, and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Bank, or a Lender, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent, the Issuing Bank, or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a) the Administrative Agent reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(b) the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower, the Gallery Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional or maintain LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower and the Gallery Borrower, as applicable, shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower and the Gallery Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower or the Gallery Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower or the Gallery Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date plus the Applicable Margin. Upon the Borrower’s request (made through the Administrative Agent), any Lender seeking compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 4.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c) or Section 4.3. on such earlier date as such Lender may specify to the Borrower and the Gallery Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1.(c) or Section 4.3. that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower and the Gallery Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or Section 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective unpaid principal amount of the Loans held by each of the Lenders.

Section 4.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Revolving Commitment and all outstanding Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 11.6.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the

Affected Lender. Each of the Administrative Agent, the Borrower, the Gallery Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s and the Gallery Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.10. or 4.1.

Section 4.7. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Section 4.8. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower and the Gallery Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1. Initial Conditions Precedent.

The obligation of the Administrative Agent, the Issuing Bank and the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) Revolving Notes and Term Loan A Notes executed by the Borrower, payable to each Lender, and Gallery Term Loan Notes executed by the Gallery Borrower, in each case, complying with the terms of Section 2.11.;

(iii) the Guaranty executed by each of the Guarantors initially to be a party thereto;

(iv) the Security Agreement executed by the Borrower and each Grantor;

(v) the Pledge Agreement executed by each Pledgor;

(vi) the Base Value Agreement executed by the Borrower, the Gallery Borrower and the Administrative Agent;

(vii) an opinion of counsel to the Parent, the Borrower, the Gallery Borrower the Guarantors, the Grantors and the Pledgors addressed to the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers and covering the matters set forth on Exhibit Q;

(viii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, in the case of the Borrower, the officers of the Borrower then authorized to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower any Notice of Revolving Loan Borrowing, the Notice of Term Loan A Borrowing, Notices of Conversion and Notices of Continuation and to request the issuance of Letters of Credit, and in the case of the Gallery Borrower, the officers of the Gallery Borrower then authorized to execute and deliver on behalf to the Gallery Borrower the Notice of Gallery Term Loan Borrowing, Notices of Conversion and Notices of Continuation;

(ix) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Parent, the Borrower, the Gallery Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the State of formation in the case of the Parent, PREIT, PREIT-RUBIN, PR Gallery and Keystone and certified as of the Effective Date by the Secretary or Assistant Secretary (or other individual performing similar functions) in the case of the Parent, PREIT, PREIT-RUBIN, PR Gallery, Keystone and each Guarantor;

(x) a Certificate of Good Standing or certificate of similar meaning with respect to the Parent, the Borrower, the Gallery Borrower and each Guarantor (and in the case of a limited partnership, the general partner of such Guarantor) issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of (A) each state in which such Person is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (B) with respect to each Person that is a Property Owner, of each state in which any Collateral Property is located, if different from the state of formation of such Person;

(xi) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Parent, the Borrower, the Gallery Borrower and each Guarantor of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity;

(xii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Parent, the Borrower, the Gallery Borrower and each Guarantor of all corporate, partnership, member or other necessary action taken by each such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xiii) the Notice of Term Loan Borrowing executed by the Borrower;

(xiv) Notice of Gallery Term Loan Borrowing executed by the Gallery Borrower;

(xv) the Transfer Authorizer Designation executed by the Borrower and the Gallery Borrower effective as of the Agreement Date;

(xvi) a Compliance Certificate calculated as of the Parent’s fiscal quarter ended September 30, 2009 giving pro forma effect to the making of the Loans and the application of the proceeds thereof;

(xvii) UCC, tax, litigation, and judgment search reports with respect to the Borrower, the Gallery Borrower, each Property Owner, and each Collateral Property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such Collateral Property (other than the New River Valley Mall Property) other than Permitted Liens and no Liens of record on the New River Valley Mall Property other than Permitted Liens and Liens securing the New River Valley Mall Liabilities and UCC, tax, litigation and judgment search reports with respect to each Grantor and each Pledgor, showing that there are no Liens of record on the Tenant Deposit Accounts and related Collateral or on the Equity Interests of any Property Owner of a Gallery Property owned by a Pledgor, respectively;

(xviii) With respect to each Collateral Property (unless otherwise specified), each of the following items:

(A) an operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, provided that, with respect to any period such Property was owned by the applicable Property Owner for less than three years, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge and provided further, that if such Property has been operating for less than three years, the Borrower shall provide such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

(B) a current rent roll for such Property certified by a representative of the Borrower as being true and correct in all material respects;

(C) a current or currently certified survey of such Property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and acceptable to the Administrative Agent in its sole but reasonable discretion;

(D) if not adequately covered by the survey certification provided for above, a certificate from a licensed engineer or other professional satisfactory to the Administrative Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration, or if such Property is located in a Special Flood Hazard Area, evidence satisfactory to the Administrative Agent of the insurance coverage required under Section 7.6.(d) with respect to such Property;

(E) A “Phase I” environmental assessment of such Property, and a “Phase II” environmental assessment of such Property if warranted by such “Phase I” environmental assessment, in each case, not more than 12 months old prepared by an environmental engineering firm reasonably acceptable to the Administrative Agent and upon which the Administrative Agent, Issuing Bank, the Lenders and the Specified Derivatives Providers are expressly permitted to rely pursuant to a reliance letter addressed to the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers, in form and substance reasonably satisfactory to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Property;

(F) an engineering report for such Property not more than 12 months old and prepared by an engineering firm acceptable to the Administrative Agent upon which the Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers are expressly permitted to rely pursuant to a reliance letter addressed to the Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers in form and substance reasonably satisfactory to the Administrative Agent;

(G) copies of (1) the permanent certificate(s) of occupancy for such Property, (2) any licenses, permits and approvals required for the use and operation of such Property (which items described in the immediately preceding clauses (1) and (2) may alternatively be covered by a zoning report described in clause (I) below), (3) all Property Management Agreements and all Material Contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property, if any, and (4) in any event, copies of (x) all Tenant Leases with respect to such Property (or, if acceptable to the Administrative Agent, a summary of the terms thereof) and (y) all reciprocal easement agreements, if any, in respect of such Property;

(H) copies of any applicable ground leases and estoppels from ground lessors or lessees, as applicable, relating to such Property if such estoppels are required to be provided by such ground lessor pursuant to such ground leases and if such estoppels are not so required, if requested by the Administrative Agent, the

Borrower shall have used its commercially reasonable efforts to obtain such estoppels;

(I) a zoning report prepared by a firm reasonably acceptable to the Administrative Agent with respect to such Property evidencing compliance with applicable zoning and land use laws and building ordinances or codes (including, without limitation, copies of final certificates of occupancy relating to such Property or such other evidence reasonably acceptable to the Administrative Agent that occupancy permits have been issued for such Property) or that such Property is the subject of a legal non-conforming use;

(J) an Appraisal of such Property;

(K) a Security Instrument encumbering such Property in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and each Specified Derivatives Provider, the form of such Security Instrument to be modified as appropriate to conform to the Applicable Laws of the jurisdiction in which such Property is located; provided, that in the case of the Security Instrument encumbering the Gallery Properties, such Security Instrument shall only secure the Gallery Obligations as provided therein;

(L) an Environmental Indemnity Agreement or Gallery Environmental Indemnity Agreement, as applicable;

(M) a Property Management Contract Assignment covering the Property Management Agreements, if any, for such Property;

(N) an ALTA 2006 Form mortgagee’s Policy of Title Insurance or other form acceptable to the Administrative Agent in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and each Specified Derivatives Provider with respect to such Property, including endorsements with respect to such items of coverage as the Administrative Agent may request and which endorsements are available, in the amount of coverage required in the following sentence, issued by an Approved Title Insurance Company and with reinsurance (with direct access agreements) or co-insurance from title insurance companies acceptable to the Administrative Agent, showing the fee simple or leasehold title to the land and improvements described in the applicable Security Instrument is vested in the Property Owner, and insuring that the Lien granted by such Security Instrument is a valid Lien against said property, subject only to such restrictions, encumbrances, easements and reservations as are acceptable to the Administrative Agent. The amount of coverage under such policy must equal 100% of the Appraised Value of such Property;

(O) copies of all documents of record reflected in Schedule A and Schedule B of such Policy of Title Insurance;

(P) if requested by the Administrative Agent, a reciprocal easement agreement estoppel with respect to any reciprocal easement agreements for such property;

(Q) if such Property is part of a condominium regime, copies of all condominium documents, including without limitation, the recorded condominium declaration, condominium plans, condominium association bylaws, condominium association incorporation documents, if any, a condominium estoppel from the condominium board, declarant and/or association, as applicable, and such other documents as reasonably required by the Administrative Agent;

(R) with respect to each Collateral Property (other than the New River Valley Mall Property), a list of all Tenant Deposit Accounts (specifying for each Tenant Deposit Account, the holder of such account, the name and address of the bank or securities intermediary at which such deposit account is held, and the account number) as of the Agreement Date;

(S) the Deposit Account Control Agreements required under Section 7.17.;

(T) a UCC-1 financing statement to be filed in the office of the Secretary of State of the state in which the Property Owner of such Property is organized; if required by the Administrative Agent, a UCC-1 financing statement to be filed in the real estate records where such Property is located; and a UCC-1 financing statement to be filed in the office of the Secretary of State in the state in which each of the Borrower, each Grantor and each Pledgor is organized;

(U) an opinion of counsel admitted to practice law in the jurisdiction in which such Property is located and acceptable to the Administrative Agent, addressed to the Administrative Agent, the Issuing Bank, each Lender and each Specified Derivatives Provider covering such legal matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(V) an opinion of counsel admitted to practice law in the jurisdiction in which the Property Owner is formed and of counsel admitted to practice law in the Commonwealth of Pennsylvania, in each case, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Issuing Bank, each Lender and each Specified Derivatives Provider, covering such legal matters relating to the formation and existence and power of the Person executing documents, and the due authorization, execution and delivery of the Security Documents and other documents for consummating the transactions contemplated hereby as the Administrative Agent may reasonably request;

(W) such other instruments, documents, agreements, financing statements, certificates, opinions and other Security Documents as the Administrative Agent may reasonably request with respect to each Collateral Property; and

(xix) insurance certificates, or other evidence, providing that the insurance coverage required under Section 7.6. (including, without limitation, both property and liability insurance) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without 10-days prior written notice to the Administrative Agent of any cancellation for nonpayment or premiums, and not less than 30-days prior written notice to the Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that the Administrative Agent, for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers is named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that the Borrower, any Loan Party or any other Subsidiary actually maintains with respect to any Property and improvements on such Property; and

(xx) evidence satisfactory to the Administrative Agent that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders for which payment has been demanded, have been paid; and

(xxi) the Intercreditor Agreement; and

(xxii) such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

(b) In the good faith judgment of the Administrative Agent:

(i) There shall not have occurred or become known to the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and the other Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to have a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) have a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iii) The Parent, the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower, the Parent or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party.

Section 5.2. Conditions Precedent to All Credit Events.

The obligations of the Lenders to make any Loans, and of the Issuing Bank to issue Letters of Credit, are all subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto and no violation of the limits described in Section 2.19. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; (c) in the case of a borrowing of the Revolving Loans, the Administrative Agent shall have received a timely Notice of Revolving Loan Borrowing; and (d) in the case of the issuance of a Letter of Credit, no Lender shall be a Defaulting Lender; provided, however, the Issuing Bank may, in its sole and absolute discretion, waive the condition precedent contained in this clause (d) on behalf of itself and all Lenders. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Administrative Agent, the Issuing Bank and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the occurrence of such Credit Event contained in this Article V. have been satisfied or waived as permitted hereunder.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Administrative Agent, the Issuing Bank and each Lender to enter into this Agreement and the Lenders to make the Loans, and in the case of the Issuing Bank, to issue Letters of Credit, each of the Borrowers and the Parent represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. Part I of Schedule 6.1.(b) is a complete and correct list, as of the Agreement Date of all Subsidiaries of the Parent, setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary (other than PREIT), (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in Part I of Schedule 6.1.(b), (w) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (x) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (y) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 6.1.(b) correctly sets forth, as of the Agreement Date, all Consolidated Affiliates and Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Loan Documents and Borrowings. Each of the Borrower and the Gallery Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by duly authorized signatories of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Parent, the Borrower or any other Loan Party is a party in accordance with their respective terms, and the borrowings and other extensions of credit hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound, including, without limitation, the Exchangeable Note Indenture; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Administrative Agent for the benefit of the Lenders, including without limitation, under the terms of the Exchangeable Note Indenture.

(e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to such Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) Title to Properties. Schedule 6.1.(f) is, as of the Agreement Date, a complete and correct listing of all Properties of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries, setting forth, for each such Property, (i) to the best of the Loan Parties’ knowledge, the current occupancy status of such Property, (ii) whether such Property is a Project Under Development and, (iii) if such Property is a Project Under Development, the status of completion of such Property. Each of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets necessary to the conduct of their businesses.

(g) Existing Indebtedness; Liabilities. Part I of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees of Indebtedness) of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries, any Consolidated Affiliates and any Unconsolidated Affiliates, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of all Indebtedness of the Loan Parties and other Subsidiaries and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 6.1.(g) is, as of the Agreement Date, to the best of the Loan Parties’ knowledge, a complete and correct listing of all Total Liabilities of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries (excluding any Indebtedness set forth on Part I of such Schedule but including Contingent Obligations not set forth on Part I of such Schedule).

(h) Material Contracts. Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. As of the Agreement Date, all such Material Contracts are in full force and effect and each Loan Party and the other Subsidiaries that are parties to any Material Contract have performed and are in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i) Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, proceedings or, to the knowledge of the Parent or the Borrower, any investigations by any Governmental Authority pending (nor, to the knowledge of the Parent or the Borrower, are there any actions, suits, proceedings or investigations by any Governmental Authority threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question by the Parent, the Borrower, any Loan Party or any other Subsidiary the validity or enforceability of any Loan Documents, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other tax returns of the Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party or any other Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.7. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ended on such date, with the opinion thereon of KPMG LLP and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at September 30, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows of the Parent and its consolidated Subsidiaries for the three fiscal quarter period ended on such date. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, and in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

(l) No Material Adverse Change. Since September 30, 2009, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Parent and its consolidated Subsidiaries taken as a whole. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m) Operating Statement. The operating summary pertaining to each of the Collateral Properties delivered by the Borrower in accordance with Section 7.1.(a)(vii) fairly presents the NOI of such Property for the period then ended.

(n) ERISA.

(i) Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to the Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a volume submitter plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such volume submitter plan. To the best knowledge of the Parent and the Borrower, nothing has occurred which would cause the loss of their reliance on the Qualified Plan’s favorable determination letter or opinion letter.

(ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with Statement of Financial Accounting Standards No. 106. The “benefit obligation” of all Benefit Plans does not exceed the “fair market value of plan assets” for such Benefit Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with Statement of Financial Accounting Standards No. 158.

(iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Parent and the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit

Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Benefit Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o) Absence of Defaults. No Loan Party or any other Subsidiary is in default under its declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Loan Party or any other Subsidiary under any agreement (excluding any Loan Document) or judgment, decree or order to which any Loan Party or any other Subsidiary is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Environmental Laws. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor the Borrower has any knowledge of, nor has the Parent, the Borrower, any other Loan Party or any other Subsidiary received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Parent, the Borrower, any other Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which could reasonably be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive

Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the best of the Parent’s and the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(q) Investment Company; Etc. No Loan Party nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s) Affiliate Transactions. Except as permitted by Section 8.8., no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

(t) Intellectual Property. Each Loan Party and each other Subsidiary own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of the businesses of the Borrower and its Subsidiaries, taken as a whole, as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u) Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning,

operating and managing primarily retail real estate, but also office, multi-family and industrial properties, together with related business activities and investments incidental thereto.

(v) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections or other forward looking statements) furnished to the Administrative Agent or any Lender by, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, to the best of the Parent’s and the Borrower’s knowledge, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower or any other Loan Party or Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No document furnished or written statement made, in each case by, or at the direction of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of any Loan Document contains or will contain any untrue statement of a fact material to the creditworthiness of the Loan Parties and other Subsidiaries, taken as a whole, or omits, or will omit to state a fact material to the creditworthiness of the Loan Parties and the other Subsidiaries, taken as a whole, which is necessary in order to make the statements contained therein not misleading.

(w) Not Plan Assets. None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA), the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x) Non-Guarantor Subsidiaries. Schedule 6.1.(x) is, as of the Agreement Date, a complete and correct list of all Subsidiaries which are not required to become a Guarantor as of the Agreement Date, setting forth for each such Person, the correct legal name of such Person, the type of legal entity which each such Person is, all equity interests in such Person held directly or indirectly by the Parent and the reason such Subsidiary is not required to become a Guarantor as of the Agreement Date.

(y) OFAC. None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loans will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(z) Security Interests. Each of the Security Documents (other than the Security Instrument encumbering the Gallery Properties and the Collateral related thereto) creates, as security for the Obligations, the Gallery Obligations and the Specified Derivatives Obligations, a valid and enforceable Lien on all of the Collateral, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens and, in the case of the New River Valley Mall Property, Liens securing the New River Valley Mall Liabilities), in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and each Specified Derivatives Provider. The Security Instrument encumbering the Gallery Properties and the Collateral related thereto creates, as security for the Gallery Obligations, a valid and enforceable Lien on both of the Gallery Properties, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens), in favor of the Administrative Agent for its benefit and the benefit of the Lenders.

(aa) Tenant Deposit Accounts. No Tenant Deposit Accounts exist other than those identified on the list of Tenant Deposit Accounts provided by the Parent pursuant to Section 5.1.(a)(xv)(R), those not required to be provided on the list pursuant to Section 5.1.(a)(xv)(R), and those identified in accordance with Section 7.17. No Tenant Deposit Account is held by any Person other than the Borrower, any other Loan Party or any other Subsidiary.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by, or at the direction of, any Loan Party or any other Subsidiary to the Administrative Agent or any Lender (other than the content of any projections or other similar forward looking statements) pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by, or at the direction of, the Parent or the Borrower prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 11.7., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 7.1. Financial Reporting and Other Information.

(a) The Parent shall furnish to the Administrative Agent for distribution to each of the Lenders each of the following:

(i) Quarterly Financial Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

(ii) Year-End Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than 90 days after the end of each fiscal year of the Parent (including the fiscal year ended December 31, 2009), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) certified by KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose opinion shall be unqualified, or if qualified, any such qualification shall be satisfactory to the Administrative Agent, and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

(iii) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a)(i) and (a)(ii), a certificate substantially in the form of Exhibit R (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (A) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be (1) the calculations required to establish whether or not the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 8.1., including, without limitation, in each case, the reconciliation calculations and other calculations utilized by the Parent to adjust the results set forth in the Parent’s financial statements (which may include a consolidation of Variable Interest Entities) to account for the Variable Interest Entities; and (2) calculations required to establish the Facility Debt Yield and the Corporate Debt Yield, and (B) stating that no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or the Borrower with respect to such event, condition or failure. For the fiscal year ended December 31, 2009, the calculations required under the immediately preceding clause (A) shall be provided to establish whether or not the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 8.1 of each of the Existing Agreements.

(iv) Pricing Certificate. At the time the financial statements are furnished pursuant to subsections (a)(i) and (a)(ii) above, a certificate in the form of Exhibit S (a “Pricing Certificate”) setting forth at the end of such quarterly accounting period or fiscal year, as the case may be, (A) the calculations required to establish the ratio of Total Liabilities to Gross Asset Value and (ii) stating the corresponding level of Applicable Margin with respect to such ratio.

(v) Reports from Accountants. Upon the request of the Administrative Agent, copies of all reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants including, without limitation, any management report.

(vi) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, proxy statements and other written information so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any Subsidiary or any other Loan Party; provided, however, the Parent need not deliver any such information to the Administrative Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Administrative Agent when any such information has been posted to the Parent’s website.

(vii) Securities Filings. Within 10 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; provided, however, the Parent need not deliver any such information to the Administrative Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Administrative Agent when any such information has been posted to the Parent’s website.

(viii) Operating Summary; Rent Roll; Etc. At the time the quarterly and year-end financial statements are furnished pursuant to the immediately preceding subsections (a)(i) and (a)(ii), with respect to each Collateral Property (A) an operating summary prepared in accordance with GAAP for the four fiscal quarters most recently ended, including without limitation, a statement of NOI, (B) a current rent roll for such Property, (C) a year-to-date comparison of the performance of such Property to the property budget delivered in accordance with Section 7.1.(a)(ix), and (D) such other information reasonably requested by the Administrative Agent, in each case certified by a representative of the Parent to be true and correct in all material respects. The Temporary Leases and Tower Leases need not be shown on any such rent roll, but income therefrom shall be included in any applicable operating summary as specialty leasing income or otherwise; provided, however, that not more than 20 Business Days following the Administrative Agent’s request, the Parent shall furnish to the Administrative Agent a list for each Temporary Lease and Tower Lease, setting forth in detail reasonably satisfactory to the Administrative Agent, the tenant party to such Temporary Lease and such Tower Lease, the square feet of gross leasable area leased thereunder, and the income therefrom that has been included in any applicable operating summary as specialty leasing income or otherwise.

(ix) Property Budget. No later than 15 days after the beginning of each fiscal year of the Parent, a property budget for each Collateral Property for each quarter of such fiscal year.

(x) Annual Budget and Plans of the Parent. No later than 15 days after the beginning of each fiscal year of the Parent, projected balance sheets, operating statements and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of such fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish (A) whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 8.1. at the end of each fiscal quarter of such fiscal year and (B) the projected Facility Debt Yield and Corporate Debt Yield as of the end of each such fiscal quarter.

(xi) Report on Sources and Uses Funds. Within 20 Business Days of the Administrative Agent’s request therefor (but not more frequently than once per quarter so long as no Event of Default exists), a report in form and substance reasonably satisfactory to the Administrative Agent detailing the Parent’s, together with its Subsidiaries’, projected sources and uses of cash for the period of four consecutive fiscal quarters immediately following the date of the Administrative Agent’s request. Such sources shall include but not be limited to excess operating cash flow, availability under this Agreement, unused availability under committed development loans, unfunded committed equity and any other committed sources of funds. Such uses shall include but not be limited to cash obligations for binding acquisitions, unfunded development costs, capital expenditures, debt service, overhead, dividends, maturing project loans, hedge settlements and other anticipated uses of cash.

(xii) Ownership, Investment and Recourse Share Calculations. Promptly upon the request of the Administrative Agent (but not more frequently than quarterly so long as no Event of Default exists), evidence of the Parent’s calculation of the Ownership Share, Investment Share and Recourse Share with respect to each Consolidation Exempt Entity, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent.

(xiii) ERISA Notices. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take.

(xiv) Litigation and Governmental Proceedings. To the extent the Parent or the Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any of its Subsidiaries are being audited.

(xv) Modification of Organizational Documents. At least five (5) Business Days prior to the effectiveness thereof, a copy of any material amendment or other material modification to the Trust Agreement, the Partnership Agreement, the bylaws of PREIT-RUBIN, or material amendment or other modification to the certificate or articles of incorporation, certificate of limited partnership or other similar organizational documents of the Parent, the Borrower or the Gallery Borrower.

(xvi) Change of Management. Prompt notice of any change in the Principal Officers.

(xvii) Material Adverse Change. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have Material Adverse Effect.

(xviii) Default. Prompt notice of the occurrence of (i) any Default, or (ii) Event of Default, or (iii) the occurrence of any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute an event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.

(xix) Material Contracts. Promptly upon entering into any Material Contract or Specified Derivatives Contact after the Agreement Date, a copy of such Material Contract or Specified Derivatives Contract to the Administrative Agent.

(xx) Judgments. Prompt notice of (A) any order, judgment or decree in excess of $1,000,000 having been entered against a Property Owner, any Collateral or any other properties or assets of a Property Owner and (B) any other order, judgment or decree in excess of $10,000,000 having been entered against the Parent, the Borrower, the Gallery Borrower or any Material Subsidiary or any of their respective properties or assets.

(xxi) Notice of Violations of Law. Any notification of a violation of any Applicable Law or any inquiry regarding the same shall have been received by the Parent, the Borrower, any other Loan Party or any other Subsidiary from any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

(xxii) Subsidiaries. Notice, within 45 days after the end of the quarter in which it occurs, of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Wholly Owned Subsidiary of the Parent.

(xxiii) Notice of Violation of Environmental Laws. Promptly, and in any event within 10 Business Days after a Responsible Officer of the Parent or the Borrower obtains knowledge thereof, the Parent or the Borrower, as applicable, shall provide the Administrative Agent with written notice of the occurrence of any of the following: (i) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive any notice from a

Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters referred to in such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxiv) Derivatives Termination Value. Promptly upon the request of the Administrative Agent (but not more frequently than once per quarter so long as no Event of Default exists), the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding.

(xxv) Other Information, Etc. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.

(xxvi) Notices Regarding Collateral Properties. Notice of any claims or Liens not permitted under Section 8.3. that are asserted against any Collateral Property or, in the case of each such Property, any Collateral related thereto and not released promptly in accordance with Section 4.4. of the Security Instrument encumbering such Collateral Property and, in the case of each such Property, the Collateral related thereto. Such notice shall specify who is asserting such claim, lien or security interest and shall detail the origin and nature of the underlying facts giving rise to such asserted claim, lien or security interest.

(b) Electronic Delivery of Certain Information.

(i) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II. and (B) any Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Parent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent, the Parent or the

Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent, the Parent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Parent shall be required to provide paper copies of the certificate required by Section 7.1.(a)(iii) to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificate required by Section 7.1.(a)(iii), the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Parent or the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(ii) Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Parent and the Borrower by the Administrative Agent.

(c) USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Parent and the Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

(d) Public/Private Information. The Parent and the Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent or the Borrower, as applicable, to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and their respective Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 7.2. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 8.5., the Borrower and the Parent shall preserve and maintain, and cause each other Loan Party and each other Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Compliance with Applicable Law.

The Borrower and the Parent shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.4. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where the failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 7.5. Conduct of Business.

The Parent and the Borrower shall at all times carry on, and, except as permitted under Section 8.5., cause each of their respective Subsidiaries to carry on, its respective businesses as described in Section 6.1.(u).

Section 7.6. Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance with insurance carriers with a financial strength rating of A- or better by S&P (the “Required Financial Rating”) against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law; provided, however, that if at any time an insurance carrier with whom the Borrower, the Parent, any other Loan Party or any other Subsidiary is maintaining insurance is downgraded so that it no longer has the Required Financial Rating, the Borrower, the Parent, such other Loan Party or such other

Subsidiary shall have until the date that is 180 days after such downgrade to obtain insurance with an insurance carrier that has the Required Financial Rating. The Borrower and the Parent shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and insurance certificates, in form acceptable to the Administrative Agent, providing that the insurance coverage required under this Section (including without limitation, both property and liability insurance) is in full force and effect and stating that coverage shall not be cancelable or materially changed without 10-days prior written notice to the Administrative Agent of any cancelation for nonpayment or premiums, and not less than 30-days prior written notice to the Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that the Administrative Agent, for the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers, is named as lender’s loss payee and additional insured, as appropriate, on all insurance policies that the Borrower, any other Loan Party or any other Subsidiary actually maintains with respect to any Collateral Property and improvements on such Property. The Borrower and the Parent shall obtain automobile liability coverage and worker’s compensation and disability coverage, in each case, as applicable. With respect to each Collateral Property, such insurance shall include all of the following:

(a) Insurance against loss to such Property on an “all risk” policy form, covering insurance risks no less broad than those covered under a Special Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss-Special Form,” in the then current form, and such other risks as administrative Agent may reasonably require, in amounts equal to the full replacement cost of such Property including fixtures and equipment, Borrower’s interest in leasehold improvements, and the cost of debris removal, with, if required by the administrative Agent, an agreed amount endorsement, and with deductibles of not more than $25,000, except that any deductibles for any insurance covering damage by windstorm may be in amounts up to 5% of the value of such Property insured;

(b) Business income insurance in amounts sufficient to pay during any period in which such Property may be damaged or destroyed, for a period of twelve (12) months; (i) at least 100% of all rents and (ii) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by tenants of such Property on which business income insurance policy the Administrative Agent, for the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers, is named as lender’s loss payee;

(c) During the making of any alterations or improvements to such Property, carry or cause to be carried builder’s completed value risk insurance against “all risks of physical loss” for the full replacement cost of the construction;

(d) Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if such Property is now, or at any time while the Obligations or any portion thereof remains unpaid shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on such Property, or as such lesser amounts as may be available under Federal flood insurance programs;

(e) Commercial general public liability insurance, including terrorism liability coverage, with the location of such Property designated thereon, against death, bodily injury and property damage arising on, about or in connection with such Property, with Borrower or the applicable Subsidiary listed as the named insured, with such limits as Borrower or the applicable Subsidiary may reasonably require (but in no event less than $1,000,000 per occurrence and $2,000,000 aggregate for the primary general liability, with $25,000,000 as total limits);

(f) Terrorism coverage on such Property so long as the Terrorism Risk Insurance Act of 2002, as amended (“TRIA”), is in effect and, if TRIA shall be repealed or shall expire, the Borrower shall maintain at all times terrorism coverage on such Property and in an amount not less than 100% of the Appraised Value of such Property to the extent commercially available at comparable cost; and

(g) Law and ordinance coverage, equipment breakdown/bolier and machinery coverall in an amount equal to 100% of the replacement cost of the equipment and surrounding areas or as reasonably requested by the Administrative Agent.

If at any time the Administrative Agent has not received the insurance certificates, or other evidence, providing that the insurance coverage required under this Section 7.6. is in full force and effect, the Administrative Agent, in its discretion, shall have the right to force coverage.

Section 7.7. Payment of Taxes and Claims.

The Borrower and the Parent shall pay or discharge, and cause each other Loan Party and each other Subsidiary to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, except in each case, any such non-payment or failure to discharge which could not reasonably be expected to have a Material Adverse Effect; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, the Parent or such Subsidiary, as applicable, in accordance with GAAP.

Section 7.8. Books and Records; Visits and Inspections.

The Borrower and the Parent will keep, and will cause each other Loan Party and each other Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower and the Parent will permit, and will cause each Subsidiary to permit, representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower’s presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and so long as no Event of Default shall have occurred and be continuing, with reasonable notice and, at any time after the occurrence and during the continuance of a Default or Event of Default, all at the Borrower’s expense.

Section 7.9. Use of Proceeds.

(a) Loans and Letters of Credit. The Borrower will use the proceeds of Revolving Loans and the Term Loans A, together with the proceeds of the Gallery Term Loans, (i) to finance the repayment of all indebtedness, liabilities and obligations owing by the Loan Parties under the Existing Credit Agreement and the Existing Term Loan Agreement, (ii) for the payment of development or redevelopment costs, as applicable, incurred with respect to the Properties identified on Schedule 7.9 hereto, and (iii) for working capital and general corporate purposes of the Parent, the Borrower and the Borrower’s Subsidiaries. The Borrower shall only use Letters of Credit for the same purposes for which it may use proceeds of Loans. The Gallery Borrower will only use the proceeds of the Gallery Term Loans to finance the repayment of all indebtedness, liabilities and obligations owing by the Loan Parties under the Existing Credit Agreement and the Existing Term Loan Agreement. Notwithstanding the foregoing, if at any time after the occurrence of a Refinance Event or a Capital Event related to the Cherry Hill Mall Property and subsequent application of the resulting Net Cash Proceeds to payments in accordance with Section 2.8.(b)(ii) or Section 2.8.(b)(iii), as the case may be (the “Cherry Hill Payments”), the Revolving Loan Availability is equal to or less than an amount equal to the Cherry Hill Payments, (x) the proceeds of any borrowing of Revolving Loans made after such time shall be used exclusively for (1) the payment and permanent reduction of unsecured indebtedness of the Parent or the Borrower and/or (2) application of payments in accordance with clause (W), (X), or (Y) of Section 2.8.(b)(iii), whichever is applicable based on the Facility Debt Yield and Corporate Debt Yield at such time, or the last sentence of Section 2.8.(b)(iii), and (y) the Issuing Bank shall not be obligated to issue any Letters of Credit, in each case, until such time as the amount of proceeds that have been applied in accordance with the immediately preceding clauses (1) and (2) is equal to or greater than the amount of the Cherry Hill Payments.

(b) Margin Stock. The Borrower and the Parent shall not, and shall not permit any other Loan Party or any other Subsidiary, to use any part of the proceeds of any Loan or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, that, the Borrower may use proceeds of the Loans to purchase margin stock so long as such use will not result in any of the Loans being considered to be “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 7.10. Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, and the Parent and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws, where the failure to comply could reasonably be expected to have Material Adverse Effect. The Parent and the Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of the Collateral Properties arising out of or related to any Environmental Laws that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender, nor shall anything in this Section create rights in third parties or impose obligations or costs on the Parent, the Borrower, or the other Loan Parties to third parties.

Section 7.11. Further Assurances.

At the Borrower’s cost and expense, upon request of the Administrative Agent, the Parent and the Borrower shall, and shall cause the other Loan Parties to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12. Material Contracts.

The Borrower and the Parent shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract and neither the Borrower nor the Parent shall, nor shall the Borrower or the Parent permit any other Loan Party or any other Subsidiary to, do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

Section 7.13. REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 7.14. Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.15. Guarantors; Release of Guarantors and Pledgors.

(a) Generally. Subject to subsection (c) below, the Parent shall cause any Subsidiary (other than an Excluded Subsidiary) of the Parent or the Borrower that is not already a Guarantor and to which any of the following conditions apply (each a “New Guarantor”), to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (b):

(i) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions);

(ii) such Subsidiary is a Wholly Owned Subsidiary; or

(iii) such Subsidiary is a Property Owner.

Any such Accession Agreement and the other items required under such subsection (b) must be delivered to the Administrative Agent no later than 45 days following the last day of the Parent’s fiscal quarter during which any of the above conditions first applies to a Subsidiary. Notwithstanding the foregoing, (i) if the assets of a Subsidiary consist solely of (x) Equity Interests in a Consolidated Affiliate or Unconsolidated Affiliate and (y) cash and other assets of nominal value incidental to such Subsidiary’s ownership of such Equity Interests, then such Subsidiary shall not be required to become a Guarantor under the terms of this Section, and (ii) none of the 801-Gallery Subsidiaries shall be subject to the terms of this Section until the date that is 180 days after the Agreement Date.

(b) Required Deliveries. Each Accession Agreement delivered by a New Guarantor under the immediately preceding subsection (a) shall be accompanied by (i) the items that would have been delivered under Sections 5.1.(a)(vii) through (xii) and (xxii) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor and (iii) such other documents and instruments as the Administrative Agent may reasonably request.

(c) Release of Certain Guarantors. The Borrower may request in writing that the Administrative Agent release a Guarantor, other than the Parent, if (i) such Guarantor (A) upon its release as a Guarantor will become an Excluded Subsidiary or cease to be a Subsidiary or (B) is no longer required to be a party to the Guaranty under the immediately preceding subsection (a) because such Guarantor is no longer a Property Owner or otherwise, in any such case as a result of events or transactions not otherwise prohibited under any of the Loan Documents and (ii) no Event of Default shall then be in existence or would occur as a result of such release. Together with any such request, the Borrower shall deliver to the Administrative Agent a certificate signed by the chief financial officer of the Parent certifying that the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct upon the release of such Guarantor. No later than 10 Business Days following the Administrative Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct, the release shall be effective and Administrative Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as Borrower may reasonably request to evidence such release.

(d) Release of Pledgors. In connection with a Release of a Gallery Property under Section 3.12. or a Substitution effected for a Gallery Property under Section 3.11., and simultaneously with the effectiveness of such Release or Substitution, the Administrative Agent shall release from the Lien of the Pledge Agreement the Equity Interests of the Property Owner of such Gallery Property.

Section 7.16. Release of PREIT-RUBIN, Inc. as Borrower and Gallery Borrower; Release of a Gallery Borrower.

(a) PREIT-RUBIN, Inc. may request in writing that the Administrative Agent release it as a Borrower and a Gallery Borrower (but not as a Guarantor unless otherwise permitted by Section 7.15.(c)), so long as the Parent delivers a certificate signed by the chief financial officer of the Parent certifying that no Event of Default then exists or would occur as a result of such release. No later than 5 Business Days following the Administrative Agent’s receipt of such written request and the related certificate, and so long as the condition set forth above will be true and correct, the release shall be effective and the Administrative Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as the Borrower may reasonably request to evidence such release. Upon the effectiveness of such release, the defined term “Borrower” as used in the Loan Documents shall mean PREIT and its successors and permitted assigns and the defined term “Gallery Borrower” as used in the Loan Documents shall mean PREIT, PR Gallery and Keystone, and their respective successors and permitted assigns.

(b) In connection with a Release of a Gallery Property under Section 3.12. or a Substitution effected for a Gallery Property under Section 3.11., and simultaneously with the effectiveness of such Release or Substitution, the Administrative Agent shall release the Property Owner of such Gallery Property as a Gallery Borrower (but not as a Guarantor unless otherwise permitted by Section 7.15.(c)), and the Administrative Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as the Borrower may reasonably request to evidence such release. Upon the effectiveness of such release, the defined term “Gallery Borrower” as used in the Loan Documents shall mean PREIT, PREIT-RUBIN (unless PREIT-RUBIN has been released pursuant to subsection (a) of this Section 7.16.) and whichever of PR Gallery and Keystone has not been released pursuant to this subsection, or if both PR Gallery and Keystone have both been released, shall mean PREIT and PREIT-RUBIN (unless PREIT-RUBIN has been released pursuant to subsection (a) of this Section 7.16.).

Section 7.17. Cash Management.

(a) The Parent and the Borrower shall, and shall cause any other Loan Party or other Subsidiary to, obtain and maintain an authenticated Deposit Account Control Agreement from each financial institution or securities intermediary (as defined in the UCC) at which the Parent, the Borrower, such other Loan Party or such other Subsidiary, as applicable, holds a Tenant Deposit Account on the Effective Date and on any date thereafter. At all times until the Termination Date, the Parent and the Borrower shall cause any Person receiving any Rents to deposit or cause to be deposited promptly, and in any event no later than 1 Business Day after the receipt thereof, all checks, drafts and similar items of payment of Rents into one or more of the Tenant Deposit Accounts that is subject to a Deposit Account Control Agreement. Prior to depositing Rents into any account that is to become a Tenant Deposit Account that is not on the list of Tenant Deposit Accounts delivered to the Administrative Agent pursuant to Section 5.1.(a)(xv)(R), the Borrower shall deliver to the Administrative Agent (a) written notice of the intent to deposit Rents into such account, in which notice the Borrower specifies the name of the holder of such account, the name and address of the financial institution or securities intermediary, as applicable, at which such account is held and the account number for such account, (b) if the name of the holder of such account is not a Property Owner, a supplement to the Security Agreement in the form attached thereto, and (c) a Deposit Account Control Agreement to which such account is subject.

(b) The holder of any Tenant Deposit Account shall have the right to withdraw and direct the disposition of funds on deposit, or provide entitlement orders (as defined in the UCC) with respect to securities held, as applicable, in such Tenant Deposit Account unless an Event of Default specified in Sections 9.1.(a), 9.1.(e) or 9.1.(f) has occurred or, as a result of the occurrence of any other Event of Default, the Obligations and the Gallery Obligations have been accelerated pursuant to Section 9.2. If any of the foregoing events has occurred, in addition to each other right, power and remedy of the Administrative Agent provided for in this Agreement, the Loan Documents, or Applicable Law, the Administrative Agent shall have, the right to apply all amounts on deposit or held in such Tenant Deposit Account to the Obligations and the Gallery Obligations in accordance with Section 9.5.; provided, however, that amounts on deposit or held in a Tenant Deposit Account into which the Rents attributable to a Gallery Property are deposited or held shall not be applied to any Obligations until the Gallery Obligations have been paid in full.

(c) In no event shall Rents attributable to a Gallery Property be deposited into any Tenant Deposit Account other than one in the name of a Gallery Borrower.

Notwithstanding anything to the contrary in this Section 7.17., neither the Rents attributable to the New River Valley Mall Property nor a Tenant Deposit Account into which Rents attributable to the New River Valley Mall Property are deposited shall be subject to the terms of this Section so long as the Rents attributable to the New River Valley Mall Property are not deposited into a

Tenant Deposit Account into which the Rents attributable to any other Collateral Property are also deposited.

ARTICLE VIII. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 11.7., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 8.1. Financial Covenants.

(a) Minimum Tangible Net Worth. The Parent shall not permit its Tangible Net Worth determined on a consolidated basis at the end of any fiscal quarter to be less than (i) $483,103,000, minus non-cash impairment charges with respect to the Properties recorded with respect to the quarter ended December 31, 2009, plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after September 30, 2009 by the Parent or any of its Subsidiaries to any Person other than the Parent or any of its Subsidiaries (in the case of any Equity Issuance effected by a Subsidiary, the amount of such Net Proceeds shall be appropriately adjusted to account for minority interests consistent with GAAP). Net Proceeds from the following Equity Issuances shall be excluded from the immediately preceding clause (ii): (x) Equity Issuances of Equity Interest of the Parent made after September 30, 2009 solely in exchange for (A) other Equity Interest of the Parent or (B) common operating units of the Borrower and (y) Equity Issuances to employees and trustees of the Parent and its Subsidiaries as part of a stock bonus plan, restricted stock plan or similar plan but only to the extent neither the Parent nor any Subsidiary received cash in connection with any such Equity Issuance.

(b) Ratio of Total Liabilities to Gross Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis, to exceed 0.75 to 1.00 at any time.

(c) Ratio of EBITDA to Interest Expense. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.60 to 1 for any such period.

(d) Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended to (ii) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.35 to 1.00.

(e) Permitted Investments.

(i) The Parent and the Borrower shall not make any Investment in or otherwise own, and shall not permit any Subsidiary to make any Investment in or otherwise own, the following items which would cause the aggregate value of such holdings of the Parent, the Borrower and its Subsidiaries to exceed the following percentages of Gross Asset Value:

(A) unimproved real estate and predevelopment costs such that the aggregate value of all such unimproved real estate and predevelopment costs, calculated on the basis of cost, exceeds 3.0% of Gross Asset Value;

(B) Investments in Persons (other than Investments in Subsidiaries, Consolidated Affiliates and Unconsolidated Affiliates) such that the aggregate value of such Investment calculated on the basis of cost exceeds 1.0% of Gross Asset Value;

(C) Mortgages in favor of the Parent, the Borrower or any other Subsidiary, such that the aggregate amount of Indebtedness secured by such Mortgages exceeds 1.0% of Gross Asset Value (excluding any Mortgage encumbering any Property owned by a Subsidiary the accounts of which are required to be consolidated with those of the Parent under GAAP); and

(D) Investments in Consolidation Exempt Entities such that the aggregate value of such Investments (other than the Parent’s Investment in PREIT) calculated on the basis of cost, exceeds 20.0% of Gross Asset Value.

In addition to the foregoing limitations, (x) the aggregate value of the Investments and the other items subject to the limitations in the preceding clauses (i) through (iii) shall not exceed 5.0% of Gross Asset Value and (y) the amount of Gross Asset Value attributable to any one Property shall not exceed 15.0% of Gross Asset Value at any time.

(ii) Prior to the Parent’s having obtained a Corporate Debt Yield exceeding 10.0% and a Facility Debt Yield exceeding 11.0%, the Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, make any Investment in any Person by means of a contribution or issuance of Equity Interests of the Parent, the Borrower, such other Loan Party or such other Subsidiary to such Person.

(f) Properties under Development or Redevelopment. The Parent and the Borrower shall not permit the aggregate amount of Total Budgeted Cost Until Stabilization with respect to all Projects Under Development owned by the Parent, the Borrower, any Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate to exceed 10.0% (or up to 12.0% with the Administrative Agent’s approval) of Gross Asset Value at any time. For purposes of this subsection, Total Budgeted Cost Until Stabilization with respect to any Project Under Development owned by a Consolidation Exempt Entity of the Parent shall equal the greater of (i) the product of (x) the Parent’s Investment Share in such Consolidation Exempt Entity and (y) the Total Budgeted Cost Until Stabilization for such Property and (ii) the Parent’s Recourse

Share of all Indebtedness of such Consolidation Exempt Entity incurred solely to finance the Total Budgeted Cost Until Stabilization for such Property.

(g) Floating Rate Indebtedness. The Parent and the Borrower will not, and will not permit any of their respective Subsidiaries, Consolidated Affiliates or Unconsolidated Affiliates to, incur, assume or suffer to exist at any time Floating Rate Indebtedness in an aggregate outstanding principal amount in excess of one-third of all Indebtedness of the Parent, its Subsidiaries, its Consolidated Affiliates and its Unconsolidated Affiliates determined on a consolidated basis.

(h) Corporate Debt Yield. The Parent shall not permit the Corporate Debt Yield to be less than 9.50%; provided, however, that if such ratio is less than 9.50%, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Parent shall be deemed to be in compliance with this Section 8.1.(h) so long as (x) the Corporate Debt Yield is not less than 9.50% more than one time during the term of this Agreement for a period of not more than two consecutive fiscal quarters and (y) during such period such ratio is not less than 9.250%.

For purposes of determining compliance with immediately preceding subsections (g) and (h), the Indebtedness of the Parent shall include the greater of the Parent’s Recourse Share or Investment Share of the Indebtedness of the Parent’s Consolidation Exempt Entities.

Section 8.2. Restricted Payments.

The Parent and the Borrower will not declare or make, or permit any other Subsidiary to declare or make any Restricted Payment; provided, however that the Parent, the Borrower and their respective Subsidiaries may declare and make the following Restricted Payments so long as no Default or Event of Default would result therefrom:

(a) PREIT may declare and pay cash dividends to the Parent and other holders of limited partnership interests in PREIT in any fiscal year of the Parent to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders with respect to such period, in an aggregate amount not to exceed 110.0% of the Parent’s REIT Taxable Income for such period unless necessary for the Parent to remain in compliance with Section 7.13.; provided, however, if the Corporate Debt Yield exceeded 10.0% at the end of such period, then the aggregate amount of such cash dividends may not exceed the greater of (i) 75.0% of Funds From Operations of the Parent and its Subsidiaries for such period and (ii) 110.0% of the Parent’s REIT Taxable Income for such period unless necessary for the Parent to remain in compliance with Section 7.13.; provided, further, that for any period of four consecutive fiscal quarters that Corporate Debt Yield exceeded 10.0% and the Facility Debt Yield exceeded 11.0%, in each case, at the end of such period, the limitations of this subsection (a) shall not apply so long as no Default or Event of Default would result from making any such Restricted Payment;

(b) the Parent may acquire limited partnership interests in PREIT for common stock of the Parent, and the Parent and PREIT may acquire limited partnership interests in PREIT for cash in an amount not to exceed $250,000 in the aggregate in any calendar year for such limited partnership acquisitions made by the Parent and PREIT; provided, that for any period of four consecutive fiscal quarters that Corporate Debt Yield exceeded 10.0% and the Facility Debt Yield exceeded 11.0%, in each case, at the end of such period, the limitations of this subsection (b) shall not apply so long as no Default or Event of Default would result from making any such Restricted Payment;

(c) subject to Section 2.8.(b)(iii), the Parent, Borrower and their Subsidiaries may make cash distributions to their respective shareholders to avoid any liability for taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code;

(d) Subsidiaries may make Restricted Payments to the Parent, the Borrower or any other Subsidiary; and

(e) for any period of four consecutive fiscal quarters that Corporate Debt Yield exceeded 10.0% and the Facility Debt Yield exceeded 11.0%, in each case, at the end of such period, the Parent may make cash payments to repurchase outstanding Equity Interests of the Parent.

Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments to any Person whatsoever other than cash dividends from Subsidiaries (directly or indirectly through intermediate Subsidiaries) to PREIT and from PREIT to the Parent and other holders of limited partnership interests in PREIT in any year to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders with respect to such period, in an aggregate amount not to exceed the amount required to be distributed for the Parent to remain in compliance with Section 7.13. Notwithstanding the foregoing, if a Default or Event of Default specified in Section 9.1.(a), Section 9.1. (e) or Section 9.1. (f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 9.2.(a), the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary.

Section 8.3. Liens.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, incur, permit or suffer to exist any Lien (i) on any Collateral Property (other than the New River Valley Mall Property) or any other Collateral related thereto except for Permitted Liens, and (ii) on the New River Valley Mall Property except for Permitted Liens, the Liens securing the New River Valley Mall Liabilities, and other Liens permitted under the New River Valley Mall Credit Agreement, or (iii) on any direct or indirect Equity Interests owned by the Parent, the Borrower, any other Loan Party or any other Subsidiary in any Person owning a Collateral Property or any other Collateral except for Permitted Liens of the types referred to in clauses (a) and (e) of the definition of Permitted Liens.

Section 8.4. Restrictions on Intercompany Transfers.

Except for encumbrances and restrictions contained in any of the Loan Documents (as defined in the New River Valley Mall Credit Agreement), the Parent and the Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any other Loan Party or other Subsidiary (other than an Excluded Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provision for preferred, priority or guaranteed payments to a joint venture partner of such Subsidiary. Notwithstanding anything to the contrary in the foregoing sentence, the restrictions in this Section shall not apply to any provision of any Guaranty entered into by the Parent, the Borrower, any other Loan Party or any other Subsidiary to Guarantee the obligations and liabilities of any Subsidiary, which provision subordinates any rights of the Parent, the Borrower, any other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of the obligations and liabilities that are Guaranteed pursuant to the terms of such Guaranty.

Section 8.5. Mergers, Acquisitions and Sales of Assets.

(a) The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary of the Parent or the Borrower to: (i) engage in any transaction of merger or consolidation; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired or (iv) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person; unless

(A) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(B) in the case of a consolidation or merger involving the Parent or PREIT, the Parent or PREIT, as the case may be, shall be the survivor thereof;

(C) in the case of a consolidation or merger involving a Property Owner (other than a Disposition of such Property Owner by merger), either such Property Owner shall be the survivor thereof, or if not, (x) the survivor thereof is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (y) the survivor thereof expressly assumes all the obligations of such Property Owner under the Loan Documents to which such Property Owner is a party by executing and delivering to the Administrative Agent such documents, instruments and agreements as the Administrative Agent may reasonably require and (z) the

Administrative Agent shall have received such other instruments, documents, agreements, financing statements, certificates, opinions, other Security Documents, and endorsements to title insurance polities as the Administrative Agent may reasonably request with respect to the Collateral Property;

(D) in the case of a Disposition of a Property Owner by merger, the Collateral Property and all Collateral related thereto are released from the Lien of the applicable Security Documents in accordance with Section 3.12.; and

(E) in the case of the acquisition, Investment or sale of a Substantial Amount of assets, the Parent shall have given the Administrative Agent and the Lenders at least 30 days prior written notice of such, acquisition, Investment or sale, such notice to be accompanied by a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower and the Parent with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 8.1., after giving effect to such acquisition, Investment or sale.

(b) No Property Owner shall dispose of any Collateral Property owned or leased by it or any other Collateral (i) unless such Collateral Property or other Collateral is released from the Lien of the applicable Security Documents in accordance with Section 3.12. and (ii) except a Property Owner may dispose of Fixtures and Personalty (as each of the terms Fixture and Personalty is defined in the Security Instrument encumbering the applicable Collateral Property and the other Collateral related thereto) free of the Liens of the Administrative Agent and Lenders as permitted by the applicable section of the Security Instrument encumbering such Collateral Property and the other Collateral related thereto.

(c) All of the Equity Interests of each Property Owner shall, during the term of this Agreement, be owned directly or indirectly by either the Parent, PREIT, or the Parent and PREIT.

Section 8.6. Fiscal Year.

The Parent and the Borrower shall not, and shall not permit the Gallery Borrower or any Material Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 8.7. Modifications of Organizational Documents and Material Contracts.

None of the Parent, the Borrower or the Gallery Borrower shall amend, supplement, restate or otherwise modify its articles or certificate of incorporation, bylaws, declaration of trust, partnership agreement or other applicable organizational documents, including without limitation the Trust Agreement and the Partnership Agreement, unless such amendment, supplement, restatement or other modification could not reasonably be expected to have in a Material Adverse Effect. The Borrower and the Parent shall not enter into, and shall not permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract that could reasonably be expected to have a Material Adverse Effect.

Section 8.8. Transactions with Affiliates.

The Borrower and the Parent shall not permit to exist or enter into, and will not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, the Parent, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, the Parent, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) transactions between or among the Loan Parties and (c) transactions with an Affiliate existing on the Agreement Date that are not otherwise permitted under the immediately preceding clauses (a) and (b).

Section 8.9. Environmental Matters.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a risk to human health, safety or the environment that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.10. ERISA Exemptions.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Parent and the Borrower shall not, and shall not permit any other member of the ERISA Group to, cause or permit to occur any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 8.11. Approval of Tenant Leases.

Except for Excluded Tenant Leases, the Parent and the Borrower shall not permit any Property Owner to enter into any Tenant Lease (or waive, amend or otherwise modify any of the material terms of any Tenant Lease) unless the Administrative Agent has approved the tenant and the terms of such Tenant Lease (or any waiver, amendment or other modification of any material terms of any Tenant Lease). The Borrower shall submit to the Administrative Agent a written request for approval of any such proposed Tenant Lease (or any waiver, amendment or other modification of any material terms of any Tenant Lease), together with a copy of such proposed Tenant Lease and all other information relating thereto as the Administrative Agent may request. If the Administrative Agent fails to disapprove of such Tenant Lease in writing within 10 Business Days after such submittal, the proposed Tenant Lease (or the waiver, amendment or other modification of any material terms of any Tenant Lease) shall be deemed approved by the Administrative Agent.

Section 8.12. Derivatives Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Parent, the Borrower, such other Loan Party or such other Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent, the Borrower, a Loan Party or other Subsidiary.

ARTICLE IX. DEFAULT

Section 9.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment.

(i) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Revolving Loans or Term Loans A, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document; or

(ii) The Gallery Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Gallery Term Loans, or shall fail to pay any of the other payment Gallery Obligations owing by the Gallery Borrower under this Agreement or any other Loan Document; or

(iii) Any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party and in the case of this clause (iii) only, any such failure shall continue for a period of 5 calendar days thereafter.

(b) Default in Performance.

(i) The Borrower or the Parent shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Sections 7.1.(a)(xviii) or Article VIII.; or

(ii) The Borrower, the Parent or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Parent or the Borrower obtains knowledge of such failure or (y) the date upon which the Parent or the Borrower has received written notice of such failure from the Administrative Agent; provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such 30-day period and the Borrower has in good faith commenced to cure such failure prior to the expiration of such 30-day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 calendar days after the last day of such initial 30-day period;

(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower, the Parent or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement (other than forward looking statements) at any time furnished by, or at the direction of, the Borrower, the Parent or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

(d) Indebtedness Cross-Default.

(i) The Parent, the Borrower, any other Loan Party, any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or in the case of any Derivatives Contract, having a Derivatives Termination Value) of $10,000,000 or more (or $250,000,000 or more in the case of Nonrecourse Indebtedness) (“Material Indebtedness”), and in any such case such failure shall continue beyond any applicable notice and cure periods; or

(ii) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii) There occurs an “Event of Default” under and as defined in any Specified Derivatives Contract as to which the Borrower, any other Loan Party or any other Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein).

(e) Voluntary Bankruptcy Proceeding. The Borrower, the Gallery Borrower, the Parent, any Property Owner or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code or 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, the Gallery Borrower, the Parent, any Property Owner or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g) Revocation of Loan Documents. The Borrower, the Parent or any other Loan Party shall disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any material provision of any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower, the Gallery Borrower, the Parent or any Material Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings (provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment or order, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any Loan Party), and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against the Borrower, the Gallery Borrower, the Parent and the

Material Subsidiaries, $10,000,000 (or $250,000,000 or more if the judgment or order for the payment of money directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount or (B) could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, the Gallery Borrower, the Parent or any Material Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $10,000,000 (or $250,000,000 or more if the warrant, writ of attachment, execution or similar process directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ of attachment, execution or process, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement or subrogation to the Obligations and waives any Lien it may have on the assets of the Parent, the Borrower, the Gallery Borrower or any Material Subsidiary.

(j) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii) The “benefit obligation” of all Benefit Plans exceeds the “fair market value of plan assets” for such Benefit Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with Statement of Financial Accounting Standards No. 158.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(l) Change of Control/Change in Management.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting shares of the Parent other than such Persons who are, as of the Agreement Date, current officers or trustees of the Parent, or Affiliates of current officers or trustees of the Parent;

(ii) If three or more of the Principal Officers shall cease for any reason to be principally involved in the senior management of the Parent and the Parent shall have failed to replace the resulting vacancies in senior management with individuals reasonably acceptable to the Administrative Agent and the Requisite Lenders and such failure shall continue for a period in excess of 120 days; or

(iii) The Parent or a Wholly Owned Subsidiary of the Parent that is a Guarantor shall cease (A) to be the sole general partner of PREIT or (B) to own and control, directly or indirectly, at least 80.0% (or such lesser percentage not less than 70.0% as may be acceptable to the Administrative Agent) of all partnership interests of PREIT.

(m) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, the Collateral Property or any other Collateral, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Parent, the Borrower, any other Loan Party and any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

(n) Other Debt Agreements. An Event of Default under (and as defined in) the New River Valley Mall Credit Agreement or the Exchangeable Note Indenture shall occur.

(o) Security Documents. Any material provision of any Security Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Lien created under any Security Document ceases to be a valid and perfected first-priority Lien in the Collateral Property or any other Collateral purported to be covered thereby, except as expressly permitted by this Agreement or any other Loan Document.

Section 9.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Sections 9.1.(e) or 9.1.(f), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account, (3) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Revolving Notes, the Term Loan A Notes or any of the other Loan Documents, shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (4) all of the other Gallery Obligations of the Gallery Borrower shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Gallery Borrower, (B) the Commitments, the obligation of the

Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account, (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Revolving Notes, the Term Loan A Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (4) all of the other Gallery Obligations of the Gallery Borrower shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Gallery Borrower, and (B) terminate the Commitments, the obligation of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights and remedies under or in respect of any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations, the Gallery Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral, the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e) Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex including in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 9.3. Remedies Upon Default.

Upon the occurrence of a Default specified in Section 9.1.(f), the Commitments shall immediately and automatically terminate.

Section 9.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations, the Gallery Obligations or Specified Derivatives Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider, or the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider enforces its security interest or exercise its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, the Gallery Obligations or Specified Derivatives Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.5. Allocation of Proceeds.

(a) Except as otherwise provided in the immediately following subsection (b), if an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(i) amounts due to the Administrative Agent and the Lenders in respect of Fees and other fees and expenses due under Section 11.2.;

(ii) amounts due to the Administrative Agent and the Lenders in respect of Protective Advances;

(iii) payments of interest on the Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

(iv) payments of principal of the Loans and payment of Reimbursement Obligations and other Letter of Credit Liabilities to be applied for the ratable benefit of the Lenders; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued by undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account;

(v) amounts due to the Administrative Agent and the Lenders pursuant to Sections 10.9. and 11.10.;

(vi) payments of all other Obligations and of all other Gallery Obligations and other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(vii) payments of the Derivatives Termination Value in respect of any and all Specified Derivatives Contracts, to be applied for the ratable benefit of the Specified Derivatives Providers; and

(viii) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

(b) If an Event of Default shall have occurred and be continuing and maturity of any of the Gallery Obligations has been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Gallery Obligations or any other amounts payable by the Gallery Borrowers or any other Loan Party hereunder or thereunder in respect of the Gallery Obligations, shall be applied in the following order and priority:

(i) amounts due to the Administrative Agent and the Lenders in respect of Fees and other fees and expenses payable by the Gallery Borrowers and due under Section 11.2.;

(ii) amounts due to the Administrative Agent and the Lenders in respect of Protective Advances made in respect of the Gallery Properties and Collateral related thereto;

(iii) payments of interest on the Gallery Term Loans, to be applied for the ratable benefit of the Lenders;

(iv) payments of principal of the Gallery Term Loans to be applied for the ratable benefit of the Lenders;

(v) amounts due to the Administrative Agent and the Lenders pursuant to Sections 10.9. and 11.10.;

(vi) payments of all other Gallery Obligations, to be applied for the ratable benefit of the Lenders; and

(vii) any amount remaining after application as provided above, shall be paid to the Gallery Borrower or whomever else may be legally entitled thereto.

Section 9.6. Letter of Credit Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account established pursuant to the requirements of Section 2.12. and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.12.

(b) Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent, provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c) If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Letter of Credit Collateral Account and apply or cause to be applied such proceeds and any other balances in the Letter of Credit Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

(d) So long as no Default or Event of Default exists, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Letter of Credit Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(e) The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 9.7. Performance by Administrative Agent.

If the Borrower or the Gallery Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or the Gallery Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower or the Gallery Borrower under this Agreement or any other Loan Document.

Section 9.8. Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans, the other Obligations and the other Gallery Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations and the Gallery Borrower shall pay all arrears of interest and all payments on account of principal of the Gallery Obligations, which in each case shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations and Gallery Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower and the Gallery Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower or the Gallery Borrower and do not give the Borrower or the Gallery Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 9.9. Rights Cumulative.

The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers under this Agreement and each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies, the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, the Issuing Bank, any of the Lenders, or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE X. THE ADMINISTRATIVE AGENT

Section 10.1. Appointment and Authorization.

(a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent in its capacity as Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Section 7.1.(a) that the Borrower is not otherwise required to deliver to the Lenders. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, the Gallery Borrower, the Parent, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent shall exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

(b) Each Lender (i) consents to and approves all of the provisions of the Intercreditor Agreement, (ii) irrevocably authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and to perform its obligations thereunder, and (iii) agrees such Lender is bound by the terms of the Intercreditor Agreement.

Section 10.2. Administrative Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, the Parent, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower, the Gallery Borrower, the Parent or other Persons or inspect the property, books or records of the Borrower, the Gallery Borrower, the Parent or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative

Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 10.3. Notice of Defaults.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 10.4. Wells Fargo as Lender or Specified Derivatives Provider.

Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, the Parent any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders or any other Specified Derivatives Providers. Further, the Administrative Agent and any of its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or any other Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Bank, the other Lenders or any other Specified Derivatives Providers. The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, the Parent, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 10.5. Collateral Matters; Protective Advances.

(a) Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations, the Gallery Obligations and Specified Derivatives Obligations; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or Specified Derivatives Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the administrative agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Administrative Agent shall have no obligation whatsoever to the Issuing Bank, the Lenders or the Specified Derivatives Providers or to any other Person to assure that the Collateral exists or is owned by the Borrower, any other Loan Party or any other Subsidiary or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders, and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e) The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Commitment Percentages) to the extent not reimbursed by the Borrower or the Gallery Borrower, as applicable, for, Protective Advances during any one calendar year with respect to each Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $150,000. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances made in respect of Collateral (other than the Gallery Properties and Collateral related thereto), and the Gallery Borrower agrees to pay on demand all Protective Advances made in respect of the Gallery Properties and Collateral related thereto.

(f) By their acceptance of the benefits of the Security Documents, each Lender that is at any time itself a Specified Derivatives Provider, or having an Affiliate that is a Specified Derivatives Provider, hereby, for itself, and on behalf of any such Affiliate, in its capacity as a Specified Derivatives Provider, irrevocably appoints and authorizes the Administrative Agent as its collateral agent, to take such action as contractual representative on such Specified Derivative’s Provider’s behalf and to exercise such powers under the Security Documents as are specifically delegated to the Administrative Agent by the terms of this Section 10.5., Section 10.6. and any Security Document, together with such powers as are reasonably incidental thereto; provided, that this subsection (f) shall not affect any of the terms of a Specified Derivatives Contract or restrict a Specified Derivatives Provider from taking any action permitted by a Specified Derivatives Contract. For the avoidance of doubt, all references in this Section 10.5. to “Lender” or “Lenders” shall be deemed to include each Lender (and Affiliate thereof) in its capacity as a Specified Derivatives Provider.

Section 10.6. Post-Foreclosure Plans.

If all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations, the Gallery Obligations and/or Specified Derivatives Obligations, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or Subsidiary of the Administrative Agent, as administrative agent, for the ratable benefit of all Lenders, the Issuing Bank and the Specified Derivatives Providers. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the

Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Commitment Percentage) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender and each Specified Derivatives Provider, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Commitment Percentages of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is Net Operating Income from any Collateral Property, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders, the Issuing Bank and the Specified Derivatives Providers. All such distributions shall be made to the Lenders in accordance with their respective Commitment Percentages. The Lenders, the Issuing Bank and the Specified Derivatives Providers acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated and the proceeds of such liquidation will be distributed in accordance with Section 9.5. as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders, the Issuing Bank and the Specified Derivatives Providers. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as Administrative Agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Commitment Percentages as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

Section 10.7. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 10.8. Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Parent, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

Section 10.9. Indemnification of Administrative Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Gallery Borrower, as applicable, and without limiting the obligation of the Borrower or the Gallery Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, determined at the time of any claim, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations or Gallery Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower or the Gallery Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 10.10. Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon 30 days’ prior written notice to the Administrative Agent, the Administrative Agent may be removed as Administrative Agent under the Loan Documents by the Requisite Lenders (other than the Lender then acting as Administrative Agent) for any acts or omissions of the Administrative Agent in connection with its duties set forth in this Agreement or the other Loan Documents that constitute gross negligence or willful misconduct. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Administrative Agent in the case of the removal of the Administrative Agent under the immediately preceding sentence) shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation or its removal, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 10.11. Titled Agents.

Each of the Arranger, the Syndication Agents, and the Documentation Agents (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, the Issuing Bank, any Lender, the Parent, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XI. MISCELLANEOUS

Section 11.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower or the Gallery Borrower:

PREIT Associates, L.P.

200 South Broad Street

Philadelphia, PA 19102

Attention: Andrew Ioannou

Telephone: (215) 875-0700

Telecopy: (215) 546-7311

With a copy of notices of Defaults, Events of Default or notices pursuant to Article IX. to:

PREIT Associates, L.P.

200 South Broad Street

Philadelphia, PA 19102

Attention: Bruce Goldman

Telephone:  (215) 875-0700

Telecopy:    (215) 546-7311

    and

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103

Attention: Howard A. Blum

Telephone:  (215) 988-2700

Telecopy:    (215) 988-2757

If to the Administrative Agent:

Wells Fargo Bank, National Association,

        as Administrative Agent

1753 Pinnacle Drive

5th Floor, South Tower

McLean, Virginia 22102

Attn: Stephen F. Gray

Telephone:  (202) 303-3010

Telecopy:    (703) 760-5554

If to the Issuing Bank:

Wells Fargo Bank, National Association

1750 H Street, NW

Suite 400

Washington, D.C. 20006

Attn: Loan Administration Manager

Telephone:  (202) 303-3000

Telecopy:    (202) 429-2984

If to a Lender:

To the address or telecopy number, as applicable, of the Administrative Agent or such Lender, as the case may be, set forth on the Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid; (ii) if telecopied, upon mechanical confirmation of transmission if received on a Business Day prior to 5:00 p.m. local time at the point of destination and, if otherwise, on the next succeeding Business Day; (iii) if hand delivered, when delivered or (iv) if delivered in accordance with Section 7.1.(b) to the extent applicable; provided, however that in the case of the immediately preceding clauses (i), (ii) and (iii) non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Article II. shall be effective only when actually received. Any notice to the Borrower or the Gallery Borrower received by any individual designated by the Borrower or the Gallery Borrower to receive such notice shall be effective notwithstanding the fact that any other individual designated by the Borrower or the Gallery Borrower to receive a copy of such notice did not receive such copy. None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to the Borrower or the Gallery Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. In addition to the Administrative Agent’s address provided above, the Borrower and the Gallery Borrower shall send copies of the notices described in Article II. to the following address of the Administrative Agent:

Wells Fargo Bank, National Association

Minneapolis Loan Center

733 Marquette Avenue, 10th Floor

Minneapolis, Minnesota 55402

Attention: Disbursement Administrator, Tiffany Moore

Telecopy Number: (866) 359-6890

Telephone Number: (612) 316-1618

Section 11.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated thereby, including due diligence expense and reasonable travel expenses related to closing and the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay to the Issuing Bank all reasonable out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) to pay or reimburse the Administrative Agent, the Issuing Bank, and, after the occurrence and during the continuance of an Event of Default, the Lenders, for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Administrative Agent, the Issuing Bank and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 9.1.(e) or 9.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 11.3. Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent, the Issuing Bank, each Lender and each Specified Derivatives Provider against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes, any of the other Loan Documents or any of the Specified Derivatives Contracts or the perfection of any rights or Liens under this Agreement, the Notes, any of the other Loan Documents or any of the Specified Derivatives Contracts.

Section 11.4. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender, the Issuing Bank and each Participant is hereby authorized by the Borrower and the Gallery Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower, the Gallery Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender or any Affiliate of the Administrative Agent, the Issuing Bank or such Lender, to or for the credit or the account of the Borrower or the Gallery Borrower against and on account of any of the Obligations or Gallery Obligations, as applicable, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 9.2., and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Administrative Agent shall notify the Borrower or the Gallery Borrower, as applicable, thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 11.5. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE GALLERY BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE PARENT, THE BORROWER AND THE GALLERY BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE

COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(b) EACH OF THE BORROWER, THE GALLERY BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA AND ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE GALLERY BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE PARENT, THE BORROWER, THE GALLERY BORROWER THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 11.6. Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of is rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b) Participations. Any Lender may at any time grant to an Affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant” ) participating interests in its Revolving Commitment, Loans, the Obligations or the Gallery Obligations owing to such Lender. Except as otherwise provided in Section 3.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Gallery Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Gallery Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase the principal amount of such Lender’s Revolving Commitment and Loans (unless such increase will not result in a increase in the Participant’s share), (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender except as provided in Section 2.13., or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Under no circumstances shall a grant of a Participation cause the Borrower or the Gallery Borrower to pay any more than if such Participation did not exist unless the Borrower consented to such Participation.

(c) Assignments. Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Event of Default shall exist or (y) in the case of an assignment to another Lender, to an Affiliate of a Lender or to an Approved Fund; (ii) any partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Commitment, Revolving Loans and Term Loans assigned, and any such partial assignment of a Revolving Commitment (or if the applicable Revolving Commitment is not then in effect, the outstanding principal balance of the Revolving Loans of the assigning Lender subject to each such assignment) and Term Loans, shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Revolving Commitment (or if the Revolving Commitments have been terminated holds Revolving Notes having an aggregate outstanding principal amount) and Term Loans of at least $10,000,000, or in case of any of the foregoing, such lesser amounts to which the Administrative Agent and, subject to the immediately preceding clause (i), the Borrower may agree; (iii) if the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Commitments under this Agreement, then such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its

Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof), and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Revolving Commitment and Loans as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent, the Borrower and the Gallery Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500, and the Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or Subsidiaries.

(d) Register. The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the amount of the Commitment of each Lender, and the principal amount of the Loans owing to each Lender from time to time (the “Register”). The Borrower, the Gallery Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with each Note subject to such assignment (a “Surrendered Note”), the Administrative Agent shall, if such Assignment and Assumption Agreement has been completed and if the Administrative Agent receives the processing and recording fee described in subsection (c) above, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof, and return each Surrendered Note, to the Borrower.

(e) Federal Reserve Bank Assignments; Pfandbriefe Pledges.

(i) In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

(ii) Notwithstanding anything to the contrary contained herein, Eurohypo AG, New York Branch (the “Pfandbriefe Pledgor”) may pledge and assign all or any portion of its rights under all or any of the Loan Documents (a “Pfandbriefe Pledge”) to a security trustee ( a “Pfandbriefe Trustee”) for the benefit of the holders of covered mortgage bonds issued by the Pfandbriefe Pledgor under German Pfandbriefe legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation, provided that such Pfandbrief Trustee is (i) a national banking association or a bank or trust company duly organized under the laws of any state of the United States with minimum assets of $10,000,000,000 and (ii) approved by the Administrative Agent. Such Pfandbriefe Trustee shall be permitted to fully exercise its rights and remedies against the Pfandbriefe Pledgor (including, but not limited to, foreclosing on the Pfandbriefe Pledgor’s Notes) and realize on any and all collateral granted by the Pfandbriefe Pledgor to the Pfandbriefe Trustee. As a pre-condition to a Pfandbriefe Trustee taking title to the Pfandbriefe Pledgor’s interest in the Loan Documents following such exercise of rights and remedies under its Pfandbriefe Pledge, such Pfandbriefe Trustee shall enter into an Assignment and Assumption Agreement, in form and substance satisfactory to the Administrative Agent, whereby such Pfandbriefe Trustee assumes all of the obligations of the Pfandbriefe Pledgor hereunder with respect to the Plandbriefe Pledgor’s interest in the Loan Documents, from and after the date of such assignment. A Pfandbriefe Trustee shall be, with respect to any interest in the Loan Documents so assigned to such Pfandbriefe Trustee, subject to the same terms, conditions, and restrictions (including the terms of Section 3.9.) as the Pfandbriefe Pledgor was subject to with respect to such interest at the time of such assignment. Neither a Pfandbriefe Pledge, nor any foreclosure on such Pfandbriefe Pledge, shall result in the release of the Pfandbriefe Pledgor from any of its obligations under the Loan Documents, unless such obligations are assumed by the Pfandbriefe Trustee with the prior consent of the Administrative Agent.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Parent the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with the applicable terms of Section 11.9.

(g) Assignments Requiring Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 11.7. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other

Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b) Consent of Lenders Directly Affected. Notwithstanding the foregoing but subject to Section 3.9.(a), no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders directly affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i) increase any Commitment of a Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 11.6.) or subject a Lender to any additional obligations;

(ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, the Loans, the other Obligations or the other Gallery Obligations;

(iii) reduce the amount of any Fees payable to the Lenders hereunder;

(iv) modify the definition of the term “Termination Date” or postpone any date fixed for any payment of principal of, or interest on, the Loans or for the payment of Fees, any other Obligations or any other Gallery Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date;

(v) change the Commitment Percentages (excluding any change as a result of an assignment of Commitments permitted under Section 11.6.);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release any Guarantor from its obligations under the Guaranty except as contemplated under Section 7.15.(c);

(ix) waive a Default or Event of Default under Section 9.1.(a), except as permitted by Section 9.8.;

(x) amend, or waive the Borrower’s compliance with, Section 2.19.; or

(xi) release or dispose of the Collateral Property or any other Collateral except in accordance with Sections 3.12. and 10.5.

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, the Parent, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 11.8. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower or the Gallery Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or the Gallery Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, the Gallery Borrower, any Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Parent. the Borrower or the Gallery Borrower to review or inform the Parent, the Borrower or the Gallery Borrower of any matter in connection with any phase of the business or operations of the Parent, the Borrower or the Gallery Borrower.

Section 11.9. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Parent or the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices solely in connection with the transactions contemplated by this Agreement but in any event may make disclosure: (a) to any of their respective Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment and/or Loans or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s, the Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent, the Issuing Bank or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent, the Borrower or any Affiliate.

Section 11.10. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, any Affiliate of the Administrative Agent, the Issuing Bank, and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or the issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or the Letters of Credit; (iv) the Administrative Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the other Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Bank and the Lenders are material creditors of the

Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in clause (i) or (viii) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct; or (ix) any violation or non-compliance by the Parent, the Borrower or any other Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, the Borrower, any other Loan Party or any other Subsidiary.

(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party in connection with an Indemnity Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

(f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 11.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 11.11. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Bank is no longer obligated under this Agreement to issue Letters of Credit, and (c) all Obligations and all Gallery Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 10.9., 11.2. and 11.10. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 11.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 11.12. Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 11.13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11.14. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Delivery of an executed counterpart via facsimile or electronic mail shall constitute delivery of an original.

Section 11.15. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.16. Obligations with Respect to Loan Parties.

The obligations of the Borrower or the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower or the Parent may have that the Borrower or the Parent does not control such Loan Parties.

Section 11.17. Limitation of Liability.

None of the Administrative Agent, the Issuing Bank, any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Issuing Bank, or any Lender shall have any liability with respect to, and the Borrower, the Gallery Borrower and the Parent each hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower, the Gallery Borrower or the Parent in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower, the Gallery

Borrower and the Parent each hereby waives, releases, and agrees not to sue the Administrative Agent, the Issuing Bank or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

Section 11.18. Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 11.19. Construction.

The Borrower, the Gallery Borrower, the Parent, the Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Parent, the Administrative Agent and each Lender.

Section 11.20. Intercreditor Agreement.

THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER ACKNOWLEDGES THAT THE LIENS ENCUMBERING THE NEW RIVER VALLEY MALL PROPERTY AND COLLATERAL RELATED THERETO SECURING THE OBLIGATIONS AND THE GALLERY OBLIGATIONS, AND THE EXERCISE OF RIGHTS AND REMEDIES GRANTED TO THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS UNDER ALL SECURITY DOCUMENTS WITH RESPECT TO SUCH LIENS, ARE SUBORDINATED TO THE LIENS SECURING THE NEW RIVER VALLEY MALL LIABILITIES AND RELATED OBLIGATIONS IN ACCORDANCE WITH, AND ARE OTHERWISE SUBJECT TO, THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

Section 11.21. Effect of Existing Agreements.

(a) Existing Agreements. Upon satisfaction of the conditions precedent set forth in Sections 5.1. and 5.2. of this Agreement, this Agreement and the other Loan Documents shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Agreements, and the Existing Agreements shall be superseded in all respects, in each case, on a prospective basis only except in the case of Section 8.1. (b) of each of the Existing Agreements, which shall be deemed superseded by Sections 8.1.(b) and 8.1.(h) of this Agreement effective as of January 1, 2010.

(b) NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND, RESTATE AND CONSOLIDATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING AGREEMENTS. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING AGREEMENTS OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING AGREEMENTS).

Section 11.22. Time of the Essence.

Time is of the essence of each and every provision of this Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amended, Restated and Consolidated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

	By:	/s/ Bruce Goldman
		Name:	Bruce Goldman
		Title:	Executive Vice President – General
Counsel and Secretary

PREIT-RUBIN, INC.

By:	/s/ Bruce Goldman
	Name:	Bruce Goldman
	Title:	Executive Vice President and Secretary

PARENT:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Bruce Goldman
	Name:	Bruce Goldman
	Title:	Executive Vice President – General
Counsel and Secretary

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

GALLERY BORROWER:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

	By:	/s/ Bruce Goldman
		Name:	Bruce Goldman
		Title:	Executive Vice President – General
Counsel and Secretary

PREIT-RUBIN, INC.

By:	/s/ Bruce Goldman
	Name:	Bruce Goldman
	Title:	Executive Vice President and Secretary

PR GALLERY I LIMITED PARTNERSHIP

By:	PR Gallery I LLC, sole general partner
	By:	PREIT Associates, L.P., sole member
		By:	Pennsylvania Real Estate Investment Trust, its general partner

		By:	/s/ Bruce Goldman
			Name:	Bruce Goldman
			Title:	Executive Vice President –
General Counsel and Secretary

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

GALLERY BORROWER, CONTINUED:

KEYSTONE PHILADELPHIA PROPERTIES, L.P.

By:	Keystone Philadelphia Properties, LLC, general partner
	By:	PR Gallery II LLC, sole member
		By:	PREIT Associates, L.P., sole member

		By:	Pennsylvania Real Estate Investment Trust, its general partner

		By:	/s/ Bruce Goldman
			Name:	Bruce Goldman
			Title:	Executive Vice President –
General Counsel and Secretary

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Stephen F. Gray
	Name:	Stephen F. Gray
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen F. Gray
	Name:	Stephen F. Gray
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ Mark Fisher
	Name:	Mark Fisher
	Title:	Executive Director

By:	/s/ John Hayes
	Name:	John Hayes
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis
	Name:	Renee Lewis
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

BANK OF AMERICA, N.A.

By:	/s/ Robert Epstein
Robert Epstein
Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Richard A. Gieseler
	Name:	Richard A. Gieseler
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

TD BANK, N.A.

By:	/s/ Darrin G. Girton
	Name:	Darrin G. Girton
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

PNC BANK NATIONAL ASSOCIATION, successor to National City Bank

By:	/s/ Jason D. Phillips
	Name:	Jason D. Phillips
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

UNION BANK, N.A.

By:	/s/ Sara Vann
	Name:	Sara Vann
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

WILMINGTON TRUST FSB

By:	/s/ Michael Post
	Name:	Michael Post
	Title:	Executive Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

CITICORP NORTH AMERICA, INC.

By:	/s/ John Rowland
	Name:	John Rowland
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Marc Costantino
	Name:	Marc Costantino
	Title:	Executive Director

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Kathryn Murdoch
	Name:	Kathryn Murdoch
	Title:	Senior Vice President

By:	/s/ Thomas Fritton
	Name:	Thomas Fritton
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Kellie Anderson
	Name:	Kellie Anderson
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

FIRSTRUST BANK

By:	/s/ Bruce A. Gillespie
	Name:	Bruce A. Gillespie
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY

By:	/s/ John Lazovi
	Name:	John Lazovi
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended, Restated and Consolidated Credit Agreement

with PREIT Associates, L.P. et al.]

SOVEREIGN BANK

By:	/s/ William Latham
	Name:	William Latham
	Title:	Senior Vice President

SCHEDULE 1

Commitments

Revolving Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$30,559,701.48
Wachovia Bank, National Association	$7,276,119.40
Eurohypo AG, New York Branch	$17,350,746.27
U.S. Bank National Association	$16,791,044.78
Bank of America, N.A.	$10,074,626.87
Manufacturers and Traders Trust Company	$10,074,626.87
TD Bank, N.A.	$8,955,223.88
PNC Bank National Association, Successor to National City Bank	$7,611,940.30
Union Bank, N.A.	$6,716,417.91
Wilmington Trust FSB	$6,492,537.31
Citicorp North America, Inc.	$5,597,014.93
JPMorgan Chase Bank, N.A.	$5,037,313.43
Allied Irish Banks, p.l.c.	$4,253,731.34
Citizens Bank of Pennsylvania	$4,253,731.34
Firstrust Bank	$3,358,208.96
Harleysville National Bank and Trust Company	$3,358,208.96
Sovereign Bank	$2,238,805.97

TOTAL	$150,000,000

[Schedule I continued on next page]

SCHEDULE 1

(continued)

Term Loan A Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$88,831,958.97
Wachovia Bank, National Association	$21,150,466.42
Eurohypo AG, New York Branch	$50,435,727.61
U.S. Bank National Association	$48,808,768.66
Bank of America, N.A.	$29,285,261.19
Manufacturers and Traders Trust Company	$29,285,261.19
TD Bank, N.A.	$26,031,343.28
PNC Bank National Association, Successor to National City Bank	$22,126,641.79
Union Bank, N.A.	$19,523,507.46
Wilmington Trust FSB	$18,872,723.88
Citicorp North America, Inc.	$16,269,589.55
JPMorgan Chase Bank, N.A.	$14,642,630.60
Allied Irish Banks, p.l.c.	$12,364,888.06
Citizens Bank of Pennsylvania	$12,364,888.06
Firstrust Bank	$9,761,753.73
Harleysville National Bank and Trust Company	$9,761,753.73
Sovereign Bank	$6,507,835.82

TOTAL	$436,025,000

[Schedule I continued on next page]

SCHEDULE 1

(continued)

Gallery Term Loan Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$17,108,339.55
Wachovia Bank, National Association	$4,073,414.18
Eurohypo AG, New York Branch	$9,713,526.12
U.S. Bank National Association	$9,400,186.56
Bank of America, N.A.	$5,640,111.94
Manufacturers and Traders Trust Company	$5,640,111.94
TD Bank, N.A.	$5,013,432.84
PNC Bank National Association, Successor to National City Bank	$4,261,417.91
Union Bank, N.A.	$3,760,074.63
Wilmington Trust FSB	$3,634,738.81
Citicorp North America, Inc.	$3,133,395.52
JPMorgan Chase Bank, N.A.	$2,820,055.97
Allied Irish Banks, p.l.c.	$2,381,380.60
Citizens Bank of Pennsylvania	$2,381,380.60
Firstrust Bank	$1,880,037.31
Harleysville National Bank and Trust Company	$1,880,037.31
Sovereign Bank	$1,253,358.21

TOTAL	$83,975,000

Schedule 1.1.(A) – Collateral Property

PROPERTY

1.	Chambersburg Mall, 864 Chambersburg Mall, Chambersburg, Pennsylvania 17202

2.	Commons at Magnolia, 2701 David McLeod Blvd., Florence, South Carolina 29501

3.	Crossroads Mall, 2 Crossroads Mall, Mount Hope, West Virginia 25880

4.	Gadsden Mall, 1001 Rainbow Drive, Suite 51, Gadsden, Alabama 35901

5.	Gallery at Market East I, Ninth & Market Street, Philadelphia, Pennsylvania 19107

6.	Gallery at Market East II, Tenth & Market Street, Philadelphia, Pennsylvania 19107

7.	Monroe Marketplace, Marketplace Boulevard and Nina Drive, Selinsgrove, Pennsylvania 17870

8.	Nittany Mall, 2901 East College Ave, State College, Pennsylvania 16801

9.	North Hanover Mall, 1155 Carlisle Street, Suite 18, Hanover, Pennsylvania 17331

10.	Orlando Fashion Square, 3201 East Colonial Drive, Orlando, Florida 32803

11.	P&S Office Building, 741 Forrest Avenue, Gadsden, Alabama 35901

12.	Palmer Park Mall, 123 Palmer Park Mall, Easton, Pennsylvania 18045

13.	Phillipsburg Mall, 1200 Highway 22, East Phillipsburg, New Jersey 08865

14.	Plaza at Magnolia, 3007A and 3007B Radio Drive, Florence, South Carolina 29501

15.	Plymouth Meeting Mall, 500 Germantown Pike, Plymouth Meeting, Pennsylvania 19462

16.	South Mall, 3300 Lehigh Street, Allentown, Pennsylvania 18103

17.	Sunrise Plaza, 232 North Main Street, Forked River, New Jersey 08731

18.	Uniontown Mall, 1368 Mall Run Road, Uniontown, Pennsylvania 15401

19.	Voorhees Town Center, 2120 Voorhees Town Center, Voorhees, New Jersey 08043

20.	Washington Crown Center, 1500 W. Chestnut Street, Washington, Pennsylvania 15301

21.	Westgate Anchor Pad, 2524 Schoenersville Road, Bethlehem, Pennsylvania 18017

22.	Wiregrass Commons 900 Commons Drive, Suite 414 Dothan, Alabama 36303-2281

23.	New River Valley Mall, 782 New River Road, Christiansburg, Virginia 24073 (second mortgage)

Schedule 1.1.(B) – Existing Letters of Credit

L/C #	Amount	Effective	Expires	Beneficiary
NZS597486	$560,859.40	05/25/07	Automatic renewal each 12/31 so long as no non-renewal notice is received	Plymouth Township

NZS603304	$369,400.00	08/17/07	Automatic renewal each 12/31 so long as no non-renewal notice is received	Commonwealth of Pennsylvania, Department of Transportation

NZS614247	$603,974.60	02/08/08	01/20/11	Commonwealth of Pennsylvania, Department of Transportation

NZS640656	$1,495,720.00	05/15/09	03/11/10	Barnes and Noble Booksellers Inc.

Schedule 1.1.(C) – List of Loan Parties

ENTITY

1.	Rubin II, Inc.

2.	PR Florence LLC

3.	PR Gallery I Limited Partnership

4.	PR Gallery I LLC

5.	PR Plymouth Meeting Limited Partnership

6.	PR Plymouth Meeting LLC

7.	PR Exton Limited Partnership

8.	PR Exton LLC

9.	PR Echelon Limited Partnership

10.	PR Echelon LLC

11.	Plymouth Ground Associates LP

12.	Plymouth Ground Associates LLC

13.	PR BVM, LLC

14.	PR AEKI Plymouth, L.P.

15.	PR AEKI Plymouth LLC

16.	PREIT Services, LLC

17.	PR New Garden Limited Partnership

18.	PR New Garden LLC

19.	PREIT-Rubin OP, Inc.

20.	PR Westgate Limited Partnership

21.	PR Westgate LLC

22.	PR Wiregrass Commons LLC

23.	PR Crossroads I, LLC

24.	PR Crossroads II, LLC

25.	PR Lycoming Service Associates

26.	PR Services Corporation

27.	PR GC Inc.

28.	1150 Plymouth Associates, Inc.

29.	Echelon Beverage LLC

30.	Echelon Title LLC

31.	Exton License, Inc.

32.	Keystone Philadelphia Properties, L.P.

33.	Keystone Philadelphia Properties, LLC

34.	PR Acquisition Sub LLC

35.	PR Cumberland Outparcel LLC

36.	PR Gallery II Limited Partnership

37.	PR Gallery II LLC

38.	PR Holding Sub Limited Partnership

39.	PR Holding Sub LLC

ENTITY

40.	PR Lacey LLC

41.	PR Northeast Whitaker Avenue, L.P.

42.	PR Northeast Whitaker Avenue LLC

43.	PR Orlando Fashion Square LLC

44.	PR Radio Drive LLC

45.	PR Swedes Square LLC

46.	PR Valley View Downs Limited Partnership

47.	PR Valley View Downs LLC

48.	PREIT Gadsden Mall LLC

49.	PREIT Gadsden Office LLC

50.	PREIT Protective Trust 1

51.	PREIT TRS, Inc.

52.	Capital City Beverage Enterprises, Inc.

53.	XGP LLC

54.	PR Exton Square Property L.P.

55.	PR GV LP

56.	PR Gainesville Limited Partnership

57.	PR Gainesville LLC

58.	PR GV LLC

59.	PR Lancaster Holdings Limited Partnership

60.	PR Lancaster Limited Partnership

61.	PR Lancaster LLC

62.	PR New Garden Residential Limited Partnership

63.	PR New Garden Residential LLC

64.	WG Park – Anchor B LP

65.	WG Park – Anchor B, LLC

66.	PR Wiregrass Anchor LLC

67.	Echelon Residential Unit Owner LLC

68.	Plymouth License III, LLC

69.	Plymouth License IV, LLC

70.	PR Financing I LLC

71.	PR Financing II LLC

72.	801-Gallery Associates, L.P.

73.	801-Gallery GP, LLC

74.	801 Developers, LP

75.	801 Developers GP, LLC

76.	PR TP LP

77.	PR TP LLC

78.	PR Monroe Limited Partnership

79.	PR Monroe, LLC

ENTITY

80.	PR Monroe Holdings, L.P.

81.	PR Monroe Holdings, LLC

82.	PR Monroe Old Trail Limited Partnership

83.	PR Monroe Old Trail, LLC

84.	PR Monroe Old Trail Holdings, L.P.

85.	PR Monroe Old Trail Holdings, LLC

86.	PREIT CDE LLC

87.	PR Palmer Park Mall Limited Partnership

88.	PR Palmer Park, L.P.

89.	PR Palmer Park Trust

90.	PR Washington Crown Limited Partnership

91.	PR Washington Crown LLC

92.	PR WC LLC

93.	PR Financing Limited Partnership

94.	PR New Garden/Chesco Limited Partnership

95.	PR New Garden/Chesco, LLC

96.	PR New Garden/Chesco Holdings, L.P.

97.	PR New Garden/Chesco Holdings, LLC

98.	PR Plymouth Meeting Associates PC LP

99.	PR PM PC Associates LP

100.	PR PM PC Associates LLC

101.	Beverage Two, LLC

Schedule 3.12.(c) – Option Agreements

1. Monroe Marketplace: Lease Agreement between PR Monroe Limited Partnership and Rare Hospitality International, Inc. (“Rare”) dated December 10, 2009, granting Rare the option to purchase Unit 10-E of the Monroe Marketplace condominium for a purchase price of $1,525,000.

2. New River Valley Mall: Option Agreement dated October 11, 1988 granting Healthcare Realty, Inc. an option to purchase a portion of a parking lot located on an outparcel at New River Valley Mall.

3. Palmer Park Mall: Lease between PR Palmer Park Mall Limited Partnership and Bon-Ton dated August 21, 1972, as amended and assigned, granting The Bon-Ton Stores, Inc. (“Bon-Ton”) the option to purchase its premises and approximately 13.42 acres of land for a purchase price of $1,800,000.

4. Voorhees Town Center: Lease between PREIT-Rubin, Inc., and Star Group Communications, Inc., d/b/a The Star Group (“Star Group”) dated December 13, 2007, granting Star Group the option to purchase its approximately 48,710 square foot premises and the land associated therewith for a base purchase price of $14,646,000, subject to adjustment as set forth in the lease.

5. Washington Crown Center: Lease between PR Washington Crown Limited Partnership and Bon-Ton dated March 18, 1969, as amended and assigned, granting Bon-Ton the option to purchase its premises, certain land designated as “Bon-Ton Permissible Building Area” and a contiguous parking area sufficient to provide 5.5 parking spaces per 1,000 square feet in the premises and any addition thereto for a purchase price calculated using a formula set forth therein.

6. Westgate Anchor Pad: Sublease Agreement between Bon-Ton and PR Westgate Limited Partnership dated January 8, 1992, as amended and assigned, granting Bon-Ton the option to purchase its approximately 108,100 square foot premises and the land associated therewith for a purchase price calculated using a formula set forth therein.

Schedule 6.1.(b) – Ownership Structure

PART I

Limited Partnerships

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
801 Developers, LP	PA	•801 Developers GP, LLC 1.0% GP •PREIT – 99% LP	See 801-Gallery Associates, L.P.

801-Gallery Associates, L.P.	PA	•801-Gallery GC, LLC – 0.1% LP •PREIT – 99.9% LP	801 Market Street (leasehold)

801-Gallery C-3 Associates, L.P.	PA	•801-Gallery C-3 GP, LLC – 1.0% GP •801-Galley Associates, L.P. – 85.0% LP •801-Gallery C-3 MT, L.P. – 14.0% LP	See 801-Gallery Associates, L.P.

801-Gallery Office Associates, L.P.	PA	•801-Gallery Office GP, LLC – 1.0% GP •801-Galley Associates, L.P. – 85.0% LP •801-Gallery Office MT, L.P. – 14.0% LP	See 801-Gallery Associates, L.P.

Bala Cynwyd Associates	PA	•PR Cherry Hill Office GP, LLC – 0.1% GP •PREIT – 99.7% LP •City Line Associates – 0.2% LP	One Cherry Hill Plaza

Cumberland Mall Associates	NJ	•PR Cumberland GP, LLC – 1% GP •PR Cumberland LP, LLC – 99% LP	Cumberland Mall

Keystone Philadelphia Properties, L.P.	PA	•Keystone Philadelphia Properties LLC – .1% GP •PR Gallery II Limited Partnership – 99.9% LP	The Gallery II (ground lessee)

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR New Castle Associates	PA	•PREIT – 99.9% LP •PR New Castle LLC – 0.1% GP	See Cherry Hill Center, LLC

Plymouth Ground Associates, LP	PA	•PREIT - 99.9% LP •Plymouth Ground Associates LLC – 0.1% GP	Plymouth Meeting Mall (fee owner)

PR AEKI Plymouth, L.P.	DE	•PREIT – 99.9% LP •PR AEKI Plymouth LLC – 0.1% GP	IKEA Parcel

PR Beaver Valley Limited Partnership	PA	•PREIT – 99% LP •PR Beaver Valley LLC – 1% GP	Beaver Valley Mall (Parcels 1 & 2)

PR Capital City Limited Partnership	PA	•PR Capital City LLC – 0.5GP •PREIT – 99.5% LP	Capital City Mall (leasehold)

PR CC Limited Partnership	PA	•PR CC I LLC – 0.01% GP •PREIT – 99.99% LP	Capital City Mall (land)

PR Echelon Limited Partnership	PA	•PREIT – 99.9% LP •PR Echelon LLC – 0.1% GP	See Echelon Title, LLC

PR Exton Limited Partnership	PA	•PREIT – 99% LP •PR Exton LLC – 1% GP	See XGP LLC, X-I Holding LP and X-II Holding LP

PR Exton Square Property, L.P. (f/k/a X-I Holding LP)	DE	•XGP LLC – 1% GP •PR Exton Limited Partnership – 99% LP	Exton Square Mall Parcel and Leasehold in Kmart parcel at Mall

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Financing Limited Partnership	DE	•PR Financing I LLC – 0.5% GP •PREIT – 99.5% LP

•Chambersburg Mall*

•Francis Scott Key Mall

•Jacksonville Mall (leasehold)

•Lycoming Mall*

•New River Valley Mall

•Nittany Mall

•North Hanover Mall*

•Northeast Tower Center (leasehold – parcels 1, 2, and 6)

•Patrick Henry Mall

•Phillipsburg Mall

•South Mall

•Uniontown Mall (leasehold)

•Viewmont Mall*

*Certain parcels at these properties are owned by PREIT-RUBIN OP, Inc.

PR Gainesville Limited Partnership	DE	•PR Gainesville LLC – 0.1% GP •PR GV LP – 99.9% LP	540 acres of land in Alachua County near Gainesville, Florida

PR Gallery I Limited Partnership	PA	•PREIT – 99.9% LP •PR Gallery I, LLC – 0.1%	The Gallery I (leasehold)

PR Gallery II Limited Partnership	PA	•PR Gallery II LLC - .1% GP •PREIT – 99.9% LP	See Keystone Philadelphia Properties, L.P.

PR GV LP	DE	•PR GV LLC – 0.1% GP •PREIT – 99.9% LP	See PR Gainesville Limited Partnership

PR Holding Sub Limited Partnership	PA	•PR Holding Sub LLC – .1% GP •PREIT – 99.9% LP	Stand by acquisition entity for Pennsylvania transactions

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Jacksonville Limited Partnership	PA	•PR Jacksonville LLC – 0.5 % GP •PREIT – 99.5% LP	Jacksonville Mall

PR Lancaster Holdings Limited Partnership	PA	•PR Lancaster LLC – 0.01% GP •PREIT-RUBIN, Inc. – 99.99% LP	See PR Lancaster Limited Partnership

PR Lancaster Limited Partnership	PA	•PR Lancaster LLC – 0.01% GP •PR Lancaster Holdings Limited Partnership – 99.99% LP	Pitney Road Plaza

PR Logan Valley Limited Partnership	PA	•PR Logan Valley LLC – 0.01% GP •PREIT – 99.99% LP	Logan Valley Mall (record title holder and ground lessor)

PR Lycoming Limited Partnership	PA	•PR Lycoming LLC – 0.01% GP •PREIT – 99.99%	Lycoming Mall

PR Monroe Holdings, L.P.	PA	•PR Monroe Holdings, LLC – 0.1% GP •PREIT – 99.9% LP	See PR Monroe Limited Partnership

PR Monroe Limited Partnership	PA	•PR Monroe, LLC – 0.1% GP •PR Monroe Holdings, L.P. – 99.9% LP	8.75 acre and 116.05 acre parcels of land located in Monroe Township, PA.

PR Monroe Old Trail Limited Partnership	PA	•PR Monroe Old Trail, LLC – 0.1% GP •PR Monroe Old Trail Holdings, L.P. – 99.9% LP	0.466 acre parcel of land located in Monroe Township, PA.

PR Monroe Old Trail Holdings, L.P.	PA	•PR Monroe Old Trail Holdings, LLC – 0.1% GP •PREIT – 99.9% LP	See PR Monroe Old Trail Limited Partnership.

PR Moorestown Limited Partnership	PA	•PREIT – 99.9% LP •PR Moorestown LLC – 0.1% GP	See Moorestown Mall LLC

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR New Garden Limited Partnership	PA	•PREIT – 99.9% LP •PR New Garden LLC – 0.1% GP	22.3 acre parcel of land and 4.9 acre parcel of land in New Garden Township, Chester County, Pennsylvania

PR New Garden Residential Limited Partnership	PA	•PR New Garden Residential LLC – 0.1% GP •PREIT-RUBIN, Inc. – 99.9% LP	Residential parcel (46.7 acres) in New Garden Township, Chester County, Pennsylvania

PR New Garden/ Chesco Limited Partnership	PA	•PR New Garden/Chesco LLC – 0.1% GP •PR New Garden/Chesco Holdings, L.P. – 99.9% LP	Retail parcels (107.8 acres) in New Garden Township, Chester County, Pennsylvania

PR New Garden/ Chesco Holdings, Limited Partnership	PA	•PR New Garden/Chesco Holdings LLC – 0.1% GP •PREIT – 99.9% LP	See PR New Garden/Chesco Limited Partnership

PR Northeast Whitaker Avenue, L.P.	PA	•PR Northeast Whitaker Avenue LLC – 0.1% GP •PREIT – 99.9% LP	Northeast Tower Center – Whitaker Avenue Parcel

PR Palmer Park Mall Limited Partnership	PA	•PR Palmer Park, L.P. – 50.1% GP •PREIT – 49.9% LP	Palmer Park Mall

PR Palmer Park, L.P.	PA	•PR Palmer Park Trust – 1% GP •PREIT – 99% LP	See PR Palmer Park Mall Limited Partnership

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Plymouth Meeting Associates PC LP	DE	•PR PM PC Associates L.P. – 99.9% LP •PR PM PC Associates LLC – 0.1% GP	Plymouth Commons

PR PM PC Associates L.P.	DE	•PR PM PC Associates LLC – 0.1% GP •PREIT – 99.9% LP	See PR Plymouth Meeting Associates PC LP

PR Plymouth Meeting Limited Partnership	PA	•PREIT – 99.9% LP •PR Plymouth Meeting LLC – 0.1% GP	Plymouth Meeting Mall (leasehold interest) and the Boscov’s parcel (fee interest)

PR Springfield Associates, L.P.	PA	•PR Springfield Trust – 89% GP •Pennsylvania Real Estate Investment Trust – 11% LP	Springfield East (Fee title to a 50% interest in a commercial condominium at Baltimore Pike & Woodlawn Avenue)

PR Springfield/Delco Limited Partnership	PA	•PR Springfield/Delco LLC – 0.1% GP •PR Springfield/Delco Holdings, L.P. – 99.9% LP	50% interest, as tenant in common, in Springfield Mall

PR Springfield/Delco Holdings, L.P.	PA	•PR/Springfield/Delco Holdings LLC – 0.1% GP •Balsam Holding Inc. – 99.9% LP (Exchange Accommodation Titleholder)	See PR Springfield/Delco Limited Partnership

PR Titus Limited Partnership	PA	•PR Titus LLC – 0.1% GP •PREIT – 19.9% LP •PREIT – Rubin, Inc. – 80% LP	Warrington (Excess Land Parcel)

PR TP LP	DE	•PR TP LLC – 0.1% GP •PREIT – 99.9% LP	Tenants under lease on lands adjoining Plymouth Meeting Mall

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Valley Limited Partnership	PA	•PR Valley LLC – 0.5% GP •PREIT – 99.5% LP	Valley Mall PR Hagerstown LLC is the borrower under a mortgage loan secured by Valley Mall.

PR Valley View Limited Partnership	PA	•PR Valley View LLC – 0.5% GP •PREIT – 99.5% LP	Valley View Mall

PR Valley View Downs Limited Partnership	PA	•PR Valley View Downs LLC – 0.01% GP •PREIT – 99.99% LP	May acquire property located in Beaver County, PA for a proposed harness racetrack and casino.

PR Viewmont Limited Partnership	PA	•PR Viewmont LLC – 0.01% GP •PREIT – 99.99% LP	Borrower for $48 million mortgage loan secured by Viewmont Mall. Also leasee of Viewmont Mall under 29 year lease from PR Financing Limited Partnership

PR Warrington, Limited Partnership	PA	•PR Warrington LLC – 0.1% GP •PREIT – 19.9% LP •PREIT – Rubin, Inc. – 80% LP	Warrington / Creekview (Condominium parcel)

PR Washington Crown Limited Partnership	PA	•PR Washington Crown LLC – 0.5% GP •PREIT – 99.5% LP	Washington Crown Center

PR Westgate Limited Partnership	PA	•PR Westgate LLC – 0.01% GP •PREIT – 99.99% LP	Westgate

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Woodland L.P.	DE	•PR Woodland General, LLC – 0.1% GP •PREIT – 99.9% GP	Woodland Mall

PR Wyoming Valley Limited Partnership	PA	•PR Wyoming Valley LLC – 0.5% GP •PREIT – 99.5% LP	Wyoming Valley Mall (fee)

PREIT Associates, L.P. (“PREIT”)	DE	•Pennsylvania Real Estate Investment Trust – .2% GP and 94.4% LP •Minority Limited Partners 5.4%	See rest of this Chart

PRGL Paxton Limited Partnership	PA	•PR Paxton LLC – 1% GP •PREIT – 99% LP	Paxton Towne Center

WG Holdings, L.P.	PA	•PRWGP General, LLC – 0.02% GP •PREIT – 99.8% LP	See WG Park, L.P.

WG Park General, L.P.	PA	•WG Holdings of Pennsylvania, L.L.C. – 0.1% GP •WG Holdings, L.P. – 99.9% LP	See WG Park, L.P.

WG Park Limited, L.P.	PA	•WG Holdings of Pennsylvania, L.L.C. – 0.1% GP •WG Holdings, L.P. – 99.9% LP	See WG Park, L.P.

WG Park, L.P.	PA	•WG Park General, L.P. – 20% GP •WG Park Limited, L.P. – 80% LP	Willow Grove Mall

WG Park-Anchor B LP	DE	•WG Park-Anchor B, LLC – 0.5% GP •PREIT – 99.5% LP	Anchor site at Willow Grove Park (previously used for operation of Strawbridge department store). Acquired June 2, 2006.

Limited Liability Companies

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
801 Developers GP, LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Formed in anticipation of potential joint venture with respect to 801 Market Street.

801-Gallery GP, LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Formed in anticipation of potential joint venture with respect to 801 Market Street.

801-Gallery C-3 GP, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	See 801-Gallery C-3 Associates, L.P.

801-Gallery Office GP, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	See 801-Gallery Office Associates, L.P.

801-Tenant C-3 Manager, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	0.01% GP Interest in 801-Tenant C-3 MT, L.P.

801-Tenant Office Manager, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	0.01% GP Interest in 801-Gallery Office MT, L.P.

Beverage Two, LLC	NJ	PREIT-RUBIN, Inc. – 100%	None

CD Development LLC (in process of dissolution)	DE	PR Christiana LLC – 100% Sole Member	None

Cherry Hill Center, LLC	MD	PR New Castle Associates – 100% Sole Member	Cherry Hill Mall

Cumberland Mall Retail Condominium Association, LLC	NJ	Pennsylvania Real Estate Investment Trust entity and other condominium owners are members.	None. This entity is a unit owners association related to retail condominium at Cumberland Mall.

Echelon Beverage LLC	NJ	PREIT – RUBIN, Inc. 100%	Liquor license associated with Voorhees Town Center

Echelon Residential Unit Owner LLC	DE	PREIT – 100% Sole Member	Voorhees Town Center Condominium

Echelon Title LLC	DE	PREIT –100% Sole Member	Voorhees Town Center

Keystone Philadelphia Properties, LLC	DE	PR Gallery II LLC – .1% GP PR Gallery II Limited Partnership – 99.9% LP	See Keystone Philadelphia Properties, L.P.

Moorestown Mall LLC	DE	PR Moorestown Limited Partnership – 100% Sole Member	Moorestown Mall

Plymouth Ground Associates LLC	PA	PREIT – 100% Sole Member	See Plymouth Ground Associates, L.P.

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
Plymouth License III, LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Liquor license associated with Plymouth Meeting Mall

Plymouth License IV, LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Former owner of Liquor license R-17547

PR Acquisition Sub LLC	DE	PREIT – 100% Sole Member	Standby acquisition entity for transactions outside of Pennsylvania

PR AEKI Plymouth LLC	DE	PREIT – 100% Sole Member	See PR AEKI Plymouth, L.P.

PR Beaver Valley LLC	DE	PREIT – 100% Sole Member	See PR Beaver Valley Limited Partnership

PR BVM, LLC	PA	PREIT – 100% Sole Member	Beaver Valley Mall (Parcel 3)

PR Capital City LLC	DE	PR CC II LLC –99.99% Member PREIT – .01% Member	See PR Capital City Limited Partnership

PR CC I LLC	DE	PR CC II LLC – 99.99% Member PREIT – .01% Member	See PR CC Limited Partnership

PR CC II LLC	DE	PREIT – 100% Sole Member	See PR CC Limited Partnership

PR Cherry Hill Office GP, LLC	DE	PREIT – 100% Sole Member	See Bala Cynwyd Associates, L.P.

PR Cherry Hill STW LLC	DE	PREIT – 100% Sole Member	Former Strawbridge property at Cherry Hill Mall. Acquired June 2, 2006

PR Christiana LLC	DE	PREIT – 100% Sole Member	Christiana Center – Phase I

PR Crossroads I, LLC	PA	PREIT – 100% Sole Member	Crossroads Mall (record owner of a portion of mall and ground lessee of remainder of mall)

PR Crossroads II, LLC	PA	PREIT – 100% Sole Member	Crossroads Mall (90% undivided interest in ground lessor estate)

PR Cumberland GP LLC	DE	PREIT – 100% Sole Member	See Cumberland Mall Associates (limited partnership)

PR Cumberland LP LLC	DE	PREIT – 100% Sole Member	See Cumberland Mall Associates (limited partnership)

PR Cumberland Outparcel LLC	NJ	PREIT – 100% Sole Member	Vacant land parcel adjacent to Cumberland Mall

PR Echelon LLC	PA	PREIT – 100% Sole Member	See PR Echelon Limited Partnership

PR Exton LLC	PA	PREIT – 100% Sole Member	See Exton Limited Partnership

PR Fin Delaware, LLC	DE	801-Gallery Associates, L.P.	See 801-Gallery Associates, L.P.

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Financing I LLC	DE	PR Financing II LLC – 99.99% Member PREIT -.01% Member	See PR Financing Limited Partnership

PR Financing II LLC	DE	PREIT – 100% Sole Member	See PR Financing Limited Partnership

PR Florence LLC	SC	PREIT – 100% Sole Member	The Commons at Magnolia

PR Francis Scott Key LLC	DE	PR Financing Limited Partnership – 100% Sole Member	Borrower under $55 million mortgage loan secured by Francis Scott Key Mall.

PR Gallery I LLC	PA	PREIT – 100% Sole Member	See PR Gallery I Limited Partnership

PR Gallery II LLC	DE	PREIT – 100% Sole Member	See Keystone Philadelphia Properties, LLC (The Gallery II)

PR Gainesville LLC	DE	PREIT – 100% Sole Member	See PR Gainesville Limited Partnership

PR Woodland General LLC	DE	PREIT – 100% Sole Member	See PR Woodland L.P.

PR GV LLC	DE	PREIT – 100% Sole Member	See PR Gainesville Limited Partnership

PR Hagerstown LLC	DE	PR Valley Mall Limited Partnership – 100% Sole Member	None, Borrower under Mortgage Loan for Valley Mall

PR Holding Sub LLC	PA	PREIT – 100% Sole Member	See PR Holding Sub Limited Partnership

PR Hyattsville LLC	DE	PR Prince George’s Plaza LLC – 100% Sole Member	Borrower under mortgage loan secured by The Mall at Prince George’s.

PR Jacksonville LLC	DE	PR JK LLC – 99.99% Member PREIT – 0.01% Member	See PR Jacksonville Limited Partnership

PR JK LLC	DE	PREIT – 100% Sole Member	See PR Jacksonville Limited Partnership

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Lacey LLC	NJ	PREIT – 100% Sole Member	43 acre parcel of undeveloped land in Lacey Township, Ocean County, New Jersey.

PR Lancaster LLC	DE	PREIT-RUBIN, Inc. – 100% Sole Member	See PR Lancaster Limited Partnership

PR Lehigh Valley LLC	PA	PREIT – 100% Sole Member	See Lehigh Valley Associates

PR Logan Valley LLC	DE	PR LV LLC – 99.99% Member PREIT – 0.01% Member	See PR Logan Valley Limited Partnership

PR LV LLC	DE	PREIT – 100% Sole Member	See PR Logan Valley Limited Partnership

PR Lycoming LCC	DE	PREIT – 100% Sole Member	See PR Lycoming Limited Partnership

PR Magnolia LLC	DE	PREIT – 100% Sole Member	Magnolia Mall; Undeveloped land held in fee

PR Metroplex West, LLC	DE	PREIT – 100% Sole Member	See Metroplex General, Inc. on Part II of this Schedule

PR Monroe Holdings, LLC	DE	PREIT – 100% Sole Member	See PR Monroe Limited Partnership

PR Monroe, LLC	DE	PREIT – 100% Sole Member	See PR Monroe Limited Partnership

PR Monroe Old Trail, LLC	DE	PREIT – 100% Sole Member	See PR Monroe Old Trail Limited Partnership

PR Monroe Old Trail Holdings, LLC	DE	PREIT – 100% Sole Member	See PR Monroe Old Trail Limited Partnership

PR Moorestown LLC	PA	PREIT – 100% Sole Member	See PR Moorestown Limited Partnership

PR New Castle LLC	PA	PREIT – 100% Sole Member	See PR New Castle Associates

PR New Garden LLC	PA	PREIT – 100% Sole Member	See PR New Garden L.P.

PR New Garden Residential LLC	DE	PREIT-RUBIN, Inc. – 100% Sole Member	See PR New Garden Residential L.P.

PR New Garden/Chesco LLC	DE	PR New Garden LLC – 100% Sole Member PREIT Services, LLC – Non-member manager	See PR New Garden/Chesco Holdings LLC

PR New Garden/Chesco Holdings LLC	DE	PREIT – 100% Sole Member	See PR New Garden/Chesco Holdings, L.P.

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR New River LLC	VA	PREIT – 100% Sole Member	New River Valley Center

PR North Dartmouth LLC	DE	PREIT – 100% Sole Member	Dartmouth Mall

PR Northeast LLC	PA	PREIT – 100% Sole Member	See Roosevelt Associates, L.P.; Roosevelt II Associates, L.P.; PR Northeast Limited Partnership

PR Northeast Whitaker Avenue LLC	PA	PREIT – 100% Sole Member	See PR Northeast Whitaker Avenue, L.P.

PR Orlando Fashion Square LLC	DE	PREIT – 100% Sole Member	Orlando Fashion Square

PR Patrick Henry LLC	DE	PREIT – 100% Sole Member	Patrick Henry Mall

PR Paxton LLC	PA	PREIT – 100% Sole Member	See PRGL Paxton Limited Partnership

PR PG Plaza LLC	DE	PREIT – 100% Sole Member	See PR Prince George’s Plaza LLC

PR Plymouth Meeting LLC	PA	PREIT – 100% Sole Member	See PR Plymouth Meeting Limited Partnership

PR PM PC Associates LLC	DE	PREIT – 100% Sole Member PREIT Services, LLC – Non-member manager	See PR Plymouth Meeting Associates PC LP

PR Prince George’s Plaza LLC	DE	PR PG Plaza LLC – 1% Managing Member PREIT – 99% Member	Prince George’s Plaza

PR Radio Drive LLC	SC	PREIT – RUBIN, Inc. – 100% Sole Member	The Plaza at Magnolia

PR Red Rose LLC	DE	PREIT – 100% Sole Member	See Red Rose Commons Associates, L.P. on Part II of this Schedule

PR Springfield/Delco LLC	DE	Balsam Holding Inc. (Exchange Accommodation Titleholder) – 100% Sole Member	See PR Springfield/Delco, L.P.

PR Springfield/Delco Holdings LLC	DE	Balsam Holding Inc. (Exchange Accommodation Titleholder) – 100% Sole Member	See PR Springfield/Delco Holdings, L.P.

PR Swedes Square LLC	DE	PREIT – 100% Sole Member	Not yet acquired (New Castle, Delaware Undeveloped Parcel)

PR Titus LLC	PA	PREIT – 100% Sole Member	See PR Titus Limited Partnership

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR TP LLC	DE	PREIT – 100% Sole Member	See PR TP LP

PR Valley LLC	DE	PREIT – 100% Sole Member	See PR Valley Limited Partnership

PR Valley View LLC	DE	PR VV LLC – 99.99% Member PREIT – 0.01% Member	See PR Valley View Limited Partnership

PR Valley View Downs LLC	PA	PREIT – 100% Sole Member	See PR Valley View Downs Limited Partnership

PR Viewmont LLC	DE	PREIT – 100% Sole Member	See PR Viewmont Limited Partnership

PR VV LLC	DE	PREIT – 100% Sole Member	See PR Valley View Limited Partnership

PR Walnut Street Abstract LLC	DE	PREIT – RUBIN, Inc. – Sole member	Owns 50% interest in Walnut Street Abstract, L.P., a title insurance agency.

PR Warrington LLC	PA	PREIT – 100% Sole Member	See PR Warrington, Limited Partnership

PR Washington Crown LLC	DE	PR WC LLC – 99.99% Member PREIT – 0.01% Member	See PR Washington Crown Limited Partnership

PR WC LLC	DE	PREIT – 100% Sole Member	See PR Washington Crown Limited Partnership

PR Westgate LLC	PA	PREIT – 100% Sole Member	See PR Westgate Limited Partnership

PR Wiregrass Anchor LLC	DE	PREIT – 100% Sole Member	McRae’s anchor store at Wiregrass Mall

PR Wiregrass Commons LLC	DE	PREIT – 100% Sole Member	Wiregrass Commons Mall

PR WL LLC	DE	PR LV LLC – 99.99% PREIT – 0.01%	See PR WL Limited Partnership

PR Woodland Outparcel LLC	DE	PREIT – 100% Sole Member	Outparcel at Woodland Mall

PR Woodland K-Outparcel LLC (in process of dissolution)	DE	PREIT – 100% Sole Member	None

PR WV LLC	DE	PREIT – 100% Sole Member	See PR Wyoming Valley LLC

PR Wyoming Valley LLC	DE	PR WV LLC – 99.99% PREIT – 0.01%	See PR Wyoming Valley Limited Partnership

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PREIT CDE LLC (f/k/a Exton License II, LLC)	PA	PREIT-RUBIN, Inc. – 100 % Sole Member	Liquor license associated with Exton Square Mall

PREIT Gadsden Mall LLC	DE	PREIT – 100% Sole Member	Gadsden Mall

PREIT Gadsden Office LLC	DE	PREIT – 100% Sole Member	Office building in Gadsden, AL

PREIT Services LLC	DE	PREIT – 100% Sole Member	N/A

PRWGP General, LLC	DE	PREIT – 100% Sole Member	See WG Park, L.P.

WG Holdings of Pennsylvania, L.L.C.	PA	WG Holdings, L.P. – 100% Sole Member	See WG Park, L.P.

WG Park –Anchor B, LLC	DE	PREIT – 100% Sole Member	See WG Park – Anchor B LP

XGP LLC	DE	PR Exton Limited Partnership – 100% Sole Member	See X-I Holding LP

Corporations

Corporations	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
1150 Plymouth Associates, Inc.	MD	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Plymouth Meeting Mall

Exton License, Inc.	MD	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Exton Square

Paxton Towne Centre Unit Owners Association	PA	Pennsylvania Real Estate Investment Trust entity and other unit owners are members.	None. This entity is a unit owners association for the Paxton Town Centre Condominiums.

PR GC Inc.	MD	PREIT Services, LLC – 100%	N/A

PR Services Corporation	PA	PREIT-RUBIN, Inc. – 100%	N/A

PR Ventures, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Contracts with local broker to comply with licensing requirements for Jacksonville Mall.

PREIT-RUBIN, Inc.	PA	PREIT – 100%	Former Strawbridge store located at 8th and Market. Also, see PR New Garden Residential Limited Partnership, PR Titus Limited Partnership, PR Warrington Limited Partnership and PR Radio Drive LLC.

PREIT-RUBIN OP, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Outparcels acquired in the Crown Transaction that are located at the following properties: Chambersburg Mall, Lycoming Mall, North Hanover Mall, and Viewmont Mall. (See PR Financing Limited Partnership).

PREIT TRS, Inc.	DE	Pennsylvania Real Estate Investment Trust	REIT Income Test Assignee

Capital City Beverage Enterprise, Inc. (f/k/a R8267 Plymouth Enterprises, Inc.)	MD	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Plymouth Meeting Mall

RUBIN II, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Northeast Tower Center (parcel 3)

Springhills Northeast Quadrant Owners Drainage Association No. One, Inc.	FL	PR Gainesville Limited Partnership, sole member	Property owner’s association for property located in Alachua county, Florida (Gainesville)

Corporations	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
Springhill Owners Association, Inc.	FL	PR Gainesville Limited Partnership, sole member	Property owner’s association for property located in Alachua county, Florida (Gainesville)

Trusts

Trusts	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary
PR Lycoming Service Associates	PA	PREIT-RUBIN, Inc. – Sole Beneficiary	Utility services at Lycoming Mall

PR Oxford Valley Trust	PA	PREIT – Sole Beneficiary	See Oxford Valley Road Associates (an Unconsolidated Affiliate)

PR Palmer Park Trust	PA	PREIT – Sole Beneficiary	See PR Palmer Park Mall Limited Partnership

PR Springfield Trust	PA	PREIT – Sole Beneficiary	See PR Springfield Associates, L.P.

PREIT Protective Trust 1	PA	PREIT– Rubin, Inc. – Sole Beneficiary	REIT Asset Test Assignee

A.	The following wholly owned entities are inactive and are in the process of being dissolved:

1.	Patrick Duffy LLC

2.	PR WL LLC

3.	PR Woodland K-Outparcel LLC

4.	CD Development LLC

PART II

Consolidated Affiliates

None.

Unconsolidated Affiliates

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate
Lehigh Valley Associates	PA	• PR Lehigh Valley LLC – 0.5% GP, • PREIT – 49.5% LP • Delta Ventures, Inc. – 0.5% GP* • Kravco Simon Investments, L.P. – 49.5% LP	Lehigh Valley Mall

Lehigh Valley Mall GP, LLC	DE	• Lehigh Valley Associates – 100% member	See Mall at Lehigh Valley, L.P.

Mall at Lehigh Valley, L.P.	DE	• Lehigh Valley Mall GP, LLC – 0.5% GP • Lehigh Valley Mall Associates – 99.5% LP	Lessor of Lehigh Valley Mall. Borrower under mortgage loan secured by Lehigh Valley Mall.

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate
Mall Maintenance Corporation (I)	PA

PREIT holds an indirect minority membership interest in Mall Maintenance Corporation (I)

Other members:

City of Philadelphia

Redevelopment Authority of City of Philadelphia

Philadelphia Authority for Industrial Development

Philadelphia VF LP

The May Department Stores Company

Market Street East Development Corporation

Purpose is to maintain the public areas of Gallery I at Market East

Mall Maintenance Corporation II	PA

PREIT holds an indirect minority membership interest in Mall Maintenance Corporation II

Other members:

Redevelopment Authority of City of Philadelphia

Philadelphia Authority for Industrial Development

One Reading Center Associates

Purpose is to maintain the public areas of Gallery II at Market East

Mall Corners Ltd.	GA	•PREIT – 19% LP •Charles A. Lotz – 0.5% GP* •Center Developers, Inc. – 1% GP* •Frank L. Ferrier – 1% GP* •Others – 78.5% LP*

Mall Corners II, Ltd.	GA	•PREIT – 11% LP •Charles A. Lotz – 0.5% GP* •Center Developers, Inc. – 1% GP* •Frank L. Ferrier – 1% GP* •Others – 86.5% LP*

Metroplex General, Inc.	PA	•PR Metroplex West, LLC – 50% •MW General, Inc. – 50%*	See Metroplex West Associates, L.P.

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate
Metroplex West Associates, L.P.	PA

•Metroplex General, Inc. – 1% GP

•PREIT – 49.5% LP

•MW General, Inc. – .5% LP*

•Goldenberg Metroplex Partners, L.P. – 22.5% LP*

•Goldenberg Metroplex Investors, L.P. – 24% LP*

•Resource Realty Management, Inc. – 2.5% LP*

Metroplex Power Center

Oxford Valley Road Associates (limited partnership)	PA

•PR Oxford Valley Trust – 1% GP

•PREIT – 49% LP

•OVG General, Inc. – 1% GP*

•Goldenberg Investors, L.P. – 25% LP*

•Goldenberg Partners, L.P. – 23% LP*

•Milton S. Schneider, Resource Realty Management, Inc. – 1% LP*

Court at Oxford Valley Shopping Center

Pavilion East Associates, L.P.	PA	•PREIT – 50% GP •The Goldenberg Group, Inc. – 50% GP*	Pavilion at Market East

PRDB Springfield Limited Partnership	PA	•PRDB Springfield LLC – 1% GP •Paul deBotton – 49.5% LP •PREIT – 49.5% LP	Springfield Park (Springfield, PA)

PRDB Springfield LLC	PA	•Paul deBotton – 50% •PREIT – 50%	See PRDB Springfield Limited Partnership

Red Rose Commons Associates, L.P.	PA

•PR Red Rose LLC – 1% GP

•PREIT – 49% LP

•RRC General, Inc. – 1% GP*

•Goldenberg Lancaster Partners, L.P. – 23% LP*

•Goldenberg Lancaster Investors, L.P. – 24% LP*

•Resource Realty Management, Inc. – 2% LP*

All units in the Red Rose Condominium constituting the Red Rose Commons Shopping Center

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate
Whitehall Mall Venture (partnership)	PA	•PREIT – 50% •Whitemak Associates – 50%*	Whitehall Mall

PR Northeast Limited Partnership	PA	•89.9% held by non-affiliate •PREIT – 11.1% LP	Northeast Tower Center – Parcel 2

Roosevelt II Associates, L.P.	PA	•89.9% held by non-affiliate •PREIT – 11.1% LP	Northeast Tower Center –Parcels 1 and 6

Walnut Street Abstract, L.P.	NJ	•PR Walnut Street Abstract LLC – 50% LP •Affiliate of Madison Title Agency – 50%	Title insurance agency.

*	Neither Parent nor any of its Affiliates owns any interest in this entity.

Schedule 6.1.(f) – Title to Properties

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
801 Market (former Strawbridge store)	PREIT-Rubin, Inc.		Yes See Part II of this Schedule for additional information.

Beaver Valley Mall	PR Beaver Valley Limited Partnership (Parcels 1 and 2) PR BVM, LLC (Parcel 3)	88.0%	Yes See Part II of this Schedule for additional information.

Capital City Mall	PR Capital City Limited Partnership (Improvements) PR CC Limited Partnership (Land)	99.2%	Yes See Part II of this Schedule for additional information.

Chambersburg Mall (1)	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (Outparcels – A-1, A-2, B, C, D-2, E, and F)	82.3%	No

Cherry Hill Mall	Cherry Hill Center, LLC PR Cherry Hill STW LLC (Cherry Hill Anchor Store)	94.0%	Yes See Part II of this Schedule for additional information.

Christiana Center Phase I	PR Christiana LLC	88.1%	No

Commons at Magnolia	PR Florence LLC	66.4%	No

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
Creekview Center	PR Warrington, Limited Partnership PR Titus Limited Partnership	100%	No

Crossroads Mall (fee and leasehold)	PR Crossroads I, LLC and PR Crossroads II, LLC	84.3%	No

Cumberland Mall (1)	Cumberland Mall Associates (Unit A) PR Cumberland Outparcel LLC (vacant outparcel)	92.2%	Yes See Part II of this Schedule for additional information.

Dartmouth Mall	PR North Dartmouth LLC	92.1%	No

Exton Square Mall and leasehold interest in Kmart Parcel at Mall	Exton Square Property LLC	90.7%	No

Francis Scott Key Mall (1)	PR Financing Limited Partnership	94.5%	Yes See Part II of this Schedule for additional information.

Gadsden Mall	PREIT Gadsden Mall LLC	90.2%	No

Gadsden Office	PREIT Gadsden Office LLC		No

Gallery at Market East (2)	PR Gallery I Limited Partnership	60.5%	Yes See Part II of this Schedule for additional information.

Gallery II	Keystone Philadelphia Properties, L.P.

IKEA Parcel	PR AEKI Plymouth, L.P.	0%	No

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
Jacksonville Mall	PR Jacksonville Limited Partnership (Leased to PR Financing Limited Partnership)	97.4%	Yes See Part II of this Schedule for additional information.

Lehigh Valley Mall	Lehigh Valley Associates	93.7%	Yes See Part II of this Schedule for additional information.

Logan Valley Mall	PR Logan Valley Limited Partnership (Leased to PR WL Limited Partnership)	95.1%	No

Lycoming Mall (1)	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (May Parcel – 8.48 acres)	95.7%	No

Magnolia Mall	PR Magnolia LLC	96.1%	Yes See Part II of this Schedule for additional information.

Mall at Prince Georges	PR Prince Georges Plaza LLC	95.8%	Yes See Part II of this Schedule for additional information.

Monroe Marketplace	PR Monroe Limited Partnership (8.75 acre parcel and a 116.05 acre parcel) PR Monroe Old Trail Limited Partnership (.466 acre parcel)	100%	Yes See Part II of this Schedule for additional information.

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
Moorestown Mall	Moorestown Mall LLC	88.8%	Yes See Part II of this Schedule for additional information.

New Garden	PR New Garden L.P. PR New Garden/Chesco Limited Partnership PR New Garden Residential Limited Partnership	N/A – Raw Land	Yes See Part II of this Schedule for additional information.

New River Retail Center	PR New River LLC	100%	No

New River Valley Mall	PR Financing Limited Partnership	96.1%	No

Nittany Mall	PR Financing Limited Partnership	91.5%	No

North Hanover Mall	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (Lot 5 - .98 acres and Lot 6 - .98 acres)	88.5%	Yes See Part II of this Schedule for additional information.

Northeast Tower Center	PR Northeast Limited Partnership (Parcel 2) (Leased to PR Financing Limited Partnership) PR Northeast Whitaker Avenue, L.P. (Whitaker Avenue Parcel) Roosevelt II Associates, L.P. (Parcels 1 and 6) (Leased to PR Financing Limited Partnership)	97.4%	No

One Cherry Hill Plaza	Bala Cynwyd Associates, L.P.		No

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
Orlando Fashion Square (leasehold interest)	PR Orlando Fashion Square LLC	86.3%	Yes See Part II of this Schedule for additional information.

Palmer Park Mall	PR Palmer Park Mall Limited Partnership	95.5%	No

Patrick Henry Mall	PR Patrick Henry LLC	98.0%	No

Paxton Towne Center	PRGL Paxton Limited Partnership	90.8%	No

Phillipsburg Mall	PR Financing Limited Partnership	90.4%	No

Plaza at Magnolia	PR Radio Drive, LLC		Yes See Part II of this Schedule for additional information.

Plymouth Meeting Mall	• PR Plymouth Meeting Limited Partnership (Improvements) • Plymouth Ground Associates, L.P. (Land)	82.2%	Yes See Part II of this Schedule for additional information.

South Mall	PR Financing Limited Partnership	78.2%	No

Spring Hills	PR Gainesville Limited Partnership	N/A – Raw Land	Yes See Part II of this Schedule for additional information.

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
Springfield Mall	PR Springfield Associates, L.P. PR Springfield/Delco Limited Partnership – 50% interest as tenant in common	86.1%	Yes See Part II of this Schedule for additional information.

Sunrise Plaza	PR Lacey LLC	97.6%	Yes See Part II of this Schedule for additional information.

Swedes Square Property	PR Swedes Square LLC	N/A – Raw Land	No

Uniontown Mall (leasehold) (1)	PR Financing Limited Partnership	91.5%	No

Valley Mall	PR Valley Limited Partnership	97.1%	Yes See Part II of this Schedule for additional information.

Valley View Mall	PR Valley View Limited Partnership	91.9%	Yes See Part II of this Schedule for additional information.

Viewmont Mall	PR Financing Limited Partnership PREIT-Rubin, Inc. (Outparcel #s 12401-040-005, 12401- 040-003, and 12401-040-001)	97.8%	No

Voorhees Town Center (and Condominium)	Echelon Title LLC Echelon Residential Unit Owner LLC	61.9%	Yes See Part II of this Schedule for additional information.

Properties	Owner	Occupancy (as of 9/30/09)	Project Under Development?
Washington Crown Center	PR Washington Crown Limited Partnership	83.6%	No

Westgate Anchor Pad	PR Westgate Limited Partnership		No

Willow Grove Park (3)	W.G. Park, L.P. WG Park-Anchor B LP (Anchor Site)	69.7%	Yes See Part II of this Schedule for additional information.

Wiregrass Commons Mall (fee and leasehold)	PR Wiregrass Commons LLC PR Wiregrass Anchor LLC (Anchor Store)	85.0%	Yes See Part II of this Schedule for additional information.

Woodland Mall	PR Woodland Limited Partnership PR Woodland K-Outparcel LLC (Kohl’s Outparcel) PR Woodland Outparcel LLC (Verizon Outparcel)	85.8%	Yes See Part II of this Schedule for additional information.

Wyoming Valley Mall	PR Wyoming Valley Limited Partnership (Leased to PR WL Limited Partnership)	92.0%	No

(1)	The total occupancy percentages for these properties include the former Value City store locations that were vacant as of September 30, 2008.
(2)	The total occupancy percentage for The Gallery at Market East includes 328,390 sf of the former Strawbridge’s store that is currently vacant, pending redevelopment. This vacant department store represents 30.4% and 51.5% of the owned mall GLA as of September 30, 2009 and September 30, 2008, respectively.
(3)	The total occupancy percentage for Willow Grove Park includes the former Strawbridge’s store that is currently vacant, pending redevelopment. This vacant department store represents 27.6% and 27.7% of the owned mall GLA as of September 30, 2009 and September 30, 2008, respectively.

Schedule 6.1.(f) – Title to Properties

PREIT Associates, L.P.

Status of Projects Under Development2

As of 9/30/2009

(‘000’s)

	PREIT’s Share of Value of Construction in Progress ($)	PREIT’s Share of Total Budgeted Costs Remaining ($)	Total Projects Under Development ($)
Land in Predevelopment
New Garden / White Clay Point	31,697		31,697
Springhills	32,909		32,909

Sub-total Land in Predevelopment	64,606	—	64,606

Other Projects in Predevelopment
Wholly Owned
Crossroads Mall	3		3
Gallery I	510		510
Monroe Marketplace Phase II	7,014		7,014
Moorestown Mall Phase II	198		198
Sunrise Phase III	3,634		3,634
Voorhees Town Center Phase III	3,386		3,386
Willow Grove Park Phase II	35		35
Joint Venture1
Court at Oxford Valley	16		16
Pavilion East	718		718
Whitehall Mall	35		35

Sub-total Other Predevelopment	15,549	—	15,549

Construction in Progress
Wholly Owned
801 Market	40,286	(7,992)	32,294

Beaver Valley Mall	32	—	32
Capital City	—	—
Cherry Hill Mall	29,928	8,088	38,016
Cumberland Mall	26	1,988	2,015
Francis Scott Key Mall	73	1,694	1,767
Jacksonville Mall	—	30	30
Lancaster - Pitney Road Plaza	8,695	4,738	13,433
Magnolia Mall	196	2,884	3,080
Mall at Prince Georges	—	—	—
Monroe Marketplace Phase I	3,722	(309)	3,414
Moorestown Mall	0	2,144	2,144

North Hanover Mall	17,095	250	17,345
Orlando Fashion Square	233	5	238
Plaza at Magnolia	483	98	581
Plymouth Meeting Mall	47,784	7,832	55,615
Sunrise Plaza Phase I & II	509	1,958	2,467
Valley Mall	17	—	17
Voorhees Town Center Phases I & II	18,684	17,398	36,082
Willow Grove Park	23,861	—	23,861
Wiregrass Commons	4	2,287	2,291
Woodland Mall	1,353	397	1,750
Joint Venture1
Lehigh Valley Mall	60	3,287	3,347
Springfield Mall	345	—	345

Sub-total Construction in Progress	196,636	50,367	247,003

Total Projects Under Development	$276,791	$50,367	$327,157

[1]	PREIT’s share represents the greater of the ownership interest or PREIT’s recourse amount.
[2]	Includes the cost of land

Schedule 6.1.(g) – Indebtedness

Part I

Indebtedness

Loan Party	Indebtedness	Description of property subject to Lien
Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., PREIT-RUBIN, Inc., PR Financing Limited Partnership	$30,000,000 Term Loan Agreement by and among PREIT Associates, L.P., PREIT-Rubin, Inc., and PR Financing Limited Partnership, as Borrowers, and Pennsylvania Real Estate Investment Trust, as Parent, the Financial Institutions party thereto and Wells Fargo Bank, National Association, as Administrative Agent (“New River Term Loan”)	New River Valley Mall

Pennsylvania Real Estate Investment Trust	Guaranty of New River Term Loan (“New River Guaranty”)	New River Valley Mall

Pennsylvania Real Estate Investment Trust	Mortgage in favor of Northwestern Mutual Life Insurance Company with a balance of $6,053,000 as of 9/30/09	Whitehall Mall

Pennsylvania Real Estate Investment Trust	Guaranty of Nonrecourse Carveouts by Pennsylvania Real Estate Investment Trust (50%) and Kravco, Inc. (50%) in favor of The Northwestern Mutual Life Insurance Company (Whitehall Mall)

Pennsylvania Real Estate Investment Trust	Guaranty of Nonrecourse Carveouts in favor of Morgan Stanley Bank (Capital City Mall)

Pennsylvania Real Estate Investment Trust	Guaranty of Nonrecourse Carveouts in favor of Morgan Stanley Bank (Valley View Mall)

Pennsylvania Real Estate Investment Trust	Guaranty of loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership (guaranty limited to $5,000,000 of principal amount) (Creekview Center)

Pennsylvania Real Estate Investment Trust	Guaranty of Nonrecourse Carveouts in favor of Wilmington Trust of Pennsylvania (Creekview Center)

Pennsylvania Real Estate Investment Trust	Guaranty of $287,500,000 4.00% Exchangeable Senior Notes due 2012 issued pursuant to an Indenture among PREIT Associates, L.P., Pennsylvania Real Estate Investment Trust and U.S. Bank National Association

Pennsylvania Real Estate Investment Trust	Guaranty of Non-Recourse Carveouts in favor of Sun Life Assurance Company of Canada (Springfield East)

Borrower

PREIT Associates, L.P.	Guaranty of loan in the amount of $55,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company to PR Cherry Hill STW LLC and Cherry Hill Center LLC (Cherry Hill Mall)

PREIT Associates, L.P.	Guaranty of loan in the amount of $24,920,000 in favor of Manufacturers Traders and Trust Co (guaranty limited to 50% of the outstanding principal amount of the note) (Red Rose Commons)

PREIT Associates, L.P.	Guaranty of loan in the amount of $45,000,000 from Citizens Bank of Pennsylvania to PR Christiana LLC (guaranty of principal limited to 25% of outstanding principal) (Christiana)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of New York Life Insurance Company and The Prudential Insurance Company (Exton Square Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts by PREIT Associates, L.P. and Kenneth N. Goldenberg in favor of Column Financial, Inc. (Note: So long as PREIT Associates, L.P. maintains its line of credit with Wells Fargo Bank, PREIT Associates, L.P. has no liability under the Guaranty – See Section 5.7(a) of Guaranty) (Metroplex West)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Lehman Brothers Bank FSB. (Magnolia Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Column Financial, Inc. (Beaver Valley Mall)

PREIT Associates, L.P.	Guaranty of loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership (guaranty limited to $5,000,000 of principal amount) (Creekview Center)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Wilmington Trust of Pennsylvania (Creekview Center)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Greenwich Capital Commercial Funding Corp. (Cumberland Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Lehman Brothers Bank FSB. (Dartmouth Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Prudential Mortgage Capital Company,

LLC. (Woodland Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Eurohypo AG, New York Branch (Valley Mall).

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Prudential Insurance Company of America and Teachers Insurance & Annuity Association of America (Willow Grove Mall)

PREIT Associates, L.P.	$287,500,000 4.00% Exchangeable Senior Notes due 2012 issued pursuant to an Indenture among PREIT Associates, L.P., Pennsylvania Real Estate Investment Trust and U.S. Bank National Association

PREIT Associates, L.P.	Guaranty of loan in the amount of $54,000,000 from US Bank NA & Aareal Capital Corporation (guaranty limited to $10,800,000) (Paxton Town Centre)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Lehman Brothers Bank FSB. (Moorestown Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Wells Fargo Bank, N.A. (Mall at Prince Georges)

PREIT Associates, L.P.	Loan in the amount of $8,000,000 from Citizens Bank of Pennsylvania to Bala Cynwyd Associates, L.P. with a balance of $5,616,000 as of 9/30/09 (guaranty limited to 20% of the outstanding principal amount of the Note) (One Cherry Hill Plaza)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Prudential Insurance Company of America and Northwestern Mutual Life Insurance Co (Cherry Hill Strawbridge Parcel and Cherry Hill Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Norddeutsche Landesbank Girozentrale to PR Jacksonville L.P (Jacksonville Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Norddeutsche Landesbank Girozentrale to PR Logan Valley L.P (Logan Valley Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Norddeutsche Landesbank Girozentrale to PR Wyoming Valley L.P (Wyoming Valley Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Landesbank Baden-Württemberg. (Francis Scott Key Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Landesbank Baden-Württemberg. (Viewmont Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Prudential Insurance Company of America to PR Patrick Henry LLC (Patrick Henry Mall)

PREIT Associates, L.P.	Guaranty of loan in the maximum amount of $38,000,000 from Susquehanna Bank to PR Lycoming L.P. with a balance of $32,900,000 as of 10/31/09 (guaranty limited to 50% of the outstanding principal amount of the Note) (Lycoming Mall)

PREIT Associates, L.P.	Guaranty of loan in the amount of $16,250,000 from Capital One N.A. to PR New River LLC with a balance of $16,131,000 as of 9/30/09 (guaranty limited to 25% of the outstanding principal amount of the Note) (New River Valley Center)

PREIT Associates, L.P.	Guaranty of loan in the amount of $5,893,000 from Firstrust Bank and Tri-State Capital Bank. to PR Lancaster Limited Partnership (Pitney Road Plaza)

Loan Parties

1150 Plymouth Associates, Inc.	New River Guaranty	New River Valley Mall

801-Gallery Associates, L.P.	New River Guaranty	New River Valley Mall

801-Gallery GP, LLC	New River Guaranty	New River Valley Mall

801 Developers, LP	New River Guaranty	New River Valley Mall

801 Developers GP, LLC	New River Guaranty	New River Valley Mall

Capital City Beverage Enterprises, Inc.	New River Guaranty	New River Valley Mall

Echelon Beverage LLC	New River Guaranty	New River Valley Mall

Echelon Residential Unit Owner LLC	New River Guaranty	New River Valley Mall

Echelon Title LLC	New River Guaranty	New River Valley Mall

Exton License, Inc.	New River Guaranty	New River Valley Mall

Keystone Philadelphia Properties, L.P.	New River Guaranty	New River Valley Mall

Keystone Philadelphia Properties, LLC	New River Guaranty	New River Valley Mall

Plymouth Ground Associates LLC	New River Guaranty	New River Valley Mall

Plymouth Ground Associates LP	New River Guaranty	New River Valley Mall

Plymouth License III, LLC	New River Guaranty	New River Valley Mall

Plymouth License IV, LLC	New River Guaranty	New River Valley Mall

PR Acquisition Sub LLC	New River Guaranty	New River Valley Mall

PR AEKI Plymouth, L.P.	New River Guaranty	New River Valley Mall

PR AEKI Plymouth LLC	New River Guaranty	New River Valley Mall

PR BVM, LLC	New River Guaranty	New River Valley Mall

PR Crossroads I, LLC	New River Guaranty	New River Valley Mall

PR Crossroads II, LLC	New River Guaranty	New River Valley Mall

PR Cumberland Outparcel LLC	New River Guaranty	New River Valley Mall

PR Echelon Limited Partnership	New River Guaranty	New River Valley Mall

PR Echelon LLC	New River Guaranty	New River Valley Mall

PR Exton Limited Partnership	New River Guaranty	New River Valley Mall

PR Exton LLC	New River Guaranty	New River Valley Mall

PR Exton Square Property L.P.	New River Guaranty	New River Valley Mall

PR Exton Square Property L.P.	$70,000,000 mortgage loan from Prudential Insurance Company of America and New York Life Insurance Company to Exton Square Property, LLC with a balance of $69,619,000 as of 9/30/09

PR Financing I LLC	New River Guaranty	New River Valley Mall

PR Financing II LLC	New River Guaranty	New River Valley Mall

PR Florence LLC	New River Guaranty	New River Valley Mall

PR Gainesville Limited Partnership	New River Guaranty	New River Valley Mall

PR Gainesville LLC	New River Guaranty	New River Valley Mall

PR Gallery I Limited Partnership	New River Guaranty	New River Valley Mall

PR Gallery I LLC	New River Guaranty	New River Valley Mall

PR Gallery II LLC	New River Guaranty	New River Valley Mall

PR Gallery II Limited Partnership	New River Guaranty	New River Valley Mall

PR GC Inc.	New River Guaranty	New River Valley Mall

PR GV LLC	New River Guaranty	New River Valley Mall

PR GV LP	New River Guaranty	New River Valley Mall

PR Holding Sub Limited Partnership	New River Guaranty	New River Valley Mall

PR Holding Sub LLC	New River Guaranty	New River Valley Mall

PR Lacey LLC	New River Guaranty	New River Valley Mall

PR Lancaster Holdings Limited Partnership	New River Guaranty	New River Valley Mall

PR Lancaster Limited Partnership	New River Guaranty	New River Valley Mall

PR Lancaster LLC	New River Guaranty	New River Valley Mall

PR Lycoming Service Associates	New River Guaranty	New River Valley Mall

PR Monroe Limited Partnership	New River Guaranty	New River Valley Mall

PR Monroe, LLC	New River Guaranty	New River Valley Mall

PR Monroe Holdings, L.P.	New River Guaranty	New River Valley Mall

PR Monroe Holdings, LLC	New River Guaranty	New River Valley Mall

PR Monroe Old Trail Limited Partnership	New River Guaranty	New River Valley Mall

PR Monroe Old Trail, LLC	New River Guaranty	New River Valley Mall

PR Monroe Old Trail Holdings, L.P.	New River Guaranty	New River Valley Mall

PR Monroe Old Trail Holdings, LLC	New River Guaranty	New River Valley Mall

PR New Garden/Chesco Limited Partnership	New River Guaranty	New River Valley Mall

PR New Garden/Chesco, LLC	New River Guaranty	New River Valley Mall

PR New Garden/Chesco Holdings, L.P.	New River Guaranty	New River Valley Mall

PR New Garden/Chesco Holdings, LLC	New River Guaranty	New River Valley Mall

PR New Garden LLC	New River Guaranty	New River Valley Mall

PR New Garden Limited Partnership	New River Guaranty	New River Valley Mall

PR New Garden Residential Limited Partnership	New River Guaranty	New River Valley Mall

PR New Garden Residential LLC	New River Guaranty	New River Valley Mall

PR Northeast Whitaker Avenue, L.P.	New River Guaranty	New River Valley Mall

PR Northeast Whitaker Avenue LLC	New River Guaranty	New River Valley Mall

PR Orlando Fashion Square LLC	New River Guaranty	New River Valley Mall

PR Palmer Park, L.P.	New River Guaranty	New River Valley Mall

PR Palmer Park Mall Limited Partnership	New River Guaranty	New River Valley Mall

PR Palmer Park Trust	New River Guaranty	New River Valley Mall

PR Plymouth Meeting Associates PC LP	New River Guaranty	New River Valley Mall

PR Plymouth Meeting Limited Partnership	New River Guaranty	New River Valley Mall

PR Plymouth Meeting LLC	New River Guaranty	New River Valley Mall

PR PM PC Associates LP	New River Guaranty	New River Valley Mall

PR PM PC Associates LLC	New River Guaranty	New River Valley Mall

PR Radio Drive LLC	New River Guaranty	New River Valley Mall

PR Services Corporation	New River Guaranty	New River Valley

Mall

PR Swedes Square LLC	New River Guaranty	New River Valley Mall

PR TP LLC	New River Guaranty	New River Valley Mall

PR TP LP	New River Guaranty	New River Valley Mall

PR Valley View Downs Limited Partnership	New River Guaranty	New River Valley Mall

PR Valley View Downs LLC	New River Guaranty	New River Valley Mall

PR Washington Crown Limited Partnership	New River Guaranty	New River Valley Mall

PR Washington Crown LLC	New River Guaranty	New River Valley Mall

PR WC LLC	New River Guaranty	New River Valley Mall

PR Westgate Limited Partnership	New River Guaranty	New River Valley Mall

PR Westgate LLC	New River Guaranty	New River Valley Mall

PR Wiregrass Anchor LLC	New River Guaranty	New River Valley Mall

PR Wiregrass Commons LLC	New River Guaranty	New River Valley Mall

PREIT CDE LLC	New River Guaranty	New River Valley Mall

PREIT Gadsden Mall LLC	New River Guaranty	New River Valley Mall

PREIT Gadsden Office LLC	New River Guaranty	New River Valley Mall

PREIT Protective Trust 1	New River Guaranty	New River Valley Mall

PREIT Services, LLC	New River Guaranty	New River Valley Mall

PREIT TRS, Inc.	New River Guaranty	New River Valley Mall

PREIT – RUBIN OP, Inc.	New River Guaranty	New River Valley Mall

Rubin II, Inc.	New River Guaranty	New River Valley Mall

WG Park – Anchor B, LLC	New River Guaranty	New River Valley Mall

WG Park – Anchor B LP	New River Guaranty	New River Valley Mall

XGP LLC	New River Guaranty	New River Valley Mall

Other Subsidiaries

PR North Dartmouth LLC	Mortgage in favor of Lehman Capital with a balance of $62,922,000 as of 9/30/09.	Dartmouth Mall

PR Beaver Valley Limited Partnership	Open-End Mortgage and Security Agreement from PR Beaver Valley Limited Partnership in favor of Column Financial, Inc. with a balance of $44,183,000 as of 9/30/09	Beaver Valley Mall

PR Capital City Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $49,826,000 as of 9/30/09	Capital City Mall (Improvements)

PR CC Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $49,826,000 as of 9/30/09	Capital City Mall (Land)

PR Valley View Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $34,335,000 as of 9/30/09	Valley View Mall

PR Valley Limited Partnership	Indemnity Deed of Trust Security Agreement in the amount of $90,000,000 in favor of Eurohypo AG, New York Branch with a balance of $88,282,000 as of 9/30/09	Valley Mall

PR Hagerstown LLC	Loan in the amount of $90,000,000 from Eurohypo, AG New York Branch to PR Hagerstown Limited Partnership with a balance of $88,282,000 as of 9/30/09	Valley Mall

PR Titus Limited Partnership	Loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership with a balance of $19,640,000 as of 9/30/09	Creekview Center

PR Warrington	Loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and	Creekview Center

Limited Partnership	PR Titus Limited Partnership with a balance of $19,640,000 as of 9/30/09

W.G. Park, L.P.	Loan in the amount of $160,000,000 from Prudential Insurance Company of America and Teachers Insurance & Annuity Association of America to W.G. Park, L.P. with a balance of $151,489,000 as of 9/30/09	Willow Grove Mall

PR Cherry Hill STW LLC	Loan in the amount of $55,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company to PR Cherry Hill STW LLC and Cherry Hill Center LLC with a balance of $55,000,000 as of 9/30/09	Cherry Hill Strawbridge Parcel and Cherry Hill Mall

PR Christiana LLC	Loan in the amount of $45,000,000 from Citizens Bank of Pennsylvania to PR Christiana LLC with a balance of $45,000,000 as of 9/30/09	Christiana Center

Cherry Hill Center, LLC	Loan in the amount of $55,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company to PR Cherry Hill STW LLC and Cherry Hill Center LLC with a balance of $55,000,000 as of 9/30/09	Cherry Hill Strawbridge Parcel and Cherry Hill Mall

Cherry Hill Center, LLC	Loan in the amount of $200,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Co. to Cherry Hill Center, LLC with a balance of $188,398,000 as of 9/30/09	Cherry Hill Strawbridge parcel and Cherry Hill Mall

PR Woodland Limited Partnership	Loan in the amount of $156,500,000 from Prudential Mortgage Capital Company, LLC to PR Woodland Limited Partnership with a balance of $155,722,000 as of 9/30/09	Woodland Mall

PRGL Paxton Limited Partnership	Loan in the amount of $54,000,000 from US Bank NA & Aareal Capital Corporation with a balance of $54,000,000 as of 9/30/09	Paxton Town Centre

PR Hyattsville LLC	Loan in the amount of $150,000,000 Wells Fargo Bank, N.A. to PR Hyattsville LLC with a balance of $150,000,000 as of 9/30/09	Mall at Prince George

PR Magnolia Mall LLC	Loan in the amount of $66,000,000 from LaSalle Bank National Association as Trustee for the registered holder of LB-UBS 2005-C5, Commercial Pass Through Certificates, Series 2005-C5 (Wachovia as servicer) to PR Magnolia LLC with a balance of $62,079,000 as of 9/30/09	Magnolia Mall

PR Prince Georges Plaza LLC	Guaranty of Loan and Indemnity Deed of Trust in the amount of $150,000,000 in favor of (Wells Fargo Bank, N.A.) with a balance of $150,000,000 as of 9/30/09	Mall at Prince George

Cumberland Mall Associates	Loan in the amount of $45,000,000 from Greenwich Capital Commercial Funding Corp. to Cumberland Mall Associates with a balance of $41,166,000 at 9/30/09	Cumberland Mall

Cumberland Mall Associates	Loan in the amount of $4,000,000 from Enterprise Zone Development Corporation of Vineland and Millville to Cumberland Mall Associates with a balance of $2,831,000 at 9/30/09	Cumberland Mall

Moorestown Mall LLC	$64,250,000 mortgage loan from LaSalle Bank National Association as Trustee for the registered holder of LB-UBS 2003-C7, Commercial Pass Through Certificates, Series 2003-C7 (Wachovia as servicer) to Moorestown Mall LLC with a balance of $57,754,000 as of 9/30/09	Moorestown Mall

Bala Cynwyd Associates, L.P.	Loan in the amount of $8,000,000 from Citizens Bank of Pennsylvania to Bala Cynwyd Associates, L.P. with a balance of $5,616,000 as of 9/30/09	One Cherry Hill

PR Jacksonville L.P.	Loan in the amount of $56,265,000 from Norddeutsche Landesbank Girozentrale to PR Jacksonville L.P with a balance of $56,265,000 as of 9/30/09	Jacksonville Mall

PR Logan Valley LP	Loan in the amount of $68,000,000 from Norddeutsche Landesbank Girozentrale to PR Logan Valley L.P with a balance of $68,000,000 as of 9/30/09	Logan Valley Mall

PR Wyoming Valley LP	Loan in the amount of $65,000,000 from Norddeutsche Landesbank Girozentrale to PR Wyoming Valley L.P with a balance of $65,000,000 as of 9/30/09	Wyoming Valley Mall

PR Francis Scott Key LLC	Loan in the amount of $55,000,000 from Landesbank Baden-Württemberg to PR Francis Scott Key with a balance of $55,000,000 as of 9/30/09	Francis Scott Key Mall

PR Financing LP	Guaranty of Loan and Indemnity Deed of Trust in the amount of $55,000,000 in favor of Landesbank Baden-Württemberg to PR Francis Scott Key with a balance of $55,000,000 as of 9/30/09	Francis Scott Key Mall

PR Viewmont LP	Fee and Leasehold Mortgage in the amount of $48,000,000 to Landesbank Baden-Württemberg with a balance of $48,000,000 as of 9/30/09	Viewmont Mall (Improvements)

PR Financing LP	Fee and Leasehold Mortgage in the amount of $48,000,000 to Landesbank Baden-Württemberg with a balance of $48,000,000 as of 9/30/09	Viewmont Mall (Land)

PR Patrick Henry LLC.	Loan in the amount of $97,000,000 from Prudential Insurance Company of America to PR Patrick Henry LLC with a balance of $95,500,000 as of 9/30/09	Patrick Henry

PR Lycoming LP	Leasehold Mortgage in the maximum amount of $38,000,000 to Susquehanna Bank with a balance of $32,900,000 as of 10/31/09	Lycoming Mall (Improvements)

PR Financing LP	Guaranty of Loan and Fee Mortgage in the maximum amount of $38,000,000 in favor of Susquehanna Bank with a balance of $32,900,000 as of 10/31/09	Lycoming Mall (Land)

PR New River LLC.	Loan in the amount of $16,250,000 from Capital One N.A. to PR New River LLC with a balance of $16,131,000 as of 9/30/09	New River Valley Center

PR Lancaster Limited Partnership	Open-End Mortgage and Security Agreement in the amount of $10,000,000 from Firstrust Bank and Tri-State Capital Bank to PR Lancaster Limited Partnership with a balance of $5,893,000 as of 9/30/09	Pitney Road Plaza

PR Springfield Associates, L.P.	Loan in the amount of $4,100,000 from Sun Life Assurance Company of Canada to PR Springfield Associates, L.P. with a balance of $1,434,000 as of 9/30/09	Springfield East

Unconsolidated Affiliates

Metroplex West Associates, L.P.	Open-End Mortgage and Security Agreement from Metroplex West Associates, L.P. in favor of Column Financial, Inc. with a balance of $29,875,000 as of 9/30/09	Metroplex West

Red Rose Commons Associates, L.P.	Open-End Mortgage and Security Agreement from Red Rose Commons Associates, L.P. in favor of Manufacturers & Traders Trust Company, Meridian Bank, Abington Bank and DNB First NA with a balance of $11,958.000 as of 10/31/09	Red Rose Commons

Mall at Lehigh Valley, L.P.	Loan from JP Morgan Chase Bank, NA with a balance of $75,000,000 as of 9/30/09	Lehigh Valley Mall

Oxford Valley Road Associates	Mortgage, Assignment of Rents and Leases and Security Agreement from Oxford Valley Associates in favor of New York Life Insurance Company with a balance of $17,694,000 as of 9/30/09	Court at Oxford Valley

Pavilion East Associates, L.P.	Loan in the amount of $10,830,333 from Wilmington Trust of Pennsylvania to Pavilion East Associates, L.P. with a balance of $4,059,000 as of 9/30/09	Pavilion East

PR Springfield/Delco Limited Partnership	Loan from Commerzbank AG, New York Branch with a balance of $36,150,000 as of 9/30/09	Springfield Mall

PART II

Total Liabilities Excluding Indebtedness

Set Forth in Part I

Total Liabilities (Excluding Indebtedness set forth in Part I)

Construction Costs Payable	17,770

Deferred Rent & Escrow Deposits	18,266

Accrued Pensions et al.	4,130

Accrued Expenses & Other Liabilities	43,100

Contingent Liabilities	5,650

Total Liabilities		88,916

Schedule 6.1.(h)

Material Contracts

Indenture dated May 8, 2007 among PREIT Associates, L.P., Pennsylvania Real Estate Investment Trust and US Bank National Association with respect to $287,500,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due 2012.

$30,000,000 Term Loan Agreement dated January 25, 2010 by and among PREIT Associates, L.P., PREIT-Rubin, Inc., and PR Financing Limited Partnership, and Pennsylvania Real Estate Investment Trust, the Financial Institutions party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Schedule 6.1.(i)

Litigation

As disclosed in Part I, Item 3, Legal Proceedings, of Form 10-K for the fiscal year ended December 31, 2008 filed with the United States Securities and Exchange Commission on March 2, 2009 and on Forms 10-Q for the subsequent periods, Parent and Borrowers do not believe that any material litigation is currently pending, and, in any event, that no pending litigation can reasonably be expected to have a Material Adverse Effect.

Schedule 6.1.(x)

Part I – Non-Guarantor Subsidiaries

Legal Name of Non-Guarantor Entities	Type of Legal Entity	Equity Interest Held by Parent	Reason for Exclusion
Limited Partnerships

PR Beaver Valley Limited Partnership	PA Limited Partnership	•PREIT – 99% LP •PR Beaver Valley LLC – 1% GP	2 – Special Purpose Entity (“SPE”)

PR New Castle Associates	PA Limited Partnership	•PREIT – 99.9% LP •PR New Castle LLC – .1% GP	1

PR Jacksonville Limited Partnership	PA Limited Partnership	•PR Jacksonville LLC 0.5 % GP •PREIT 99.5% LP	2- SPE

PR Capital City Limited Partnership	PA Limited Partnership	•PR Capital City LLC 0.5% GP •PREIT 99.5% LP	2 – SPE

PR CC Limited Partnership	PA Limited Partnership	•PR CC I LLC 0.01% GP •PREIT 99.99% LP	2- SPE

PR Valley View Limited Partnership	PA Limited Partnership	•PR Valley View LLC 0.5% GP •PREIT 99.5% LP	2 – SPE

PR Logan Valley Limited Partnership	PA Limited Partnership	•PR Logan Valley LLC 0.01% GP •PREIT 99.99% LP	2 – SPE

PR Wyoming Valley Limited Partnership	PA Limited Partnership	•PR Wyoming Valley LLC 0.5% GP •PREIT 99.5% LP	2 – SPE

PR WL Limited Partnership	PA Limited Partnership	•PR WL LLC 0.5% GP •PREIT 99.5% LP	2 – SPE

PR Titus Limited Partnership	PA Limited Partnership	•PR Titus LLC – 0.1% GP •PREIT – 19.9% LP •PREIT – Rubin, Inc. – 80% LP	2– SPE

PR Valley Limited Partnership	PA Limited Partnership	•PR Valley LLC – 0.5% GP •PREIT – 99.5% LP	2 – SPE

PR Warrington Limited Partnership	PA Limited Partnership	•PR Warrington LLC – 0.1% GP •PREIT 19.9% LP •PREIT-RUBIN, Inc. – 80%LP	2 – SPE

PRGL Paxton Limited Partnership	PA Limited Partnership	•PR Paxton LLC – 1% GP •PREIT 99% LP	2 – SPE

WG Holdings, L.P.	PA Limited Partnership	•PRWGP General LLC – 0.02% GP	2 – See WG Park L.P.

WG Park General L.P.	PA Limited Partnership	•WG Holdings of Pennsylvania L.L.C. – 0.1% GP •WG Holdings L.P. – 99.9% LP	2 – See WG Park L.P.

WG Park Limited L.P.	PA Limited Partnership	•WG Holdings of Pennsylvania L.L.C. -0.1% GP •WG Holdings L.P. -99.9% LP	2 – See WG Park L.P.

WG Park L.P.	PA Limited Partnership	•WG Park General L.P. – 20% GP •WG Park Limited L.P. – 80% LP	2 - SPE

Bala Cynwyd Associates	PA Limited Partnership	•PR Cherry Hill Office GP, LLC -0.1% GP •PREIT – 49.8% LP •City Line Associates – 50.1% LP	2 – SPE

PR Woodland L.P.	DE Limited Partnership	•PR Woodland General, LLC – 0.1% GP	2 – SPE

Cumberland Mall Associates	NJ Limited Partnership	•PR Cumberland GP, LLC – 1% GP •PR Cumberland LP, LLC – 99% LP	2 – SPE

PR Moorestown Limited Partnership	PA Limited Partnership	•PREIT – 99.9% LP •PR Moorestown LLC – 0.1% GP	2 – See Moorestown Mall LLC

PR Springfield/Delco Limited Partnership	PA	•PR Springfield/Delco LLC – 0.1% GP •PR Springfield/Delco Holdings, L.P. – 99.9% LP	2 – SPE

PR Springfield/Delco Holdings, L.P.	PA	•PR/Springfield/Delco Holdings LLC – 0.1% GP •Balsam Holding Inc. – 99.9% LP (Exchange Accommodation Titleholder)	2 – PR Springfield/Delco Limited Partnership

PR Viewmont Limited Partnership	PA	•PR Viewmont LLC – 0.01% GP •PREIT – 99.99% LP	2 – SPE

PR Springfield Associates, L.P.	PA	•PR Springfield Trust – 89% GP •Pennsylvania Real Estate Investment Trust – 11% LP	2 – SPE

801-Gallery C-3 Associates, L.P.	PA	•801-Gallery C-3 GP, LLC – 1.0% GP •801-Galley Associates, L.P. – 85.0% LP •801-Gallery C-3 MT, L.P. – 14.0% LP	3

801-Gallery Office Associates, L.P.	PA	•801-Gallery Office GP, LLC – 1.0% GP •801-Galley Associates, L.P. – 85.0% LP •801-Gallery Office MT, L.P. – 14.0% LP	3

PR Lycoming Limited Partnership	PA	•PR Lycoming LLC – 0.01% GP •PREIT – 99.99%	2 – SPE

Limited Liability Companies

Cherry Hill Center, LLC	PA Limited Liability Company	New Castle Associates – 100% Sole Member	1

PR Beaver Valley LLC	PA Limited Liability Company	PREIT – 100% Sole Member	2 – See PR Beaver Valley Limited Partnership

PR Metroplex West LLC	PA Limited Liability Company	PREIT – 100% Sole Member	2 – See Metroplex General, Inc.

PR North Dartmouth LLC	DE Limited Liability Company	PREIT – 100% Sole Member	2 – SPE

PR PGPlaza LLC	DE Limited Liability Company	PREIT – 100% Sole Member	2 – See PR Prince Georges Plaza LLC

PR Prince Georges Plaza LLC	DE Limited Liability Company	PR PGPlaza LLC – 1% Managing Member PREIT – 99% Member	2 – See PR Hyattsville LLC

PR Red Rose LLC	PA Limited Liability Company	PREIT – 100% Sole Member	2 – See Red Rose Commons Associates, L.P.

PR Capital City LLC	DE Limited Liability Company	•PR CC II LLC 99.99% Member •PREIT .01% Member	2 – See PR Capital City Limited Partnership

PR CC I LLC	DE Limited Liability Company	•PR CC II LLC 99.99% Member •PREIT .01% Member	2 – See PR CC Limited Partnership

PR CC II LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR CC Limited Partnership

PR Valley View LLC	DE Limited Liability Company	•PR VV LLC 99.99% Member •PREIT .01% Member	2 – See PR Valley View Limited Partnership

PR VV LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR Valley View Limited Partnership

PR Jacksonville LLC	DE Limited Liability Company	•PR JK LLC 99.99% Member •PREIT .01% Member	2 – See PR Jacksonville Limited Partnership

PR JK LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR Jacksonville Limited Partnership

PR Logan Valley LLC	DE Limited Liability Company	PR LV LLC 99.99% Member PREIT - .01%	2 – See PR Logan Valley Limited Partnership

PR Wyoming Valley LLC	DE Limited Liability Company	PR WV LLC 99.99% Member PREIT - .01%	2 – See PR Wyoming Valley Limited Partnership

PR LV LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR Logan Valley Limited Partnership

PR WL LLC	DE Limited Liability Company	PR LV LLC 99.99% Member PREIT - .01%	2 – See PR WL Limited Partnership

PR WV LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR WL Limited Partnership

PR Christiana LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – SPE

PR Magnolia LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – SPE

PR New Castle LLC	PA Limited Liability Company	PREIT 100% Sole Member	2 – See PR New Castle Associates

PR Paxton LLC	PA Limited Liability Company	PREIT 100% Sole Member	2 – See PRGL Paxton Limited Partnership

PR Titus LLC	PA Limited Liability Company	PREIT 100% Sole Member	2 – See PR Titus Limited Partnership

PR Valley LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR Valley Limited Partnership

PR Warrington LLC	PA Limited Liability Company	PREIT 100% Sole Member	2 – See PR Warrington Limited Partnership

PRWGP General LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See WG Park, L.P.

WG Holdings of Pennsylvania L.L.C.	PA Limited Liability Company	WG Holdings L.P. 100% Sole Member	2 – See WG Park, L.P.

PR Cherry Hill Office GP, LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See Bala Cynwyd Associates

PR Woodland General LLC	DE Limited Liability Company	PREIT 100% Sole Member	2 – See PR Woodland L. P.

PR Hagerstown LLC	DE Limited Liability Company	PR Valley Mall Limited Partnership 100% Sole Member	2 – SPE

PR Hyattsville LLC	DE Limited Liability Company	PR Prince Georges Plaza LLC – 100% Sole Member	2 – SPE

PR Lehigh Valley LLC	PA Limited Liability Company	PREIT 100% Sole Member	2 – See Lehigh Valley Associates

PR Walnut Street Abstract LLC	DE Limited Liability Company	PREIT-RUBIN, Inc. – Sole Member	2 – See Walnut Street Abstract L.P.

PR Patrick Henry LLC	DE Limited Liability Company	•PREIT – Sole Member	2 – SPE

PR Woodland Outparcel LLC	DE Limited Liability Company	•PREIT – Sole Member	2 – SPE

Cumberland Mall Retail Condominium Association, LLC	NJ Limited Liability Company	•PREIT and other unit owners	1

PR Cherry Hill STW, LLC	DE Limited Liability Company	•PREIT – 100% Sole Member	2 – SPE

PR Cumberland GP, LLC	DE Limited Liability Company	PREIT – 100% Sole Member	2 – See Cumberland Mall Associates

PR Cumberland LP, LLC	DE Limited Liability Company	PREIT – 100% Sole Member	2 – See Cumberland Mall Associates

Moorestown Mall LLC	DE Limited Liability Company	PR Moorestown Limited Partnership – 100% Sole Member	2 - SPE

PR Moorestown LLC	PA Limited Liability Company	PREIT – 100% Sole Member	2 – See Moorestown Mall LLC

PR Francis Scott Key LLC	DE	PR Financing Limited Partnership – 100% Sole Member	2 - SPE

PR Springfield/Delco LLC	DE	Balsam Holding Inc. (Exchange Accommodation Titleholder) – 100% Sole Member	2 – See PR Springfield/Delco, L.P.

PR Springfield/Delco Holdings LLC	DE	Balsam Holding Inc. (Exchange Accommodation Titleholder) – 100% Sole Member	2 – See PR Springfield/Delco Holdings, L.P.

PR Viewmont LLC	DE	PREIT – 100% Sole Member	2 – See PR Viewmont Limited Partnership

PR Northeast LLC	PA Limited Liability Company	PREIT – 100% Sole Member	2 – See PR Northeast Limited Partnership

PR New River LLC	VA Limited Liability Company	PREIT – 100% Sole Member	2 – SPE

PR Woodland K-Outparcel LLC	DE Limited Liability Company	PREIT – 100% Sole Member	Dissolution in process

CD Development LLC	DE	PR Christiana LLC – 100% Sole Member	Dissolution in process

801-Gallery C-3 GP, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	3

801-Gallery Office GP, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	3

801-Tenant C-3 Manager, LLC	PA	801-Gallery Associates, L.P. – 100% sole member	2 – only interest is in a Consolidation Exempt Entity.

PR Fin Delaware, LLC	DE	801-Gallery Associates, L.P. – 100% sole member	3

PR Lycoming LLC	DE	PREIT – 100% Sole Member	2 – See Lycoming Limited Partnership

Corporations

Paxton Town Centre Unit Owners Association	PA	PREIT and other Unit Owners	1

Springhills NE Quadrant Drainage Association No. One, Inc.	FL	PREIT and other owners.	1

Springhill Owners Association, Inc.	FL	PREIT and other owners.	1

PR Ventures, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Dissolution in process or anticipated

Trusts

PR Springfield Trust	PA Business Trust	PREIT – Sole Beneficiary	2 – See PR Springfield Associates, L.P.

PR Oxford Valley Trust	PA Business Trust	PREIT – Sole Beneficiary	2 – See Oxford Valley Road Associates

1 = Subsidiary (x) does not Guarantee any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions); and (y) such Subsidiary is not a Wholly Owned Subsidiary.

2 = Subsidiary is an Excluded Subsidiary.

3 = Subsidiary is not subject to the terms of Section 7.15 of the Agreement until the date that is 180 days after the Agreement Date.

Schedule 7.9

Properties Under Development or Redevelopment as of the Agreement Date

Beaver Valley Mall

Capital City Mall

Chambersburg Mall

Cherry Hill Mall

Cumberland Mall

Francis Scott Key Mall

Gadsden Mall

Gallery at Market East

Jacksonville Mall II

Lancaster – Pitney Road Plaza

Lycoming Mall Phases II & III

Magnolia Mall

Mall at Prince Georges

Monroe Marketplace Phase I

Moorestown Mall

New River Valley Mall

New River Valley Retail Center

North Hanover Mall

Orlando Fashion Square

Paxton

Plaza at Magnolia

Plymouth Meeting Mall

Sunrise Phases I & II

Valley Mall

Voorhees Town Center Phases I & II

Willow Grove Park

Wiregrass Commons

Woodland Mall

Wyoming Valley Mall

Lehigh Valley Mall

Springfield Mall

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of                     , 20    (the “Agreement”) by and among                     (the “Assignor”),                     (the “Assignee”), [PREIT ASSOCIATES, L.P. (“PREIT”) and PREIT-RUBIN, INC. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”)]1, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [the Borrower] [PREIT ASSOCIATES, L.P. (“PREIT”) and PREIT-RUBIN, INC. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”)], PR GALLERY I LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“PR Gallery”), KEYSTONE PHILADELPHIA PROPERTIES, L.P., a Pennsylvania limited partnership (“Keystone”, together with PR Gallery, PREIT, and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof, the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Revolving Commitment and Term Loans under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of                     , 20     (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $     interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Revolving Commitment, a $     interest (such interest being the “Assigned Term Loan A”) in and to the Assignor’s Term Loan A and a $      interest (such interest being the “Assigned Gallery Term Loan”; together with the Assigned Term Loan A, the “Assigned Term Loans”) in and to the Assignor’s Gallery Term

[1]	Include only if Borrower’s consent is required and Section 17 is provided.

Loan, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note and Term Notes, and the other Loan Documents representing     % in respect of the aggregate amount of all Lenders’ Revolving Commitments,     % in respect of all Lenders’ Term Loans A and     % in respect of all Lenders’ Gallery Term Loans, including without limitation, a principal amount of outstanding Revolving Loans equal to $    , a principal amount of an outstanding Term Loan A equal to $    , and a principal amount of an outstanding Gallery Term Loan equal to $    , all voting rights of the Assignor associated with the Assigned Commitment and Assigned Term Loans, all rights to receive interest on such amount of Loans and all Fees with respect to the Assigned Commitment and Assigned Term Loans and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment and Assigned Term Loans, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the amount of the Assigned Commitment and a Term Loans equal to the amount of the Assigned Term Loans. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment and Assigned Term Loans as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the amount of the Assigned Commitment, a Term Loan A equal to the amount of the Assigned Term Loan A and a Gallery Term Loan equal to the amount of the Assigned Gallery Term Loan, which obligations shall include, but shall not be limited to, the obligation of the Assignor to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”. The obligations assigned pursuant to the immediately preceding sentence shall constitute Assigned Obligations hereunder. The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment and Assigned Term Loans from and after the Assignment Date. The Assignor shall retain all of its right to indemnification under the Credit Agreement and the other Loan Documents for any events, acts or omissions occurring prior to the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article X. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, the Gallery Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, the Gallery Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations, the Gallery Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower, the Gallery Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent or any affiliate or subsidiary thereof, or any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Revolving Note or Term Note pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, the Gallery Borrower, any other Loan Party or any other Subsidiary or to notify the Assignee of any Default or Event of Default, except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, such amount as they may agree.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 11.6.(c) of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date, (i) the Assignor is a Lender under the Credit Agreement having a Revolving Commitment under the Credit Agreement immediately prior to the Assignment Date equal to $     and that the Assignor has not received written notice of a default of its obligations under the Credit Agreement; (ii) the outstanding principal balance of the Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $    ; (iii) the outstanding principal balance of the Term Loan A owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $    ; and (iv) the outstanding principal balance of the Gallery Term Loan owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $    , and (b) it is the legal and beneficial owner of the Assigned Revolving Commitment and Assigned Term Loans which are free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an

Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that if not already a Lender and to the extent of the Assigned Commitment and Assigned Term Loans it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.10. of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note and Term Notes. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:

Telephone No.:
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required under Section 11.6.(c) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 11.11. of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Revolving Commitment, Term Loan A and Gallery Term Loan.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, that any amendment, waiver or consent that affects the rights and duties of the Administrative Agent under this Agreement shall not be effective unless signed by the Administrative Agent.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Include this Section only if the Borrower’s consent is required under Section 11.6.(c) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement holding a Revolving Commitment, Term Loan A and Gallery Term Loan equal to the Assigned Commitment and Assigned Term Loans, respectively. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, to receive the Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Revolving Note and a Term Loan A Note equal to the Assigned Commitment and Assigned Term Loan A, respectively, and to cause the Gallery Borrower to execute in favor of the Assignee a Gallery Term Loan. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower and the Gallery Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Agreed and Consented to as of the date first written above.

[Include signature of the Borrower only if required under Section 11.6.(c) of the Credit Agreement]

BORROWER:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, as its general partner
By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT B-1

Form of Environmental Indemnity Agreement

[See attached]

B-I-1

Loan No. 1001733

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the [    ] day of March, 2010 by PREIT ASSOCIATES, L.P., a Delaware limited partnership, having an office at 200 South Broad Street, Philadelphia, Pennsylvania 19102 (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”; PREIT and PREIT-RUBIN, each, individually, a Borrower and, collectively, the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania Business Trust (“PREIT Trust”), PR Financing Limited Partnership, a Delaware limited partnership (“PR Financing”), PR Florence LLC, a South Carolina limited liability company (“PR Florence”), PR Crossroads I, LLC, a Pennsylvania limited liability company (“PR Crossroads I”), PR Crossroads II, LLC, a Pennsylvania limited liability company (“PR Crossroads II”), PREIT Gadsden Mall LLC, a Delaware limited liability company (“PREIT Gadsden Mall”), PR Monroe Limited Partnership, a Pennsylvania limited partnership (“PR Monroe”), PR Orlando Fashion Square LLC, a Delaware limited liability company (“PR Orlando”), PREIT Gadsden Office LLC, a Delaware limited liability company (“PREIT Gadsden Office”), PR Palmer Park Mall Limited Partnership, a Pennsylvania limited partnership (“PR Palmer Park”), PR Radio Drive LLC, a South Carolina limited liability company (“PR Radio Drive”), Plymouth Ground Associates LP, a Pennsylvania limited partnership (“Plymouth Ground”), PR AEKI Plymouth, L.P., a Delaware limited partnership (“PR AEKI”), PR Plymouth Meeting Limited Partnership, a Pennsylvania limited partnership (“PR Plymouth Meeting”), PR Lacey LLC, a New Jersey limited liability company (“PR Lacey”), Echelon Title LLC, a Delaware limited liability company (“Echelon”), PR Washington Crown Limited Partnership, a Pennsylvania limited partnership (“PR Washington”), PR Westgate Limited Partnership, a Pennsylvania limited partnership (“PR Westgate”), PR Wiregrass Anchor LLC, a Delaware limited liability company (“PR Wiregrass Anchor”), and PR Wiregrass Commons LLC, a Delaware liability company (“PR Wiregrass Commons”; PR Financing, PR Florence, PR Crossroads I, PR Crossroads II, PREIT Gadsden Mall, PR Monroe, PR Orlando, PREIT Gadsden Office, PR Palmer Park, PR Radio Drive, Plymouth Ground, PR AEKI, PR Plymouth Meeting, PR Lacey, Echelon, PR Washington, PR Westgate, PR Wiregrass Anchor, PR Wiregrass Commons, and PREIT Trust, collectively, “Guarantor”; Borrower and Guarantor are individually and/or collectively (as the context may require) referred to herein as “Indemnitor”), each Indemnitor having an address at 200 South Broad Street, Philadelphia, Pennsylvania 19102, in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at 1750 H Street, 4th Floor, Washington D.C. 20006, in its capacity as administrative agent (in such capacity, together with its successors and/or assigns in such capacity, “Administrative Agent”) for its benefit and the benefit of Lenders (as hereinafter defined), Issuing Bank (as defined in the Credit Agreement (as hereinafter defined)) and each Specified Derivatives Provider (as defined in the Credit Agreement (as hereinafter defined)), (b) Lenders, (c) Issuing Bank, (d) each Specified Derivatives Provider, and (e) other Indemnified Parties (hereinafter defined).

RECITALS:

A. Lenders are prepared to make certain loans and other financial accommodations to Gallery Borrower (as defined in the Credit Agreement) and Borrower (collectively, the “Loan”), which Loan is evidenced by certain notes given by Borrower or Gallery Borrower to each Lender (collectively, the “Note”) and guaranteed by Guarantor and affiliates of Guarantor pursuant to that certain Amended and Restated Guaranty, dated as of the date hereof, executed by Guarantor and certain affiliates of Guarantor (the “Guaranty”), which Guaranty and/or the Note will be secured by, among other things, those certain mortgages, deeds of trust and/or similar security instruments, each dated the date hereof (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, individually and/or collectively, as the context may require, the “Security Instrument”), which grants Administrative Agent, for its benefit and the benefit of Lenders, Issuing Bank and each Specified Derivatives Provider, a lien on the property encumbered thereby (individually and/or collectively, as the context may require, the “Property”) and which Loan is made pursuant to that certain Amended, Restated and Consolidated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by Borrower, Gallery Borrower, PREIT Trust, the financial institutions party thereto and their assignees under Section 11.6. thereof (the “Lenders”), and Administrative Agent; the Security Instrument, the Credit Agreement and any and all documents or instruments now or hereafter executed in connection with the Loan are collectively herein referred to as the “Loan Documents”). All capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement.

B. Lenders are unwilling to make the Loan and accept the Guaranty unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

C. Indemnitor is entering into this Agreement to induce Lenders to make the Loan and accept the Guaranty.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers as follows:

1. INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event Administrative Agent has reason to believe that Hazardous Materials exist on the Property that in the reasonable judgment of Administrative Agent endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor, Administrative Agent (on its own behalf or on behalf of Requisite Lenders) and any other Person designated by Administrative Agent, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Administrative Agent and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing, each at Indemnitor’s expense. Indemnitor shall cooperate with and provide Administrative Agent and any such Person designated by Administrative Agent with access to the Property.

2. INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Material which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Credit Agreement or the Security Instrument.

3. DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by Administrative Agent (for itself and/or on behalf of any other Indemnified Parties), Indemnitor shall defend same (if requested by Administrative Agent, in the name of Administrative Agent and/or any such Indemnified Parties) by attorneys and other professionals approved by Administrative Agent. Notwithstanding the foregoing, Administrative Agent may (for itself and/or on behalf of any other Indemnified Parties), in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist Administrative Agent and/or such Indemnified Parties, and, at the option of Administrative Agent, its attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of Administrative Agent, reimburse, Administrative Agent for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

4. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Law” has the meaning ascribed to it in the Credit Agreement.

The term “Hazardous Materials” has the meaning ascribed to it in the Credit Agreement.

The term “Indemnified Parties” includes Administrative Agent, each Lender, Issuing Bank, each Specified Derivatives Provider, any Person who is or will have been involved in the origination of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Loan, as well as, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Administrative Agent, any Lender, Issuing Bank or any Specified Derivatives Provider).

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Microbial Matter” has the meaning ascribed to it in the Credit Agreement.

The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to, as required under applicable Environmental Laws, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material; any actions to prevent, cure or mitigate any Release of any Hazardous Material; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials or to anything referred to herein.

5. UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Credit Agreement, the Security Instrument or any other Loan Document to or with Administrative Agent and/or Lenders by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Credit Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Credit Agreement, the Security Instrument, or any of the other Loan Documents limiting Administrative Agent’s recourse to the Property or to any other security for the Note or the Guaranty, or limiting Administrative Agent’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Credit Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Administrative Agent’s or any Lender’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note and/or the Guaranty, or (vii) Administrative Agent’s failure to record the Security Instrument or file any UCC financing statements (or Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note and/or the Guaranty; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

6. ENFORCEMENT. Administrative Agent on behalf of Indemnified Parties may, and at the direction of Requisite Lenders shall, enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Credit Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Administrative Agent from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Administrative Agent expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Administrative Agent (on behalf of Lenders, Issuing Bank and Specified Derivatives Providers) is entitled to do in its sole and absolute discretion and shall do at the direction of Requisite Lenders. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument or the Credit Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Credit Agreement, (a) the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Credit Agreement; (b) Indemnitor is fully and personally liable for such obligations; and (c) such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

7. SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

8. INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the Post-Default Rate.

9. WAIVERS. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Administrative Agent, Lenders, or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Administrative Agent, any Lender, or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Administrative Agent, any Lender, or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

10. SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

11. INDEMNITOR’S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c) to the best of Indemnitor’s knowledge, as of the date hereof there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

12. NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

13. NOTICE OF LEGAL ACTIONS. Indemnitor shall give Administrative Agent the notices required under Section 7.1(a)(xxiii) of the Credit Agreement.

14. EXAMINATION OF BOOKS AND RECORDS. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.

15. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement creates rights in third parties or imposes obligations or costs on the Indemnitor to third parties.

16. TAXES. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

17. NOTICES. All notices or other written communications hereunder shall be made in accordance with Section 11.1 of the Credit Agreement.

18. DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19. NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21. NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this

Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Administrative Agent. Each reference herein to Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers shall be deemed to include their successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

22. RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23. RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Administrative Agent has under the Note, the Security Instrument, the Credit Agreement or the other Loan Documents or would otherwise have at law or in equity.

24. INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

25. GOVERNING LAW. THIS AGREEMENT WAS NEGOTIATED IN THE COMMONWEALTH OF PENNSYLVANIA AND MADE BY INDEMNITOR AND ACCEPTED BY ADMINISTRATIVE AGENT, EACH LENDER, ISSUING BANK AND EACH SPECIFIED DERIVATIVES PROVIDER IN THE COMMONWEALTH OF PENNSYLVANIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE GUARANTY, AND THIS AGREEMENT AND THE GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

26. MISCELLANEOUS. (a) Wherever pursuant to this Agreement (i) Administrative Agent exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Administrative Agent, or (iii) any other decision or determination is to be made by Administrative Agent, the decision of Administrative Agent to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Administrative Agent, shall be in the sole and absolute discretion of Administrative Agent and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Administrative Agent, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

(c) Joint and Several Liability. If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

27. INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the lien and security interest granted to Administrative Agent for its benefit and the benefit of Lenders, Issuing Bank and Specified Derivatives Providers pursuant to the Security Instrument encumbering the Property known as New River Valley Mall and the exercise of any right or remedy by Administrative Agent thereunder and/or hereunder with respect to New River Valley Mall are subject to the provisions of that certain Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as First Lien Agent (as defined therein), Wells Fargo Bank, National Association, as Second Lien Agent (as defined therein) and the Grantors (as defined therein) from time to time a party thereto and certain other persons thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

28. PENNSYLVANIA STATE SPECIFIC PROVISIONS.

(a) In the event there are any inconsistencies between the terms and conditions of this Section 28 and the other terms an conditions of this Agreement with respect to Property located in Pennsylvania, the terms and conditions of this Section 28 shall control and be binding.

(b) Definition of Hazardous Materials. The following is hereby added to the definition of “Hazardous Materials”: “, the Pennsylvania Hazardous Sites Cleanup Act and the Pennsylvania Solid Waste Management Act” after the words “the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.” and before the words “and all comparable state and local laws, applicable laws of other jurisdictions or orders and regulations”.

29. NEW JERSEY STATE SPECIFIC PROVISIONS.

(a) In the event there are any inconsistencies between the terms and conditions of this Section 29 and the other terms an conditions of this Agreement with respect to Property located in New Jersey, the terms and conditions of this Section 29 shall control and be binding.

(b) Definition of Hazardous Materials. The following is hereby added to the definition of “Hazardous Materials”: “any substance that is a “hazardous substance” or “hazardous waste” under the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act or the New Jersey Solid Waste Management Act or N.J.A.C. 7:26C-1.3;”

(c) New Jersey Spill Act and ISRA. (i) To the best of Indemnitor’s knowledge, Indemnitor represents and warrants, based solely upon the environmental report of the Property delivered in connection with the Loan and information that Indemnitor knows, that: (A) no portion of the Property has ever been used by Indemnitor or any former owner, occupant or operator to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials, whether or not any of those parties has received notice or advice from any governmental agency or other source with respect thereto; (B) no portion of the Property is now nor at any time that Indemnitor has owned the Property, nor at any time prior to Indemnitor acquiring title to the Property has ever been, used as a “Major Facility,” as that term is defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (said Spill Compensation and Control Act together with any amendments or revisions thereof and any regulations promulgated pursuant thereto being hereinafter collectively called the “Spill Act”), and that Indemnitor has not used, and does not intend to use, any portion of the Property for that purpose; (C) at any time that Indemnitor has owned the Property and at any time prior to Indemnitor acquiring title to the Property, Hazardous Materials have not been transported from the Property to another location which is not in compliance with all Environmental Laws; (D) there are no environmental permits required for current or anticipated uses of the Property; (E) no lien has been attached to the Property under the Spill Act or any other Environmental Laws; and (F) Indemnitor has not in the past, and does not now own, operate or control any “Major Facility” (as such term is defined in the Spill Act) or any hazardous or solid waste disposal facility.

(ii) If a lien is filed against the Property pursuant to the Spill Act or any other Environmental Law, Indemnitor shall immediately either: (A) pay the claim and remove the lien from the Property, or (B) furnish (x) a bond reasonably satisfactory to Administrative Agent and the title insurance company which insures the priority of the lien of the Security Instrument in the amount of the claim out of which the lien arises, (y) a cash deposit in the amount of the claim out of which the lien arises, or (z) other security reasonably satisfactory to

Administrative Agent in an amount sufficient to discharge the claim out of which the lien arises. In addition to the foregoing, Indemnitor hereby agrees to defend, indemnify and to save the Indemnified Parties harmless from and against all loss, damage, liability and expense (including reasonable attorney’s fees and expenses) which the Indemnified Parties may sustain by reason of any lien filed against the Property pursuant to the Spill Act or any other federal, state or local laws, ordinances, rules or regulations. Indemnitor shall be personally liable to the Indemnified Parties for the foregoing notwithstanding any exculpatory provisions contained herein or in the other Loan Documents.

(iii) All references herein to executives, departments, funds, statutes, and acts of the State of New Jersey are not intended to be exclusive and shall be deemed to apply to any successors, replacements, amendments, thereof and any additional statutes, rules, regulations, organizations and persons of a similar nature, whether of the State of New Jersey or the United States of America.

(iv) Indemnitor (A) hereby represents and warrants that no portion of the Property constitutes an “industrial establishment” (as such term is defined in the New Jersey Industrial Site Recovery Act, Senate No. 1070, N.J. Laws 1993, c. 139 (effective June 16, 1993), N.J.S.A. 13:1K-6 et. seq. and N.J.A.C. 7:26B et. seq., and the regulations promulgated pursuant thereto (said New Jersey Industrial Site Recovery Act together with any amendments, supplements, modifications or revisions thereof and any regulations promulgated pursuant thereto and any successor statutes, laws or regulations and any guidelines and directives of the New Jersey Department of Environmental Protection (“DEP”) issued pursuant to or implementing ISRA hereinafter collectively called “ISRA”)) and is not otherwise subject to ISRA and (B) hereby covenants and agrees that Indemnitor shall not, and shall not permit any Tenant to, engage in operations at the Property such that any portion of the Property would be deemed an “industrial establishment” under ISRA or would otherwise be subject to ISRA. Upon Administrative Agent’s written request, Indemnitor shall provide an opinion letter from an attorney satisfactory to Administrative Agent regarding whether the operations by Indemnitor and each of its Tenants, both existing and future, are subject to ISRA.

(v) Without limitation of the foregoing, in the event that any portion of the Property is determined to be an “industrial establishment” or otherwise subject to ISRA, then, upon Administrative Agent’s written request, and in all events no later than sixty (60) days prior to “closing, terminating or transferring operations” (as defined in ISRA) by Indemnitor and/or any one or more Tenants, Indemnitor, at its sole cost and expense, shall demonstrate compliance with ISRA or cause Tenant to demonstrate compliance with ISRA by providing Lender with certified true copies of any and all of the following, as may be applicable pursuant to ISRA, including but not limited to:

(A) a General Information Notice (“GIN”), preliminary assessment report (“PAR”), and/or site investigation report (“SIR”) (as such terms are defined in ISRA) and all other environmental reports, including, but not limited to, a Remedial Action Work Plan submitted by or on behalf of Indemnitor to or prepared by a Licensed Site Remediation Professional until it receives a Response Action Outcome (as such terms are defined in ISRA);

(B) a Negative Declaration Affidavit (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and copies of any Final Remediation Documents (as such term is defined in ISRA);

(C) a De Minimis Quantity Exemption Affidavit (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and proof of approval of such Exemption by DEP;

(D) a Remediation in Progress Waiver Application (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and proof of approval of such Waiver by DEP;

(E) a Remediation Certification Application submitted to the DEP by or on behalf of Indemnitor and proof of Indemnitor’s submission to DEP of a Remediation Certification (as such terms are defined in ISRA);

(F) a No Further Action Letter (as such term is defined in ISRA) issued by DEP related to any of the submittals described in this sub-clause (v);

(G) a Response Action Outcome (as such term is defined in ISRA) submitted on behalf of Indemnitor to the DEP and, if applicable, the related Remedial Action Permit issued by DEP;

(H) a Regulated Storage Tank Waiver Application (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and proof of approval of such Waiver by DEP;

(I) proof of ISRA fees submitted to DEP as required in connection with any of the submittals described in this sub-clause (v), as well as proof Indemnitor or one or more of its Tenants posted the necessary Remediation Funding Source (as such term is defined in ISRA), if required.

Nothing in this sub-clause (v) shall be construed as limiting Indemnitor’s obligation to otherwise comply with ISRA.

(vi) In the event that Indemnitor or any of its Tenants are required to perform Remediation, regardless of whether such Remediation is required under ISRA or other Environmental Laws, then Indemnitor shall obtain and promptly and diligently implement, or cause Tenant to obtain and promptly and diligently implement, an approved Remedial Action Workplan (“RAW”), however, in no event shall any Remediation allow the use of engineering controls and institutional controls without the express written consent of the Administrative Agent, which written consent shall not be unreasonably withheld by Administrative Agent. Indemnitor shall establish and maintain, or cause Tenant to establish and maintain, all appropriate financial assurances required under the Environmental Laws, including, but not limited to, any Remediation Funding Source. The Remediation shall be implemented in accordance with the requirements of the approved RAW or Remediation Certification, as the case may be, or as may be otherwise ordered or directed by DEP or a Licensed Site Remediation Professional, as the case may be, until a Final Remediation Document (as such term is defined in ISRA) has been issued or delivered. Indemnitor expressly understands and acknowledges that Indemnitor’s compliance with the provisions of sub-clause (v) and this sub-clause (vi) may require Indemnitor to expend funds or do acts after the expiration or termination of the term of one or more Leases. Indemnitor shall expend such funds and do such acts and shall not be excused therefrom even though the term of the applicable Lease shall have previously expired or been terminated and notwithstanding any provisions in any such Lease or in ISRA placing the burden of compliance on a tenant, and provide an affidavit dated not more than ten (10) days nor less than five (5) days prior to the closing, terminating or transferring of operations that it is in full compliance with and has not received any notice that it has violated the terms of the Remedial Action Workplan or the Remediation Certification, as the case may be, including without limitation, the terms regarding the establishment and maintenance of a Remediation Funding Source, such affidavit is to be provided to Administrative Agent within two (2) days after its execution.

(vii) The obligations and liabilities of Indemnitor under this Section 27 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

[INSERT PROPERTY OWNER SIGNATURE BLOCKS [SEPARATE SIGNATURE PAGES TO BE PREPARED]]

EXHIBIT B-2

Form of Gallery Environmental Indemnity Agreement

[See attached]

B-2-1

Loan No. 1001733

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the [    ] day of March, 2010 by PREIT ASSOCIATES, L.P., a Delaware limited partnership, having an office at 200 South Broad Street, Philadelphia, Pennsylvania 19102 (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery I”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone”; PREIT, PREIT-RUBIN, PR Gallery I and Keystone, each, individually, a Borrower and, collectively, the “Borrower”), and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania Business Trust (“PREIT Trust”; Borrower and PREIT Trust are individually and/or collectively (as the context may require) referred to herein as “Indemnitor”), each Indemnitor having an address at 200 South Broad Street, Philadelphia, Pennsylvania 19102, in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at 1750 H Street, 4th Floor, Washington D.C. 20006, in its capacity as administrative agent (in such capacity, together with its successors and/or assigns in such capacity, “Administrative Agent”) for its benefit and the benefit of Lenders (as hereinafter defined), (b) Lenders and (c) other Indemnified Parties (hereinafter defined).

RECITALS:

A. Lenders are prepared to make a certain loan to Borrower (the “Loan”), which Loan is evidenced by certain notes given by Borrower to each Lender (collectively, the “Note”), which Note will be secured by, among other things, that certain Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing, dated the date hereof, given by PR Gallery I and Keystone (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”), which grants Administrative Agent, for its benefit and the benefit of Lenders, a lien on the real property encumbered thereby known as Gallery at Market East I and Gallery at Market East II (individually and/or collectively, as the context may require, the “Property”) and which Loan is made pursuant to that certain Amended, Restated and Consolidated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by Borrower, PREIT Trust, the financial institutions party thereto and their assignees under Section 11.6. thereof (the “Lenders”), and Administrative Agent; the Security Instrument, the Credit Agreement and any and all documents or instruments now or hereafter executed in connection with the Loan are collectively herein referred to as the “Loan Documents”). All capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement.

B. Lenders are unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

C. Indemnitor is entering into this Agreement to induce Lenders to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Administrative Agent, Lenders, and other Indemnified Parties as follows:

1. INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event Administrative Agent has reason to believe that Hazardous Materials exist on the Property that in the reasonable judgment of Administrative Agent endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor, Administrative Agent (on its own behalf or on behalf of Requisite Lenders) and any other Person designated by Administrative Agent, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Administrative Agent and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing, each at Indemnitor’s expense. Indemnitor shall cooperate with and provide Administrative Agent and any such Person designated by Administrative Agent with access to the Property.

2. INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Material which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Credit Agreement or the Security Instrument.

3. DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by Administrative Agent (for itself and/or on behalf of any other Indemnified Parties), Indemnitor shall defend same (if requested by Administrative Agent, in the name of Administrative Agent and/or any such Indemnified Parties) by attorneys and other professionals approved by Administrative Agent. Notwithstanding the foregoing, Administrative Agent may (for itself and/or on behalf of any other Indemnified Parties), in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist Administrative Agent and/or such Indemnified Parties, and, at the option of Administrative Agent, its attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of Administrative Agent, reimburse, Administrative Agent for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

4. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Law” has the meaning ascribed to it in the Credit Agreement.

The term “Hazardous Materials” has the meaning ascribed to it in the Credit Agreement.

The term “Indemnified Parties” includes Administrative Agent, each Lender, any Person who is or will have been involved in the origination of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Loan, as well as, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Administrative Agent or any Lender).

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Microbial Matter” has the meaning ascribed to it in the Credit Agreement.

The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to, as required under applicable Environmental Laws, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material; any actions to prevent, cure or mitigate any Release of any Hazardous Material; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials or to anything referred to herein.

5. UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Credit Agreement, the Security Instrument or any other Loan Document to or with Administrative Agent and/or Lenders by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Credit Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Credit Agreement, the Security Instrument, or any of the other Loan Documents limiting Administrative Agent’s recourse to the Property or to any other security for the Note and the other Gallery Obligations (as defined in the Credit Agreement), or limiting

Administrative Agent’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Credit Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Administrative Agent’s or any Lender’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note and the other Gallery Obligations, or (vii) Administrative Agent’s failure to record the Security Instrument or file any UCC financing statements (or Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note and the other Gallery Obligations; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

6. ENFORCEMENT. Administrative Agent on behalf of Indemnified Parties may, and at the direction of Requisite Lenders shall, enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Credit Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Administrative Agent from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Administrative Agent expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Administrative Agent (on behalf of Lenders) is entitled to do in its sole and absolute discretion and shall do at the direction of Requisite Lenders. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument or the Credit Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Credit Agreement, (a) the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Credit Agreement; (b) Indemnitor is fully and personally liable for such obligations; and (c) such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

7. SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

8. INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the Post-Default Rate.

9. WAIVERS. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Administrative Agent, Lenders, or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Administrative Agent, any Lender, or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Administrative Agent, any Lender, or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE

NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

10. SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

11. INDEMNITOR’S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c) to the best of Indemnitor’s knowledge, as of the date hereof there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor enforceable against it in accordance with the terms hereof.

12. NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

13. NOTICE OF LEGAL ACTIONS. Indemnitor shall give Administrative Agent the notices required under Section 7.1(a)(xxiii) of the Credit Agreement.

14. EXAMINATION OF BOOKS AND RECORDS. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.

15. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement creates rights in third parties or imposes obligations or costs on the Indemnitor to third parties.

16. TAXES. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

17. NOTICES. All notices or other written communications hereunder shall be made in accordance with Section 11.1 of the Credit Agreement.

18. DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19. NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21. NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Administrative Agent. Each reference herein to Administrative Agent and Lenders shall be deemed to include their successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

22. RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23. RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Administrative Agent has under the Note, the Security Instrument, the Credit Agreement or the other Loan Documents or would otherwise have at law or in equity.

24. INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

25. GOVERNING LAW. THIS AGREEMENT WAS NEGOTIATED IN THE COMMONWEALTH OF PENNSYLVANIA AND MADE BY INDEMNITOR AND ACCEPTED BY ADMINISTRATIVE AGENT AND EACH LENDER IN THE COMMONWEALTH OF PENNSYLVANIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

26. MISCELLANEOUS. (a) Wherever pursuant to this Agreement (i) Administrative Agent exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Administrative Agent, or (iii) any other decision or determination is to be made by Administrative Agent, the decision of Administrative Agent to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Administrative Agent, shall be in the sole and absolute discretion of Administrative Agent and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Administrative Agent, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

(c) Joint and Several Liability. If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

27. INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the lien and security interest granted to Administrative Agent for its benefit and the benefit of Lenders pursuant to the Security Instrument encumbering the Property known as New River Valley Mall and the exercise of any right or remedy by Administrative Agent thereunder and/or hereunder with respect to New River Valley Mall are subject to the provisions of that certain Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as First Lien Agent (as defined therein), Wells Fargo Bank, National Association, as Second Lien Agent (as defined therein) and the Grantors (as defined therein) from time to time a party thereto and certain other persons thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

28. PENNSYLVANIA STATE SPECIFIC PROVISIONS.

(a) In the event there are any inconsistencies between the terms and conditions of this Section 28 and the other terms an conditions of this Agreement with respect to Property located in Pennsylvania, the terms and conditions of this Section 28 shall control and be binding.

(b) Definition of Hazardous Materials. The following is hereby added to the definition of “Hazardous Materials”: “, the Pennsylvania Hazardous Sites Cleanup Act and the Pennsylvania Solid Waste Management Act” after the words “the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.” and before the words “and all comparable state and local laws, applicable laws of other jurisdictions or orders and regulations”.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

[INSERT PROPERTY OWNER SIGNATURE BLOCKS [SEPARATE SIGNATURE PAGES TO BE PREPARED]]

EXHIBIT C

FORM OF AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY dated as of March 11, 2010 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers (the Administrative Agent, the Issuing Bank, the Lenders, and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, the Borrower, the Gallery Borrower, the Lenders and the Administrative Agent are entering into the Credit Agreement to amend and restate the terms of, and to consolidate the Indebtedness owing by the Borrower and the Gallery Borrower under and in connection with, the Existing Agreements;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;

WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the Gallery Borrower each Guarantor and the Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and determined it to be in their mutual best interests to obtain financing from the Lenders under the Existing Agreements and have determined it to be in their mutual best interests to continue to obtain financing under the Credit Agreement and to enter into Specified Derivatives Contracts through their collective efforts;

WHEREAS, each Guarantor, including PR Gallery and Keystone, acknowledged that it would receive direct and indirect benefits from the Administrative Agent and the Lenders making financial accommodations available to the Borrower under the Existing Agreements and accordingly each Guarantor guaranteed the Indebtedness and other obligations owing by the Borrower under the Existing Agreements pursuant to certain guaranty agreements executed by each Guarantor in favor of the Lenders (the “Existing Guaranties”);

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Specified Derivatives Providers entering into Specified Derivatives Contracts and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Specified Derivatives Providers on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty to amend and restate the terms of the Existing Guaranties is a condition precedent to the effectiveness of the Credit Agreement and to the Administrative Agent and the other Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower and the Gallery Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees that the Existing Guaranties are amended, restated and consolidated as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower, the Gallery Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document to which the Borrower, the Gallery Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith; (b) all Specified Derivatives Obligations, (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder, (d) all other Obligations and (e) all other Gallery Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, the Gallery Borrower any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, the Gallery Borrower any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, the Gallery Borrower any other Loan Party or any other Person; or (c) to make demand of the Borrower, the Gallery Borrower any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or Specified Derivatives Contracts (the “Credit Documents”) or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower, the Gallery Borrower or any other Loan Party;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, the Gallery Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any act or failure to act by the Borrower, the Gallery Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g) any invalidity or nonperfection of any security interest or lien on, or any other impairment of, any collateral securing any of the Guarantied Obligations or any failure of the Administrative Agent or any other Person to preserve any collateral security or any other impairment of such collateral;

(h) any application of sums paid by the Borrower, the Gallery Borrower any Guarantor or any other Person with respect to the liabilities of the Borrower or the Gallery Borrower, as applicable to the Guarantied Parties, regardless of what liabilities of the Borrower or the Gallery Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or the Gallery Borrower or in the exercise thereof;

(j) any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which any at any time be available to or be asserted by the Borrower, the Gallery Borrower any other Loan party or any other Person against the Administrative Agent or any Lender;

(k) any change in corporate existence, structure or ownership of the Borrower, the Gallery Borrower or any other Lender;

(l) any statement, representation or warranty made or deemed made by or on behalf of the Borrower, the Gallery Borrower any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than termination of this Guaranty as provided in Section 21 hereof).

Section 4. Action with Respect to Guarantied Obligations. The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Documents; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Parent or the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Credit Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or the Gallery Borrower or a trustee in bankruptcy for the Borrower or the Gallery Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, any Specified Derivatives Contract between the Borrower or any Guarantied Party or any other instrument evidencing any liability of the Borrower or the Gallery Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower or the Gallery Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower or the Gallery Borrower, as applicable; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower or the Gallery Borrower as applicable arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding provided the requirements set forth in Section 3.10. of the Credit Agreement are satisfied, such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Credit Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, a Specified Derivatives Provider or a Participant subject to receipt of the prior written consent of the Administrative Agent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, such Specified Derivatives Provider or such Participant or any affiliate of the Administrative Agent or such Lender to or for the credit or the account of the Borrower or the Gallery Borrower against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower and/or the Gallery Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower and/or the Gallery Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower and/or the Gallery Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guarantied Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans, the other Obligations and the other Gallery Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrower and/or the Gallery Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 16. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 17. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

SECTION 18. WAIVER OF JURY TRIAL.

(a) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

(b) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT LOCATED IN THE EASTERN DISTRICT OF PENNSYLVANIA OR ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY. EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE FOREGOING WAIVERS HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE

OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 19. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the outstanding amount of such Guarantied Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 20. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 21. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement and all Specified Derivatives Contracts in accordance with their respective terms.

Section 22. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement and Specified Derivatives Contracts, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent and any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 23. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE

“GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 24. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor.

Section 25. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 11:00 p.m. Central time, on the date one Business Day after demand therefor.

Section 26. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Credit Agreement or Specified Derivatives Contract, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 27. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 28. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 29. Limitation of Liability. Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Credit Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Credit Documents, or any of the transactions contemplated thereby.

Section 30. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 7.1.(b) of the Credit Agreement.

Section 31. Effect on Existing Guaranties.

(a) Existing Guaranties. Upon satisfaction of the conditions precedent set forth in Sections 5.1. and 5.2. of the Credit Agreement, this Guaranty and the other Loan Documents shall exclusively control and govern the mutual rights and obligations of the Guarantors with respect to the Existing Guaranties and that the Existing Guaranties shall be superseded in all respects on a prospective basis.

(b) NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AMENDED AND RESTATED GUARANTY SOLEY TO AMEND, RESTATE AND CONSOLIDATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING GUARANTIES. THE PARTIES DO NOT INTEND THIS AMENDED AND RESTATED GUARANTY NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDED AND RESTATED GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE GUARANTORS UNDER OR IN CONNECTION WITH ANY OF THE EXISTING GUARANTIES.

Section 32. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Amended and Restated Guaranty as of the date and year first written above.

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o PREIT Associates, L.P. 200 South Broad Street Philadelphia, PA 19102 Attention: Bruce Goldman Telephone: (215) 875-0700 Telecopy: (215) 546-7311

Accepted:

WELLS FARGO BANK, NATIONAL

    ASSOCIATION, as Administrative Agent

By:
Name:
Title:

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of             ,             , executed and delivered by             , a             (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each a “Borrower” and collectively, the “Borrower”), PR I Gallery Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone”, together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers (the Administrative Agent, the Lenders and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower and the Gallery Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the Gallery Borrower, the New Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent, the Lenders and to enter into Specified Derivatives Contracts, through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower and the Gallery Borrower under the Credit Agreement and from the Specified Derivatives Providers entering into Specified Derivatives Contracts and, accordingly, New Guarantor is willing to guarantee the Borrower’s and the Gallery Borrower’s obligations to the Administrative Agent, the Lenders and the Issuing Bank, and the Borrower’s obligations to the Specified Derivatives Providers on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower and the Gallery Borrower and to the Specified Derivatives Providers continuing to enter into Specified Derivatives Contracts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under the Amended and Restated Guaranty dated as of March 11, 2010 (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b) makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5. of the Guaranty and agrees to be bound by each of the covenants contained in Section 6. of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:
(CORPORATE SEAL) Address for Notices: c/o PREIT Associates, L.P. 200 South Broad Street Philadelphia, PA 19102 Attention: Bruce Goldman Telephone: (215) 875-0700 Telecopy: (215) 546-7311

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

        , 20

Wells Fargo Bank, National Association, as Administrative Agent 1753 Pinnacle Drive 5th Floor, South Tower McLean, Virginia 22102 Attn: Stephen F. Gray

Ladies and Gentlemen:

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, PREIT, as a Borrower or as a Gallery Borrower, as applicable, hereby requests a Continuation of a LIBOR Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is , 20 .

2.	The LIBOR Loan to be continued pursuant hereto is:

[Complete one of the following only]

☐ a Revolving Loan in the aggregate principal amount of $            .

☐ a Term Loan A in the aggregate principal amount of $            .

D-1

☐ a Gallery Term Loan in the aggregate principal amount of $            .

3.	The portion of the principal amount of such LIBOR Loan subject to the requested Continuation is $ .

3.	The current Interest Period of such LIBOR Loan subject to such Continuation ends on , 20 .

4.	The duration of the Interest Period for such LIBOR Loan or portion thereof subject to such Continuation is:

[Check one box only]

☐ one month

☐ three months

☐ six months

PREIT, as a Borrower or as a Gallery Borrower, as applicable, hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default shall have occurred and be continuing.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered written confirmation of such telephone notice required by Section 2.9. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

            , 20

Wells Fargo Bank, National Association, as Administrative Agent 1753 Pinnacle Drive 5th Floor, South Tower McLean, Virginia 22102 Attn: Stephen F. Gray

Ladies and Gentlemen:

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, PREIT, as a Borrower or as a Gallery Borrower, as applicable, hereby requests a Conversion of a Loan of one Type into a Loan of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is , 20 .

2.	The Type of Loan to be Converted pursuant hereto is currently:

[Check one box only]

☐ Base Rate Loan that is a Revolving Loan

☐ LIBOR Loan that is a Revolving Loan

☐ Base Rate Loan that is a Term Loan A

☐ LIBOR Loan that is a Term Loan A

☐ Base Rate Loan that is a Gallery Term Loan

☐ LIBOR Loan that is a Gallery Term Loan

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $ and the portion of such principal amount subject to such Conversion is $ .

4.	The amount of such Loan to be so Converted is to be converted into Loan of the following Type:

[Check one box only]

☐ Base Rate Loan

☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐ one month

☐ three months

☐ six months

PREIT, as a Borrower or as a Gallery Borrower, as applicable, hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Default or Event of Default shall have occurred and be continuing (provided the certification under this clause (a) shall not be made in connection with a Conversion of a Loan into a Base Rate Loan), and (b) (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

If notice of the requested Conversion was given previously by telephone, this notice is considered the written confirmation of such telephone notice required by Section 2.10. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned ahs duly executed and delivered this Notice of Conversion as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

EXHIBIT F

FORM OF NOTICE OF GALLERY TERM LOAN BORROWING

March 11, 2010

Wells Fargo Bank, National Association, as Administrative Agent 1753 Pinnacle Drive 5th Floor, South Tower McLean, Virginia 22102 Attn: Stephen F. Gray

Ladies and Gentlemen:

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT and PREIT-RUBIN, each individually a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2.(b) of the Credit Agreement, the Gallery Borrower hereby requests that the Lenders make Gallery Term Loans to the Gallery Borrower in an aggregate amount equal to $83,975,000.

2.	The Gallery Borrower requests that the Gallery Term Loans be made available to the Gallery Borrower on March 11, 2010.

3.	The Gallery Borrower hereby requests that the requested Loans be of the following Type:

[Check one box only]

☐ Base Rate Loan

☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐ one month

F-1

☐ three month

☐ six month

4. The proceeds of the Gallery Term Loan will be used for the following purpose: To refinance the repayment of all indebtedness, liabilities and obligations owing by the Loan Parties under the Existing Credit Agreement and the Existing Term Loan Agreement and other amounts specified on the Statement of Funds dated as of the date hereof among the Borrower, the Gallery Borrower and the Administrative Agent (the “Funds Flow Statement”).

5. The Gallery Borrower requests that the proceeds of the Gallery Term Loans be made available to the Gallery Borrower in accordance with the Funds Flow Statement.

The Gallery Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Gallery Term Loans, and after making such Gallery Term Loans, (a) no Default or Event of Default shall have occurred and be continuing; and (b) the representations and warranties of the Borrower, the Parent and the other Guarantors contained in the Credit Agreement and in the other Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Gallery Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Gallery Term Loan Borrowing as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF NOTICE OF REVOLVING LOAN BORROWING

            , 20

Wells Fargo Bank, National Association, as Administrative Agent 1753 Pinnacle Drive 5th Floor, South Tower McLean, Virginia 22102 Attn: Stephen F. Gray

Ladies and Gentlemen:

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT and PREIT-RUBIN, each individually a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT, and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $ .

2.	The Borrower requests that the Revolving Loans be made available to the Borrower on , 20 .

3.	The Borrower hereby requests that the requested Revolving Loans be of the following Type:

[Check one box only]

☐ Base Rate Loan

☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐ one month

☐ three month

G-1

☐ six month

4. The proceeds of the Revolving Loans will be used for the following purpose:

.

5. The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by                     .

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default shall have occurred and be continuing; and (b) the representations and warranties of the Borrower, the Parent and the other Guarantors contained in the Credit Agreement and in the other Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Revolving Loan Borrowing as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF NOTICE OF TERM LOAN A BORROWING

March 11, 2010

Wells Fargo Bank, National Association, as Administrative Agent 1753 Pinnacle Drive 5th Floor, South Tower McLean, Virginia 22102 Attn: Stephen F. Gray

Ladies and Gentlemen:

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT and PREIT-RUBIN, each individually a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2.(a) of the Credit Agreement, the Borrower hereby requests that the Lenders make Term Loans A to the Borrower in an aggregate amount equal to $436,025,000.

2.	The Borrower requests that the Term Loans A be made available to the Borrower on March 11, 2010.

3.	The Borrower hereby requests that the requested Loans be of the following Type:

[Check one box only]

☐ Base Rate Loan

☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐ one month

☐ three months

☐ six months

H-1

4. The proceeds of the Term Loans A will be used for the following purpose: : To refinance the repayment of all indebtedness, liabilities and obligations owing by the Loan Parties under the Existing Credit Agreement and the Existing Term Loan Agreement and other amounts specified on the Statement of Funds dated as of the date hereof among the Borrower, the Gallery Borrower and the Administrative Agent (the “Funds Flow Statement”).

5. The Borrower requests that the proceeds of the Term Loans A be made available to the Borrower in accordance with the Funds Flow Statement.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Term Loans A, and after making such Term Loans A, (a) no Default or Event of Default shall have occurred and be continuing; and (b) the representations and warranties of the Borrower, the Parent and the other Guarantors contained in the Credit Agreement and in the other Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Term Loan A Borrowing as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of March 11, 2010, executed and delivered by each of the undersigned parties identified as “Pledgors” on the signature pages hereto and the other Persons who may become Pledgors hereunder pursuant to the execution and delivery of a Pledge Agreement Supplement substantially in the form of Annex 1 hereto (each a “Pledgor” and collectively, the “Pledgors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers (the Administrative Agent, the Issuing Bank, the Lenders, and the Specified Derivatives Providers, each individually a “Secured Party” and collectively, the “Secured Parties”)

WHEREAS, the Borrower, the Gallery Borrower, the Lenders and the Administrative Agent are entering into the Credit Agreement to amend and restate the terms of, and to consolidate the Indebtedness owing by the Borrower and the Gallery Borrower under and in connection with, the Existing Agreements;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;

WHEREAS, the Borrower, the Gallery Borrower and each of the other Pledgors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to continue to obtain financing from the Lenders and the Administrative Agent and to enter into Specified Derivatives Contracts through their collective efforts;

WHEREAS, each Pledgor acknowledges that it will receive direct and indirect benefits from the Lenders and the Administrative Agent continuing to make such financial accommodations available to the Borrower and the Gallery Borrower under the Credit Agreement;

WHEREAS, each Pledgor acknowledges that it will receive direct and indirect benefits from the Specified Derivatives Providers entering into Specified Derivatives Contracts; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement to the Administrative Agent and the other Secured Parties’ making and continuing to make such financial accommodations to the Borrower and the Gallery Borrower under the Credit Agreement that the Pledgors execute and deliver this Agreement, among other things, to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in the Collateral as security for the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Pledge. As security for the prompt performance and payment in full of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent, for its own benefit and for the benefit of the other Secured Parties, and grants to the Administrative Agent, for its own benefit and for the benefit of the other Secured Parties, a security interest in, all of such Pledgor’s right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(a) the Pledged Interests;

(b) all distributions, cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof to which such Pledgor shall at any time be entitled in respect of the Pledged Interests;

(c) all other payments due or to become due to such Pledgor in respect of any of the foregoing;

(d) all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing;

(e) all of such Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any of the foregoing including, without limitation, any power to (i) terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, (x) file any claims and to take any action in connection with any of the foregoing, or (xi) otherwise act as if such Pledgor were the absolute owner of such Pledged Interests and all rights associated therewith;

(f) all certificates and instruments representing or evidencing any of the foregoing;

(g) all other property hereafter delivered in substitution for or in addition to any of the foregoing;

(h) all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and

(i) all Proceeds of any of the foregoing.

Section 2. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a) Title and Liens. Such Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral of such Pledgor. None of the Pledged Collateral is subject to any adverse claim or other Lien other than Permitted Liens of the types referred to in clauses (a) and (e) of the definition of “Permitted Lien”. No Person has control of any of the Pledged Collateral other than the Administrative Agent.

(b) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the other Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral. Such security interest will be perfected (i) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Pledged Collateral is delivered to the Administrative Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors or when control is established by the Administrative Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Pledged Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors. Except as set forth in this subsection, no action is necessary to perfect the security interest granted by any Pledgor under this Agreement.

(c) Pledged Equity Interests. The information set forth on Schedule 1 hereto with respect to the Pledged Collateral of such Pledgor is true and correct.

(d) Name, Organization, Etc. Such Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are as set forth on Schedule 1. Except as set forth on such Schedule, since the date of such

Pledgor’s formation, such Pledgor has not changed its name or merged with or otherwise combined its business with any other Person.

(e) Validly Issued, etc. All of the Pledged Interests have been duly authorized, are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights of any Person.

(f) Interests in Partnerships and LLCs. None of the Pledged Collateral consisting of an interest in a partnership or in a limited liability company (i) is dealt in or traded on a securities exchange or in securities markets, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) otherwise constitutes a security or (v) constitutes a financial asset.

Section 3. Covenants. Each Pledgor hereby unconditionally covenants and agrees as follows:

(a) No Liens; No Sale of Pledged Collateral. Such Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), nor sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein) except as permitted under the Credit Agreement.

(b) Change of Name, Etc. Without giving the Administrative Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, such Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the UCC.

(c) Defense of Title. Such Pledgor will warrant and defend its title to and ownership of the Pledged Collateral of such Pledgor, at its sole cost and expense, against the claims of all Persons.

(d) Delivery of Certificates, Etc. If a Pledgor shall receive any certificate (including, without limitation, any certificate representing a stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument, option or rights in respect of any Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Pledgor shall hold the same in trust for the Administrative Agent and the other Secured Parties and promptly deliver the same to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms of this Agreement, as Pledged Collateral.

(e) Uncertificated Securities. With respect to any Pledged Collateral that constitutes a security and is not represented or evidenced by a certificate or instrument, such Pledgor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in writing with the Administrative Agent and such Pledgor that such Issuer will comply with the instructions with respect to such security originated by the Administrative Agent without further consent of such Pledgor.

(f) Additional Shares. Such Pledgor shall not permit any Issuer to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as provided herein. Further, such Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument in a manner which would adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder.

(g) Issuer Acknowledgment. Such Pledgor shall, upon the Administrative Agent’s request therefor, cause each Issuer of Pledged Collateral and which Issuer is not a Pledgor itself, to execute and deliver to the Administrative Agent an Acknowledgment and Consent substantially in the form of Schedule 2 attached hereto.

Section 4. Registration in Nominee Name, Denominations. The Administrative Agent shall have the right (in its sole and absolute discretion) to hold any Equity Interests which are part of the Pledged Collateral in its own name as pledgee, the name of its nominee (as Administrative Agent or as sub-agent) or the name of the Pledgor thereof, endorsed or assigned in blank or in favor of the Administrative Agent. Such Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to any such Equity Interests constituting Pledged Collateral registered in the name of such Pledgor.

Section 5. Voting Rights; Dividends, etc.

(a) So long as no Event of Default exists:

(i) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that no Pledgor shall exercise, or refrain from exercising, any such right or power if any such action would have a Material Adverse Effect; and

(ii) each Pledgor shall be entitled to retain and use any and all cash distributions paid on the Pledged Collateral, but any and all equity and/or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Administrative Agent to be held as collateral subject to the terms and conditions of this Agreement; provided, that, if any such liquidating distributions are in cash, such cash shall be applied in accordance with Section 2.8.(b)(iii) of the Credit Agreement.

The Administrative Agent agrees to execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the distributions and other amounts which such Pledgor is authorized to retain pursuant to clause (ii) above.

(b) If an Event of Default exists, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors are entitled to exercise pursuant to subsection (a)(i) above and/or to receive the distributions and other amounts which the Pledgors are authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the distributions and other amounts which the Pledgors shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (b) shall be retained by the Administrative Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 8; provided, however, that if at any time while an Event of Default exists the Administrative Agent receives cash, the Administrative Agent may apply such cash in accordance with Section 9.5. of the Credit Agreement regardless of whether the Obligations or Gallery Obligations, as applicable, have also been accelerated. If any Pledgor shall receive any distributions or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Administrative Agent and the other Secured Parties, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Administrative Agent in the identical form received, together with any necessary endorsements.

Section 6. Event of Default Defined. For purposes of this Agreement, “Event of Default” shall mean the occurrence of an “Event of Default” as such term is defined in the Credit Agreement.

Section 7. Remedies upon Default.

(a) In addition to any right or remedy that the Administrative Agent or any of the other Secured Parties may have under the Credit Agreement, any other Loan Document or any Specified Derivatives Contract or otherwise under applicable law, if an Event of Default shall exist, the Administrative Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Administrative Agent in its discretion shall deem appropriate. The Administrative Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by applicable law, at least 5 days’ prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine in its sole and absolute discretion. Neither the Administrative Agent nor any of the other Secured Parties shall be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Administrative Agent or may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Administrative Agent nor any of the other Secured Parties shall incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Administrative Agent or any of the other Secured Parties and any other holder of any of the Secured Obligations, to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or any of the other Secured Parties from any Pledgor as a credit against the purchase price, and the Administrative Agent and the Lenders may, upon compliance with the terms of sale and to the extent permitted by applicable law, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b) In addition to exercising the power of sale herein conferred upon it, the Administrative Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c) The rights and remedies of the Administrative Agent and the other Secured Parties under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have.

Section 8. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Administrative Agent or any of the other Secured Parties under the provisions of this Agreement, shall be applied in accordance with Section 9.5. of the Credit Agreement. The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

Section 9. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby constitutes and appoints the Administrative Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Administrative Agent’s name or in the name of such Pledgor to do any of the following: (a) to perform any obligation of such Pledgor hereunder in such Pledgor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Administrative Agent’s security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 12.(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged

Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Administrative Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Administrative Agent or the other Secured Parties to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Administrative Agent or of the other Secured Parties or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Administrative Agent or any of the other Secured Parties. The power of attorney granted herein is irrevocable and coupled with an interest.

Section 10. Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to ensure that safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall responsible for preservation of all rights of such Pledgor in the Pledged Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 11. Reimbursement of Administrative Agent. Each Pledgor agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Administrative Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder, or (d) the failure by such Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be Secured Obligations.

Section 12. Further Assurances. Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Administrative Agent’s reasonable discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the

Administrative Agent’s security interest in the Pledged Collateral, or to enable the Administrative Agent or the other Secured Parties to exercise or enforce their respective rights hereunder, including without limitation (a) delivering to the Administrative Agent, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Administrative Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Each Pledgor agrees to take, and authorizes the Administrative Agent to take on such Pledgor’s behalf, any or all of the following actions with respect to any Pledged Collateral as the Administrative Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Administrative Agent to enforce their respective rights and remedies hereunder: (i) to register in the name of the Administrative Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Administrative Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Administrative Agent a quantity of securities or partnership interests that constitutes all or part of the Pledged Collateral registered in the name of the Administrative Agent. Notwithstanding the foregoing, each Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Agent. Each Pledgor hereby authorizes the Administrative Agent to file in all necessary and appropriate jurisdictions (as determined by the Administrative Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor. To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Administrative Agent pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgors and by such other instruments or documents as the Administrative Agent may reasonably request.

Section 13. Securities Act. In view of the position of any Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar applicable law hereafter enacted analogous in purpose or effect (such Act and any such similar applicable law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect. Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, neither the Administrative Agent nor any of the other Secured Parties shall incur any responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sell.

Section 14. Investment Property. The Pledgor shall not, and shall not allow any issuer of any Pledged Collateral, to the extent such issuer is a limited liability company or a partnership, to elect that Pledged Interests, except as directed or requested by the Administrative Agent, be securities governed by Article 8 of the Uniform Commercial Code. No issuer of any Pledged Collateral has made such an election.

Section 15. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the documents, instruments or agreements evidencing any of the Secured Obligations, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

Section 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. The Pledgors or the Administrative Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

Section 17. No Waiver. Neither the failure on the part of the Administrative Agent or any of the other Secured Parties to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Administrative Agent or any of the other Secured Parties and any Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 18. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to a Pledgor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received or when receipt is refused; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 20. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 21. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Administrative Agent or any of the other Secured Parties as collateral under this Agreement, and any such assignment by a Pledgor shall be null and void absent the prior written consent of the Administrative Agent.

Section 22. Termination. Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Administrative Agent agrees to take such actions as the Pledgors may reasonably request, and at the sole cost and expense of the Pledgors to evidence the termination of this Agreement.

Section 23. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 24. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

Section 26. Definitions.

(a) As used herein, the following terms have the indicated meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Event of Default” has the meaning set forth in Section 6.

“Issuer” means a Person which issued any Equity Interest that constitutes any part of the Pledged Collateral.

“Organizational Documents” means any declaration of trust, operating agreement, partnership agreement, by-laws, articles or certificate of incorporation, articles of organization, certificate of limited partnership, or other similar agreement or document.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Pledged Interests” means, with respect to each Pledgor, such Pledgor’s right, title and interest in the Equity Interests of the Issuers as described on Schedule 1, whether now owned or hereafter acquired.

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Pledged Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Collateral, or proceeds thereof (including any cash, Equity Interests, or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the UCC, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Collateral, or proceeds thereof; and (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral, or proceeds thereof.

“Secured Obligations” means, (a) the unpaid principal of and interest on all Loans, all Reimbursement Obligations and all other Letter of Credit Liabilities, (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower, the Gallery Borrower, or any other Loan Party owing to the Administrative Agent or any Lender of any kind, nature or description, under or in respect of the Credit Agreement or any other Loan Document to which the Borrower, the Gallery Borrower or any other Loan Party is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (c) any and all costs, fees (including attorneys’ fees), and expenses which the Borrower, the Gallery Borrower or any other Loan party is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise, (d) all other Obligations of the Borrower, (e) all other Gallery Obligations of the Gallery Borrower and (f) all Specified Derivatives Obligations of the Borrower.

(b) Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement. Terms which are defined in the UCC have the meanings given such terms therein.

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IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

PLEDGORS:

PREIT ASSOCIATES, L.P., a Delaware limited partnership

PR GALLERY I LLC, a Pennsylvania limited liability company
By:	PREIT Associates, L.P., its sole member

KEYSTONE PHILADELPHIA PROPERTIES, LLC, a Pennsylvania limited liability company
By:	PR Gallery II LLC, its sole member
	By:	PREIT Associates, L.P., its sole member

PR GALLERY II LIMITED PARTNERSHIP, a Pennsylvania limited partnership
By:	PR Gallery II LLC, its general partner
	By:	PREIT Associates, L.P., its sole member

By: PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, as General Partner of PREIT Associates, L.P.

By:
Name:
Title:

Address for Notices for all Pledgors: c/o PREIT Associates, L.P. 200 South Broad Street Philadelphia, PA 19102 Attention: Bruce Goldman Telephone: (215) 875-0700 Telecopy: (215) 546-7311

Agreed to, accepted and acknowledged

as of the date first written above,

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

    as Administrative Agent

By:
Name:
Its:

ANNEX 1 TO PLEDGE AGREEMENT

FORM OF PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of             , 20     (this “Supplement”) executed and delivered by                     , a              (the “New Pledgor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”).

WHEREAS, pursuant to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), the Administrative Agent and the other parties thereto, the Lenders and the Administrative Agent have agreed to make available to the Borrower and the Gallery Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, to secure obligations owning by certain parties under the Credit Agreement and the other Loan Documents, the Borrower and the other “Pledgors” thereunder have executed and delivered that certain Pledge Agreement dated as of March 11, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Administrative Agent;

WHEREAS, it is a condition precedent to the continued extension by the Lenders and the Administrative Agent of such financial accommodations that the New Pledgor execute this Supplement to become a party to the Pledge Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Pledgor, the New Pledgor hereby agrees as follows:

Section 1. Accession to Pledge Agreement; Grant of Security Interest. The New Pledgor agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the New Pledgor had been an original signatory to the Pledge Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby:

(a) pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a security interest in, all of the New Pledgor’s right, title and interest in, to and under the Pledged Collateral, including the Equity Interests described on Exhibit I attached hereto, as security for the Secured Obligations;

(b) makes to the Administrative Agent and the other Secured Parties as of the date hereof each of the representations and warranties contained in Section 2 of the Pledge Agreement and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 3 thereof; and

(c) consents and agrees to each other provision set forth in the Pledge Agreement.

SECTION 2. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.

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IN WITNESS WHEREOF, the New Pledgor has caused this Pledge Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW PLEDGOR]

By:
Name:
Title:

Address for Notices:

c/o PREIT Associates, L.P.

Attn:
Telephone:
Telecopy:

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE 1 TO PLEDGE AGREEMENT

Pledged Equity Interests:

Pledgor	Issuer	Jurisdiction of Formation of Issuer	Class of Equity Interest	Certificate Number (if any)	Percentage of Ownership
PREIT Associates, L.P.	PR Gallery I Limited Partnership	Pennsylvania	Partnership Interests		99.9% LP interest

PR Gallery I LLC	PR Gallery I Limited Partnership	Pennsylvania	Partnership Interests		0.1% GP interest

Keystone Philadelphia Properties, LLC	Keystone Philadelphia Properties, L.P.	Pennsylvania	Partnership Interests		0.1% GP interest

PR Gallery II Limited Partnership	Keystone Philadelphia Properties, L.P.	Pennsylvania	Partnership Interests		99.9% LP interest

Pledgor Information:

Pledgor	Jurisdiction of Formation	Organizational ID No.	Location of Chief Executive Office
PREIT Associates, L.P.	DE	2762066	The Bellevue, Suite 300 200 South Broad Street Philadelphia, PA 19102
PR Gallery I LLC	PA	3127268	The Bellevue, Suite 300 200 South Broad Street Philadelphia, PA 19102
Keystone Philadelphia Properties, LLC	DE	3762630	The Bellevue, Suite 300 200 South Broad Street Philadelphia, PA 19102
PR Gallery II Limited Partnership	PA	3199609	The Bellevue, Suite 300 200 South Broad Street Philadelphia, PA 19102

SCHEDULE 2 TO PLEDGE AGREEMENT

Form of Acknowledgement and Consent

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of March 11, 2010 (the “Pledge Agreement”), made by                      and the other Pledgors party thereto in favor of Wells Fargo Bank, National Association, as Administrative Agent. Terms not otherwise defined herein have the respective meanings given them in the Pledge Agreement.

The undersigned agrees for the benefit of the Administrative Agent and the other Secured Parties as follows:

(a) The undersigned will be bound by, and comply with, the terms of the Pledge Agreement applicable to the undersigned, including without limitation, Sections 3(e) and 3(f).

(b) The undersigned will notify the Administrative Agent in writing promptly of the occurrence of any of the events described in Section 3(d) of the Pledge Agreement.

[(c) The undersigned will not permit any of the Equity Interests issued by it (i) to be dealt in or traded on a securities exchange or in securities markets; or (ii) to provide by its terms that it is a security governed by Article 8 of the UCC.]1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgement and Consent under seal as of this the date first written above.

[ISSUER]

By:
Name:
Title:

[1]	Include only if the Issuer is a partnership or limited liability company.

EXHIBIT J

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of March 11, 2010, executed and delivered by each of the undersigned parties identified as “Grantors” on the signature pages hereto and the other Persons who may become Grantors hereunder pursuant to the execution and delivery of a Security Agreement Supplement substantially in the form of Annex 1 hereto (each a “Grantor” and collectively, the “Grantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers (the Administrative Agent, the Issuing Bank, the Lenders, and the Specified Derivatives Providers, each individually a “Secured Party” and collectively, the “Secured Parties”)

WHEREAS, the Borrower, the Gallery Borrower, the Lenders and the Administrative Agent are entering into the Credit Agreement to amend and restate the terms of, and to consolidate the Indebtedness owing by the Borrower under and in connection with, the Existing Agreements;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;

WHEREAS, the Borrower, the Gallery Borrower and each of the other Grantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to continue to obtain financing from the Lenders and the Administrative Agent and to enter into Specified Derivatives Contracts through their collective efforts;

WHEREAS, each Grantor acknowledges that it will receive direct and indirect benefits from the Lenders and the Administrative Agent continuing to make such financial accommodations available to the Borrower and the Gallery Borrower under the Credit Agreement;

WHEREAS, each Grantor acknowledges that it will receive direct and indirect benefits from the Specified Derivatives Providers entering into Specified Derivatives Contracts; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and to the Administrative Agent and the other Secured Parties’ making and continuing to make such financial accommodations to the Borrower and the Gallery Borrower under the Credit Agreement that the Grantors execute and deliver this Agreement, among other things, to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in the Collateral as security for the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions.

(a) The following terms shall have the following meanings:

“Agreement” means this Security Agreement.

“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.

“Credit Agreement” has the meaning given that term in the introductory paragraph of this Agreement.

“Collateral” means, with respect to a Grantor, all of such Grantor’s right, title and interest to and under all Tenant Deposit Accounts held in the name of such Grantor and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments held therein, and all proceeds, products, distributions or dividends or substitutions thereon or thereof, whether now owned or hereafter acquired by such Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest, and whether now existing or hereafter existing.

“Secured Obligations” means, collectively (a) the unpaid principal of and interest on all Loans, all Reimbursement Obligations and all other Letter of Credit Liabilities, (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower, the Gallery Borrower, or any other Loan Party owing to the Administrative Agent or any Lender of any kind, nature or description, under or in respect of the Credit Agreement or any other Loan Document to which the Borrower, the Gallery Borrower or any other Loan Party is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (c) any and all costs, fees (including attorneys’ fees), and expenses which the Borrower, the Gallery Borrower or any other Loan party is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise, (d) all other Obligations of the Borrower, (e) all other Gallery Obligations of the Gallery Borrower and (f) all Specified Derivatives Obligations of the Borrower.

(b) Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement. Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC, and if defined in more than one article of the UCC have the meaning defined in Article 9 of the UCC, including the following terms: “checks”, “drafts”, “financial asset”, “instrument”, “investment property”, “proceeds”, “securities intermediary”, and “security”.

(c) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term “including” means “including without limitation” except when used in the computation of time periods. The terms “Administrative Agent”, “Lender,” and “Secured Party” include their respective successors and permitted assigns.

Section 2. Grant of Security Interests in Collateral. As security for the prompt performance and payment in full of the Secured Obligations, each Grantor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent, for its own benefit and for the benefit of the other Secured Parties, and grants to the Administrative Agent, for its own benefit and for the benefit of the other Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to the Collateral.

Section 3. Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a) Title and Liens. Such Grantor is, and will at all times continue to be, the legal and beneficial owner of the Collateral of such Grantor. None of the Collateral is subject to any adverse claim or other Lien other than the Liens described in clause (a)(i) of Permitted Liens.

(b) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a legal, valid and enforceable security interest in the Collateral. Such security interest will be perfected upon (i) in the case of all Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3.(b), and (ii) the execution of Deposit Account Control Agreements with respect to all Tenant Deposit Accounts of a Grantor. Except as set forth in this subsection, no action is necessary to perfect the security interest granted by any Grantor under this Agreement. Each such security interest shall be prior to all other Liens on the Collateral except for than the Liens described in clause (a)(i) of Permitted Liens having priority over the Secured Party’s Lien solely by operation of Applicable Law.

(c) Jurisdiction of Formation, Locations, Etc. Such Grantor’s jurisdiction of organization, exact legal name, and organizational identification number, as of the date hereof, is specified on Schedule 3.(c).

Section 4. Covenants. Each Grantor hereby unconditionally covenants and agrees as follows:

(a) No Liens, Sale, Etc. Such Grantor shall (i) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except than the Liens described in clause (a)(i) of Permitted Liens, (ii) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as expressly permitted under the Credit Agreement, (iii) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party to sell, assign or transfer, or grant any Lien in, any Collateral except as expressly permitted under the Credit Agreement and (iv) promptly notify the Secured Party of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer, or grant any Lien in, any Collateral.

(b) Maintenance of Perfection. Such Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 3.(b) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.

(c) Changes in Name, Etc. Unless a Grantor shall have given the Administrative Agent at least 30 days’ prior written notice (or such shorter time as shall be acceptable to the Administrative Agent) and shall have delivered to the Administrative Agent all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

(i) change its jurisdiction of organization from that referred to in Section 3.(c); or

(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(d) Further Assurances. At any time and from time to time, at the request of the Secured Party, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(e) Control Agreements. Each Grantor shall obtain an authenticated Deposit Account Control Agreement, from each financial institution or securities intermediary, as applicable, holding a Tenant Deposit Account for such Grantor.

Section 5. Remedial Provisions.

(a) General Remedies. While an Event of Default specified in Sections 9.1.(a), 9.1.(e) or 9.1.(f) of the Credit Agreement exists, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law.

(b) Remedies Cumulative. Each right, power, and remedy of the Administrative Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Administrative Agent of any or all such other rights, powers, or remedies.

(c) Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the fullest extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the fullest extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(d) Application of Proceeds. The proceeds of any transfer of the whole or any part of the Collateral, together with any other moneys held by the Administrative Agent under the provisions of this Agreement, shall be applied in accordance with Section 9.5. of the Credit Agreement.

Section 6. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby constitutes and appoints the Administrative Agent as the attorney-in-fact of such Grantor with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor to do any of the following: (a) to perform any obligation of such Grantor hereunder in such Grantor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Administrative Agent’s security interest in the Collateral; (d) to issue entitlement orders, instructions and other orders to any bank in connection with any of the Collateral held by or maintained with such bank; (e) to verify facts concerning the Collateral in such Grantor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor, representing any payment in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which such Grantor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of such Grantor or otherwise, deemed by the Administrative Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Administrative Agent or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Administrative Agent. The power of attorney granted herein is irrevocable and coupled with an interest.

Section 7. Administrative Agent Duties. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Administrative Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercise reasonable care in the custody and preservation of any Collateral in its actual possession if the Administrative Agent accords such Collateral treatment substantially equal to that which the Administrative Agent accords its own property.

Section 8. Authorization of Financing Statements. Each Grantor authorizes the Administrative Agent, and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor hereby also authorizes the Administrative Agent, and its counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 9. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that Schedules to this Agreement may be supplemented through Security Agreement Supplements executed by a Grantor and accepted by the Administrative Agent.

Section 10. Notices. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement.

Section 11. No Waiver. Neither the failure on the part of the Administrative Agent or any other Secured Party to exercise, nor the delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or remedy hereunder, nor any course of dealing between the Administrative Agent or any other Secured Party, on the one hand, and any Grantor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 12. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Grantor shall be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof and any such assignment by a Grantor shall be null and void absent the prior written consent of the Administrative Agent.

Section 13. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

Section 14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 15. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

SECTION 17. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY AMONG ANY OF THE GRANTORS AND THE ADMINISTRATIVE AGENT WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ADMINISTRATIVE AGENT AND THE GRANTORS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE COLLATERAL.

(b) EACH OF GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA AND ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GRANTORS AND THE ADMINISTRATIVE AGENT, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE COLLATERAL OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GRANTOR AND THE ADMINISTRATIVE AGENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) EACH GRANTOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE ADMINISTRATIVE AGENT DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS AGREEMENT; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT SUCH GRANTOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY APPLICABLE LAW NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS EXPRESSLY REQUIRED UNDER THIS AGREEMENT OR APPLICABLE LAW, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

(d) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE SECURED OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

Section 18. Expenses. Each Grantor agrees to pay upon demand to the Administrative Agent the amount of any and all expenses, including the fees, disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Administrative Agent may incur in connection with (a) the administration of this Agreement, (c) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or (d) the failure by any Grantor to perform or observe any of the provisions hereof or otherwise in respect of the Collateral.

Section 19. Indemnification. Each Grantor agrees to pay, indemnify, and hold the Administrative Agent, each other Secured Party and each of their respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including without limitation, the exercise by the Administrative Agent or any other Secured Party of any of its rights and remedies under this Agreement or any other action taken by the Administrative Agent or any other Secured Party pursuant to the terms of this Agreement; provided, however, a Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 20. Additional Grantors. If, pursuant to Sections 3.11. and 7.17 of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative

Agent a Security Agreement Supplement substantially in the form of Annex 1 hereto and shall thereafter for all purposes be party hereto as a “Grantor” and have the same rights, benefits and obligations as a Grantor initially party hereto.

Section 21. Termination. Upon indefeasible payment in full of all of the Secured Obligations (other than Secured Obligations in respect of Specified Derivatives Contracts) and termination of the Commitments, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, the Administrative Agent agrees to take such actions as any Grantor may reasonably request, and at the sole cost and expense of such Grantor, to evidence the termination of this Agreement.

Section 22. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.

Section 23. Reinstatement. Each Grantor further that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Administrative Agent or any other Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law or other applicable law, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

Section 24. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

[Signatures on Next Page]

IN WITNESS WHEREOF, each Grantor has executed and delivered this Security Agreement under seal as of this the date first written above.

GRANTORS:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

Address for Notices for all Grantors: c/o PREIT Associates, L.P. 200 South Broad Street Philadelphia, PA 19102 Attention: Bruce Goldman Telephone: (215) 875-0700 Telecopy: (215) 546-7311

[Signatures continued on next page]

Agreed to, accepted and acknowledged

as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE 3(b)

Necessary Filings

Grantor	UCC Filing
PREIT Associates, L.P.	Secretary of State of the State of Delaware
PREIT-RUBIN, Inc.	Secretary of State of the State of Pennsylvania

SCHEDULE 3(c)

Name, Jurisdiction of Organization, and Organizational ID Numbers

Grantor	Jurisdiction of Formation	Organizational ID No.
PREIT Associates, L.P.	DE	2762066
PREIT-RUBIN, Inc.	PA	745806

ANNEX 1 TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

THIS SECURITY AGREEMENT SUPPLEMENT dated as of                     , 20    (this “Supplement”) executed and delivered by                             , a             (the “New Grantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), the financial institutions party thereto and their assignees under Section 11.6(c) thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Issuing Bank, the Lenders and the Specified Derivatives Providers (the Administrative Agent, the Issuing Bank, the Lenders, and the Specified Derivatives Providers, each individually a “Secured Party” and collectively, the “Secured Parties”)

WHEREAS, to secure obligations owning by certain parties under the Credit Agreement and the other Loan Documents and under the Specified Derivatives Contracts, the Borrower and the other “Grantors” thereunder have executed and delivered that certain Security Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for its benefit and the benefit of the other Secured Parties;

WHEREAS, it is a condition precedent to the continued extension by the Lenders and the Administrative Agent of such financial accommodations and to the Specified Derivatives Providers continuing to maintain and to enter into Specified Derivatives Contracts that the New Grantor execute this Supplement to become a party to the Security Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Grantor, the New Grantor hereby agrees as follows:

Section 1. Accession to Security Agreement; Grant of Security Interest. The New Grantor agrees that it is a “Grantor” under the Security Agreement and assumes all obligations of a “Grantor” thereunder, all as if the New Grantor had been an original signatory to the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby:

(a) mortgages, pledges and hypothecates to the Secured Party for the benefit of the Lenders, and grants to the Secured Party for the benefit of the Lenders a lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, all as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations;

(b) makes to the Secured Party and the Lenders as of the date hereof each of the representations and warranties contained in Section 3. of the Security Agreement and agrees to be bound by each of the covenants contained in the Security Agreement, including without limitation, those contained in Section 4 thereof; and

(c) consents and agrees to each other provision set forth in the Security Agreement.

Section 2. Supplement to Schedules. The information set forth in Annex 1 attached hereto is hereby added to the information set forth in Schedules 3.(b) and 3.(c) of the Security Agreement.

SECTION 3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 4. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Security Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Grantor has caused this Security Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GRANTOR]

By:
Name:
Title:

Address for Notices for all Grantors:

c/o PREIT Associates, L.P. 200 South Broad Street Philadelphia, PA 19102 Attention: Bruce Goldman Telephone: (215) 875-0700 Telecopy: (215) 546-7311

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT K

FORM OF SECURITY INSTRUMENT

[See attached]

K-1

THIS DOCUMENT WAS PREPARED

BY AND UPON RECORDATION RETURN TO:

Wells Fargo Bank, National Association

Real Estate Banking Group

1753 Pinnacle Drive

5th Floor, South Tower

McLean, VA 22102

Attention: Relationship Associate

Loan No.: 1001733

[INSERT NAME OF PROPERTY OWNER [INSERT FEE and LEASEHOLD OWNERS FOR FEE

AND LEASEHOLD SECURITY INSTRUMENT], as owner

to

[[INSERT TRUSTEE], as Trustee, for the benefit of]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as [mortgagee/beneficiary]

(As Administrative Agent for the benefit of itself and for the benefit of Lenders, Issuing Bank and each Specified

Derivatives Provider)

[LEASEHOLD][FEE AND LEASEHOLD][MORTGAGE][DEED OF TRUST], SECURITY

AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

Dated: As of March [ ], 2010

Effective: As of March [ ], 2010

Location: [Insert Name of Property], County, [Insert State]

County: [Insert County]

Tax Parcel Number:

[ADD ANY APPROPRIATE LOCAL LAW LEGENDS]

[LEASEHOLD][FEE AND LEASEHOLD] [MORTGAGE] [DEED OF TRUST],

SECURITY AGREEMENT

AND ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

[Revise Document Name Based on State-Specific Requirements, if any]

[INSERT NAME OF PROPERTY, [INSERT COUNTY] COUNTY, [INSERT STATE]

THIS [LEASEHOLD][FEE AND LEASEHOLD][MORTGAGE] [DEED OF TRUST], SECURITY AGREEMENT, AND ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING [Revise Document Name Based on State-Specific Requirements, if any] (hereinafter referred to as this “Security Instrument”), made and entered into as of the [    ] day of [            ], 2010 and effective as of the [    ] day of March 2010, by and between [INSERT NAME OF PROPERTY FEE OWNER], [Insert Type of Entity and State of Formation], having an address at c/o PREIT Associates, L.P., 200 South Broad Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as “Owner”[Replace with “Fee Owner” for Fee and Leasehold Security Instrument only]) [Insert for Fee and Leasehold Security Instrument only: and [INSERT NAME OF LEASEHOLD OWNER], [Insert Type of Entity and State of Formation], having an address at c/o PREIT Associates, L.P., 200 South Broad Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as “Leasehold Owner”; Fee Owner and Leasehold Owner, individually and/or collectively, as the context may require, “Owner”)], [to [INSERT TRUSTEE], having a business address at [Insert Trustee Address] (the “Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Bank, National Association, Real Estate Group, 1750 H Street, 4 th Floor, Washington, D.C. 20006 (together with its successors and assigns, hereinafter referred to as “Administrative Agent”), as Administrative Agent for its benefit and the benefit of Lenders, Issuing Bank and each Specified Derivatives Provider (as each such term is defined in the Credit Agreement (as defined herein)). Definitions of capitalized terms are set forth in Article 1 below.

WITNESSETH:

WHEREAS, pursuant to the terms of the Credit Agreement, Administrative Agent and Lenders have agreed to make available to Borrower and Gallery Borrower certain Loans in the aggregate amount of SIX HUNDRED AND SEVENTY MILLION AND 00/100 DOLLARS ($670,000,000), or so much thereof as may be advanced from time to time pursuant to the terms of the Credit Agreement, and to make available certain other financial accommodations on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, Owner, together with certain affiliates of Owner, has delivered to Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers that certain Amended and Restated Guaranty dated the date hereof (together with any and all amendments, modifications, renewals, restatements or extensions thereof or of any agreement(s) given in substitution therefor, the “Guaranty”), which guarantees the payment and performance of Borrower’s and Gallery Borrower’s obligations under the Credit Agreement, all other Loan Documents and any Specified Derivatives Contracts;

WHEREAS, Owner’s execution and delivery of this Security Instrument to secure, among other things, Owner’s obligations under the Guaranty, Borrower’s and Gallery Borrower’s obligations under the Notes, Credit Agreement, all other Loan Documents and any Specified Derivatives Contracts, is a condition to Administrative Agent and Lenders, making, and continuing to make, such Loans and financial accommodations to Borrower and Gallery Borrower; and

WHEREAS, the Owner desires to secure to the Administrative Agent, for the account of the Lenders, Issuing Bank and each Specified Derivatives Provider pursuant to the terms of the Guaranty and the Credit Agreement, the payment or repayment of all sums secured hereby and compliance with the terms, covenants and conditions, expressed or implied, set forth in the provisions of the Guaranty, the Credit Agreement, this Security Instrument and the other Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Owner, Owner agrees as follows:

Article 1

DEFINITIONS

1.1. Definitions. Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the state in which the Mortgaged Property is located have the respective meanings given such terms therein. In addition, as used in this Security Instrument, the following terms shall have the following meanings:

Administrative Agent: As defined in the Recitals.

Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

Borrower: PREIT Associates, L.P., a Delaware limited partnership, and PREIT-Rubin, Inc., a Pennsylvania corporation, individually and/or collectively, as the context may require. [Add Gallery Owners for Gallery I and II]

Business Day: A day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions.

[INSERT FOR VOORHEES: Camden County Lease: That certain [Please provide description of Lease]]

[INSERT FOR NEW RIVER VALLEY DOT: Commonwealth of Virginia Lease: That certain Deed of Lease dated as of November 1, 2006 between Commonwealth of Virginia, New River Community College, on behalf of the State Board for Community Colleges and Owner.]

[INSERT FOR CONDOMINIUM PROPERTIES: Condominium: As defined in the definition of “Condominium Interests and Rights” below.

Condominium Documents: Each of the following (and as each of the following may be amended, restated, replaced or otherwise modified), individually and/or collectively, as the context may require: (i) that certain [Declaration of Condominium] filed for record in the [Office of the Recorder of Deeds] of [            ] County, [            ] on [            ] in Book [            ] at Page [            ], (ii) [By Laws], (iii) [Condominium Plat], and (iv) [List all other Condominium Documents].

Condominium Interests and Rights. [Unit] of the [Name of Condo] Condominium, and the appurtenant common elements of the condominium as described in the Condominium Documents (the “Condominium”), and more particularly described on Exhibit A attached hereto and made a part hereof, and the rights of Owner as Declarant (as defined in the Condominium Documents) under the Condominium Documents.]

Credit Agreement: That certain Amended, Restated and Consolidated Credit Agreement, dated as of the date hereof, by Borrower, Gallery Borrower, Pennsylvania Real Estate Investment

Trust, a Pennsylvania business trust, Lenders, and Administrative Agent, which Credit Agreement evidences a credit facility in the principal amount of SIX HUNDRED SEVENTY MILLION AND NO/100 DOLLARS ($670,000,000.00), and any and all amendments, modifications, renewals, restatements or extensions thereof or of any agreement(s) given in substitution therefor.

[INSERT FOR PLYMOUTH MEETING: Church Lease: That certain [Please provide description of Lease]]

Event of Default: Any happening or occurrence described in Article 6 hereof.

Excluded Tenant Lease: As defined in the Credit Agreement.

[Insert for Fee and Leasehold Security Instrument only: Fee Owner: As defined in the Recitals.]

Fixtures: Fixtures now or hereafter located on the Mortgaged Property and shall in any event include all materials, supplies, equipment, apparatus and other items now owned or hereafter acquired by Owner and now or hereafter attached to, installed in or used (temporarily or permanently) in connection with any of the Improvements or the Land, including, but not limited to, any and all partitions, dynamos, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, building and construction materials and supplies, furniture, furnishings, apparatus, machinery, equipment, motors, elevators, escalators, fittings, radiators, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, telephone systems, televisions and television systems, computer systems, recreational equipment and facilities of all kinds, elevators, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities, whether or not situated in easements, together will all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

Gallery Borrower: As defined in the Credit Agreement.

Governmental Authority: As defined in the Credit Agreement.

[Ground Lease: As defined on Schedule III attached hereto and made a part hereof and the leasehold estate created thereby (the “Leasehold Estate”).]

[Ground Lease Assignments and Modifications: All assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, privileges and rights of [Leasehold] Owner as tenant under the Ground Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of [Leasehold] Owner either in law or in equity, in possession or expectancy, of, in and to [Leasehold] Owner’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the landlord under the Ground Lease (the “Ground Lessor”), and (ii) the rejection of the Ground Lease by Ground Lessor, as debtor-in-possession, or by a trustee for Ground Lessor, pursuant to Section 365 of the Bankruptcy Code.]

[Ground Lessor: As defined in the definition of “Ground Lease Assignments and Modifications” above.]

Guaranty: As defined in the Recitals.

Impositions: (i) All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges which could become a lien or encumbrance against the Mortgaged Property; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, levies, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof which could become a lien or encumbrance thereon; and (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Mortgaged Property.

Improvements: Any and all structures, buildings, covered garages, utility sheds, workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

Land: All those certain tracts, pieces or parcels of land situated and lying in the county of [INSERT COUNTY], [INSERT STATE], more particularly described in Exhibit A attached hereto and by this reference made a part hereof, all Fixtures or other Improvements situated thereon and all rights, titles and interests appurtenant thereto.

[Leasehold Estate: As defined in the definition of “Ground Lease” above.]

[Insert for Fee and Leasehold Security Instrument Only: Leasehold Owner: As defined in the Recitals.]

Leases: Any and all leases, subleases, licenses, concessions, rental agreements or other agreements (written or verbal, now or hereafter in effect) [Insert for Fee and Leasehold Security Instrument:, including, without limitation, the Ground Lease,] which grant rights to use, enjoy and/or occupy all or any part of the Mortgaged Property or which grant a possessory interest in and to, or the right to use or enjoy, all or any portion of the Mortgaged Property, together with all security and other deposits, guaranties, letters of credit, certificates of deposit or other security for Lease obligations made or given in connection therewith, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing, save and except any and all leases, subleases or other agreements pursuant to which Owner is granted a possessory interest in the Land.

Legal Requirements: Any and all requirements of “Applicable Law” (as defined in the Credit Agreement).

Lender or Lenders: The financial institutions which are or which become parties to the Credit Agreement in accordance with the provisions thereof, their successors and their assignees permitted under the Credit Agreement.

Lessees: Any and all tenants, subtenants, guarantors and any other party which is (i) obligated to pay rent or other amounts to Owner pursuant to the Leases and/or (ii) occupying space in the Improvements.

Loan Documents: The Credit Agreement, the Notes, this Security Instrument, the Guaranty, and any and all other documents now or hereafter executed by Owner or any other Loan Party (as defined in the Credit Agreement) to evidence or secure the payment and performance of the Obligations, together with all “Loan Documents”, as such term is defined in the Credit Agreement, as the foregoing may be amended or restated from time to time, together with all replacements thereof and substitutions therefor.

Material Adverse Effect: As defined in the Credit Agreement.

Mortgaged Property: The Land, Improvements, [Ground Lease, Ground Lease Assignments and Modifications,] [Condominium Interests and Rights,] Fixtures and Personalty, Leases and Rents, together with:

(i) All present and future rights, privileges, tenements, hereditaments, royalties, minerals, oil and gas rights, rights-of-way or use, easements, appendages, and appurtenances in anywise appertaining thereto, and all right, title and interest of Owner, if any, in and to any streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles interests, liberties, servitudes, strips or gores of land adjoining the Land or any part thereof, [including, but not limited to, those arising under and by virtue of the Ground Lease,] and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Owner of, in and to the Land and the Improvements, [including, but not limited to, those arising under and by virtue of the Ground Lease,] and every part and parcel thereof, with the appurtenances thereto; and

(ii) All present and future betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein; and

(iii) All of Owner’s present and future right, title and interest in and to any awards, remunerations, reimbursements, condemnation payments, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures or Personalty, including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and

(iv) All of Owner’s present and future right, title and interest in and to any proceeds of insurance required or maintained pursuant to the terms of Paragraph 4.7 hereof, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Land; and

(v) All of Owner’s right, title and interest in, to and under any management or leasing agreement with respect to the Land and Improvements, including, without limitation, (a) all rights of Owner to damages arising out of, or for, breach or default in respect thereof, and (b) all rights of Owner to perform and exercise all rights and remedies thereunder; and

(vi) Subject to the rights of Owner under Paragraph 10.2 hereof, all of the Leases and Rents; and

(vii) Any and all other security and collateral, of any nature whatsoever, now or hereafter given pursuant to this Security Instrument or other Loan Documents for the repayment of and the performance and discharge of the Obligations; and

(viii) The right, in the name and on behalf of Owner, to appear in and defend any action or proceeding brought with respect to the Land and to commence any action or proceeding to protect the interest of Administrative Agent, on behalf of Lenders, Issuing Bank and Specified Derivatives Providers, in the Land.

As used in this Security Instrument, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

Non-Cash Deposit: As defined in Paragraph 4.17 hereof.

Notes: Collectively, all of the Notes issued pursuant to the Credit Agreement. [Gallery I and II: the Gallery Term Loan Note (as defined in the Credit Agreement).]

Obligations: Collectively, (i) all “Guarantied Obligations”, as such term is defined in the Guaranty, (ii) all “Obligations”, as such term is defined in the Credit Agreement, (iii) all “Gallery Obligations”, as such term is defined in the Credit Agreement, and (iv) all Specified Derivatives Obligations. [Gallery I and II: the Gallery Obligations (as defined in the Credit Agreement).]

Owner: As defined in the Recitals, whether one or more, and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Administrative Agent’s consent to any transfer, assignment or sale of the Mortgaged Property).

Permitted Encumbrances: “Permitted Liens” (as defined in the Credit Agreement).

Personalty: All of the Owner’s right, title and interest in, to and under all of the personal property of the Owner, now owned or hereafter acquired, located on, attached to or used in or about the Improvements and Land, including without limitation, all of the following:

(a) all equipment, including without limitation, all machinery, vehicles, improvements, supplies and office furniture located on, attached to or used in and about the Improvements and Land;

(b) all inventory now or hereafter relating to the Land and Improvements;

(c) all other goods now or hereafter relating to the Land and Improvements;

(d) all accessions to any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

(e) all accounts now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements, including without limitation, (i) all rights to payment of any monetary obligation, whether or not earned by performance, (x) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or (y) for services rendered or to be rendered, (ii) all rents, fees, charges or other payments for the use or occupancy of all or any portion of the Improvements or any of the other Mortgaged Property, and (iii) all rights to payment of any interest or finance charges payable to Owner;

(f) to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises, or authorizations of or from any governmental authority or agency now or hereafter relating to the Land or Improvements;

(g) all general intangibles relating to the Land and Improvements, including without limitation, all payment intangibles, and all rights of Owner (including Owner’s rights and privileges, if any, to modify, terminate, or waive performance) under any and all contracts, agreements [Insert for Condo Properties: (including, without limitation, the Condominium Documents)], guarantees, indemnities and other assurances, deposits, prepayments, unpaid rents, credits in favor of Owner, financing commitments from others, warranties on personal or real property, trademarks, tradenames, logos, copyrights, goodwill, equipment rentals, service marks, symbols, certificates, instruments, plans, specifications, books and records, and other documents, now or hereafter used in connection with the Land or the Improvements, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land (including all rights to carry on business under such names, and all rights as a developer or declarant relating to the Land or Improvements), now or hereafter relating to the Land or Improvements, and any part thereof and all right, title and interest of Owner therein and thereunder, including, without limitation, the right, upon the happening of any Event of Default, to receive and collect any sums payable to Owner thereunder;

(h) any Specified Derivatives Contract, including, but not limited to, all “accounts”, “chattel paper”, “general intangibles” and “investment property” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing;

(i) all chattel paper, instruments, investment property, letter-of-credit rights, money, documents, supporting obligations and deposit accounts now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements;

(j) all insurance policies of any kind maintained in effect by the Owner of which Owner is the beneficiary, now existing or hereafter acquired relating to the Land and Improvements, under which any of the property referred to in any of the preceding clauses above is insured, including without limitation, any proceeds payable to the Owner pursuant to such policies and any unearned premiums thereon;

(k) all proceeds, which in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or the Lenders from time to time with respect to any of the Mortgaged Property, (ii) any and all payments (in any form whatsoever) made or due and payable to Owner (including interest thereon) from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of Governmental Authority), (iii) any refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Land as a result of tax certiorari or any applications or proceedings for reduction, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property;

(l) all soil test reports, certificates of occupancy, termite bonds, payment and performance bonds, judgments, premium rebates or adjustments, and surveys;

(m) all of Owner’s right, title and interest under any lease which it may sign as lessee for any furniture, fixtures or equipment to be located or installed within the Land; and

(n) all reserves, escrows, and deposit accounts maintained by Owner with respect to the Land and all Rents arising with respect thereto, including, without limitation, all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof.

REA: Individually and/or collectively (as the context may require), each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Mortgaged Property (or any portion thereof) and any future reciprocal easement or similar agreement affecting the Mortgaged Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

Rents: All of the rents, receipts, revenues, issues, income, proceeds, security and other types of deposits and other benefits and profits now due or which may become due or to which Owner may now or hereafter shall become entitled (whether upon the expiration of any applicable period of redemption or otherwise) or may demand or claim, arising or issuing from or out of the Leases, or from or out of using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, including, without limiting the generality of the foregoing, minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents, security deposits, letters of credit, certificates of deposit or any other security for Lease obligations made or given in connection therewith and liquidated damages following default or late payment of rent, premiums payable by any Lessee upon the exercise of a cancellation privilege provided for in any Lease and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, together with any and all rights and claims of any kind which Owner may have against any Lessee under any Lease or any subtenants or occupants of the Mortgaged Property.

Requisite Lenders: As defined in the Credit Agreement.

Security Document: This Security Instrument, any Property Management Contract Assignments and Subordination Agreement, and any security agreement, pledge agreement, financing statement or other document, instrument or agreement creating, evidencing or perfecting the Administrative Agent’s Liens on any of the Mortgaged Property.

Security Instrument: As defined in the Recitals.

Specified Derivatives Contracts: As defined in the Credit Agreement.

Specified Derivatives Obligation: As defined in the Credit Agreement.

Tenant: The tenant or lessee under any Lease.

Temporary Leases: As defined in the Credit Agreement.

Termination Date: As defined in the Credit Agreement.

[Trustee: That or those Persons named in the first paragraph of this Security Instrument as Trustee(s), whether one or more, and any successor Trustee(s) that may hereafter be named.]

Work: Any reconstruction, repair or restoration of the Mortgaged Property after the occurrence of damage or destruction to the Mortgaged Property.

Article 2

GRANT

NOW, THEREFORE, FOR AND IN CONSIDERATION of the Obligations evidenced by the Guaranty and the Notes and all other sums payable under the provisions of this Security Instrument, the Credit Agreement and/or the other Loan Documents, [of the acceptance by the Trustee of the trust hereby created,] of the execution and delivery by Borrower, Gallery Borrower, Administrative Agent and Lenders of the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged;

OWNER HEREBY IRREVOCABLY GRANTS, CONVEYS, TRANSFERS, MORTGAGES AND ASSIGNS TO [TRUSTEE] [ADMINISTRATIVE AGENT], ITS SUCCESSORS AND ASSIGNS [IN TRUST, WITH POWER OF SALE], THE MORTGAGED PROPERTY subject only to the Permitted Encumbrances.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, privileges, tenements, hereditaments and appurtenances thereto in any way incident or belonging unto [the Trustee] [Administrative Agent] and to its successors [or substitutes in Trust] and their assigns forever.

FOR THE PURPOSE OF SECURING, in such order of priority as Administrative Agent may elect:

(1) Payment and performance and discharge of the Obligations and each and every obligation of Owner set forth in Guaranty, the Credit Agreement, the Notes, and the other Loan Documents, including, without limitation, Protective Advances (as defined in the Credit Agreement) and Specified Derivatives Obligations, subject to the limitation in the paragraph immediately following clause (5) below;

(2) Payment to [Trustee and] Administrative Agent and Lenders of all other sums, with interest thereon, becoming due or payable under the provisions hereof and the provisions of the Loan Documents;

(3) Due, prompt and complete observance and performance of each and every obligation, covenant and agreement of Owner, Gallery Borrower and Borrower contained herein, in the Guaranty, in the Notes, in the Credit Agreement or in any of the other Loan Documents, subject to the limitation in the paragraph immediately following clause (5) below;

(4) The payment of such additional sums with interest thereon as may be hereafter borrowed from the Administrative Agent or Lenders, their respective successors or assigns, by Borrower and Gallery Borrower and guaranteed by Owner when evidenced by a promissory note or notes or under the Credit Agreement or other instrument, which by the terms thereof, hereof and/or under the Guaranty is or are secured by this Security Instrument; and

(5) The payment and performance of any and all other indebtedness, obligations and liabilities of any kind, of Owner, Gallery Borrower and Borrower to Administrative Agent or Lenders under or as contemplated by the Guaranty, the Notes and any other Loan Document, now or hereafter existing, absolute or contingent, joint and/or several, due or not due, secured or unsecured, or direct or indirect, including indebtedness, obligations and liabilities to Administrative Agent or Lenders of Owner, Gallery Borrower or Borrower as a member of any partnership, syndicate or association or other group and whether incurred by Owner, Gallery Borrower or Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, and any obligations which give rise to an equitable remedy for breach of performance if such breach gives rise to an obligation by Owner, Gallery Borrower or Borrower to pay Administrative Agent or Lenders, provided that any such indebtedness, obligation or liability contains a written provision that it is to be so secured by this Security Instrument.

Should the Obligations be paid as and when due and performed in accordance with the provisions of the Loan Documents, or on the earlier release of the Mortgaged Property pursuant to the terms of the Credit Agreement, then this Security Instrument shall be canceled and terminated of record.

Article 3

WARRANTIES AND REPRESENTATIONS

[Each] Owner hereby unconditionally warrants and represents to Administrative Agent and Lenders, Issuing Bank and each Specified Derivatives Provider as follows, on the terms and qualifications set forth in Article 6 of the Credit Agreement (which warranties and representations have been and will be relied upon by Administrative Agent and Lenders in advancing funds to Gallery Borrower and Borrower under the Loan Documents, and shall survive and be deemed restated as and to the extent set forth in Section 6.2 of the Credit Agreement):

3.1 Credit Agreement. Each of the representations and warranties set forth in Sections 6.1(a), (c), (d), (e), (l) and (v) of the Credit Agreement are hereby made by Owner as if the same were fully set forth herein and were a part hereof.

3.2 [Insert for Properties that are not Ground Lease Properties: Intentionally Deleted.]

[Insert the following for Ground Lease Properties:

Ground Lease. Owner hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of [Leasehold] Owner to be encumbered by a security instrument. There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded or delivered to Administrative Agent.

(b) No Liens. Except for the Permitted Encumbrances, [Leasehold] Owner’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, this Security Instrument other than the Ground Lessor’s related fee interest.

(c) Default. As of the Effective Date, the Ground Lease is in full force and effect and no default by Owner has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default by Owner under the terms of the Ground Lease.

3.3 Intentionally Deleted.

3.4 Title to Mortgaged Property and Priority of this Security Instrument. Owner has good, marketable and indefeasible [fee simple][leasehold] [fee simple and/or leasehold] title to the Land and Improvements, Leases, Rents, Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Security Instrument, when properly recorded in the appropriate records (a) constitutes a valid and enforceable first [Replace “first” with “second” for New River Valley DOT] priority lien on the Owner’s interest in the Land, Improvements and Fixtures; (b) creates valid and enforceable first priority security interest in and to the Personalty and other Mortgaged Property, all in accordance with the terms hereof and, to the extent that the terms Leases and Rents include items covered by the Uniform Commercial Code as adopted in the state where the Mortgaged Property is located, in the Leases and Rents; and (c) constitutes a valid and enforceable first priority assignment of Leases and Rents not covered by such Uniform Commercial Code, all in accordance with the terms hereof.

3.5 Taxes and Other Payments. Except as set forth in Section 6.1(j) of the Credit Agreement, Owner has filed all Federal, state, county, municipal and city income and other tax returns required to have been filed by it with respect to the Mortgaged Property or that which if not paid may become a lien on the Mortgaged Property and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by them, and Owner does not know of any basis for any additional assessment in respect of any such taxes relating to the Mortgaged Property. Owner has paid or will pay in full (except for such retainages as may be permitted or required by any relevant contract or Legal Requirement to be withheld by Owner pending completion of the Improvements) all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property before the same becomes a lien on the Mortgaged Property. The foregoing representations are given as of the date hereof.

3.6 Intentionally Deleted.

3.7 Separate Tract. The Mortgaged Property is not a part of a larger tract of land owned by Owner or any of its Affiliates and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by this Security Instrument, provided that, Owner and/or its Affiliates may own other land adjacent to or near the Mortgaged Property which is not encumbered by this Security Instrument.

3.8 Leases. As of the date hereof:

(a) Owner has all requisite right, power and authority to assign the Leases and Rents, and no other Person has any right, title or interest therein (other than the lessee’s interest therein held by a Tenant thereunder).

(b) Owner has duly and punctually performed all of the material terms, covenants, conditions and warranties of the Leases on Owner’s part to be performed.

(c) Owner has delivered to Administrative Agent copies of all Leases, including, without limitation, all amendments and modifications thereof, that are all true, complete and correct in all material respects. All Leases are valid and in full force and effect and are enforceable in accordance with their respective terms, except (i) as set forth on the rent roll delivered to Administrative Agent by Owner contemporaneously herewith (the “Rent Roll”) or estoppel certificates delivered to Administrative Agent by Owner or (ii) which would not have a Material Adverse Effect. There is no outstanding assignment, transfer, encumbrance, mortgage or pledge of the Leases or Rents, except hereunder.

(d) All Rents paid under Leases (other than with respect to [INSERT FOR NEW RIVER VALLEY DOT: the Commonwealth of Virginia Lease and] [INSERT FOR VOORHEES: the Camden County Lease and] [INSERT FOR PLYMOUTH MEETING: the Church Lease and] the Temporary Leases) now due, or to become due, for any periods subsequent to the date hereof have not been collected more than one (1) month in advance, and payment thereof has not been anticipated more than one (1) month in advance, or waived or released, discounted, setoff or otherwise discharged or compromised.

(e) Except as otherwise expressly set forth on the Rent Roll, estoppels or accounts receivable reports previously delivered to Administrative Agent:

(i) To the best of Owner’s knowledge, the Tenants under the Leases have no defenses, set-offs or counterclaims against Owner, and are not in material default under any of the terms or provisions of the respective Leases beyond any applicable cure period which default would have a Material Adverse Effect;

(ii) Except for Tenants not yet in possession under new Leases, each Tenant is in possession and paying rent and other charges under their respective Leases on a current basis;

(iii) Other than the Leases, there are no occupancy rights (written or oral), leases or other tenancies affecting any part of the Mortgaged Property;

(iv) No Rents under any Leases have been discounted, released, waived, compromised, or otherwise discharged except for Excluded Tenant Leases and as otherwise may be expressly permitted hereunder and under the Credit Agreement;

(v) All Improvements and the leased space demised and let pursuant to each Lease have been completed as required under the Leases except as provided in clause (ii) above and otherwise disclosed in writing by Owner to Administrative Agent;

(vi) There are no options to purchase all or any portion of the Mortgaged Property except as set forth on Schedule I attached hereto and made a part hereof;

(vii) There are no rights of first refusal to purchase all or any portion of the Property except as set forth on Schedule II attached hereto and made a part hereof; and

(viii) There are no options to renew by any Tenant except as stated in the Leases.

3.9 Intentionally Deleted.

3.10 Not a Homestead. The Mortgaged Property forms no part of any property owned, used or claimed by Owner as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Mortgaged Property is located. The Owner hereby disclaims and renounces each and every claim to all or any portion of the Mortgaged Property as a homestead.

3.11 No Joint Assessment. The Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Mortgaged Property. Owner shall not suffer, permit or initiate the joint assessment of the Mortgaged Property with (a) any other real property constituting a tax lot separate from the Mortgaged Property, or (b) any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property.

3.12 Intentionally Deleted.

3.13 Illegal Activity/Forfeiture.

(a) As of the date hereof, no portion of the Mortgaged Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Owner’s knowledge, there are no illegal activities or activities relating to controlled substances at the Mortgaged Property.

(b) As of the date hereof, there has not been committed by Owner or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Owner’s obligations under this Security Instrument or any other Loan Document. Owner hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture if the same would have a Material Adverse Effect.

3.14 Intentionally Deleted.

3.15 REA Representations. As of the date hereof, each REA is in full force and effect and neither Owner nor, to Owner’s knowledge, any other party to any REA, is in default thereunder, and to the best of Owner’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as disclosed in the title insurance policy delivered to Administrative Agent on the date hereof, to the best of Owner’s knowledge, no REA has been modified, amended or supplemented.

3.16 Intentionally Deleted.

3.17 Not a Foreign Person. Owner is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

3.18 Status of Property. As of the date hereof:

(a) Owner has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Mortgaged Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification, except those, the absence of which, would not have a Material Adverse Effect.

(b) The Mortgaged Property and the present and contemplated use and occupancy thereof are in material compliance with all material applicable zoning ordinances, building codes, land use laws, environmental laws and other similar Legal Requirements.

(c) The Mortgaged Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Mortgaged Property has accepted or is equipped to accept such utility service.

(d) The Mortgaged Property is served by public water and sewer systems.

(e) All public roads and streets necessary for service of and access to the Mortgaged Property are physically and legally open for use by the public. The Mortgaged Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Owner and any subsequent owners of the Mortgaged Property.

(f) Except as set forth in the property condition reports obtained by Administrative Agents, (i) the Mortgaged Property is free from damage caused by fire or other casualty, and (ii) the Mortgaged Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Mortgaged Property, whether latent or otherwise, which in either case would have a Material Adverse Effect. Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full other than (i) on-going work performed by Tenants which is paid through tenant improvement allowances or reimbursements, (ii) on-going work performed by Landlord for Tenants pursuant to Leases whether or not paid through tenant improvement allowances or reimbursements, (iii) maintenance and repair and capital expenditures in the ordinary course of business, and (iv) Construction in Progress and Projects Under Development shown on Schedule 6.1(f) to the Credit Agreement. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable law could give rise to any such liens) affecting the Mortgaged Property which are or may be prior to or equal to the lien of this Security Instrument and except for such liens that are Permitted Encumbrances or except as otherwise expressly permitted by the Credit Agreement.

(h) Owner has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property and equipment leased in the ordinary course of business) used in connection with the operation of the Mortgaged Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Security Instrument and the other Loan Documents and except for such liens that are Permitted Encumbrances or except as otherwise expressly permitted by the Credit Agreement.

(i) All liquid and solid waste disposal, septic and sewer systems located on the Mortgaged Property are in a good and safe condition and repair and in material compliance with all Legal Requirements, when such failure would have a Material Adverse Effect.

(j) Except as otherwise shown on the final surveys of the Mortgaged Property delivered to Administrative Agent on the date hereof, all the Improvements lie within the boundaries of the Mortgaged Property and any building restriction lines applicable to the Mortgaged Property.

(k) Except as otherwise shown on the final surveys of the Mortgaged Property delivered to Administrative Agent on the date hereof, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Reform Act of 1994, as each may be amended, or any successor law or, if any portion of the Mortgaged Property is located within such area Owner has obtained and will maintain the insurance prescribed in Section 7.6(d) of the Credit Agreement. To the best of Owner’s knowledge, no part of the Mortgaged Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

Article 4

AFFIRMATIVE COVENANTS

Owner hereby unconditionally covenants and agrees with Administrative Agent as follows:

4.1 Payment and Performance. Owner will pay the Obligations, as and when called for in the Loan Documents, and on or before the due dates thereof (including any applicable grace periods), and will perform all of the Obligations in full and on or before the dates same are to be performed.

4.2 Intentionally Deleted.

4.3 Compliance with Legal Requirements. Owner will promptly and faithfully comply with, conform to and obey all present and future Legal Requirements with respect to the Mortgaged Property and ownership and operation thereof, where the failure to comply would have a Material Adverse Effect, including without limitation, the Americans with Disabilities Act of 1990, as amended (42 USC § 12101, et seq.), in all material effects, whether or not such Legal Requirements shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Mortgaged Property. Owner shall give prompt notice to Administrative Agent of the receipt by Owner of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements.

4.4 Prior Security Instrument Status. Owner will protect the senior lien status of this Security Instrument and the other Loan Documents and will not place, or permit to be placed, or otherwise convey, mortgage, hypothecate or encumber the Mortgaged Property with any other lien or deed of trust or interest of any nature whatsoever (statutory, constitutional or contractual), regardless of whether same is allegedly or expressly inferior to the title created by this Security Instrument [INSERT FOR NEW RIVER VALLEY DOT:, except the senior liens of the New River Valley Mall Liabilities or] Permitted Encumbrances, without the express written consent of the Administrative Agent (which consent may be determined in the sole and absolute discretion of the Administrative Agent or Requisite Lenders if required by the Credit Agreement), and if any such claim, lien or security interest is not so approved and is asserted against the Mortgaged Property, Owner will promptly, and at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause the same to be released; and (b) if such claim is not so released promptly after receiving notice of such claim, lien or security interest, give Administrative Agent notice of such claim, lien or security interest. Such notice shall specify who is asserting such claim, lien or security interest and shall detail the origin and nature of the underlying facts giving rise to such asserted claim, lien or security interest. No provision hereof shall require Owner to pay any claims for labor, materials or services which Owner in good faith disputes and which Owner, at its own expense, is currently and diligently contesting by appropriate proceedings which operate to suspend the collection thereof and the sale of the Secured Property or any part thereof to satisfy such claim or lien, and for which adequate reserves have been established as provided in Section 7.7 of the Credit Agreement; provided, however, that if collection or sale is not suspended or such reserves are not maintained, Owner shall promptly obtain and record a bond from a surety acceptable to Administrative Agent in an amount and in form and substance reasonably satisfactory to Administrative Agent.

4.5 Payment of Impositions. Owner will duly pay and discharge, or cause to be paid and discharged, the Impositions in accordance with Section 7.7 of the Credit Agreement.

In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages, deeds of trust, deeds to secure debt, or security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes so as to adversely affect Administrative Agent, Lenders, Issuing Bank and/or any Specified Derivatives Provider, Owner will pay any such tax on or before the due date thereof.

4.6 Repair. Owner will keep the Mortgaged Property in the condition required by Section 7.4 of the Credit Agreement.

4.7 Insurance. Owner will obtain and maintain insurance upon and relating to the Mortgaged Property of the types and amounts as required under Section 7.6 of the Credit Agreement.

The delivery of any insurance policies hereunder and under the Credit Agreement shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Security Instrument in extinguishment or partial extinguishment of the Obligations, all right, title and interest of Owner in and to all insurance policies then in force shall pass to the purchaser or to Administrative Agent, as the case may be, and Administrative Agent is hereby irrevocably appointed by Owner as attorney-in-fact for Owner to assign any such policy to said purchaser or to Administrative Agent, as the case may be, without accounting to Owner for any unearned premiums thereon.

4.8 Application of Proceeds.

(a) Notwithstanding anything herein to the contrary, provided that no Event of Default exists hereunder or under any of the other Loan Documents:

(1) In the event there occurs any casualty, damage to, or destruction of all or any part of the Mortgaged Property for which Administrative Agent receives insurance proceeds in an amount less than $250,000.00, Administrative Agent shall elect to apply such insurance proceeds, less its expenses in such collection, to restore or repair the Mortgaged Property, provided that (A) such restoration or repair will return the Mortgaged Property to substantially the same condition as existed immediately prior to such damage or destruction, (B) the net insurance proceeds available therefrom (plus such additional funds as may be required to be deposited by Owner with Administrative Agent) will be sufficient to complete any required Work, and (C) Owner delivers to Administrative Agent copies of the plans and specifications, contracts and all other documents executed by Owner in connection with the Work and evidence satisfactory to Administrative Agent of the application of such insurance proceeds to the cost of the Work.

(2) In the event there occurs any casualty, damage to or destruction of any part of the Mortgaged Property for which Administrative Agent receives proceeds in an amount from $250,000.00 up to $2,500,000.00, then as to such insurance proceeds collected by Administrative Agent with respect to such damage or destruction, Administrative Agent shall elect to apply such insurance proceeds, less its expenses in such collection, to restore or repair the Mortgaged Property, provided that (A) such restoration or repair will return the Mortgaged Property to substantially the same condition as existed immediately prior to such damage or destruction, (B) the net insurance proceeds available therefrom (plus such additional funds as may be required to be deposited by Owner with Administrative Agent) will be sufficient to complete any required Work, and (C) the Work is capable of being completed by the date which is ninety (90) days prior to the Termination Date.

(3) In the event there occurs any casualty, damage to or destruction of any part of the Mortgaged Property for which Administrative Agent receives proceeds in an amount of $2,500,000.00 or more, then as to such insurance proceeds collected by Administrative Agent with respect to such damage or destruction, Administrative Agent shall elect to apply such insurance proceeds, less its expenses in such collection, to restore or repair the Mortgaged Property, provided that (A) such restoration or repair will return the Mortgaged Property to substantially the same condition as existed immediately prior to such damage or destruction, (B) the net insurance proceeds available therefrom (plus such additional funds as may be required to be deposited by Owner with Administrative Agent) will be sufficient to complete any required Work, (C) the Work is capable of being completed by the date which is ninety (90) days prior to the Termination Date, and if all of the following conditions are satisfied within one hundred eighty (180) days from date of the damage or destruction:

(A) Owner satisfies Administrative Agent that after the Work is completed, the value of the Mortgaged Property as determined by Administrative Agent in its reasonable discretion, will not be less than the value of the Mortgaged Property on a completed basis, including Land and Improvements, as determined by Administrative Agent in determining the value of the Mortgaged Property in connection with the making of the Loan under the Credit Agreement.

(B) In Administrative Agent’s reasonable opinion, the proceeds deposited with Administrative Agent are sufficient to pay all costs of Work on the Mortgaged Property. If the insurance proceeds deposited with Administrative Agent are not sufficient, Administrative Agent will permit Owner to deposit additional funds or demonstrate to Administrative Agent’s reasonable satisfaction Owner’s ability to pay such additional costs of Work.

(C) Owner has delivered to Administrative Agent a binding construction contract for the Work in form and content acceptable to Administrative Agent with a contractor acceptable to Administrative Agent.

(D) An architect or engineer, approved by Administrative Agent, shall be retained by Owner (at Owner’s expense) pursuant to a binding construction contract and charged with the supervision of the Work.

(E) Owner shall have prepared, submitted to Administrative Agent and secured Administrative Agent’s written approval (such approval not to be unreasonably withheld) of the plans for such Work.

(F) Leases covering at least seventy percent (70%) of the net rentable area covered by Leases immediately prior to the casualty [and the Ground Lease] will remain in full force and effect following completion of the Work, under which Leases the tenants have no termination rights upon casualty or have waived such rights in writing.

(G) Administrative Agent in its reasonable discretion has determined that after the Work is completed, the Mortgaged Property will produce income sufficient to pay all costs of operations and maintenance of the Mortgaged Property, with a reasonable reserve for repairs, and service all debts secured by the Mortgaged Property.

(H) No Event of Default exists hereunder, or under the other Loan Documents.

(4) In the event there occurs any casualty, damage to or destruction of all or any part of the Mortgaged Property and Owner is not otherwise entitled to use proceeds as provided above, then any insurance proceeds collected by Owner or Administrative Agent with respect to such damage or destruction, less Administrative Agent’s expenses in such collection, shall be applied to the Obligations in such order, priority and proportions as Administrative Agent determines, in its sole discretion (subject to the terms of the Credit Agreement).

(b) If the proceeds of the insurance described in Paragraph 4.7 hereinabove are to be used for the Work, such proceeds shall be paid out by Administrative Agent from time to time to Owner (or, at the option of Administrative Agent, following the occurrence and during the continuance of an Event of Default, jointly to Owner and the persons furnishing labor and/or material incident to the Work) as the Work progresses, subject to the following conditions:

(1) each request for payment by Owner shall be made on ten (10) days’ prior written notice to Administrative Agent and shall be accompanied by a certificate to be executed by the architect or engineer supervising the Work (or if, Administrative Agent waives the requirement for a supervising architect or engineer in Administrative Agent’s sole discretion, by Owner or an executive officer of Owner), stating, among such other matters as may be reasonably required by Administrative Agent, that: (A) all of the Work completed has been done in compliance with the approved plans; (B) the sum requested is justly required to reimburse Owner for payments by Owner to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials); (C) when added to all sums previously paid out by Owner, the sum requested does not exceed the value of the Work done prior to the date of such certificate; and (D) the amount of insurance proceeds remaining with the Administrative Agent will be sufficient upon completion of the Work to pay for the same in full (giving, in such reasonable detail as the Administrative Agent may require, an estimate of the cost of such completion);

(2) each request shall be accompanied by waivers or releases of liens, satisfactory in form and substance to Administrative Agent, covering that part of the Work for which payment or reimbursement is being requested (or, if concurrent lien waivers or releases are not permitted under applicable law, lien subordinations or other evidence reasonably satisfactory to Administrative Agent that all Work is being paid for and the Work is being completed lien-free), and by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to Administrative Agent that there has not been filed with respect to the Mortgaged Property any mechanic’s lien or other lien, affidavit or instrument asserting any lien or any lien rights with respect to the Mortgaged Property;

(3) if there has not occurred any Event of Default since the hazard, casualty or contingency giving rise to payment of the insurance proceeds;

(4) if in the case of the request for the final disbursement, such request is accompanied by a copy of any Certificate of Occupancy or other certificate required by any Legal Requirement to render occupancy of the damaged portion of the Mortgaged Property lawful;

(5) if, in Administrative Agent’s judgment, the amount of such insurance proceeds will not be sufficient to complete the Work (which determination may be made prior to or during the performance of the Work), Owner shall deposit with Administrative Agent, immediately upon a request therefor, an amount of money which, when added to such insurance proceeds, will be sufficient, in Administrative Agent’s judgment, to complete the Work; and

(6) Administrative Agent may, at Owner’s expense, require delivery of an endorsement to Administrative Agent’s mortgagee policy of title insurance dated as of the date of payment of such proceeds reflecting no changes in the status of title or the title insurance, except as may be permitted under the Loan Documents.

If, upon completion of the Work and payment in full therefor, any portion of the insurance proceeds has not been disbursed to Owner (or to one or more of the other aforesaid persons) incident thereto, Administrative Agent may, at Administrative Agent’s option, disburse such balance to Owner or apply such balance toward the payment of the Obligations (and if such balance is applied to payment of the Obligations at the election of Administrative Agent absent an Event of Default, then such prepayment shall be without any prepayment penalty or premium). Nothing herein shall be interpreted to prohibit Administrative Agent from applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default or Default.

4.9 Restoration Following Casualty. If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to or loss or destruction of the Mortgaged Property, Owner will give notice thereof to Administrative Agent immediately and, if so instructed by Administrative Agent, will promptly, at Owner’s sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property in accordance with the provisions of Paragraph 4.8 [, the Ground Lease] [, the Condominium Documents] and all Legal Requirements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

4.10 Intentionally Deleted.

4.11 Inspection. Owner will permit Administrative Agent and its agents, representatives and employees to inspect the Mortgaged Property as provided in Section 7.8 of the Credit Agreement.

4.12 Hold Harmless. Owner will defend, at its own cost and expense, and hold Administrative Agent, the Lenders, Issuing Bank, [and] Specified Derivatives Providers [, and Trustee] harmless from any action, proceeding or claim affecting the Mortgaged Property or the Loan Documents, and all costs and expenses incurred by Administrative Agent, Lenders, Issuing Bank, [and/or] Specified Derivatives Providers [, and/or Trustee] in protecting its interests hereunder in such an event (including all court costs and attorneys’ fees) shall be borne by Owner and secured hereby.

4.13 Intentionally Deleted.

4.14 Status of Title. Owner agrees to forever warrant, protect, preserve and defend its interest in the Mortgaged Property and the title thereto; to appear and defend in any action or proceeding affecting or purporting to affect the Mortgaged Property, the validity and priority of the lien of this Security Instrument thereon, or any of the rights of Administrative Agent [or Trustee] hereunder, and to pay all costs and expenses incurred by [either Trustee or] Administrative Agent in connection with such proceeding, including reasonable attorneys’ fees. Owner shall forever warrant and defend the same to Administrative Agent against the claims of all Persons whomsoever.

4.15 Performance of Obligations. Owner shall observe, perform and discharge, duly and punctually, all and singular, the Obligations, as and when required by the Credit Agreement, this Security Instrument, and the other Loan Documents to which Owner is a party; and Owner shall give prompt notice to Administrative Agent of any Default on the part of Owner to observe, perform and discharge the same or of any claim made for any such Default by Owner, as and when required by the Credit Agreement.

4.16 Taxes and Insurance Escrow. Upon Administrative Agent’s request, following an Event of Default, Owner shall pay monthly, annually or as otherwise directed by Administrative Agent, an amount (“Escrowed Sums”) equal to the sum of (a) the annual Impositions (estimated by Administrative Agent, wherever necessary) to become due for the tax year during which such payment is so directed and (b) the insurance premiums for the same year for those insurance policies as are required hereunder, such that Administrative Agent shall have sufficient amounts to pay the same thirty (30) days prior to delinquency. If Administrative Agent determines that any amounts theretofore paid by Owner are insufficient for the payment in full of such Impositions and insurance premiums, Administrative Agent shall notify Owner of the increased amounts required to provide a sufficient fund, whereupon Owner shall pay to Administrative Agent within thirty (30) days thereafter the additional amount as stated in Administrative Agent’s notice. The Escrowed Sums may be held by Administrative Agent in an interest bearing account and shall not be deemed trust funds and need not be segregated from any of the Administrative Agent’s other funds. Upon assignment of this Security Instrument, Administrative Agent shall have the right to pay over the balance of the Escrowed Sums then in its possession to its assignee whereupon the Administrative Agent [and its Trustees] shall then become completely released from all liability with respect thereto. Within thirty (30) days following the full payment of the Obligations (other than a full payment of the Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Obligations) or at such earlier time as Administrative Agent may elect, the balance of the Escrowed Sums in its possession shall be paid over to Owner and no other party shall have any right or claim thereto. The Escrowed Sums shall, at the option of Administrative Agent, be repaid to Owner in sufficient time to allow Owner to satisfy Owner’s obligations under the Loan Documents to pay the Impositions and the required insurance premiums or be paid directly to the Governmental Authority and the insurance company entitled thereto. If an Event of Default shall have occurred and be continuing hereunder, however, Administrative Agent shall have the additional option of crediting the full amount of the Escrowed Sums against the Obligations. Notwithstanding anything to the contrary contained in this Paragraph 4.16 or elsewhere in this Security Instrument, if an Event of Default has occurred and Administrative Agent has waived the payment by Owner to Administrative Agent of the Escrowed Sums, it shall be without prejudice to Administrative Agent’s rights to require, if any further Event of Default occurs at any subsequent time or times, that such payments be made in accordance herewith.

4.17 Non-Cash Deposits. In the event that any Lessee pursuant to an existing or future Lease elects or is obligated in accordance with the provisions of its Lease to provide Owner with a security deposit or other collateral for its obligations under the Lease in an amount greater than or equal to $250,000.00 in a form other than cash (each, a “Non-Cash Deposit”), Owner hereby agrees that such Non-Cash Deposit shall be issued by an institution reasonably satisfactory to Administrative Agent, shall name Administrative Agent as payee or beneficiary thereunder (or, at Administrative Agent’s option, shall be fully assignable at no cost to Administrative Agent), and shall, in all respects be reasonably satisfactory to Administrative Agent. At Administrative Agent’s election, the Non-Cash Deposit shall be delivered to Administrative Agent and shall be held by Administrative Agent until repayment in full of the Obligations. If such Non-Cash Deposit is held by Owner, Owner shall maintain same in a safe, secure and fireproof location. Following the occurrence of an Event of Default, Owner shall immediately pay to Administrative Agent all security deposits and other cash collateral then held by Owner under Leases and shall deliver to Administrative Agent all Non-Cash Deposits, all of which shall be held by Administrative Agent subject to the terms of the Leases, and Administrative Agent shall be liable for failure to apply Non-Cash Deposits received by Administrative Agent in accordance with the Leases.

4.18 Leases and Rents.

(a) Except for Temporary Leases and Excluded Tenant Leases, the Owner shall not enter into any Lease (or waive, amend or otherwise modify any of the material terms of any Lease) unless Administrative Agent has approved the tenant and the terms of such Lease (or any waivers, amendment or other modification of any material terms of any Lease) pursuant to Section 8.11 of the Credit Agreement.

(b) Owner (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Owner shall not waive provisions of, amend or otherwise modify, terminate or accept a surrender of any Lease other than as permitted by Subparagraph (a) above; (iii) other than with respect to [INSERT FOR NEW RIVER VALLEY DOT: the Commonwealth of Virginia Lease,] the Temporary Leases and except as permitted by the Credit Agreement, shall not collect Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall hold all security deposits under all Leases in accordance with Legal Requirements, to the extent that any such failure under clauses (i) and (ii) would have a Material Adverse Effect.

(c) Owner shall provide Administrative Agent on request any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan.

(d) Owner shall furnish to Administrative Agent, promptly upon Administrative Agent’s request, true and complete copies of all new Leases (other than Temporary Leases), and all extensions, supplements, modifications and amendments thereof.

(e) Owner shall observe, perform and discharge all of its material obligations, covenants and warranties under the Leases, and Owner shall give prompt notice to Administrative Agent of any failure on the part of Owner to observe, perform or discharge any of the same, in either case if such failure would have a Material Adverse Effect.

(f) Owner shall enforce or secure in the name of Administrative Agent, for its benefit and the benefit of Lenders, Issuing Bank and Specified Derivatives Providers, the performance of each and every material obligation, term, covenant, condition and agreement in the Leases by any Tenant to be performed if the failure would have a Material Adverse Effect, and shall appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of the Owner and any Tenant, and, after the occurrence and during the continuance of an Event of Default, upon request by Administrative Agent, Owner shall do so in the name and on behalf of Administrative Agent, but at the sole cost and expense of Owner, and Owner shall pay all costs and expenses of Administrative Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Administrative Agent may appear.

(g) So long as the Obligations remain unpaid and undischarged, and unless Administrative Agent otherwise consents in writing, the fee and the leasehold estates in and to the Mortgaged Property shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates (without implying Administrative Agent’s consent to such union) either in Owner, Administrative Agent or in any Tenant or in any third party by purchase or otherwise.

4.19 Compliance with Credit Agreement. Owner shall comply with all covenants set forth in the Credit Agreement relating to acts or other further assurances to be made on the part of Owner in order to protect and perfect the lien or security interest hereof upon, and in the interest of Administrative Agent in the Mortgaged Property.

4.20 Intentionally Deleted.

4.21 Cooperate in Legal Proceedings. During the existence of an Event of Default, Owner shall cooperate with Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially affect the rights of Administrative Agent hereunder or any rights obtained by Administrative Agent under any of this Security Instrument or any of the other Loan Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings.

4.22 Performance by Owner. Owner shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Owner under this Security Instrument and the other Loan Documents. Additionally, Owner shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Owner under any other agreement or instrument affecting or pertaining to the Mortgaged Property and any amendments, modifications of changes thereto where such failure to observe, perform and fulfill would have a Material Adverse Effect.

4.23 Awards. Owner shall reasonably cooperate with Administrative Agent in obtaining for Administrative Agent the benefits of any proceeds or awards lawfully or equitably payable in connection with the occurrence of a casualty or any condemnation or other taking for public property of the Mortgaged Property or any rights appurtenant thereto.

4.24 [Insert for Properties that are not Ground Lease: Intentionally Deleted.]

[Insert the following for Ground Lease Properties:

Ground Lease.

(a) [Leasehold] Owner shall (i) pay all rents, additional rents and other sums required to be paid by [Leasehold] Owner, as tenant under and pursuant to the provisions of the Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of [Leasehold] Owner, as tenant thereunder, (iii) promptly notify Administrative Agent of the giving of any notice by Ground Lessor to [Leasehold] Owner of any default by [Leasehold] Owner, as tenant thereunder, and deliver to Administrative Agent a true copy of each such notice within five (5) Business Days of receipt, and (iv) promptly notify Administrative Agent of any bankruptcy, reorganization or insolvency of Ground Lessor or of any notice thereof, and deliver to Administrative Agent a true copy of such notice within five (5) Business Days of [Leasehold] Owner’s receipt. [Leasehold] Owner shall not, without the prior consent of Administrative Agent, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, either orally or in writing, and if [Leasehold] Owner shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of [Leasehold] Owner, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of [Leasehold] Owner to be performed or observed on behalf of [Leasehold] Owner, to the end that the rights of [Leasehold] Owner in, to and under the Ground Lease shall be kept unimpaired and free from default. If Ground Lessor shall deliver to Administrative Agent a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon. [Leasehold] Owner shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Administrative Agent made at any time within one (1) year prior to the last day upon which any such option may be exercised, and [Leasehold] Owner hereby expressly authorizes and appoints Administrative Agent its attorney-in-fact to exercise any such option in the name of and upon behalf of [Leasehold] Owner, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(b) Notwithstanding anything contained in the Ground Lease to the contrary, [Leasehold] Owner shall not further sublet any portion of the Property other than leases in the ordinary course of business as described in Section 6.1(u) of the Credit Agreement.

[Insert for Gallery, Uniontown and Orlando only: (c) Notwithstanding anything herein to the contrary herein with respect to the use and application of insurance proceeds and/or condemnation awards (the “Use of Proceeds”), in the event of any conflict between the terms hereof and the terms of the Ground Lease with respect to the Use of Proceeds, the terms of the Ground Lease shall govern.]]

4.25 Payment of Claims. Owner shall, in Owner’s commercially reasonable judgment, either (i) duly pay and discharge, or cause to be paid and discharged, or (ii) dispute and contest in a timely manner, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on the Mortgaged Property.

Article 5

NEGATIVE COVENANTS

Owner hereby covenants and agrees with Administrative Agent that until the entire monetary Obligations shall have been paid in full and all of the other Obligations shall have been fully performed and discharged:

5.1 Use Violations. Owner will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, or (d) makes void, voidable or cancelable, or increases the premium of (unless Owner pays said increased premium as and when due such that there is no gap or lapse in coverage), any insurance then in force or required by the terms of this Security Instrument to be in force with respect thereto, to the extent clause (a) and/or (c) would have a Material Adverse Effect.

5.2 Alterations. Owner will not commit or permit any waste of the Mortgaged Property and will not (subject to the provisions of Paragraphs 4.6 and 4.9 above), without the prior written consent of Administrative Agent, make or permit to be made any alterations of a material nature or additions of a material nature to the Mortgaged Property, except (a) in accordance with the existing Leases, Excluded

Tenant Leases or Leases approved (or deemed approved) by Administrative Agent pursuant to Section 8.11 of the Credit Agreement, (b) maintenance and repair and capital expenditures in the ordinary course of business, and (c) Construction in Progress and Projects Under Development shown on Schedule 6.1(f) to the Credit Agreement.

5.3 Replacement of Fixtures and Personalty. Owner will not, without the prior written consent of Administrative Agent, permit a material portion of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item (i) is removed by a tenant in accordance with its Lease, (ii) is removed temporarily for maintenance and repair or, (iii) if removed permanently, is replaced by an article of equal suitability and value, owned by Owner, free and clear of any lien or security interest except such as may be first approved, in writing, by Administrative Agent. In addition, Owner shall have the right, at any time and from time to time, to remove and dispose of Fixtures or Personalty which may have become obsolete or unfit for use or which is no longer useful in the operation of the Mortgaged Property. Owner will promptly replace any such Fixtures or Personalty so disposed of or removed with other Fixtures or Personalty of a value and serviceability equal to or greater than the original value and serviceability of the Fixtures or Personalty so disposed of or removed, free and clear of any lien or security interest except such as may be first approved, in writing, by Administrative Agent; except that, if by reasons of technological or other developments in the operation and maintenance of buildings of the general character of the Mortgaged Property, no replacement of the Fixtures or Personalty so removed or disposed of is necessary or desirable in the proper operation or maintenance of said Mortgaged Property, Owner shall not be required to replace same. All such replacements or additional Fixtures and Personalty shall be covered by the security interest herein granted.

5.4 No Further Encumbrances. Owner will not, without the prior written consent of Administrative Agent, create or place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the Loan Documents, with respect to the Mortgaged Property, the Leases or the Rents, other than the Permitted Encumbrances and the Loan Documents. If any lien or claim is asserted against the Mortgaged Property, Owner shall perform its obligations with respect thereto and shall have the rights with respect hereto as specified in Paragraph 4.4 above.

5.5 Intentionally Deleted.

5.6 REA Covenants. Owner agrees that without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Owner will not enter into any new REA or execute modifications to any existing REA if such new REA or such modifications will have a Material Adverse Effect. Owner shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each REA to comply with all of the terms and conditions contained in such REA. Notwithstanding the foregoing or anything herein to the contrary, in the event Owner fails to comply with the terms hereof and the same has a Material Adverse Effect, such event shall be an Event of Default under this Security Instrument after the expiration of any applicable notice and cure periods.

5.7 Due on Sale/Encumbrance. There shall be no liens or dispositions on the Mortgaged Property, except as permitted pursuant to Sections 8.3 and 8.5 of the Credit Agreement.

Article 6

EVENTS OF DEFAULT

The term “Event of Default,” shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following, after expiration of any grace or cure period, if any, provided for or referenced below (but without any duplication of grace or cure periods):

6.1 Failure in Payment. If Owner shall fail, refuse or neglect to pay, when due, any amounts owing by Owner under this Security Instrument (whether upon demand, at maturity, or otherwise) and such failure, refusal or neglect shall continue for a period of five (5) calendar days, and such failure has a Material Adverse Effect.

6.2 Failure in Performance of Obligations. If Owner shall fail, refuse or neglect to perform or observe any term, covenant, condition or agreement contained in this Security Instrument and not otherwise mentioned in this Article 6 and such failure shall continue for a period of thirty (30) calendar days after the earlier of (x) the date upon which the Owner, Gallery Borrower or Borrower obtains knowledge of such failure or (y) the date upon which the Owner, Gallery Borrower or Borrower has received written notice of such failure from the Administrative Agent; provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such thirty (30) day period and the Owner has commenced to cure such failure prior to the expiration of such thirty (30) day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within thirty (30) calendar days after the last day of such initial thirty (30) day period, and, provided further, such failure has a Material Adverse Effect.

6.3 Event of Default under Credit Agreement. The occurrence of an Event of Default under and as defined in the Credit Agreement.

6.4 Due on Sale/Encumbrance. If any of the representations or covenants in Paragraph 5.7 hereof are breached or violated.

6.5 [Insert the Following for Ground Lease Properties: Failure in Payment or Performance Under Ground Leases. If Owner fails to make any installment of ground rent due under the Ground Lease and/or any other ground lease encumbered by or superior to this Security Instrument, or any payment due under the Ground Lease, or duly to keep, perform and observe any other material covenant, condition, or agreement in the Ground Lease encumbered by this Security Instrument and such failure has a Material Adverse Effect.]

[Insert the following for Properties that are not Ground Lease Properties: Intentionally Deleted.]

6.6 Foreclosure of Other Liens. If the holder of any lien or security interest or deed on the Mortgaged Property whether senior or junior to the lien of this Security Instrument (without hereby implying Administrative Agent’s consent to the existence, placing, creating or permitting of any such lien or security interest or deed) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder other than in accordance with the terms and conditions set forth in the Intercreditor Agreement (as defined in the Credit Agreement) and the same constitutes a Material Adverse Effect.

Article 7

ADMINISTRATIVE AGENT’S REMEDIES

7.1 Remedies. If an Event of Default shall occur, Administrative Agent [(or the Trustees upon the direction of the Administrative Agent)] may, on the terms set forth in the Credit Agreement, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration: If such Event of Default also constitutes an “Event of Default” under the Credit Agreement, declare the unpaid principal balance of the Obligations, the accrued interest and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Owner), whereupon the same shall become immediately due and payable, time being of the essence in this Security Instrument.

(b) Termination of License and/or Entry on Mortgaged Property: Demand that Owner shall forthwith surrender to Administrative Agent the actual possession of the Mortgaged Property, and/or terminate the license granted Owner in Paragraph 10.2 hereof to receive the Rents and, to the extent permitted by law, enter and take possession of all of the Mortgaged Property without the appointment of a receiver, or an application therefor, and exclude Owner and its agents and employees wholly therefrom, and have joint access with Owner to the books, papers and accounts of Owner.

If Owner shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Administrative Agent, Administrative Agent may obtain a judgment or decree conferring upon Administrative Agent the right to immediate possession or requiring Owner to deliver immediate possession of the Mortgaged Property to Administrative Agent, and Owner hereby specifically covenants and agrees that Owner will not oppose, contest or otherwise hinder or delay Administrative Agent in any action or proceeding by Administrative Agent to obtain such judgment or decree. Owner will pay to Administrative Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Administrative Agent, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by this Security Instrument.

Upon every such entering upon or taking of possession, Administrative Agent may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time, (i) undertake all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (ii) insure or keep the Mortgaged Property insured, (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Owner to the same extent as Owner could in its own name, or otherwise act with respect to the same, and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Administrative Agent, all as Administrative Agent from time to time may determine to be in its best interest. Whether or not Administrative Agent has obtained possession of the Mortgaged Property, upon the termination of Owner’s license to receive the Rents, Administrative Agent may collect, sue for and receive all the Rents and other issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter. Anything in this Security Instrument to the contrary notwithstanding, Administrative Agent shall not be obligated to discharge or perform the duties of the landlord to any tenant or Lessee or incur any liability as the result of any exercise by Administrative Agent of its rights under this Security Instrument, and Administrative Agent shall be liable to account only for the Rents actually received by Administrative Agent.

Whether or not Administrative Agent takes possession of the Mortgaged Property, Administrative Agent may make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any Lessee, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, and perform and discharge each and every obligation, covenant and agreement of Owner contained in any Lease. Neither the entering upon and taking possession of the Mortgaged Property, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Administrative Agent shall not be liable to Owner, anyone claiming under or through Owner, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Administrative Agent hereunder. Nothing contained in this Paragraph 7.1(b) shall require Administrative Agent to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and/or collecting the Rents, any funds expended by Administrative Agent for such purposes shall become Obligations of Owner to Administrative Agent secured by this Security Instrument. Such amounts, together with interest at the Post-Default Rate and attorneys’ fees, if applicable, shall be immediately due and payable. Notwithstanding Administrative Agent’s continuance in possession or receipt and application of Rents, Administrative Agent shall be entitled to exercise every right provided for in this Security Instrument or by law upon or after the occurrence of an Event of Default. Any of the actions referred to in this Paragraph 7.1(b) may be taken by Administrative Agent at such time as Administrative Agent is so entitled, without regard to the adequacy of any security for the Obligations hereby secured.

In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Security Instrument shall be paid and all Events of Default shall be cured, and as a result thereof Administrative Agent surrenders possession of the Mortgaged Property to Owner, the same right herein given to Administrative Agent shall continue to exist if any subsequent Events of Default shall occur.

(c) Foreclosure and Sale: If the Obligations or any portion thereof have been accelerated under the Credit Agreement, [instruct the Trustee to] sell, and, in the case of any default of any purchaser, to resell, the Mortgaged Property or any part thereof at one or more public sales in accordance with the applicable laws of the jurisdiction in which the Mortgaged Property is located, without notice except as required or set forth in the Credit Agreement or herein or by law, upon such terms and conditions, in such parcels, at such time and place as [the Trustee] [Administrative Agent] shall deem advantageous and proper, and without regard to any right of the Owner or any other person to the marshalling of liens and/or assets, such rights and any benefit of the doctrine of election of remedies being hereby waived, and Owner hereby declares its assent to the passing of a decree for the sale of any or all of the Mortgaged Property or any estate or interest therein by any equity court having jurisdiction over the sale of the Mortgaged Property. Upon compliance with the terms of such sale, [the Trustee] [Administrative Agent] shall convey to and at the cost of the purchaser, the Mortgaged Property so sold, free and discharged of and from all estate, right, title or interest of the Owner at law or in equity. The aforesaid power of sale and assent to decree are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations, and shall not be exhausted by one exercise thereof but may be exercised until full and indefeasible payment of all of the Obligations. In the event of any sale under this Security Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels and in such manner or order as [the Trustee] [Administrative Agent] may deem appropriate, and the Personalty covered by this Security Instrument may be sold at the same sale as the Mortgaged Property or at one or more separate sales in any manner permitted by the Uniform Commercial Code of the [State][VA and PA Insert: Commonwealth] of [INSERT STATE WHERE PROPERTY LOCATED], and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Mortgaged Property is sold or the Obligations are paid in full. Owner hereby expressly waives any right which it may have to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale pursuant hereto. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts or guarantees, assignments of lease or other security instruments, Administrative Agent may at its option exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Administrative Agent may determine.

Administrative Agent, may, in addition to and not in abrogation of the rights covered under the immediately preceding subparagraph, or elsewhere in this Article 7, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits at law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations and Loan Documents evidencing the Obligations, or the performance of any term, covenant, condition or agreement of this Security Instrument or any other right, and (ii) pursue any other remedy available to it, all as Administrative Agent in its sole discretion shall elect.

(d) Receiver: Administrative Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the incomes, Rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the [State][VA and PA Insert: Commonwealth] of [INSERT STATE WHERE PROPERTY LOCATED]. Owner will pay to Administrative Agent upon demand all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions of this paragraph, and any such amounts paid by Administrative Agent shall be added to the Obligations and shall be secured by this Security Instrument.

(e) Performance by Administrative Agent: Pay, perform or observe any term, covenant or condition of this Security Instrument not paid, performed or observed by Owner, and all payments made or costs or expenses incurred by Administrative Agent in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Owner to Administrative Agent with interest thereon at the Post-Default Rate. Administrative Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Administrative Agent is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Owner or any person in possession holding under Owner.

(f) Relief from Automatic Stay. If Owner is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization, or similar proceeding, federal or state, voluntary or involuntary, under any present or future applicable law, Administrative Agent shall be entitled to relief from the automatic stay as to the enforcement of its remedies under the Loan Documents against the Mortgaged Property, including specifically, but not limited to, the stay imposed by Section 362 of the Bankruptcy Code, as amended, and Owner hereby consents to the immediate lifting of any such automatic stay and will not contest any motion by Administrative Agent to lift such stay.

(g) Other. Administrative Agent may (i) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or under the Loan Documents; (ii) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; or (iii) exercise any and all other rights, remedies and recourses granted under the Loan Documents (including, without limitation, those set forth in Articles 9 and 10 hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

7.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Administrative Agent, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

7.3 Intentionally Deleted. [Insert for Condominium Properties: Administrative Agent may exercise all of the rights and powers of Owner with regard to the Condominium Interests and Rights and the Condominium Documents, whether in the name of Owner or otherwise.]

7.4 Remedies Cumulative, Concurrent and Non-Exclusive. Administrative Agent shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the [INSERT STATE WHERE PROPERTY LOCATED] Uniform Commercial Code) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Owner or others obligated under the Credit Agreement or other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Administrative Agent, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Owner that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. If there exists additional security for the performance of the obligations secured hereby, the Administrative Agent, at its sole option and without limiting or affecting its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder, either concurrently with whatever rights it may have in connection with such other security or in such order as it may determine, subject to the terms of the Credit Agreement.

7.5 No Conditions Precedent to Exercise of Remedies. Neither Owner nor any other person hereafter obligated for payment of all or any part of the Obligations, or fulfillment of all or any of the Obligations, shall be relieved of such obligation by reason of (a) the failure of Administrative Agent to comply with any request of Owner or of any other person so obligated, to foreclose the Security Instrument or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property, (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Administrative Agent extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Owner or such other person, and in such event, Owner and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Administrative Agent, or (d) by any other act or occurrence, save and except the complete payment and complete fulfillment of all of the Obligations.

7.6 Release of and Resort to Mortgaged Property. Administrative Agent may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the conveyance, lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior security deed, lien or security interest in and to the Mortgaged Property. For payment of the Obligations, Administrative Agent may resort to any security therefor held by Administrative Agent in such order and manner as Administrative Agent may elect.

7.7 Waiver of Appraisement, Valuation, etc. Owner agrees, to the fullest extent permitted by law, that in case of an Event of Default on the part of Owner hereunder, neither Owner nor anyone claiming through or under Owner will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Mortgaged Property, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other remedy hereunder; and Owner, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have assets subject to the security interest of this Security Instrument marshaled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.

7.8 Discontinuance of Proceedings. In case Administrative Agent shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure, entry or otherwise, or in the event Administrative Agent commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Administrative Agent, then in every such case (i) Owner and Administrative Agent shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Administrative Agent shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default, and (iv) neither this Security Instrument, nor the Credit Agreement, nor the Obligations, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Owner hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

7.9 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of the Mortgaged Property, or any part thereof, the Leases shall be applied by Administrative Agent in such order, priority and proportions as Administrative Agent shall determine, in its sole discretion (subject to the terms of the Credit Agreement).

7.10 Leases. Administrative Agent, at its option, is authorized to foreclose this Security Instrument subject to the rights of any Lessees of the Mortgaged Property, and the failure to make any such Lessees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Owner, a defense to any proceedings instituted by Administrative Agent to collect the Obligations.

7.11 Purchase by Administrative Agent. Upon any foreclosure sale or sales of all or any portion of the Mortgaged Property under the power herein granted, Administrative Agent may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.

7.12 Owner as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Owner shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

7.13 Suits to Protect the Mortgaged Property. Administrative Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or which may constitute an Event of Default under this Security Instrument, (ii) to preserve or protect its interest in the Mortgaged Property and in the Leases and Rents arising therefrom, and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Administrative Agent.

7.14 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Owner, its creditors or its property, Administrative Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Administrative Agent allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.

7.15 [Intentionally Deleted]. [Authority of Trustee. Any powers, rights or remedies granted to Administrative Agent hereunder may be delegated to, exercised by or through, and carried out by the Trustee, who shall have full power and authority to act on behalf of said Administrative Agent.]

7.16 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Paragraph 7.1(c) shall become the legal owner of the Mortgaged Property or the portion thereof foreclosed. All occupants (except those which have previously executed a prior written agreement with Administrative Agent or purchaser) of the Mortgaged Property or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand, subject to the rights, if any, of Tenants.

7.17 Other Rights. (a) The failure of Administrative Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Owner shall not be relieved of Owner’s obligations hereunder by reason of (i) the failure of Administrative Agent to comply with any request of Owner or any guarantor or indemnitor with respect to the Loans to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Administrative Agent, Lenders, Issuing Bank and/or Specified Derivatives Providers extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument, the other Loan Documents, any Letter of Credit or Letter of Credit Document, or any Specified Derivatives Contract.

(b) It is agreed that the risk of loss or damage to the Mortgaged Property is on Owner, and none of Administrative Agent, Lenders, Issuing Bank, or any Specified Derivatives Provider shall have any liability whatsoever for decline in the value of the Mortgaged Property, for failure to maintain the insurance policies required to be maintained pursuant to the Credit Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Administrative Agent shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to the Mortgaged Property or collateral not in Administrative Agent’s possession.

(c) Administrative Agent may resort for the payment of the Obligations to any other security held by Administrative Agent in such order and manner as set forth in the Credit Agreement or as otherwise determined by Lenders, Issuing Bank and Specified Derivatives Providers. Administrative Agent may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent thereafter to foreclose this Security Instrument. The rights of Administrative Agent under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Administrative Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Administrative Agent shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

7.18 Bankruptcy. Upon the existence of an Event of Default, Administrative Agent shall have the right to proceed in its own name or in the name of Owner in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Owner, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

7.19 Waiver of Counterclaim. Owner hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent, any Lender, Issuing Bank, any Specified Derivatives Provider, or any of their agents.

ARTICLE 8

CONDEMNATION

8.1 General. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation of the Mortgaged Property, or any part thereof, Owner shall notify Administrative Agent of such fact. Owner shall then, if requested by Administrative Agent, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Administrative Agent for disposition pursuant to the terms of this Security Instrument. Owner may be the nominal party in such proceeding, but Administrative Agent shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice; and Owner shall deliver, or cause to be delivered, to Administrative Agent such instruments as may be requested by it from time to time to permit such participation. Notwithstanding the foregoing, if no Event of Default exists, Owner shall have the right to participate in and control any proceeding relating to any such condemnation and to settle or compromise any claim in connection therewith; provided that in such circumstance Owner will not agree to a final settlement, adjustment or compromise unless Administrative Agent has given its written approval, such approval not to be unreasonably withheld, and further provided that Administrative Agent has the right to participate in such action or proceeding and in the process of settlement or compromise to the fullest extent desired by Administrative Agent. If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Owner by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Administrative Agent to be held by it in trust, subject to the lien and security interest of this Security Instrument, and disbursed as follows:

(a) If (i) all of the Mortgaged Property is taken, (ii) twenty-five percent (25%) or more of the leasable area of the Mortgaged Property is so taken, (iii) an Event of Default shall have occurred and be continuing, or (iv) the Mortgaged Property is so diminished in value, that the remainder thereof cannot (in Administrative Agent’s reasonable judgment) continue to be operated profitably for the purpose for which it was being used immediately prior to the taking, and (in Administrative Agent’s reasonable judgment) need not be rebuilt, restored or repaired in any manner, then, in any such event, the entirety of the sums to be paid to Administrative Agent shall be applied to the Obligations in such order, priority and proportions as Administrative Agent Determines, in its sole discretion (subject to the terms of the Credit Agreement); or

(b) If the taking results in an award or proceeds of $500,000.00 or less, the proceeds shall be paid to Owner. Otherwise, (i) if less than twenty-five percent (25%) of the leasable area of the Mortgaged Property is taken, and the portion remaining can (in Administrative Agent’s reasonable judgment), with rebuilding, restoration or repair, be profitably operated for the purpose for which it was being used immediately prior to the taking, (ii) none of the other facts recited in Paragraph 8.1(a) hereinabove exists, (iii) Owner shall deliver to Administrative Agent plans and specifications for such rebuilding, restoration or repair acceptable to Administrative Agent, which acceptance shall be evidenced by Administrative Agent’s written consent thereto, and (iv) Owner shall thereafter commence the rebuilding, restoration or repair and complete same, all in substantial accordance with the plans and specifications on or before the date which is ninety (90) days before the Termination Date, and shall otherwise comply with Paragraph 4.8 hereinabove, then such sums shall be paid to Owner to reimburse Owner for money spent in the rebuilding, restoration or repair; otherwise, such award or proceeds shall be applied to the Obligations in such order, priority and proportions as Administrative Agent determines, in its sole discretion (subject to the terms of the Credit Agreement).

8.2 Application of Proceeds. All proceeds received by Administrative Agent with respect to a taking or a diminution in value of the Mortgaged Property shall be applied:

(a) First, to reimburse Administrative Agent for all costs and expenses, including reasonable attorneys’ fees, incurred in connection with collection of the said proceeds;

(b) Thereafter, the balance, if any, shall be applied to the Obligations in such order, priority and proportions as Administrative Agent determines, in its sole discretion (subject to the terms of the Credit Agreement); provided, however, that if such proceeds are required under Paragraph 8.1(b) hereinabove to be applied to the rebuilding, restoration or repair of the Mortgaged Property, the provisions of Paragraph 4.8 hereinabove shall determine the conditions precedent for utilizing such proceeds for such purpose.

Article 9

SECURITY AGREEMENT

9.1 Security Interest. This Security Instrument shall be construed as a [deed of trust][mortgage] on the Mortgaged Property, and it shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute until this Security Instrument shall terminate, as provided in Article 2 hereinabove, a first [Change “first” to “second” for New River Valley DOT] and prior security interest under the Uniform Commercial Code as enacted in the [State][VA and PA Insert: Commonwealth] of [INSERT STATE WHERE PROPERTY LOCATED] with respect to the Personalty, Fixtures, Leases and Rents. To this end, Owner has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, to [Trustee and the Trustee’s successors and/or assigns for the benefit of] Administrative Agent, for its benefit and for the benefit of Lenders, Issuing Bank and Specified Derivatives Providers a first [Change “first” to “second” for New River Valley DOT] and prior security interest and all of Owner’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Leases and Rents now owned or hereafter owned or acquired to secure the full and timely payment of and the full and timely performance and discharge of the Obligations. It is the intent of Owner, Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers that this Security Instrument encumber all Leases and Rents, that all items contained in the definition of “Leases” and “Rents” which are included within Article 9 of the Uniform Commercial Code as adopted in the state where the Mortgaged Property is located be covered by the security interest granted in this Article 9 and that all items contained in the definition of “Leases” and “Rents” which are excluded from Article 9 of the Uniform Commercial Code as adopted in the state where the Mortgaged Property is located in be covered by the provisions of Articles 2 and 10 hereof.

9.2 Financing Statements. Owner hereby agrees with Administrative Agent to execute and deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent, such

Financing Statements and such further assurances as Administrative Agent may, from time to time, reasonably consider necessary to create, perfect and preserve Administrative Agent’s security interest herein granted, and Administrative Agent may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.

9.3 Uniform Commercial Code Remedies. Administrative Agent shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents afforded to a “Secured Party” by the aforesaid Uniform Commercial Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents.

9.4 Fixture Filing. This Security Instrument shall constitute a “fixture filing” for the purposes of the aforesaid Article 9 of the [INSERT STATE WHERE PROPERTY LOCATED] Uniform Commercial Code. All or part of the Mortgaged Property is or is to become fixtures. Owner warrants that the location of the tangible collateral is upon the Land. Owner covenants and agrees that Owner will furnish Administrative Agent with notice of any change in the matters addressed by this clause within thirty (30) days of the effective date of any such change. The information contained in this Paragraph 9.4 is provided in connection with the requirements of the [INSERT STATE WHERE PROPERTY LOCATED] Uniform Commercial Code so that this Security Instrument shall serve as a financing statement. The name of the “Secured Party,” and the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, are as set forth in the first paragraph on page 1 of this Security Instrument; and a statement indicating the types, or describing the items, of collateral is set forth in the definition of “Mortgaged Property” supra. The name of the “Debtor”, the identity or corporate structure and the mailing address of “Debtor,” are as set forth below:

Name:	[Insert Owner’s name]
Corporate structure:	a [Insert Type of Entity and State of Organization]
Mailing Address:	c/o PREIT Associates, L.P.
200 South Broad Street
Philadelphia, Pennsylvania 19102

9.5 Foreclosure of Security Interest. If an Event of Default shall occur, Administrative Agent may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Article 7 or referred to in Paragraph 9.3 hereinabove or Article 10 hereinbelow, to proceed in the manner set forth in the Uniform Commercial Code, relating to the procedure to be followed when a security agreement covers both real and personal property.

9.6 No Obligation of Lenders. The assignment and security interest herein granted shall not be deemed or construed to constitute Administrative Agent, any other Lender, Issuing Bank or any Specified Derivatives Provider as a trustee or mortgagee in possession of the Mortgaged Property, to obligate Administrative Agent or any other Lender, Issuing Bank or any Specified Derivatives Provider to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Article 10

ASSIGNMENT OF LEASES AND RENTS

10.1 Assignment. For and in consideration of ONE DOLLAR ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Obligations, Owner has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER and DELIVERED, and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER ABSOLUTELY and UNCONDITIONALLY unto [Trustee and the Trustee’s successors and/or assigns for the benefit of] Administrative Agent, for its benefit and for the benefit of Lenders, Issuing Bank and Specified Derivatives

Providers the Leases (whether now existing or entered into after the date hereof) and the Rents (it being intended by Owner that this assignment constitutes a present, absolute assignment and not an assignment for additional security only), subject only to the hereinafter described License, TO HAVE AND TO HOLD the Leases and the Rents unto Administrative Agent [and Trustee], [its][their] successors and assigns, for the benefit of Administrative Agent, for its benefit and for the benefit of Lenders, Issuing Bank and Specified Derivatives Provider forever, and Owner does hereby bind itself, its successors and assigns to WARRANT and FOREVER DEFEND the title to the Leases and the Rents unto Administrative Agent [and Trustee] against every Person whomsoever lawfully claiming or to claim the same or any part thereof. If an Event of Default exists, Administrative Agent shall have the right, power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall, to the fullest extent permitted by applicable law, be sufficient action by Administrative Agent to entitle Administrative Agent to immediate and direct payment of the Rents (including delivery to Administrative Agent of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided herein, all without the necessity of any further action by Administrative Agent, including, without limitation, any action to obtain possession of the Improvements or the Mortgaged Property. Owner hereby authorizes and directs the Tenants under the Leases to pay Rents to Administrative Agent upon written demand by Administrative Agent, without further consent of Owner, without any obligation to determine whether an Event of Default has in fact occurred and regardless of whether Administrative Agent has taken possession of any portion of the Mortgaged Property, and the Tenants may rely upon any written statement delivered by Administrative Agent to the Tenants. Any such payment to Administrative Agent shall constitute payment to Owner under the Leases, and Owner hereby appoints Administrative Agent as Owner’s lawful attorney-in-fact for giving, and Administrative Agent is hereby empowered to give, acquittances to any Tenants for such payments to Administrative Agent after an Event of Default.

10.2 Continuation and Termination of Assignment. If Borrower and Gallery Borrower shall pay or cause to be paid the Obligations as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date the same are to be performed and discharged in accordance with the terms of the Credit Agreement, then this assignment shall thereupon be terminated and of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in Owner without the necessity of any further act or requirement by Owner or Administrative Agent; provided, however, an affidavit, certificate, letter or statement of any officer of Administrative Agent stating that any part of the Obligations remains unpaid and undischarged shall be and constitute conclusive evidence of the validity, effectiveness or continuing force of the within assignment, and any person, firm or corporation may, and is hereby authorized to, rely thereon.

10.3 Revocable License. Provided that there exists no Event of Default, Owner shall have the right under a revocable license granted hereby, and Administrative Agent hereby grants to Owner a revocable license (the “License”), to (i) collect, but not prior to accrual, all of the Rents arising from or out of the Leases, or any renewals or extensions thereof, or from or out of the Mortgaged Property or any part thereof, and (ii) to enforce the terms of the Leases. Owner shall receive such Rents, and Owner hereby covenants that Owner shall use and apply all Rents first to the payment of the Obligations in accordance with the terms thereof and of the Loan Documents, and then to the payment of all Impositions and costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Mortgaged Property in accordance with the requirements of this Security Instrument and the obligations of Owner as the lessor under the Leases, and shall not use such Rents for purposes unrelated to the Property unless and until all current payments on the Obligations, Impositions, and such costs and expenses have been paid or provided for.

10.4 Intentionally Deleted.

10.5 Appointment of Attorney-in-Fact. Owner hereby further constitutes and appoints Administrative Agent the true and lawful attorney-in-fact of the Owner, and, upon the occurrence and during the continuance of an Event of Default, in the name, place and stead of said Owner, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien and security title and security interest of this Security Instrument or any other mortgage, security deed, deed of trust or security agreement on or to any ground lease of the Mortgaged Property, or to request or require such subordination, where such reservation, option or authority was reserved to the Owner under any such Lease, or in any case where the Owner otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing and coupled with an interest, and such rights, powers and privileges shall be exclusive in Administrative Agent and its successors and assigns so long as any part of the Obligations secured hereby remains unpaid and undischarged. Owner hereby warrants that Owner has not at any time prior to the date hereof exercised any such rights, and Owner hereby covenants not to exercise any such right, to subordinate any such Lease to the lien of this Security Instrument or to any other security deed, mortgage, deed of trust or security agreement or to any ground lease.

10.6 Exculpation of Administrative Agent. The acceptance by Administrative Agent of this assignment of the Leases and Rents, with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Administrative Agent, be deemed or construed to constitute Administrative Agent a “mortgagee in possession”, nor thereafter or at any time or in any event obligate the Administrative Agent to appear in or defend any action or proceeding relating to the Leases, the Rents or the Mortgaged Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Lease or to assume any obligation or responsibility for any security deposits or other deposits delivered to Owner by any Tenant and not assigned and delivered to Administrative Agent, nor shall Administrative Agent be liable in any way for any injury or damage to persons or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property, except, in each case, as a result of Administrative Agent’s gross negligence and willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

10.7 Administrative Agent as Creditor. Notwithstanding the license granted in Paragraph 10.3 above, Owner agrees that Administrative Agent, and not Owner, shall be deemed to be the creditor of each Tenant in respect of assignments for the benefit of creditors in bankruptcy, reorganization, insolvency, dissolution, or receivership proceedings affecting any Tenant (without obligation on the part of Administrative Agent, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein), with an option to Administrative Agent to apply any money received by Administrative Agent as such creditor in reduction of the Obligations.

10.8 Right to Further Assignment. Administrative Agent shall have the right to assign Owner’s right, title, and interest in the Leases to any subsequent holder of this Security Instrument and to any Person acquiring title to the Mortgaged Property through foreclosure or otherwise. The receipt by Administrative Agent of any Rents pursuant to the assignment set forth in Paragraph 10.1 hereof after the institution of foreclosure proceedings under this Security Instrument shall not cure such Default nor affect such proceedings or any sale pursuant thereto. After Owner shall have been barred and foreclosed of all right, title and interest in the Mortgaged Property, no Administrative Agent of Owner’s interest in the Leases shall be liable to account to Owner for the Rents thereafter accruing.

10.9 Cancellation Proceeds. The Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and Tenants thereunder. If any Lease permits cancellation thereof on payment of consideration and said privilege of cancellation is exercised, the payments made or to be made by reason thereof are hereby assigned to Administrative Agent to be applied to the Obligations in accordance with the applicable terms of the Loan Documents or to be held in trust by Administrative Agent as further security, without interest, for the Obligations.

Article 11

MISCELLANEOUS

11.1 Performance at Owner’s Expense. Without in any way limiting Paragraph 10.3 hereof, Owner shall pay to Administrative Agent upon demand all costs and expenses (a) described in Section 11.2 of the Credit Agreement, to the extent the same relate to this Security Instrument or the Mortgaged Property or related Loan Documents (including any consents, releases or waivers hereunder or thereunder relating to the Mortgaged Property); (b) the administration and enforcement of this Security Instrument and the other Loan Documents related to the Mortgaged Property for the term of the Obligations, as provided in Section 11.2 of the Credit Agreement; and (c) the satisfaction by Administrative Agent of any of Owner’s obligations which Owner has failed to satisfy under this Security Instrument or under the Loan Documents. For all purposes of this Security Instrument, Administrative Agent’s costs and expenses shall include, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent (and of counsel to each Lender, Issuing Bank and each Specified Derivatives Provider, to the extent provided in the Credit Agreement), including, without limitation, fees for trial, appeal or other proceedings, and, if an Event of Default exists. Except to the extent that certain of these costs and expenses are included within the definition of Obligations, the payment by Owner of any of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the Obligations. If any of the services described in this Paragraph 11.1 are provided by an employee of Administrative Agent, Owner shall reimburse Administrative Agent its standard charge for such services.

11.2 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents, and the consummation of the loan called for therein, and shall continue in full force and effect until the Obligations shall have been paid in full.

11.3 Further Assurances. Owner, upon the request of Administrative Agent, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

11.4 Recording and Filing. Owner will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Administrative Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

11.5 Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be addressed and delivered in accordance with Section 11.1 of the Credit Agreement.

11.6 No Waiver. Any failure by Administrative Agent and/or Lenders to insist, or any election by Administrative Agent and/or Lenders not to insist, upon strict performance by Owner of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Administrative Agent and/or Lenders shall have the right at any time or times thereafter to insist upon strict performance by Owner of any and all such terms, provisions and conditions. No delay or omission by Administrative Agent, or by any Lender, to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Administrative Agent may be exercised from time to time and as often as may be deemed expedient by Administrative Agent. No consent or waiver, expressed or implied, by Administrative Agent, Lenders, Issuing Bank and/or any Specified Derivatives Provider to or of any breach or Event of Default by Owner in the performance of the Obligations of Owner hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Owner hereunder. Failure on the part of Administrative Agent and/or Lenders to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Administrative Agent and/or Lenders of its rights hereunder or impair any rights, powers, or remedies of Administrative Agent and/Lenders hereunder.

No act or omission by Administrative Agent, Lenders, Issuing Bank and/or any Specified Derivatives Provider shall release, discharge, modify, change or otherwise affect the original liability under the Credit Agreement, this Security Instrument or any other Obligations of Owner or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Administrative Agent and/or Lenders from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or by any subsequent Event of Default, or alter the security title, security interest or lien of this Security Instrument, except as expressly provided in an instrument or instruments executed by Administrative Agent. Without limiting the generality of the foregoing, Administrative Agent may: (i) grant forbearance or an extension of time for the payment of all or any portion of the Obligations; (ii) take other or additional security for the payment of the Obligations; (iii) waive or fail to exercise any right granted hereunder or in the Credit Agreement or other Loan Documents; (iv) change any of the terms, covenants, conditions or agreements of the Credit Agreement, this Security Instrument or the other Loan Documents, by agreement with the party(ies) thereto if required thereunder; (v) consent to the filing of any map, plat or replat affecting the Mortgaged Property; (vi) consent to the granting of any easement or other right affecting the Mortgaged Property; (vii) subject to the terms of the Credit Agreement, make or consent to any agreement subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Credit Agreement, this Security Instrument, the Mortgaged Property or any document or instrument evidencing, securing or in any way relating to the Obligations; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Administrative Agent from exercising any such right, power or privilege, or affecting the security title, security interest or lien of this Security Instrument. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Administrative Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Obligations, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, Obligations or undertakings.

11.7 Administrative Agent’s Right to Perform the Obligations. If Owner shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then at any time thereafter, and with notice to Owner (which notice may be telephonic and shall not be required if notice of such default has been given under Article 6; provided that Administrative Agent shall not be in default hereunder if it inadvertently fails to give notice under this Paragraph 11.7; and further provided that no notice shall be required if the payment not made is the payment of insurance premiums) and without waiving or releasing any other right, remedy or recourse Administrative Agent may have because of same, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Owner, and shall have the right to enter the Land and Improvements for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. If Administrative Agent shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Owner shall indemnify Administrative Agent for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Administrative Agent pursuant to the provisions of this Paragraph 11.7 or by reason of any other provision in the Loan Documents. All sums paid by Administrative Agent pursuant to this Paragraph 11.7, and all other sums expended by Administrative Agent to which it shall be entitled to be indemnified, together with interest thereon at the Post-Default Rate (as defined in the Credit Agreement) from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by the liens, security interests and rights created by the Loan Documents and shall be paid by Owner to Administrative Agent upon demand.

11.8 Covenants Running with the Land. All Obligations contained in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

11.9 Successors and Assigns. All of the terms of this Security Instrument shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, permitted assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

11.10 Severability. This Security Instrument is intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of this Security Instrument or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Security Instrument nor the application of such provision to other persons or circumstances nor the other Loan Documents shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Owner, Administrative Agent and Lenders to comply at all times with the usury and other applicable United States Federal laws or state laws (to the extent not pre-empted by Federal law, if any) now or hereafter governing the interest payable under the Notes, the Credit Agreement or otherwise on the Obligations. If the laws of the [State][VA and PA Insert: Commonwealth] of [INSERT STATE WHERE PROPERTY LOCATED] or of the United States of America are ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Notes, the Credit Agreement or under any of the Loan Documents or contracted for, charged, taken, reserved or received with respect to the Obligations evidenced and secured by the Notes, the Credit Agreement or other Loan Documents, or if Administrative Agent’s exercise of the option herein contained to accelerate the maturity of the Obligations, or if any prepayment by Owner results in Owner’s having paid any interest in excess of that permitted by law, then it is Owner’s and Administrative Agent’s and Lenders’ express intent that all excess amounts theretofore collected by Administrative Agent be credited on the principal balance of the Obligations or any other principal indebtedness of Owner to Administrative Agent and/or Lenders (or, if the principal balance of the Obligations and all of such other Obligations have been paid in full, refunded to Owner), and the provisions of the Notes, the Credit Agreement, this Security Instrument and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

11.11 Entire Agreement and Modification. The Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Loan Documents may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

11.12 Use and Management of Mortgaged Property. Owner will at all times operate the Mortgaged Property as a retail shopping center. Owner shall not be permitted to alter or change the overall use of the Mortgaged Property or to abandon the Mortgaged Property without the prior written consent of Administrative Agent.

11.13 Assignment. This Security Instrument is assignable by Administrative Agent and any assignment hereof by Administrative Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Administrative Agent.

11.14 Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Owner under this Security Instrument, the Credit Agreement and any and all other Loan Documents.

11.15 Counterparts. This Security Instrument may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

11.16 APPLICABLE LAW. THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE COMMONWEALTH OF PENNSYLVANIA AND MADE BY OWNER AND ACCEPTED BY ADMINISTRATIVE AGENT, FOR THE BENEFIT OF ITSELF AND THE BENEFIT OF LENDERS,

ISSUING BANK AND SPECIFIED DERIVATIVES PROVIDERS, IN THE COMMONWEALTH OF PENNSYLVANIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS SECURITY INSTRUMENT AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, OWNER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE NOTES, AND THIS SECURITY INSTRUMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

11.17 Subrogation. If any or all of the proceeds of the Obligations have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Obligations and this Security Instrument shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Administrative Agent and are merged with the lien and security interest created herein as cumulative security for the repayment and satisfaction of the Obligations.

11.18 Credit Agreement. Notwithstanding anything herein to the contrary, in the event of a conflict between this Security Instrument and the Credit Agreement, the Credit Agreement shall govern.

11.19 Headings. The Article, Paragraph and Subparagraph headings herein are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of this Security Instrument.

11.20 No Joint Venture. Notwithstanding anything in any of the Loan Documents or in any other agreement or commitment to the contrary, neither the Loan Documents nor the transactions described in the Loan Documents nor the rights and obligations granted therein shall in any way create or contribute to the creation of a partnership or joint venture or similar arrangement between Owner and Administrative Agent, between Gallery Borrower and Administrative Agent or between Borrower and Administrative Agent.

11.21 Trust Irrevocable; No Offset. The trust created hereby is irrevocable by Owner. No offset or claim that Owner may now or in the future have against Administrative Agent, any Lender, Issuing Bank or any Specified Derivatives Provider shall relieve Owner from paying any amounts or performing any obligations due hereunder.

11.22 Statute of Limitations. The pleading of any statute of limitations as a defense to any obligation secured by this Security Instrument is waived by the Owner to the full extent permitted by law.

11.23 No Third Parties Benefited. This Security Instrument is made and entered into for the sole protection of and benefit of Owner, Administrative Agent, Lenders, Issuing Bank, Specified Derivatives Providers [and Trustee,] and their successors and assigns, and no other person or persons shall have any right to action hereon.

11.24 Performance at Owner’s Expense. Owner shall pay to Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers immediately upon demand all reasonable costs and expenses incurred by Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers in connection herewith as provided in Section 11.2 of the Credit Agreement [(and Owner hereby agrees to pay the costs and expenses of Trustee in connection herewith to the same extent as if Trustee was specifically included with Administrative Agent in the provisions of such Section)], and the same shall be secured hereby. For all purposes of this Security Instrument, Administrative Agent’s [(and Trustee’s)] costs and expenses shall include, without limitation, all appraisal and re-appraisal fees, reasonable attorneys’ fees (including, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Administrative Agent of any documentary taxes, mortgage, mortgage recording, stamp, intangible or other similar taxes, recording fees, brokerage fees, title search fees, title insurance premiums and title surveys (including any such title related fees and premiums incurred in connection with title updates). In addition, Owner recognizes and agrees that formal written appraisals of the Mortgaged Property by a licensed independent appraiser may be required by federal regulatory reporting requirements on an annual or specialized basis, which shall be at Owner’s expense.

11.25 Commercial Loan. The Owner hereby stipulates and warrants that the Obligations secured hereby constitute a commercial loan, and that all of the proceeds of such loan will be used solely to acquire or carry on a business or commercial activity.

11.26 Waiver of Right to Trial By Jury.

(a) EACH PARTY HERETO, AND ADMINISTRATIVE AGENT, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE OWNER OR THE ADMINISTRATIVE AGENT WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ADMINISTRATIVE AGENT AND THE OWNER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE OWNER OR THE ADMINISTRATIVE AGENT OF ANY KIND OR NATURE.

(b) EACH OF THE OWNER AND THE ADMINISTRATIVE AGENT HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE OWNER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS DEED OF TRUST OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL SUBJECT HERETO. EACH OF THE OWNER AND THE ADMINISTRATIVE AGENT EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

Article 12

[INTENTIONALLY DELETED] [DEED OF TRUST PROVISIONS

12.1 Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Owner and to Administrative Agent. Administrative Agent may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Administrative Agent may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Administrative Agent. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

12.2 Trustee’s Fees. Owner shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

12.3 Certain Rights. With the approval of Administrative Agent, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Administrative Agent) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Security Instrument or the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Administrative Agent may instruct Trustee to take to protect or enforce Administrative Agent’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

12.4 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

12.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Owner by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Owner.

12.6 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Administrative Agent or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place.]

Article 13

STATE SPECIFIC PROVISIONS

13.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 13 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 13 shall control and be binding.

13.2 [INSERT STATE SPECIFIC PROVISIONS]

Article 14

CROSS-COLLATERALIZATION

14.1 [GALLERY MORTGAGE: Intentionally Deleted.] [OTHER MORTGAGES: Cross-Collateralization. Owner acknowledges that Administrative Agent and Lenders have agreed to make the Loans and other financial accommodations contemplated by the Credit Agreement to Gallery Borrower and Borrower upon security of the collective interest of Owner, Gallery Borrower, Borrower and the other Loan Parties in, among other things, the Collateral Properties and in reliance upon the aggregate of the Collateral Properties taken together being of greater value as collateral security than the sum of each individual

Collateral Property taken separately. Owner acknowledges that its Obligations are secured by this Security Instrument together with the obligations of the other Loan Parties under the other Loan Documents (collectively, the “Other Loan Party Obligations”) being secured by those Other Security Instruments (as defined below) given by Loan Parties to Administrative Agent for the benefit of itself, Lenders, Issuing Bank and Specified Derivatives Providers, together with their respective Loan Documents securing or evidencing such Obligations, and encumbering the other individual Collateral Properties, all as more specifically set forth in the Credit Agreement. Owner agrees that each of the Loan Documents (including, without limitation, the Security Instruments) are and will be cross-collateralized and cross-defaulted with each other so that, to the extent provided in the Credit Agreement, (i) an Event of Default under this Security Instrument or any Other Security Instrument is an Event of Default under each of this Security Instrument and the Other Security Instruments; (ii) an Event of Default under any of the Loan Documents shall constitute an Event of Default under each of the other Loan Documents, including, without limitation, this Security Instrument; (iii) each Security Instrument shall constitute security for the obligations of Loan Parties under the Loan Documents to which they are parties as if a single blanket lien were placed on all of the Collateral Properties as security for all such obligations; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance and Owner waives any claims related thereto. Upon the occurrence of an Event of Default beyond any applicable notice and grace period, Administrative Agent shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Other Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all of the Obligations and/or Other Loan Party Obligations or the portion of the Obligations and/or Other Loan Party Obligations allocated to the Mortgaged Property in the Credit Agreement, and the lien and the security interest created by the Other Security Instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations and/or Other Loan Party Obligations then due and payable but still outstanding. Owner acknowledges and agrees that the Mortgaged Property and the other individual Collateral Properties are located in one or more cities and/or counties, and therefore Administrative Agent shall be permitted to enforce payment of the Obligations and/or Other Loan Party Obligations and the performance of any term, covenant or condition of the Notes, the Credit Agreement, this Security Instrument, the other Loan Documents or the Other Security Instruments and exercise any and all rights and remedies under the Notes, the Credit Agreement, this Security Instrument, the other Loan Documents or the Other Security Instruments, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Administrative Agent, in its sole discretion, in any one or more of the cities or counties in which the Mortgaged Property or any other Collateral Property is located. Neither the acceptance of this Security Instrument, the Notes, the Credit Agreement, the other Loan Documents or the Other Security Instruments nor the enforcement thereof in any one city or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or an any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Notes, the Credit Agreement, this Security Instrument, the other Loan Documents, or any Other Security Instruments through one or more additional proceedings in that city or county or in any other city or county. Any and all sums received by Administrative Agent or Lenders under the Notes, the Credit Agreement, this Security Instrument, and the other Loan Documents shall be applied to the Obligations and/or the Other Loan Party Obligations in such order and priority as Administrative Agent shall determine, in its sole discretion, but subject to the requirements of the Credit Agreement, without regard to the Appraised Value of the Mortgaged Property or any individual Collateral Property. As used herein, the term “Other Security Instruments” shall mean all other Security Instruments (as defined in the Credit Agreement) securing any of the Other Loan Party Obligations.

14.2 Waivers. To the fullest extent permitted by law, Owner, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Owner, Owner’s partners and others with interests in Owner, and of the Collateral Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent, on behalf of itself, Lenders, Issuing Bank and Specified Derivatives Providers, under the Loan Documents to a sale of the Collateral Properties for the collection of the Obligations and/or the Other Loan Party Obligations without any prior or different resort for collection or of the right of

Administrative Agent, on behalf of itself, Lenders, Issuing Bank and Specified Derivatives Providers, to the payment of the Obligations and/or the Other Loan Party Obligations out of the net proceeds of the Collateral Properties in preference to every other claimant whatsoever. In addition, Owner, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Owner which would require the separate sale of the Collateral Properties or require Administrative Agent, Lenders, Issuing Bank and Specified Derivatives Providers to exhaust their remedies against any individual Collateral Property or any combination of the Collateral Properties before proceeding against any other individual Collateral Property or combination of Collateral Properties; and further in the event of such foreclosure Owner does hereby expressly consent to and authorize, at the option of Administrative Agent, pursuant to the terms hereof, the foreclosure and sale either separately or together of any combination of the Collateral Properties.

[INSERT FOR GROUND LEASE PROPERTIES ONLY:

Article 15

GROUND LEASE PROVISIONS

15.1 No Merger of the Fee and Leasehold Estates; Releases. So long as any portion of the Obligations shall remain unpaid, unless Administrative Agent shall otherwise consent, the fee title to the Mortgaged Property and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in [Leasehold] Owner, Ground Lessor or in any other Person by purchase, operation of law or otherwise. Administrative Agent reserves the right, at any time, to release portions of the Mortgaged Property, including, but not limited to, the Leasehold Estate, with or without consideration, at Administrative Agent’s election, without waiving or affecting any of its rights hereunder or under the Notes, the Guaranty, the Credit Agreement or the other Loan Documents and any such release shall not affect Administrative Agent’s rights in connection with the portion of the Mortgaged Property not so released.

15.2 [Leasehold] Owner’s Acquisition of the Fee Estate. So long as any portion of the Obligations remains unpaid, in the event that [Leasehold] Owner shall become the owner and holder of Ground Lessor’s fee interest in the portion of the Mortgaged Property demised pursuant to the Ground Lease, the lien of this Security Instrument shall be spread to cover such interest and such interest shall be deemed to be included in the Mortgaged Property. [Leasehold] Owner agrees, at its sole cost and expense, including without limitation, Administrative Agent’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to subject the foregoing interest to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on such interest. The foregoing shall not be construed to permit [Leasehold] Owner to acquire the aforesaid fee interest and [Leasehold] Owner’s rights to acquire additional property shall remain subject to the restrictions relating thereto contained in the Credit Agreement and the other Loan Documents.

15.3 Rejection of the Ground Lease. (a) If the Ground Lease is terminated by Ground Lessor for any reason in the event of the rejection or disaffirmance of the Ground Lease by Ground Lessor pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) [Leasehold] Owner, immediately after obtaining notice thereof, shall give notice thereof to Administrative Agent, (ii) [Leasehold] Owner, without the prior written consent of Administrative Agent, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Owner made without such consent shall be void and (iii) this Security Instrument and all the liens, terms, covenants and conditions of this Security Instrument shall extend to and cover [Leasehold] Owner’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, [Leasehold] Owner hereby assigns irrevocably to Administrative Agent [Leasehold] Owner’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against Ground Lessor under the Bankruptcy Code or any comparable federal or state statute or law, provided that Administrative Agent shall not exercise such rights and shall permit [Leasehold] Owner to exercise such rights with the prior written consent of Administrative Agent, not to be unreasonably withheld or delayed, unless an Event of Default exists.

(b) [Leasehold] Owner hereby assigns to Administrative Agent [Leasehold] Owner’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against [Leasehold] Owner under the Bankruptcy Code or comparable federal or state statute or law, provided Administrative Agent shall not exercise such right, and shall permit [Leasehold] Owner to exercise such right with the prior written consent of Administrative Agent, not to be unreasonably withheld or delayed, unless an Event of Default exists. Further, if [Leasehold] Owner shall desire to so reject the Ground Lease, at Administrative Agent’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, [Leasehold] Owner shall assign its interest in the Ground Lease to Administrative Agent in lieu of rejecting the Ground Lease as described above, upon receipt by [Leasehold] Owner of written notice from Administrative Agent of such request together with Administrative Agent’s agreement to cure any existing defaults of [Leasehold] Owner under the Ground Lease and to provide adequate assurance of future performance of [Leasehold] Owner’s obligations thereunder.

(c) [Leasehold] Owner hereby assigns to Administrative Agent [Leasehold] Owner’s right to seek an extension of the 60-day period within which [Leasehold] Owner must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against [Leasehold] Owner under the Bankruptcy Code or comparable federal or state statute or law, provided Administrative Agent shall not exercise such right, and shall permit [Leasehold] Owner to exercise such right with the prior written consent of Administrative Agent, not to be unreasonably withheld or delayed, unless an Event of Default exists. Further, if [Leasehold] Owner shall desire to so reject the Ground Lease, at Administrative Agent’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, [Leasehold] Owner shall assign its interest in the Ground Lease to Administrative Agent in lieu of rejecting such Ground Lease as described above, upon receipt by [Leasehold] Owner of written notice from Administrative Agent of such request together with Administrative Agent’s agreement to cure any existing defaults of [Leasehold] Owner under the Ground Lease and to provide adequate assurance of future performance of the applicable [Leasehold] Owner’s obligations thereunder.

(d) [Leasehold] Owner hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any Personalty of [Leasehold] Owner not removed from the Mortgaged Property by [Leasehold] Owner as permitted or required by the Ground Lease, shall at the option of Administrative Agent be deemed abandoned by [Leasehold] Owner, provided that Administrative Agent may remove any such Personalty required to be removed by [Leasehold] Owner pursuant to the Ground Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by [Leasehold] Owner within five (5) days of receipt by [Leasehold] Owner of an invoice for such removal costs and expenses.]

[INSERT FOR CONDOMINIUM PROPERTIES ONLY [TO BE REVISED

ACCORDINGLY BASED ON CONDOMINIUM DOCUMENTS]:

Article 15

CONDOMINIUM PROVISIONS

With respect to the Condominium, Owner hereby represents, warrants and covenants as follows:

(a) The Condominium has been legally and validly created pursuant to all Legal Requirements and the Condominium Documents. The Condominium Documents are valid and enforceable and there currently exists no default or event of default thereunder (I) by Owner or (II) to Owner’s knowledge, by any other party thereto. All fees, dues, charges, and assessments, whether annual, monthly, regular, special or otherwise (collectively, the “Assessments”) payable by Owner to date have been fully paid.

(b) Owner shall promptly pay all Assessments imposed pursuant to the Condominium Documents when the same become due and payable with respect to the unit for which title is held by Owner (“[            ]”). Owner will deliver to Administrative Agent, promptly upon Administrative Agent’s request, no more frequently than once a calendar quarter, evidence satisfactory to Administrative Agent that the Assessments have been so paid or are not then delinquent with respect to [            ].

(c) Owner acknowledges and agrees that [            ], Owner’s interest in the Limited Common Elements (as defined in the Condominium Documents) related to [            ] and the Common Elements (as defined in the Condominium Documents) are within the definition of “Mortgaged Property” hereunder and, as such, Owner shall cause the same to be insured in accordance with the terms of this Security Instrument and the Credit Agreement. Any insurance proceeds or condemnation awards obtained by Owner with respect to any condemnation of the Mortgaged Property shall be held and applied by Administrative Agent as required by the Condominium Documents and otherwise in accordance with the applicable terms and conditions of this Security Instrument and the Credit Agreement and, provided no Event of Default has occurred and is continuing, disbursed for restoration purposes as such restoration progresses in accordance with prudent and customary construction lending practices. Notwithstanding the foregoing, in connection with a condemnation to all or any portion of the [            ] Portions wherein the restoration of the same is not required under the Condominium Documents, the owner of [            ] may make a claim for and retain any award granted in connection therewith, provided, that, such award does not reduce or otherwise impair any award that may be granted to Owner and/or Administrative Agent in connection therewith.

(d) Intentionally Deleted.

(e) If Owner controls the Board, it shall use commercially reasonable efforts to cause the Association to, (i) maintain the Condominium in good condition and repair, (ii) promptly comply with all Legal Requirements applicable to the Condominium, (iii) to promptly repair, replace or rebuild any part of the Condominium which may be damaged or destroyed by any casualty or which may be affected by any condemnation proceeding and (iv) to complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Condominium.

(f) Intentionally Deleted.

(g) Without the prior written consent of Administrative Agent, Owner shall not consent to any amendment of the terms or provisions of the Condominium Documents in any material manner which would have Material Adverse Effect or permit the Condominium to be terminated or abandoned.

(h) Owner shall, upon the written request of Administrative Agent not more frequently than once per year or at any time during the continuance of an Event of Default use commercially reasonable efforts to cause the Board to allow Administrative Agent to examine the books, records and receipts of the Condominium upon ten (10) days prior notice thereof.

(i) Owner shall promptly deliver to Administrative Agent a true and full copy of all notices of default or other material notices received by Owner with respect to any obligation or duty of Owner under the Condominium Documents. Owner shall, upon written request of Administrative Agent, deliver to Administrative Agent the then effective annual budget of the Condominium.

(j) Without the prior written consent of Administrative Agent, Owner shall not, in the event of damage to or destruction of the Property, vote not to repair, restore or rebuild the Condominium.

(k) Intentionally Deleted.

(l) Administrative Agent shall have the rights and privileges which Owner has as though Administrative Agent were in fact the owner of [            ], which rights and privileges shall include, without limitation, all voting rights accruing to Owner under the terms of the Condominium Documents; provided, however, Owner shall have the sole right to exercise such rights prior to the occurrence of an Event of Default. Upon the occurrence and continuance of an Event of Default, Administrative Agent may vote in place of Owner and may exercise any and all of said rights. Owner hereby irrevocably appoints Administrative Agent as its attorney-in-fact, coupled with an interest to vote as Owner’s proxy and to act with respect to all of said rights so long as such Event of Default continues hereunder. Written notice from Administrative Agent to the Board shall be deemed conclusive as to the existence of such Event of Default and as to Administrative Agent’s rights and privileges hereunder. Notwithstanding anything contained herein to the contrary, nothing contained herein or otherwise shall render Administrative Agent liable for any Assessments.

(m) To Owner’s knowledge, neither the Board nor the Association (as defined in the Condominium Documents) is a party to any loan, credit agreement or other arrangement for any extension of credit, whether funded or to be funded. Owner shall not, without Administrative Agent’s prior written consent, permit the Board or the Association to incur any indebtedness or to encumber the Condominium in connection therewith.

(n) In addition to Administrative Agent’s consent rights as specified in this Article 15, Owner shall not exercise any other material approval, consent or voting right to which it is entitled under the Condominium Documents without obtaining Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(o) Without limitation of the foregoing, Owner’s failure to comply with any provision of this Article 15 shall, at Administrative Agent’s option, constitute an immediate Event of Default hereunder and under the other Loan Documents if the same causes a Material Adverse Effect.]

[INSERT FOR NEW RIVER VALLEY MALL ONLY:

Article 15

INTERCREDITOR AGREEMENT

Notwithstanding anything herein to the contrary, the lien and security interest granted to Administrative Agent, for its benefit and the benefit of Lenders, Issuing Bank and Specified Derivatives Providers, pursuant to this Security Instrument and the exercise of any right or remedy by Administrative Agent hereunder with respect to the Mortgaged Property are subject to the provisions of that certain Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as First Lien Agent (as defined therein), Wells Fargo Bank, National Association, as Second Lien Agent (as defined therein) and the Grantors (as defined therein) from time to time a party thereto and certain other persons thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Instrument, the terms of the Intercreditor Agreement shall govern and control.]

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Owner has executed this Security Instrument as of the day and year first set forth above.

OWNER:

[INSERT SIGNATURE BLOCKS]

[SEPARATE SIGNATURE PAGES TO BE PREPARED BASED ON STATE-SPECIFIC REQUIREMENTS]

[INSERT STATE SPECIFIC ACKNOWLEDGMENT(S)]

SCHEDULE I

OPTIONS TO PURCHASE

[Insert for Monroe Marketplace: 1. Rare Hospitality International, Inc.’s option to purchase Unit 10-E of the Monroe Marketplace.]

[Insert for New River Valley: 1. Healthcare Realty, Inc.’s option to purchase a portion of a parking lot located on an outparcel which is part of the Mortgaged Property.]

[Insert for Palmer Park: 1. Bon Ton’s option to purchase the premises leased by Bon Ton and approximately 13.42 acres of land.]

[Insert for Voorhees Town Center: 1. Star Group’s option to purchase the premises leased by Star Group separate and apart from any adjoining part of the Mortgaged Property owned by Owner.]

[Insert for Washington Crown Center: 1. Bon Ton’s option to purchase the premises leased by Bon Ton, certain land designated as “Bon-Ton Permissible Building Area” and a contiguous parking area sufficient to provide 5.5 parking spaces per 1,000 square feet in the leased premises an any addition thereto.]

[Insert for Westgate Anchor Pad: 1. Bon Ton’s option to purchase the premises leased by Bon Ton separate and apart from any adjoining part of the Mortgaged Property owned by Owner.]

[Insert for all other Properties: None.]

SCHEDULE II

RIGHTS OF FIRST REFUSAL

[Insert for Crossroads Mall: 1. Sheetz’s right of first refusal to purchase the premises leased by Sheetz separate and apart from any adjoining part of the Mortgaged Property owned by Owner.]

[Insert for Monroe Marketplace: 1. Rare Hospitality International Inc.’s (d/b/a Longhorn Steakhouse) right of first refusal to purchase the premises leased by it separate and apart from any adjoining part of the Mortgaged Property owned by Owner.]

[Insert for New River Valley: 1. IHOP’s right of first refusal to purchase the premises leased by IHOP separate and apart from any adjoining part of the Mortgaged Property owned by Owner.]

[Insert for Orlando: 1. MMM Lakewood Ltd.’s right to purchase Owner’s leasehold estate in the Mortgaged Property.]

[Insert for Sunrise Plaza: 1. Home Depot’s right of first refusal to purchase the premises leased by Home Depot separate and apart from any adjoining part of the Mortgaged Property owned by Owner.]

[Insert for Plymouth Meeting Mall: 1. Macy’s right of first refusal as set forth in that certain Agreement dated April 24, 1964 and recorded in Book 3351, page 207 with the Recorder of Deeds of Montgomery County, Pennsylvania.]

[Insert for all other Properties: None.]

[INSERT THE FOLLOWING FOR GROUND LEASE PROPERTIES ONLY:

SCHEDULE III

GROUND LEASE]

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT L

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW ☐ REPLACE PREVIOUS DESIGNATION ☐ ADD ☐ CHANGE ☐ DELETE LINE

NUMBER

The following representatives of PREIT Associates, L.P. (“PREIT”) are authorized to request the disbursement of proceeds of any Loan and initiate funds transfers for Loan Number 1001733 assigned to the secured credit facility evidenced by the Amended, Restated and Consolidated Credit Agreement dated March 11, 2010 among PREIT, and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually a “Borrower” and collectively the “Borrower”), PR Gallery I Limited Partnership (“PR Gallery”) and Keystone Philadelphia Properties, L.P (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), each of the financial institutions initially a signatory thereto together with their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders (the “ Administrative Agent “) and the other parties thereto. The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by the Borrower and the Gallery Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title	Maximum Wire Amount3

[Continued on next page]

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:

Further Credit Information/Instructions:

[1]

Maximum Wire Amount with respect to the Term Loan A may not exceed the amount of the Term Loan A Commitment, Maximum Wire Amount with respect to the Gallery Term Loan Commitment may not exceed the Gallery Term Loan Commitment, and the Maximum Wire Amount with respect to the Revolving Loans may not exceed the amount of the Maximum Revolving Credit Availability.

Date:             , 20

“BORROWER”

PREIT Associates, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

“GALLERY BORROWER”

PREIT Associates, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

[Signatures continued on next page]

“GALLERY BORROWER”, continued:

PR GALLERY I LIMITED PARTNERSHIP

By:	PR Gallery I LLC, sole general partner
	By:	PREIT Associates, L.P., sole member
		By:	Pennsylvania Real Estate Investment Trust, general partner

By:
Name:
Title:

KEYSTONE PHILADELPHIA PROPERTIES, L.P.

By:	Keystone Philadelphia Properties, LLC, general partner
	By:	PR Gallery II LLC, sole member
		By:	PREIT Associates, L.P., sole member
			By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

EXHIBIT M

FORM OF REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P. (“PREIT”) and PREIT-RUBIN, INC. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower and collectively, the “Borrower”) jointly and severally hereby unconditionally promises to pay to the order of             (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 733 Marquette Avenue, 10th Floor, Minneapolis, Minnesota 55402 or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of             AND             /100 DOLLARS ($            ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the “Revolving Notes” referred to in that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.6.(c) thereof, the Administrative Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Revolving Loans by the Lender to the Borrower in the aggregate principal Dollar amount first above mentioned, (b) permits the prepayment of the Revolving Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

[This Note is given in replacement of the Revolving Note previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]4

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

4	Language to be included if this Revolving Note replaces a Revolving Note previously delivered to the Lender.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

EXHIBIT N

FORM OF TERM LOAN A NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P. (“PREIT”) and PREIT-RUBIN, INC. (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower and collectively, the “Borrower”) jointly and severally hereby unconditionally promises to pay to the order of             (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 733 Marquette Avenue, 10th Floor, Minneapolis, Minnesota 55402 or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of             AND             /100 DOLLARS ($            ), or such lesser amount as may be the then outstanding and unpaid balance of all Term Loans A made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the “Term Loan A Notes” referred to in that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.6.(c) thereof, the Administrative Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Loan A by the Lender to the Borrower in the principal Dollar amount first above mentioned, (b) permits the prepayment of the Term Loan A by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Term Loan upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

[This Note is given in replacement of a Term Note previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

[1]	Insert if this Term Note replaces a Term Note previously delivered to the Lender.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

EXHIBIT O

FORM OF GALLERY TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P. (“PREIT”), PREIT-RUBIN, INC., (“PREIT-RUBIN”), PR GALLERY I LIMITED PARTNERSHIP (“PR Gallery”), and KEYSTONE PHILADELPHIA PROPERTIES, L.P. (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”) jointly and severally hereby unconditionally promises to pay to the order of             (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 733 Marquette Avenue, 10th Floor, Minneapolis, Minnesota 55402 or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of             AND             /100 DOLLARS ($            ), or such lesser amount as may be the then outstanding and unpaid balance of all Gallery Term Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Gallery Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the “Gallery Term Loan Notes” referred to in that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT and PREIT-RUBIN (each of PREIT and PREIT-RUBIN, a “Borrower” and collectively, the “Borrower”), the Gallery Borrower, Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.6.(c) thereof, the Administrative Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Gallery Term Loan by the Lender to the Gallery Borrower in the principal Dollar amount first above mentioned, (b) permits the prepayment of the Gallery Term Loan by the Gallery Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Gallery Term Loan upon the occurrence of certain specified events.

The Gallery Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

[This Note is given in replacement of a Term Note previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

[1]	Insert if this Term Note replaces a Term Note previously delivered to the Lender.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

PR GALLERY I LIMITED PARTNERSHIP

By:	PR Gallery I LLC, sole general partner
	By:	PREIT Associates, L.P., sole member
		By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

KEYSTONE PHILADELPHIA PROPERTIES, L.P.

By:	Keystone Philadelphia Properties, LLC, general partner
	By:	PR Gallery II LLC, sole member
		By:	PREIT Associates, L.P., sole member

		By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

EXHIBIT P

FORM OF RENT ROLL CERTIFICATION

[See attached]

P-1

Loan No. 1001733

RENT ROLL CERTIFICATION

Re:	Property Owner[s]:	[ ], a [ ] [and [ ], a [ ]] [INSERT FEE AND LEASEHOLD OWNERS]

	Property:	[INSERT PROPERTY NAME AND ADDRESS]

	Loan:	$670,000,000.00 credit facility (the “Loan”) pursuant to that certain Amended, Restated and Consolidated Credit Agreement dated as of March [ ], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, collectively, “Borrower”), Gallery Borrower (as defined in the Credit Agreement), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, in its capacity as Administrative Agent (together with its successors and assigns, “Administrative Agent”)

The Property Owner[s] hereby certif[y][ies] to Administrative Agent, Lenders and Issuing Bank (as defined in the Credit Agreement) that the attached Exhibit A is a true, accurate and complete rent roll with respect to the Property referred to above. This certification is being made by Property Owner[s] to induce the Administrative Agent and the Lenders under the referenced Credit Agreement to make the Loan thereunder and, in the case of the Issuing Bank, to issue letters of credit, to Borrower and accept Property Owner[‘s][s’] guaranty thereof (the “Guaranty”) with the knowledge that the Administrative Agent, the Lenders and the Issuing Bank are relying upon this certification in making the Loan and accepting the Guaranty.

Dated: March [    ], 2010

[NO FURTHER TEXT ON THIS PAGE]

Loan No. 1001733

PROPERTY OWNER[S]

[INSERT SIGNATURE BLOCK[S]]

EXHIBIT A

RENT ROLL

Attached.

EXHIBIT Q

FORM OF OPINION OF COUNSEL TO THE BORROWER AND GUARANTORS

[See attached]

Q-1

March 11, 2010
Law Offices

One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996	Wells Fargo Bank, National Association, as Administrative Agent
215-988-2700 phone	1753 Pinnacle Drive
215-988-2757 fax	5th Floor, South Tower
www.drinkerbiddle.com	McLean, Virginia 22102
CALIFORNIA
DELAWARE	The Lenders party to the Amended, Restated and Consolidated Credit Agreement referred to below
NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON DC WISCONSIN
Ladies and Gentlemen:

We have acted as counsel to PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, Inc., a Pennsylvania corporation (“PREITRUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Parent”), PR Gallery I Limited Partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P. (“Keystone”; together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”) and the subsidiaries of Parent identified on Annex A attached hereto (collectively, the “Guarantors”, and together with the Borrower, the Gallery Borrower and the Parent, the “Loan Parties”) in connection with the negotiation, execution and delivery of that certain Amended, Restated and Consolidated Credit Agreement, dated as of March     , 2010 (the “Credit Agreement”), by and among the Borrower, the Gallery Borrower, the Parent, each of the financial institutions initially a signatory thereto (the “Lenders”) together with their assignees pursuant to Section 1 1.6.(c) of the Credit Agreement and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”, collectively with the Lenders, the “Lender Parties”).

All capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

In these capacities, we have reviewed copies of the following:

(a) the Credit Agreement;

(b) the Notes;

(c) the Guaranty;

Established 1849	(d) the Pledge Agreement;

March 11, 2010

(e) the Security Agreement;

(f) the Security Instruments listed on Annex B attached hereto (each, a “Security Instrument” and collectively, the “Security Instruments”);

(g) the Environmental Indemnity Agreement;

(h) the Gallery Environmental Indemnity Agreement;

(i) the Property Management Contract Assignment;

(j) the Rent Roll Certifications executed by each of the Property Owners;

(k) the Deposit Account Control Agreements; and

(l) the UCC-1 Financing Statements (the “UCC-1s”) listed on Annex C attached hereto.

The documents and instruments set forth in items (a) through (k) above are referred to herein as the “Transaction Documents”.

In addition to the foregoing, we have reviewed certificates of limited partnership, limited partnership agreements, certificates of formation, certificates of organization, operating agreements or other similar organizational documents, as applicable, of each Loan Party and its respective general partner or sole member and certain resolutions of the board of trustees or other governing body, if applicable, of each Loan Party or its respective general partner or sole member (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

The opinions expressed below are limited to (a) the laws of the Commonwealth of Pennsylvania and the State of New Jersey and (b) the Delaware Limited Liability Company Act, the Delaware Limited Partnership Act, Delaware Uniform Commercial Code, the South Carolina Uniform Limited Liability Company Act, the Maryland General Corporation Law, the New Jersey Uniform Commercial Code, , as published on-line on LexisNexis as of March 11, 2010 (the foregoing statutes, collectively, the “Acts”). Except for our opinions with respect to the Acts, we express no opinion concerning the laws of any jurisdiction other than Pennsylvania, New Jersey and federal laws of the United States. Our opinions are based upon the assumption that only the laws of the Commonwealth of Pennsylvania and the Acts, as set forth above, are applicable to the matters set forth herein.

March 11, 2010

When we state herein that matters are to our “knowledge,” we mean that we have no actual knowledge of facts which are contrary to the opinion rendered, without having undertaken independent investigation or verification of any such facts. The words “actual knowledge” mean the conscious attention to such information by the Primary Lawyer Group. The phrase “Primary Lawyer Group” includes only attorneys who are currently members of or employed by this firm who have been involved in the preparation of this letter and such other attorneys as have been involved in the representation of Borrower or other Loan Parties in connection with the transaction that is the subject of this letter.

When we state herein that a lien or security interest is in favor of Administrative Agent, we mean such lien or security interest is in favor of Administrative Agent for the benefit of the Lender Parties, the Issuing Bank and the Specified Derivatives Providers.

The opinions hereinafter expressed are specifically subject to the following additional assumptions, exceptions and qualifications:

(a) We have made no inquiry or investigation concerning the status, authority to act or authorization of any party participating in the subject transaction or delivering any document in connection therewith other than the Loan Parties.

(b) We have assumed the due authorization, execution and delivery by each party thereto (other than the Loan Parties) of each of the Transaction Documents to be executed and delivered by any of such other parties and the enforceability of the Transaction Documents against such other parties. We have assumed the legal capacity of all individuals executing any of the Transaction Documents.

(c) As to any matters of fact material to the opinions hereafter expressed, we have relied with your permission upon the truth and accuracy of certain representations, warranties and certifications made by the Loan Parties in or pursuant to the Transaction Documents. To the extent that we have relied upon original documents or copies thereof, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

(d) Our opinions on attachment and perfection of liens under the Transaction Documents are based on the assumption that PR Gallery, Keystone and the applicable Guarantors have rights in the Collateral described in the Security Agreement, Pledge Agreement and the Security Instruments.

(e) We have assumed that the Pennsylvania Security Instruments (as defined in Annex B) and New Jersey Security Instruments (as defined in Annex B) will be duly recorded and indexed forthwith after execution.

March 11, 2010

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1. Each Borrower and Gallery Borrower has the power to execute, deliver and perform the Transaction Documents to which it is a party, to own and use its assets, and to conduct its business as, to our knowledge, it is presently conducted and as, to our knowledge, it is proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.

2. The Parent has the power to execute, deliver and perform the Transaction Documents to which it is a party, to own and use its assets, and to conduct its business as, to our knowledge, it is presently conducted and as, to our knowledge, it is proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.

3. Each Guarantor has the power to execute, deliver and perform under the Guaranty and each of the Security Instruments to which it is a party. Each Pledgor has the power to execute, deliver and perform the under Pledge Agreement. Each Grantor has the power to execute, deliver and perform under the Security Agreement.

4. PREIT is a limited partnership subsisting and in good standing under the laws of the State of Delaware, PREIT-RUBIN is a corporation subsisting under the laws of the Commonwealth of Pennsylvania, PR Gallery is a limited partnership subsisting under the laws of the Commonwealth of Pennsylvania and Keystone is a limited partnership subsisting under the laws of the Commonwealth of Pennsylvania, in each case based solely on the good standing certificates and subsistence certificates identified on AnnexD.

5. Parent is a business trust subsisting under the laws of the Commonwealth of Pennsylvania, based solely on the subsistence certificate identified on Annex E.

6. Each Guarantor is an entity organized and subsisting or in good standing, as applicable, under the laws of the State of its formation, based solely on the good standing/subsistence certificate for such entity identified on Annex F.

7. Each Property Owner owning a Mortgaged Property in New Jersey or Pennsylvania is duly qualified to do business in and is subsisting or in good standing, as applicable, under the laws of the State in which its Mortgaged Property is located, based solely on the good standing/subsistence certificate for such Property Owner identified on Annex G.

March 11, 2010

8. The execution and delivery of the Transaction Documents to which it is a party and the performance of all obligations of such Loan Party thereunder have been duly authorized. Each of the Loan Parties and each respective general partner or sole member on behalf of the applicable Loan Parties has duly executed and delivered such Transaction Documents. The individuals executing the Transaction Documents on behalf of the Loan Parties and each respective general partner or sole member of the Loan Parties, as the case may be, have been duly authorized to do so.

9. The execution and delivery by each of the Loan Parties of the Transaction Documents to which it is a party do not, and, if each of the Loan Parties were now to perform its obligations under such Transaction Documents, such performance would not, result in any:

(a) violation of any such Loan Party’s Organizational Documents;

(b) violation of any existing constitution, statute, regulation, rule, order, or law of Pennsylvania or the United States of America or the Acts, as the case may be, to which any Loan Party or its assets are subject;

(c) breach or violation of or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, a Loan Party is bound or under which a Loan Party or its assets is subject;

(d) creation or imposition of a contractual lien or security interest in, on or against the assets of any Loan Party (other than the liens of the Transaction Documents) under any material written agreements to which, to our knowledge, any Loan Party is a party or by which any Loan Party or its assets are bound; or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, any Loan Party or its assets are subject.

10. The execution, delivery and performance by each of the Loan Parties of each Transaction Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority of the United States of America or the Commonwealth of Pennsylvania, except filings with the United States Securities and Exchange Commission and filings necessary to perfect liens in favor of Administrative Agent.

March 11, 2010

11. The Transaction Documents, other than those provisions of the Security Instruments regarding creation, perfection and enforcement of the lien and security interest granted therein, which, by the provisions thereof are governed by the laws of Virginia, South Carolina, Alabama, West Virginia or Florida, constitute the legal, valid and binding obligations of each of the Loan Parties that is signatory thereto, enforceable against such Loan Party in accordance with their respective terms.

12. The Pledge Agreement creates a valid security interest in favor of Administrative Agent in the Pledged Collateral (as defined in the Pledge Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the Commonwealth of Pennsylvania (the “Pennsylvania Code”).

13. The Security Agreement creates a valid security interest in favor of Administrative Agent in the Collateral (as defined in the Security Agreement) in which a security interest may be created under the Pennsylvania Code.

14. (a) Each Pennsylvania Security Instrument is in proper form for recording in the recorder’s office of the county in which the Mortgaged Property secured by such Pennsylvania Security Instrument is located. When the Pennsylvania Security Instruments have been duly recorded and appropriately indexed, each Pennsylvania Security Instrument will be sufficient to create and perfect a lien on that portion of the Mortgaged Property, defined therein, which constitutes real property, fixtures, leases and rents, in favor of Administrative Agent.

(b) Each New Jersey Security Instrument is in proper form for recording in the recorder’s office of the county in which the Mortgaged Property secured by such New Jersey Security Instrument is located. When the New Jersey Security Instruments have been duly recorded and appropriately indexed, each New Jersey Security Instrument will be sufficient to create and perfect a lien on that portion of Mortgaged Property, defined therein, which constitutes real property, fixtures, leases and rents, in favor of Administrative Agent.

15. No recording, mortgage, registration, intangible, documentary stamp, filing, privilege or other tax must be paid in Pennsylvania or New Jersey in connection with the execution, delivery, recordation or performance of any of the Transaction Documents, except for nominal per-page recording fees.

16. The foreclosure of any of the Pennsylvania Security Instruments or New Jersey Security Instruments in and of itself will not restrict, affect or impair the respective mortgagor’s liability with respect to the indebtedness secured thereby or Administrative Agent’s rights or remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, provided, however, that (a) the

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Pennsylvania Deficiency Judgment Act requires a levying creditor which purchases property at its own execution sale to file a petition and have the court having jurisdiction determine the value of the property received to be credited against such deficiency claim before proceeding against a party directly or indirectly liable for the debt, and (b) New Jersey has an entire controversy doctrine requiring matters arising out of the same transaction to be resolved in a single judicial proceeding, albeit that foreclosure actions against real estate are exempt from such doctrine.

17. The priority of each of the Pennsylvania Security Instruments and the New Jersey Security Instruments will not be affected by (a) any pre-payment of a portion of the Loans (except to the extent that such Security Instruments will then secure a lesser principal amount) or (b) any reduction of the outstanding amount of the Loans from time to time. Further, the lien of any future Revolving Credit Loan advances up to the stated maximum principal amount in each Pennsylvania Security Instrument or New Jersey Security Instrument will relate back to the date of recording of such Security Instrument provided the advances are obligatory and, in the case of Pennsylvania, to the extent the obligatory advance doctrine is inapplicable, the advances are entitled to such priority under the Pennsylvania Open End Mortgage Statute referred to in the Pennsylvania Security Instruments.

18. (a) The filing of the Pennsylvania UCC-1s (as defined on Annex C) with the Secretary of State of Pennsylvania is sufficient to perfect the security interest created by the applicable Security Instruments in the personal property not constituting fixtures described therein in which a security interest may be created under the Pennsylvania Code, to the extent such security interest may be perfected by the filing of a financing statement under the Pennsylvania Code.

(b) The filing of the Delaware UCC-1s (as defined on Annex C) with the Secretary of State of Delaware is sufficient to perfect the security interest created by the applicable Security Instruments in the personal property not constituting fixtures described therein in which a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the State of Delaware (the “Delaware Code”), to the extent such security interest may be perfected by the filing of a financing statement under the Delaware Code.

(c) The filing of the New Jersey UCC-1 (as defined on Annex C) with the Secretary of State of New Jersey is sufficient to perfect the security interest created by the applicable Security Instruments in the personal property not constituting fixtures described therein in which a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the State of New Jersey (the “New Jersey Code”), to the extent such security interest may be perfected by the filing of a financing statement under the New Jersey Code.

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(d) The filing of the Delaware Pledgor UCC-1s (as defined on Annex C) with the Secretary of State of Delaware is sufficient to perfect the security interest created by the Security Agreement in the personal property described therein in which a security interest may be created under the Delaware Code, to the extent such security interest may be perfected by the filing of a financing statement under the Delaware Code.

(e) The filing of the Pennsylvania Pledgor UCC-1s (as defined on Annex C) with the Secretary of State of Pennsylvania is sufficient to perfect the security interest created by the Security Agreement in the personal property described therein in which a security interest may be created under the Pennsylvania Code, to the extent such security interest may be perfected by the filing of a financing statement under the Pennsylvania Code.

19. The Deposit Account Control Agreements provide, that for the purposes of the determining the law governing the perfection of Administrative Agent’s security interest in the deposit accounts described therein (the “Deposit Accounts”), the financial institution’s jurisdiction is the Commonwealth of Pennsylvania. Under the Pennsylvania Code a security interest in a deposit account is perfected by control of such deposit account. Upon creation of the Deposit Accounts and execution and delivery of the Deposit Account Control Agreements by all parties thereto, Administrative Agent will have a perfected security interest in each of the Deposit Accounts.

20. To our knowledge, other than as disclosed in writing to Administrative Agent, (a) there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor (b) is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, which, in either event, could reasonably be expected to have a Material Adverse Effect.

21. None of the Loan Parties is, or, after giving effect to any Loan, will be, subject to regulation under the Investment Company Act of 1940 or to any federal or Pennsylvania statute or regulation limiting its ability to incur indebtedness for borrowed money.

22. Assuming that Borrower and Gallery Borrower apply the proceeds of the Loans as provided in the Credit Agreement, the transactions contemplated by the Transaction Documents do not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

23. The Loans, as made, will not violate any applicable civil usury laws of the State of New Jersey or Commonwealth of Pennsylvania or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loans; provided, however, that no opinion is expressed (a) as to whether the Pennsylvania criminal usury limits of 25% and/or 36% would be applicable to

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borrowings under the Transaction Documents, (b) the criminal usury laws of the State of New Jersey which prohibit the charging or collecting interest from a corporate, limited liability company or limited partnership borrower at a rate which exceeds 50% per annum, unless otherwise permitted by law, or (c) whether late charges, prepayment premiums or other fees, costs, charges or expenses, in addition to the interest charged at the rate recited could, under some circumstances, be deemed to cause the effective rate of interest to increase to a rate in excess of the foregoing limits.

The foregoing opinions are subject to the further qualifications, limitations and assumptions that:

(A) Our opinion as to the validity and enforceability of the Transaction Documents is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, receivership, moratorium and similar laws affecting creditor’s rights generally.

(B) The availability and enforceability of particular remedies, and the enforceability of particular provisions or waivers in the relevant documents may be limited by equitable principles and federal bankruptcy law.

(C) We express no opinion as to the availability of the remedy of specific performance.

(D) We express no opinion concerning any provisions of the Transaction Documents which purport to (i) authorize a party to exercise any extrajudicial remedy including self-help, except where permitted by law; (ii) waive personal service of judicial process, right to jury trial, statutes of limitation, or benefit of the automatic stay and other rights under the Federal Bankruptcy Code; (iii) establish evidentiary standards; (iv) waive non-waiveable rights including, without limitation, the obligation to mitigate damages; (v) waive commercial reasonableness; (vi) retain a claim against a guarantor where the primary debtor has been discharged or released or the claim been disallowed; (vii) provide for post-judgment interest in excess of that permitted on judgments in New Jersey or Pennsylvania, as applicable; (viii) impose late charges, increased rates of interest, penalties or forfeitures upon the occurrence of a default; (ix) provide for the vesting of jurisdiction in, or the consent to the exercise of jurisdiction by, any court where the exercise of jurisdiction is within discretion of such court or the court is not a court of general jurisdiction; (x) grant a power of attorney to act on behalf of another party; (xi) grant a right to confess judgment for possession of a Mortgaged Property; or (xii) grant a power of sale as a remedy under the Pennsylvania Security Instruments or New Jersey Security Instruments.

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(E) We express no opinion with respect to (i) the completeness, adequacy or accuracy of the description of any real or personal property and any other Collateral; (ii) the priority of any lien (or the lien of any advance) on real property or any security interest in personal property; or (iii) any other title matter relating to this transaction. As to these matters, we understand the Lender Parties are relying, to the extent they deem appropriate, on such title insurance and/or UCC searches as they may obtain from a title insurance company and/or other companies satisfactory to Lenders. We undertake no responsibility with respect to recording the Security Instruments or examining the public records to determine if and/or when such documents have been recorded by others.

(F) We express no opinion with respect to compliance with environmental protection laws; zoning, subdivision, land use or land development, health, safety, fire, construction, building or other local ordinances or regulations which may be applicable to the Collateral.

(G) Protective advances made by Lenders after entry of judgment under the Transaction Documents may not be secured by the Pennsylvania Security Instruments and New Jersey Security Instruments even though such Security Instruments may provide that such advances will be added to the mortgage debt.

(H) The opinions given above with respect to the enforceability and perfection of security interests are subject to the following exceptions: (i) the continued perfection of the security interests created under the Security Instruments and perfected by the filing of the UCC-1s will depend upon the filing of periodic continuation statements relating to the UCC- 1s and may depend upon the continuation of debtor’s present name; and (ii) each debtor’s name on the financing statement must be the same name indicated on the public record.

This opinion is furnished for the benefit of addressee and its successors and assigns which become holders of the Transaction Documents and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent. The opinions given herein are as of the date hereof, limited by facts, circumstances and laws in effect on such date, and, by rendering this opinion, we undertake no obligation to advise the addressee or any other party entitled to rely on this opinion with the respect to any changes therein. Our opinions as to subsistence and good standing in paragraphs 4, 5, 6 and 7 hereof are as of the date of the good standing/subsistence certificates identified on Annexes D, E and F respectively. Our opinion in paragraph 10 insofar as it relates to PR Lycoming Service Associates (“LSA”) is based on the representations of Parent that its subsidiaries are in compliance with applicable law and that LSA does not hold a certificate of public convenience from

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the Pennsylvania Public Utility Commission or equivalent Federal agency. We have no actual knowledge of facts which contradicts the representations in the preceding sentence.

Very truly yours,

DRINKER BIDDLE & REATH LLP

ANNEX A

GUARANTORS

Entity (listed alphabetically)	State of Formation
1. 1150 Plymouth Associates, Inc.	Maryland
2. 801-Gallery Associates, L.P.	Pennsylvania
3. 801-Gallery GP, LLC	Pennsylvania
4. 801 Developers, LP	Pennsylvania
5. 801 Developers GP, LLC	Pennsylvania
6. Beverage Two, LLC	New Jersey
7. Capital City Beverage Enterprises, Inc.	Maryland
8. Echelon Beverage LLC	New Jersey
9. Echelon Residential Unit Owner LLC	Delaware
10. Echelon Title LLC	Delaware
11. Exton License, Inc.	Maryland
12. Keystone Philadelphia Properties, L.P.	Pennsyvlania
13. Keystone Philadelphia Properties, LLC	Delaware
14. Pennsylvania Real Estate Investment Trust	Pennsylvania
15. Plymouth Ground Associates LLC	Pennsylvania
16. Plymouth Ground Associates LP	Pennsylvania
17. Plymouth License III, LLC	Pennsylvania
18. Plymouth License IV, LLC	Pennsylvania
19. PR Acquisition Sub LLC	Delaware
20. PR AEKI Plymouth, L.P.	Delaware
21. PR AEKI Plymouth LLC	Delaware
22. PR BVM, LLC	Pennsylvania
23. PR Crossroads I, LLC	Pennsylvania
24. PR Crossroads II, LLC	Pennsylvania
25. PR Cumberland Outparcel LLC	New Jersey
26. PR Echelon Limited Partnership	Pennsylvania
27. PR Echelon LLC	Pennsylvania
28. PR Exton Limited Partnership	Pennsylvania
29. PR Exton LLC	Pennsylvania
30. PR Exton Square Property L.P.	Delaware
31. PR Financing I LLC	Delaware
32. PR Financing II LLC	Delaware
33. PR Financing Limited Partnership	Delaware
34. PR Florence LLC	South Carolina
35. PR Gainesville Limited Partnership	Delaware
36. PR Gainesville LLC	Delaware

Entity (listed alphabetically)	State of Formation
37. PR Gallery I Limited Partnership	Pennsylvania
38. PR Gallery I LLC	Pennsylvania
39. PR Gallery II Limited Partnership	Pennsylvania
40. PR Gallery II LLC	Delaware
41. PR GC Inc.	Maryland
42. PR GV LLC	Delaware
43. PR GV LP	Delaware
44. PR Holding Sub Limited Partnership	Pennsylvania
45. PR Holding Sub LLC	Pennsylvania
46. PR Lacey LLC	New Jersey
47. PR Lancaster Holdings Limited Partnership	Pennsylvania
48. PR Lancaster Limited Partnership	Pennsylvania
49. PR Lancaster LLC	Delaware
50. PR Lycoming Service Associates	Pennsylvania
51. PR Monroe Holdings, L.P.	Pennsylvania
52. PR Monroe Limited Partnership	Pennsylvania
53. PR Monroe Holdings, LLC	Delaware
54. PR Monroe, LLC	Delaware
55. PR Monroe Old Trail Limited Partnership	Pennsylvania
56. PR Monroe Old Trail Holdings, L.P.	Pennsylvania
57. PR Monroe Old Trail, LLC	Delaware
58. PR Monroe Old Trail Holdings, LLC	Delaware
59. PR New Garden LLC	Pennsylvania
60. PR New Garden Limited Partnership	Pennsylvania
61. PR New Garden Residential Limited Partnership	Pennsylvania
62. PR New Garden Residential LLC	Delaware
63. PR New Garden/Chesco Holdings, L.P.	Pennsylvania
64. PR New Garden/Chesco Holdings, LLC	Delaware
65. PR New Garden/Chesco Limited Partnership	Pennsylvania
66. PR New Garden/Chesco, LLC	Delaware
67. PR Northeast Whitaker Avenue, L.P.	Pennsylvania
68. PR Northeast Whitaker Avenue LLC	Pennsylvania
69. PR Orlando Fashion Square LLC	Delaware
70. PR Palmer Park, L.P.	Pennsylvania
71. PR Palmer Park Mall Limited Partnership	Pennsylvania
72. PR Palmer Park Trust	Pennsylvania
73. PR Plymouth Meeting Associates PC LP	Delaware
74. PR Plymouth Meeting Limited Partnership	Pennsylvania
75. PR Plymouth Meeting LLC	Pennsylvania
76. PR PM PC Associates LLC	Delaware

Entity (listed alphabetically)	State of Formation
77. PR PM PC Associates LP	Delaware
78. PR Radio Drive LLC	South Carolina
79. PR Services Corporation	Pennsylvania
80. PR Swedes Square LLC	Delaware
81. PR TP LLC	Delaware
82. PR TP LP	Delaware
83. PR Valley View Downs Limited Partnership	Pennsylvania
84. PR Valley View Downs LLC	Pennsylvania
85. PR Washington Crown Limited Partnership	Pennsylvania
86. PR Washington Crown LLC	Delaware
87. PR WC LLC	Delaware
88. PR Westgate Limited Partnership	Pennsylvania
89. PR Westgate LLC	Pennsylvania
90. PR Wiregrass Anchor LLC	Delaware
91. PR Wiregrass Commons LLC	Delaware
92. PREIT CDE LLC	Pennsylvania
93. PREIT Gadsden Mall LLC	Delaware
94. PREIT Gadsden Office LLC	Delaware
95. PREIT Protective Trust 1	n/a
96. PREIT Services, LLC	Delaware
97. PREIT TRS, Inc.	Delaware
98. PREIT-Rubin, Inc.	Pennsylvania
99. PREIT-Rubin OP, Inc.	Pennsylvania
100. Rubin II, Inc.	Pennsylvania
101. WG Park – Anchor B, LLC	Delaware
102. WG Park – Anchor B LP	Delaware
103. XGP LLC	Delaware

ANNEX B

SECURITY INSTRUMENTS

1. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing Limited Partnership (“PR Financing”) in favor of the Administrative Agent (the “Chambersburg Security Instrument”).

2. Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Florence LLC and PR Radio Drive LLC in favor of the Administrative Agent (the “South Carolina Security Instrument”).

3. Credit Line Fee and Leasehold Deed of Trust, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Crossroads I, LLC and PR Crossroads II, LLC in favor of the Administrative Agent (the “Crossroads Security Instrument”).

4. Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PREIT Gadsden Mall LLC and PREIT Gadsden Office LLC in favor of the Administrative Agent (the “Gadsden Security Instrument”).

5. Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Gallery and Keystone in favor of the Administrative Agent (the “Gallery Security Instrument”).

6. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Monroe Limited Partnership in favor of the Administrative Agent (the “Monroe Security Instrument”).

7. Deed of Trust, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing Limited in favor of the Administrative Agent (the “New River Security Instrument”).

8. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing in favor of the Administrative Agent (the “Nittany Security Instrument”).

9. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing in favor of the Administrative Agent (the “North Hanover Security Instrument”).

10. Fee and Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Orlando Fashion Square LLC in favor of the Administrative Agent (the “Orlando Security Instrument”).

11. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Palmer Park Mall Limited Partnership in favor of the Administrative Agent (the “Palmer Park Security Instrument”).

12. Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing in favor of the Administrative Agent (the “Phillipsburg Security Instrument”).

13. Open-End Fee and Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Plymouth Meeting Limited Partnership, PR AEKI Plymouth, L.P. and Plymouth Ground Associates, LP in favor of the Administrative Agent (the “Plymouth Security Instrument”).

14. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing and PR Westgate Limited Partnership in favor of the Administrative Agent (the “Lehigh County Security Instrument”).

15. Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Lacey LLC in favor of the Administrative Agent (the “Sunrise Security Instrument”).

16. Open-End Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Financing in favor of the Administrative Agent (the “Uniontown Security Instrument”).

17. Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by Echelon Title LLC in favor of the Administrative Agent (the “Voorhees Security Instrument”).

18. Open-End Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Washington Crown Limited Partnership in favor of the Administrative Agent (the “Washington Crown Security Instrument”).

19. Mortgage, Security Agreement and Assignment of Leases and Rents and Fixture Filing executed by PR Wiregrass Commons LLC and PR Wiregrass Anchor LLC in favor of the Administrative Agent (the “Wiregrass Security Instrument”).

The Chambersburg Security Instrument, Gallery Security Instrument, Monroe Security Instrument, Nittany Security Instrument, North Hanover Security Instrument, Palmer Park Security Instrument, Plymouth Security Instrument, Lehigh County Security Instrument, Uniontown Security Instrument, and Washington Crown Security Instrument are collectively referred to as the “Pennsylvania Security Instruments”.

The Philipsburg Security Instrument, the Sunrise Security Instrument and the Voorhees Security Instrument are together referred to as the “New Jersey Security Instruments”.

ANNEX C

UCC-1S

A. UCC-1s to be filed with the Secretary of State of Pennsylvania (collectively, the “Pennsylvania UCC- 1s”):

1. UCC-1 Financing Statement naming PR Crossroads I, LLC and PR Crossroads II, LLC as debtors and Administrative Agent as secured party.

2. UCC-1 Financing Statement naming PR Gallery and Keystone as debtors and Administrative Agent as secured party.

3. UCC-1 Financing Statement naming PR Monroe Limited Partnership as debtor and Administrative Agent as secured party.

4. UCC-1 Financing Statement naming PR Palmer Park Mall Limited Partnership as debtor and Administrative Agent as secured party.

5. UCC-1 Financing Statement naming PR Plymouth Meeting Limited Partnership and Plymouth Ground Associates, LP as debtors and Administrative Agent as secured party.

6. UCC-1 Financing Statement naming PR Washington Crown Limited Partnership as debtor and Administrative Agent as secured party.

7. UCC-1 Financing Statement naming PR Westgate Limited Partnership as debtor and Administrative Agent as secured party.

B. UCC-1s to be filed with the Secretary of State of Delaware (collectively, the “Delaware UCC-1 s”):

1. UCC-1 Financing Statement naming Echelon Title LLC as debtor and Administrative Agent as secured party.

2. UCC-1 Financing Statement naming PR Financing as debtor and Administrative Agent as secured party.

3. UCC-1 Financing Statement naming PREIT Gadsden Mall LLC as debtor and Administrative Agent as secured party.

4. UCC-1 Financing Statement naming PREIT Gadsden Office LLC as debtor and Administrative Agent as secured party.

5. UCC-1 Financing Statement naming PR Orlando Fashion Square LLC as debtor and Administrative Agent as secured party.

6. UCC-1 Financing Statement naming PR AEKI Plymouth, L.P. as debtor and Administrative Agent as secured party.

7. UCC-1 Financing Statement naming PR Wiregrass Anchor LLC and PR Wiregrass Commons LLC as debtors and Administrative Agent as secured party.

C. UCC-1 to be filed with the Department of the Treasury of New Jersey (the “New Jersey UCC-1”):

1. UCC-1 Financing Statement naming PR Lacey LLC as debtor and Administrative Agent as secured party.

D. UCC- 1s to be filed with the Secretary of State of Delaware with respect to the Pledgors (collectively, the “Delaware Pledgor UCC- 1s”):

1. UCC-1 Financing Statement naming PREIT Associates, L.P. as debtor and Administrative Agent as secured party.

2. UCC-1 Financing Statement naming Keystone Philadelphia Properties, LLC as debtor and Administrative Agent as secured party.

E. UCC-1s to be filed with the Secretary of State of Pennsylvania with respect to the Pledgors (collectively, the “Pennsylvania Pledgor UCC- 1s”):

1. UCC-1 Financing Statement naming PR Gallery I, LLC as debtor and Administrative Agent as secured party.

2. UCC-1 Financing Statement naming PR Gallery II Limited Partnership as debtor and Administrative Agent as secured party.

F. UCC-1s to be filed with the Secretary of State of Pennsylvania with respect to the Grantors (collectively, the “Pennsylvania Grantor UCC- 1s”):

1. UCC-1 Financing Statement naming PREIT-RUBIN, Inc. as debtor and Administrative Agent as secured party.

ANNEX D

GOOD STANDING/SUBSISTENCE CERTIFICATE FOR BORROWER AND

GALLERY BORROWER

PREIT Associates, L.P. – Certificate of Good Standing issued by the Secretary of State of the State Delaware dated February 22, 2010.

PREIT-RUBIN, Inc. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Gallery I Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

Keystone Philadelphia Properties, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

ANNEX E

SUBSISTENCE CERTIFICATE FOR PARENT

Pennsylvania Real Estate Investment Trust – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

ANNEX F

GOOD STANDING/SUBSISTENCE CERTIFICATES FOR GUARANTORS

1150 Plymouth Associates, Inc. – Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated February 22, 2010.

801-Gallery Associates, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

801-Gallery GP, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

801 Developers, LP – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

801 Developers GP, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

Beverage Two, LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated February 26, 2010.

Capital City Beverage Enterprises, Inc. – Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated February 22, 2010.

Echelon Beverage LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated February 22, 2010.

Echelon Residential Unit Owner LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

Echelon Title LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

Exton License, Inc. – Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated February 22, 2010.

Keystone Philadelphia Properties, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

Plymouth Ground Associates LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

Plymouth Ground Associates LP – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

Plymouth License III, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

Plymouth License IV, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Acquisition Sub LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR AEKI Plymouth, L.P. – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR AEKI Plymouth LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR BVM, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Crossroads I, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Crossroads II, LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Cumberland Outparcel LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated February 22, 2010.

PR Echelon Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 23, 2010.

PR Echelon LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Exton Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Exton LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Exton Square Property L.P. - Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Financing I LLC - Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Financing II LLC - Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Financing Limited Partnership - Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Florence LLC – Certificate of Existence issued by the Secretary of State of the State of South Carolina dated February 25, 2010.

PR Gainesville Limited Partnership – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Gainesville LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Gallery I LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Gallery II Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Gallery II LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR GC Inc.- Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated February 22, 2010.

PR GV LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR GV LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Holding Sub Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Holding Sub LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Lacey LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated February 22, 2010.

PR Lancaster Holdings Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Lancaster Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Lancaster LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Lycoming Service Associates – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Monroe Holdings, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Monroe Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Monroe Holdings, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Monroe, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Monroe Old Trail Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Monroe Old Trail Holdings, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Monroe Old Trail, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Monroe Old Trail Holdings, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR New Garden LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR New Garden Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR New Garden Residential Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR New Garden Residential LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR New Garden/Chesco Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR New Garden/Chesco Holdings, L.P. – Certificate of Subsistence issued by the Department of the State of the State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR New Garden/Chesco Holdings, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR New Garden/Chesco, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Northeast Whitaker Avenue, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Northeast Whitaker Avenue LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Orlando Fashion Square LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR Palmer Park, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Palmer Park Mall Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Palmer Park Trust – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Plymouth Meeting Associates PC LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Plymouth Meeting Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Plymouth Meeting LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR PM PC Associates LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR PM PC Associates LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PR Radio Drive LLC – Certificate of Existence issued by the Secretary of State of the State of South Carolina dated February 25, 2010.

PR Services Corporation – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Swedes Square LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR TP LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR TP LP – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR Valley View Downs Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Valley View Downs LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Washington Crown Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Washington Crown LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR WC LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR Westgate Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Westgate LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PR Wiregrass Anchor LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated February 22, 2010.

PR Wiregrass Commons LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PREIT CDE LLC - Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

PREIT Gadsden Mall LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PREIT Gadsden Office LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PREIT Services, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PREIT TRS, Inc. – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

PREIT-Rubin OP, Inc. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 22, 2010.

Rubin II, Inc. – Certificate of Subsistence issued by the Department of State of Commonwealth of Pennsylvania dated February 22, 2010.

WG Park-Anchor B, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

WG Park-Anchor B LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

XGP LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 22, 2010.

ANNEX G

GOOD STANDING/SUBSISTENCE CERTIFICATES FOR PROPERTY

OWNERS OWNING PROPERTY IN PENNSYLVANIA OR NEW JERSEY

PR Financing Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 23, 2010.

PR Financing Limited Partnership – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated February 22, 2010.

Echelon Title LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated February 22, 2010.

PR AEKI Plymouth LP - Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated February 23, 2010.

EXHIBIT R

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 7.1.(a)(iii) of the Credit Loan Agreement, the undersigned, in his or her capacity as chief financial officer of the Parent and not in her or her individual capacity, hereby certifies to the Administrative Agent and the Lenders that:

1. (a) The undersigned has reviewed the terms of [the Existing Agreements and the Credit Agreement, as applicable, and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and its Subsidiaries as of, and during the relevant accounting period ended on, December 31, 2009 and]1 [the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and its Subsidiaries as of, and during the relevant accounting period ended on,             , 20     and]2 (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)].

2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance [with Section 8.1 of each of the Existing

[1]	Use the bracketed language preceding this footnote only for the accounting period ended December 31, 2009.
[2]	Use the bracketed language immediately preceding this footnote (but not what precedes footnote 1) for the accounting period ended March 31, 2010 and all accounting periods thereafter.

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Agreements]3 [with Section 8.1. of the Credit Agreement]4 on the date of the financial statements for the accounting period set forth above.

3. Schedule 2 attached hereto accurately and completely sets forth the calculations required to establish the Facility Debt Yield and the Corporate Debt Yield.

4. (a) No Default or Event of Default exists, and (b) the representations and warranties of the Parent, the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Agreement or the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate in his or her capacity as chief financial officer of the Parent and not in his or her individual capacity on and as of             , 20    .

Name:
Title:

[3]	Use the bracketed language preceding this footnote only for the accounting period ended December 31, 2009.
[4]	Use the bracketed language immediately preceding this footnote (but not what precedes footnote 1) for the accounting period ended March 31, 2010 and all accounting periods thereafter.

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EXHIBIT S

FORM OF PRICING CERTIFICATE

Reference is made to that certain Amended, Restated and Consolidated Credit Agreement dated as of March 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, individually, a “Borrower” and collectively, the “Borrower”), PR Gallery I Limited Partnership, a Pennsylvania limited partnership (“PR Gallery”), Keystone Philadelphia Properties, L.P., a Pennsylvania limited partnership (“Keystone” together with PR Gallery, PREIT and PREIT-RUBIN, each individually, a “Gallery Borrower” and collectively, the “Gallery Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.6.(c) thereof, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 7.1.(a)(iv) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders in his or her capacity as Chief Financial Officer of Parent, and not in his or her individual capacity, that:

1. (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and the other Loan Parties as of, and during the relevant accounting period ending on,             , 200     (the “Pricing Date”) and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default.

2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to determine the ratio of Total Liabilities to Gross Asset Value on the Pricing Date.

3. The ratio of Total Liabilities to Gross Asset Value as of such date is              to             . The Applicable Margin corresponding to such ratio is     %.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has signed this Pricing Certificate on and as of             , 20    .

Name:
Title:	Chief Financial Officer

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